UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.____)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

A.C. MOORE ARTS & CRAFTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, no par value.

(2)	Aggregate number of securities to which transaction applies:

(i) 25,428,753 shares of common stock, no par value, outstanding as of October 3, 2011; and (ii) 8,485 shares of common stock issuable upon exercise of outstanding stock appreciation rights as of October 3, 2011 with an exercise price of less than $1.60.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) the product of 25,428,753 shares of common stock, no par value, that are proposed to be acquired in the merger multiplied by the merger consideration of $1.60 per share; plus (B) the product of 8,485 shares of common stock, no par value, issuable on account of outstanding stock appreciation rights, multiplied by the excess, if any, of the merger consideration of $1.60 over the per share exercise price of outstanding stock appreciation rights. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001146 by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction:

$40,699,580.80.

(5)	Total fee paid:

$4,664.17.

☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

$4,664.17.

(2)	Form, Schedule or Registration Statement No.:

Schedule TO.

(3)	Filing Party:

Nicole Crafts LLC, Sbar’s Acquisition Corporation, Adolfo Piperno.

(4)	Date Filed:

October 18, 2011.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION
A.C. MOORE ARTS & CRAFTS, INC.
130 A.C. MOORE DRIVE
BERLIN, NEW JERSEY 08009
[•], 2011
Dear Shareholder:
On behalf of the board of directors of A.C. Moore Arts & Crafts, Inc. (“A.C. Moore”), I cordially invite you to attend a special meeting of shareholders of A.C. Moore, to be held on [•], 2011 at [•] a.m., Eastern Time, at [•].
On October 3, 2011, A.C. Moore entered into a definitive Agreement and Plan of Merger, as amended as of October 17, 2011 (the “Merger Agreement”), with Nicole Crafts LLC (“Parent”) and Sbar’s Acquisition Corporation (“Purchaser”). Parent and Purchaser are affiliates of Sbar’s, Inc. The Merger Agreement provides that Purchaser will merge with and into A.C. Moore and will cease to exist, with A.C. Moore continuing as the surviving corporation and as a direct, wholly owned subsidiary of Parent. If the merger contemplated by the Merger Agreement is completed, you will be entitled to receive $1.60 in cash, without interest, less any applicable withholding taxes, for each share of our common stock owned by you. In addition, if the merger is completed, A.C. Moore’s shares of common stock will no longer be listed on The Nasdaq Stock Market, and A.C. Moore will continue its operations as a privately held company controlled by Parent and its affiliates.
At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement and a proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies. In addition, A.C. Moore will solicit shareholder approval, on an advisory (non-binding) basis, of the existing compensatory arrangements between A.C. Moore and its named executive officers providing for “golden parachute” compensation payable in connection with the merger (which we refer to as the “golden parachute” compensation).
After careful consideration, and following the recommendation of the special committee of independent and disinterested directors of A.C. Moore’s board of directors, A.C. Moore’s board of directors has unanimously determined that the terms of the Merger Agreement, including the merger, are fair to and in the best interests of A.C. Moore’s shareholders and approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. Accordingly, A.C. Moore’s board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies.
In addition, A.C. Moore’s board of directors recommends that you vote “FOR” the approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the merger. Adoption of the Merger Agreement and approval of the “golden parachute” compensation are subject to separate votes by A.C. Moore’s shareholders, and approval of the “golden parachute” compensation is not a condition to completion of the merger.
The affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon is required for the adoption of the proposal to adopt the Merger Agreement. Approval of the separate proposals to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies and to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the merger also requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet as provided in the accompanying proxy statement. Voting by proxy will ensure your representation at the special meeting if you do not attend in person. Returning the proxy card does not deprive you of your right to attend the special meeting and vote your shares in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.
If your shares of common stock are held in an account through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee how to vote your shares by following the instructions that your bank, brokerage firm or other nominee provides you along with this proxy statement. If you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted on any proposal on which your bank, brokerage firm or other nominee does not have discretionary authority to vote. In these cases, the bank, brokerage firm or other nominee will not be able to vote your shares on those matters for which specific authorization is required. Banks, brokerage firms or other nominees do not have discretionary authority to vote on the proposals to adopt the Merger Agreement, to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies or to approve, on an advisory (non-binding) basis, the “golden parachute” compensation.
The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the merger. Copies of the Merger Agreement and Amendment No. 1 to the Merger Agreement are attached as Annex A and Annex B to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, as amended, carefully. You may also obtain additional information about A.C. Moore from documents we have filed with the Securities and Exchange Commission.
On behalf of the board of directors of A.C. Moore, we thank you for your support.
Sincerely,
Michael J. Joyce
Chairman of the Board
The proxy statement is dated [•], 2011, and is first being mailed to our shareholders on or about [•], 2011.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION
A.C. MOORE ARTS & CRAFTS, INC.
130 A.C. MOORE DRIVE
BERLIN, NEW JERSEY 08009
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [•], 2011
A special meeting of shareholders of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“A.C. Moore”), will be held on [•], 2011 at [•] a.m., Eastern Time, at [•].
The special meeting will be held for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 3, 2011, as amended as of October 17, 2011, and as it may be further amended from time to time (the “Merger Agreement”), by and among A.C. Moore, Nicole Crafts LLC, a Delaware limited liability company (“Parent”), and Sbar’s Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent (the “Purchaser”). Copies of the Merger Agreement and Amendment No. 1 to the Merger Agreement are attached as Annex A and Annex B to the accompanying proxy statement;

2.
To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement;

3.
To consider and cast an advisory (non-binding) vote on a proposal to approve certain agreements or understandings with and items of compensation payable to A.C. Moore’s named executive officers that are based on or otherwise related to the merger (the “golden parachute” compensation); and

4.
To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of A.C. Moore.

The board of directors of A.C. Moore has fixed the close of business on [•], 2011 as the record date for determining shareholders entitled to notice of and to vote at the special meeting or at any adjournments or postponements of the special meeting.
Your vote is very important, regardless of the number of shares of A.C. Moore common stock you own. The merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon. The approval of the “golden parachute” compensation is advisory (non-binding) and also requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon; however, approval of the “golden parachute” compensation is not a condition to completion of the merger. In addition, the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon is required for the approval of the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies.
Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of A.C. Moore common stock will be represented at the special meeting if you are unable to attend. If you fail return your proxy card or fail to submit your proxy by phone or the Internet, your shares of A.C. Moore common stock will not be counted for purposes of determining whether a quorum is present at the special meeting.

After careful consideration, and following the recommendation of the special committee of independent and disinterested directors of A.C. Moore’s board of directors, A.C. Moore’s board of directors has unanimously determined that the terms of the Merger Agreement, including the merger, are fair to and in the best interests of A.C. Moore’s shareholders, and approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. Accordingly, A.C. Moore’s board of directors recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies. In addition, A.C. Moore’s board of directors recommends that you vote “FOR” approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the merger.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
If the special meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened special meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Special Meeting of Shareholders.
By Order of the Board of Directors,
Amy Rhoades
Senior Vice President, General Counsel
and Corporate Secretary
Berlin, New Jersey
[•], 2011

i

Annex A	Agreement and Plan of Merger dated October 3, 2011, by and among A.C. Moore Arts & Crafts, Inc., Nicole Crafts LLC and Sbar’s Acquisition Corporation

Annex B	Amendment No. 1 to Agreement and Plan of Merger dated October 17, 2011, by and among A.C. Moore Arts & Crafts, Inc., Nicole Crafts LLC and Sbar’s Acquisition Corporation

Annex C
Deposit Escrow Agreement dated October 3, 2011, by and among A.C. Moore Arts & Crafts, Inc., Nicole Crafts LLC, Sbar’s Acquisition Corporation and Wells Fargo Bank, National Association, as deposit escrow agent

Annex D	Limited Guaranty dated October 3, 2011, issued by Sbar’s Inc. to A.C. Moore Arts & Crafts, Inc. in favor of, and for the benefit of, the Guaranteed Parties named therein

Annex E	Opinion of Janney Montgomery Scott LLC dated October 3, 2011

This proxy statement and a proxy card are first being mailed on or about [•], 2011 to shareholders of A.C. Moore Arts & Crafts, Inc. who owned shares of common stock, no par value, of A.C. Moore, or the Common Stock, as of the close of business on [•], 2011.
SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic.
Parties to the Merger (Page [•])
A.C. Moore Arts & Crafts, Inc., or A.C. Moore, the Company, we, our or us, a Pennsylvania corporation, is a specialty retailer of arts, crafts and floral merchandise for a wide range of customers. We currently serve customers through our 134 stores located in the Eastern United States and nationally via our e-commerce site, www.acmoore.com.
Nicole Crafts LLC, a Delaware limited liability company, or Parent, was formed solely for the purpose of acquiring A.C. Moore and has not engaged in any business except for activities related to its formation, the Offer (as defined below) and the Merger (as defined below) and arranging the related financing. Upon completion of the Merger, A.C. Moore will be a direct, wholly owned subsidiary of Parent. Parent is an affiliate of Sbar’s, Inc., or Sbar’s, a New Jersey corporation and a vendor of A.C. Moore. See the section entitled “The Merger—Vendor Arrangement with Sbar’s” beginning on page [•].
Sbar’s Acquisition Corporation, a Pennsylvania corporation, or Purchaser, is a wholly owned subsidiary of Parent that was formed solely for the purpose of facilitating the acquisition of A.C. Moore. To date, Purchaser has not carried on any activities other than those related to its formation, the Offer and the Merger and arranging the related financing. Upon consummation of the proposed Merger, Purchaser will merge with and into A.C. Moore and will cease to exist, with A.C. Moore continuing as the surviving corporation, which we refer to as the surviving corporation.
In this proxy statement, we refer to the Agreement and Plan of Merger, dated October 3, 2011, and as amended as of October 17, 2011, as it may be further amended from time to time, among A.C. Moore, Parent and Purchaser, as the Merger Agreement, and the merger of Purchaser with and into A.C. Moore as the Merger.
Tender Offer (Page [•])
On October 18, 2011, Purchaser commenced a tender offer, which we refer to as the Offer, for all of the outstanding shares of Common Stock, no par value, of A.C. Moore, or the Shares, at a price of $1.60 per Share, which we refer to as the Offer Price, to the seller in cash without interest and less any required withholding taxes. The Offer contemplated that, after completion of the Offer and the satisfaction or waiver of all conditions, we would merge with Purchaser and all outstanding Shares (other than Shares owned by Parent, Purchaser or any other wholly owned subsidiary of Parent or held in the treasury of A.C. Moore or owned by any wholly owned subsidiary of A.C. Moore immediately prior to the effective time of the Merger, which we refer to as the Excluded Shares) would be automatically cancelled and converted into the right to receive cash equal to the $1.60 per Share. The Offer was commenced pursuant to the Merger Agreement.
Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the Offer is completed. If the Offer is not completed, the parties agreed that the Merger could only be completed after the receipt of shareholder approval of the adoption of the Merger Agreement at the special meeting. We are soliciting proxies for the special meeting to obtain shareholder approval of the adoption of the Merger Agreement to be able to consummate the Merger regardless of the outcome of the Offer.
We refer in this proxy statement to the Offer and to terms of the Merger Agreement applicable to the Offer, however, the Offer is being made separately to the holders of Shares and is not applicable to the special meeting.

The Special Meeting (Page [•])
Time, Place and Purpose of the Special Meeting (Page [•])
The special meeting will be held on [•], 2011 at [•] a.m., Eastern Time, at [•].
At the special meeting, holders of Shares will be asked to approve the proposal to adopt the Merger Agreement and to approve the proposal to adjourn the special meeting, if necessary or appropriate for, among other reasons, soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. In addition, holders of Shares will be asked to approve, on an advisory (non-binding) basis, the existing compensatory arrangements between A.C. Moore and its named executive officers providing for “golden parachute” compensation payable in connection with the Merger.
Record Date and Quorum (Page [•])
You are entitled to receive notice of, and to vote at, the special meeting if you owned Shares at the close of business on [•], 2011, which A.C. Moore has set as the record date for the special meeting and which we refer to as the record date. You will have one vote for each Share that you owned on the record date. As of the record date, there were [•] Shares outstanding and entitled to vote at the special meeting. The presence, in person or represented by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast as of the record date on the matters to be acted upon at the special meeting will constitute a quorum for the purposes of the special meeting.
Vote Required (Page [•])
Approval of the Merger Agreement requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon.
Approval of the proposal to adjourn the special meeting, if necessary or appropriate for, among other reasons, soliciting additional proxies requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon.
Approval of the separate proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon; however, approval of the “golden parachute” compensation is not a condition to completion of the Merger.
As of the record date, the directors and executive officers of A.C. Moore beneficially owned and were entitled to vote, in the aggregate, [•] Shares. The directors and executive officers have informed A.C. Moore that they currently intend to vote all of their Shares “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies and “FOR” the proposal to approve on an advisory (non-binding) basis the “golden parachute” compensation.
Proxies and Revocation (Page [•])
Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. Abstentions will be counted as Shares present and entitled to vote for the purpose of determining a quorum. If your Shares are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee how to vote your Shares by using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide such voting instructions, as applicable, your Shares will not be voted on the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting, if necessary or appropriate. If you have not received such voting instructions or require further information regarding such voting instructions, contact your bank, brokerage firm or other nominee.

Your bank, brokerage firm or other nominee will not vote your Shares on the proposals to adopt the Merger Agreement, to adjourn or postpone the special meeting to solicit additional proxies or to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the Merger without instruction from you. Broker non-votes will not be counted for purposes of determining whether a quorum is present unless the Shares covered by the broker non-votes are voted on a matter other than a procedural matter. Under the Pennsylvania Business Corporation Law of 1988, as amended, which we refer to as the PBCL, abstentions and these broker non-votes are not considered votes “cast” and therefore will have no effect on the vote and will not be considered in determining whether the proposals have received the requisite shareholder vote.
You may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;
•	signing another proxy card with a later date and returning it to us prior to the special meeting; or
•	attending the special meeting and voting in person.
If you hold your Shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.
The Merger (Page [•])
The Merger Agreement provides that Purchaser will merge with and into A.C. Moore. A.C. Moore will be the surviving corporation in the Merger and will continue to do business following the Merger. As a result of the Merger, A.C. Moore will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.
Concurrently with the execution of the Merger Agreement, a Deposit Escrow Agreement, which we refer to as the Deposit Escrow Agreement, was entered into by and among Parent, Purchaser, A.C. Moore and Wells Fargo Bank, National Association, as deposit escrow agent. Pursuant to the terms of the Deposit Escrow Agreement, Purchaser has deposited $20 million into an escrow account in order to provide security for the obligations of Parent and Purchaser to consummate the transactions contemplated by the Merger Agreement, which we refer to as the Transactions. A copy of the Deposit Escrow Agreement is attached as Annex C to this proxy statement, which we encourage you to read carefully in its entirety.
The Merger Agreement provides for customary indemnification by the surviving corporation in favor of the indemnified parties as described in the Merger Agreement. Sbar’s agreed to guarantee such indemnification obligations, subject to certain limitations, pursuant to the Limited Guaranty, which we refer to as the Guaranty, made and delivered by Sbar’s to A.C. Moore, in favor of, and for the benefit of, the guaranteed parties named in the Guaranty. A copy of the Guaranty is attached as Annex D to this proxy statement, which we encourage you to read carefully in its entirety. We refer to the Merger Agreement, the Deposit Escrow Agreement and the Guaranty together as the Transaction Documents.
Merger Consideration (Page [•])
At the effective time of the Merger, which we refer to as the Effective Time, each Share outstanding immediately prior to the Effective Time, other than Excluded Shares, all of which will be canceled, will be converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to $1.60 which, when payable in connection with the Merger, we refer to as the Merger Consideration.
Reasons for Recommendation of the Special Committee and A.C. Moore’s Board of Directors (Page [•])
At a meeting held on October 3, 2011, the special committee of the board of directors of A.C. Moore, which we refer to as the Special Committee, acting with the advice and assistance of its legal and financial advisors, unanimously determined (i) that the Transaction Documents and the Transactions are fair to and in the best interests of A.C. Moore’s shareholders and (ii) to recommend to the board of directors of A.C. Moore, or the Board, that the Transaction Documents and the Transactions be adopted and approved in all respects.

After careful consideration, based on the unanimous recommendation of the Special Committee, and the conduct of its own independent review and other relevant factors more fully described the section entitled “The Merger—Reasons for Recommendation of the Special Committee and A.C. Moore’s Board,” the Board unanimously determined (i) to approve and adopt the Transaction Documents and to approve and authorize the consummation of the Transactions; (ii) to authorize the execution and delivery of the Transaction Documents in the name of A.C. Moore; (iii) that the Transaction Documents and the Transactions are fair to and in the best interests of A.C. Moore’s shareholders; (iv) to recommend that the shareholders of A.C. Moore accept the Offer and tender their Shares in the Offer and, to the extent such a meeting is required under the PBCL, vote in favor of the approval of the Merger and the approval and adoption of the Merger Agreement at any meeting of shareholders of A.C. Moore called to consider the approval of the Merger and the Merger Agreement; and (v) to approve for all purposes that the Merger Agreement and the Transactions be exempt from applicable anti-takeover laws. We refer to the foregoing approvals and recommendations by the Board as the Board Recommendation.
In considering the Board Recommendation with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, yours. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page [•] and “Advisory Vote on Golden Parachute Compensation” beginning on page [•]. The Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of A.C. Moore.
The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies.
Opinion of A.C. Moore’s Financial Advisor (Page [•])
A.C. Moore retained Janney Montgomery Scott LLC, or Janney, as its financial advisor in connection with the Offer and the Merger. On October 3, 2011, during a meeting of the Board, Janney, at the request of the Special Committee, rendered an oral opinion, which was confirmed by delivery of a written opinion dated October 3, 2011, to the effect that, as of that date and based upon and subject to the various considerations set forth in its opinion, the consideration of $1.60 per Share to be paid to holders of Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent or Purchaser).
The full text of the written opinion of Janney dated October 3, 2011 is attached as Annex E to this proxy statement and is incorporated herein by reference. Janney’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Janney in rendering its opinion. Janney’s opinion does not address the relative merits of the Transactions as compared to other business strategies or transactions that might be available to A.C. Moore or A.C. Moore’s underlying business decision to effect the Transactions. Janney was not asked to, nor does it, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified therein, of the Merger Agreement or the form of the Transactions. The summary of the opinion of Janney set forth below under “The Merger—Opinion of A.C. Moore’s Financial Advisor” is qualified in its entirety by reference to the full text of the opinion. Shareholders are encouraged to carefully read the full text of the opinion of Janney in its entirety as well as the section “The Merger—Opinion of A.C. Moore’s Financial Advisor” below.
Financing of the Merger (Page [•])
We anticipate that total funds of approximately $46 million will be needed to purchase all of the issued and outstanding Shares, and to complete the Merger and to pay related fees and expenses, and up to an additional $28.5 million to repay indebtedness of A.C. Moore at the closing of the Merger.
Purchaser has placed $20 million in an escrow account at Wells Fargo Bank, National Association, or Wells Fargo, to provide security for the obligations of Parent and Purchaser to consummate the Transactions. In addition, Parent and Purchaser have received a financing commitment, which we refer to as the Wells Fargo Commitment, from Wells Fargo to provide, through December 31, 2011, an amount up to $77.5 million, which shall be used to satisfy the Merger Consideration, provide sufficient funds to complete the Merger and pay related fees and expenses, and to repay existing indebtedness of A.C. Moore, which is owed to Wells Fargo pursuant to A.C. Moore’s existing credit facility. The Wells Fargo Commitment is available to finance the Transactions, to pay fees and expenses related thereto, to repay our existing indebtedness, as well as to finance general corporate purposes and working capital of the surviving corporation and its subsidiaries. The Wells Fargo Commitment is subject to certain conditions. If any portion of the required financing becomes unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, Parent and Purchaser are obligated to use commercially reasonable efforts to arrange and obtain alternative financing from alternative sources.

We believe the amount deposited pursuant to the Deposit Escrow Agreement and the amounts committed under the Wells Fargo Commitment will be in the aggregate sufficient to pay the Offer Price in respect of each Share validly tendered and accepted for payment in the Offer, the aggregate Merger Consideration, all amounts required to be paid in respect of A.C. Moore stock appreciation rights pursuant to the Merger Agreement and all fees and expenses, but we cannot assure you of that. Those amounts might be insufficient if, among other things, Wells Fargo fails to fund the committed amounts in breach of the Wells Fargo Commitment or if the conditions to such commitment are not met. If any portion of such committed amounts become unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, Parent and Purchaser agreed to use commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event that the Wells Fargo Commitment described in this proxy statement is not available as anticipated.
Interests of Certain Persons in the Merger (Page [•])
When considering the Board Recommendation that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of A.C. Moore. These interests include, but are not limited to, the following:
•
Accelerated vesting of equity awards held by our directors and employees, including executive officers, at the Effective Time and the settlement of such awards in exchange for cash. With respect to options to purchase Shares and stock appreciation rights granted under an equity compensation plan or arrangement of A.C. Moore, which we refer to as A.C. Moore Options and A.C. Moore SARs, respectively, outstanding immediately prior to the Effective Time, each A.C. Moore Option and A.C. Moore SAR, whether or not exercisable or vested, would be canceled as of the Effective Time and A.C. Moore’s employees would receive a cash payment equal to the product of (i) the excess of, if any, of the Merger Consideration over the per Share exercise price of the A.C. Moore Option or A.C. Moore SAR, and (ii) the number of Shares subject to the A.C. Moore Option or A.C. Moore SAR;

•	The executive officers will receive severance payments and benefits under their employment agreements upon certain types of termination of employment following the Effective Time; and
•	Accelerated vesting of retention awards held by our executive officers at the Effective Time.
In addition, the Shares held by our directors and executive officers, including restricted stock awards or performance accelerated restricted stock awards granted under any compensation plan or arrangement of A.C. Moore, which we refer to as A.C. Moore Restricted Stock, will be treated in the same manner as outstanding Shares held by other shareholders of A.C. Moore.
For further information, refer to the discussion under the heading “The Merger—Interests of Certain Persons in the Merger” beginning on page [•] and “Advisory Vote on Golden Parachute Compensation” beginning on page [•].

Material United States Federal Income Tax Consequences (Page [•])
The exchange of Shares for cash pursuant to the Merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose Shares are converted into the right to receive cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Shares and its adjusted tax basis in such Shares. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the United States Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Payments made to a non-United States Holder with respect to Shares exchanged for cash pursuant to the Merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the non-United States Holder certifies on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person or otherwise establishes an exemption from backup withholding. You should read “The Merger—Material United States Federal Income Tax Consequences” beginning on page [•] for definitions of “United States Holder” and “non-United States Holder,” and for a more detailed discussion of the United States federal income tax consequences of the Merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.
Regulatory Approvals and Notices (Page [•])
Purchaser has made a notice filing with the Pennsylvania Securities Commission in connection with the Offer and the Merger. No other regulatory approvals or notices are required in connection with the Merger.
Litigation (Page [•])
Shareholder Demand Letter
On October 6, 2011, the Board received a demand letter from a purported shareholder of A.C. Moore alleging that the members of the Board breached their fiduciary duties to A.C. Moore and its shareholders in connection with the transactions contemplated by the Merger Agreement. The shareholder has demanded that the Board remedy the foregoing breaches of fiduciary duties. On October 12, 2011, the Board appointed a special committee to consider the allegations set forth in the demand letter.
Class Action Complaint
On October 11, 2011, a putative class action lawsuit captioned Provoncha v. A.C. Moore Arts & Crafts, Inc., et al., was filed in the Superior Court of New Jersey, Chancery Division, Camden County. The complaint names as defendants the members of the Board, as well as A.C. Moore, Parent and Purchaser. The complaint seeks, among other things, injunctive relief, including enjoining the Board, and anyone acting in concert with them, from proceeding with the transactions contemplated by the Merger Agreement. The complaint was amended on October 21, 2011 to set forth additional substantive allegations, including allegations that the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, or the Schedule 14D-9, which we filed with the SEC, contains materially misleading statements and omits material information. We believe the plaintiff’s allegations lack merit and we intend to contest them vigorously; however, there can be no assurance that we will be successful in our defense.
For further information, refer to the discussion under the heading “The Merger—Litigation” beginning on page [•].
The Merger Agreement (Page [•])
Treatment of Common Stock, A.C. Moore Options, A.C. Moore SARs and A.C. Moore Restricted Stock (Page [•])
•
Common Stock. At the Effective Time, each Share issued and outstanding (other than Excluded Shares) will convert into the right to receive the per Share Merger Consideration of $1.60 in cash, without interest, less any applicable withholding taxes. The treatment of Common Stock is further described under “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—The Merger” beginning on page [•].

•
A.C. Moore Options. At the Effective Time, each A.C. Moore Option, whether or not exercisable or vested, will be cancelled in exchange for a payment, in cash, equal to the product of (i) the excess, if any, of the per Share Merger Consideration of $1.60 over the exercise price per Share subject to such the A.C. Moore Option, and (ii) the number of Shares subject to the A.C. Moore Option, less any amounts required to be withheld pursuant to applicable law. The treatment of A.C. Moore Options is further described under “The Merger—Interests of Certain Persons in the Merger—Treatment of Equity Awards” beginning on page [•] and “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—The Merger—Treatment of A.C. Moore Options, A.C. Moore SARs and A.C. Moore Restricted Stock” beginning on page [•].

•
A.C. Moore SARs. At the Effective Time, each A.C. Moore SAR, whether or not exercisable or vested, will be canceled at the Effective Time, in exchange for a payment, in cash, equal to the product of (i) the excess, if any, of the per Share Merger Consideration of $1.60 over the per Share exercise price per Share of such A.C. Moore SAR, and (ii) the number of Shares subject to A.C. Moore SAR, less any amounts required to be withheld pursuant to applicable law. The treatment of A.C. Moore SARs is further described under “The Merger—Interests of Certain Persons in the Merger—Treatment of Equity Awards” beginning on page [•] and “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—The Merger—Treatment of A.C. Moore Options, A.C. Moore SARs and A.C. Moore Restricted Stock” beginning on page [•].

•
A.C. Moore Restricted Stock. At the Effective Time, each Share of A.C. Moore Restricted Stock, whether or not vested, will be cancelled in exchange for the per Share Merger Consideration of $1.60. The treatment of A.C. Moore Restricted Stock is further described under “The Merger—Interests of Certain Persons in the Merger—Treatment of Equity Awards” beginning on page [•] and “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—The Merger—Treatment of A.C. Moore Options, A.C. Moore SARs and A.C. Moore Restricted Stock” beginning on page [•].

Solicitation of Takeover Proposals (Page [•])
From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, we have agreed not to solicit or initiate any takeover proposal by any third party or participate in discussions or negotiations regarding such a takeover proposal. Notwithstanding these restrictions, under certain circumstances, at any time before the consummation of the Offer (or, if the Offer is terminated, at any time prior to obtaining shareholder approval), we may:
•
furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) and/or access with respect to us and our subsidiaries to the third party which has made a takeover proposal or offer, whether in writing or otherwise; and

•	engage in or otherwise participate in discussions and/or negotiations directly or through our representatives with the third party making such takeover proposal or offer, in each case, so long as:
•
the Board (or an authorized committee thereof) determines in good faith, after consulting with outside legal and financial advisors, that any such takeover proposal or offer constitutes, or would reasonably be expected to lead to, a superior proposal; and

•
the Board (or an authorized committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the best interests of our shareholders.

At any time before the Merger Agreement is adopted by our shareholders or, in certain circumstances, at any time prior to Purchaser’s acceptance of Shares tendered in the Offer, which we refer to as the Acceptance Date, if A.C. Moore’s Board determines that a takeover proposal is a superior proposal, we may terminate the Merger Agreement and enter into any acquisition, merger or similar agreement with respect to such superior proposal, so long as we comply with certain terms of the Merger Agreement, including paying a termination fee to Parent. See “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—Termination Fee” beginning on page [•].

Conditions to the Merger (Page [•])
The respective obligations of A.C. Moore, Parent and Purchaser to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our shareholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement. The obligation of Parent and Purchaser to consummate the Merger is also subject to the receipt of financing, the absence of any change, circumstance, event or occurrence, from the date of the Merger Agreement until the Effective Time, that has had or would reasonably be expected to have a material adverse effect on A.C. Moore, as described under “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—The Merger—Representations and Warranties” beginning on page [•].
Termination (Page [•])
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our shareholders:
•	by mutual written consent of Parent and A.C. Moore;
•	by either Parent or A.C. Moore,
•
if the Merger is not consummated on or before December 30, 2011; provided that the right to terminate the Merger Agreement on such date shall not be available to Parent or A.C. Moore if (i) the consummation of the Offer, which we refer to as the Offer Closing, shall have occurred or (ii) the failure of Parent or A.C. Moore, as applicable, to perform any of its obligations under the Merger Agreement is a principal cause of the failure of the Merger to be consummated on or before such date;

•
if any law, restraining order (preliminary, temporary or permanent), executive order, decree, ruling, judgment or injunction or other order of a court or governmental entity of competent jurisdiction is in effect enjoining, restraining, preventing or prohibiting the consummation of the Offer or the Merger and is final and non-appealable and has the effect of making consummation of the Offer or the Merger illegal or otherwise restraining, preventing or prohibiting consummation of the Offer or the Merger; or

•	by Parent,
•
if there has occurred a breach of or failure to perform any representation, warranty, covenant or agreement on the part of A.C. Moore, which breach or failure to perform would cause any conditions of the Offer or the Merger not to be satisfied and (i) if such breach or failure to perform cannot be cured by A.C. Moore, at least 20 business days elapse since the date of delivery of notice of such breach or failure to perform to A.C. Moore from Parent and such breach or failure to perform shall not have been cured in a manner such that such breach or failure to perform no longer results in the applicable condition not being satisfied or (ii) if such breach or failure to perform is capable of being cured by A.C. Moore, A.C. Moore does not cure such breach or failure to perform within 10 business days after the date of delivery of notice of such breach or failure to perform to A.C. Moore, provided, that Parent will not have the right to terminate the Merger Agreement in these circumstances if A.C. Moore’s breach or failure to perform was primarily due to the failure of Parent or Purchaser to perform any of their obligations under the Merger Agreement;

•
the Board (or any authorized committee thereof) either (i) fails to make, or withdraws or modifies the Board Recommendation in a manner adverse to Parent; or (ii) approves, recommends, endorses or resolves to approve, recommend or endorse a takeover proposal or recommends against the adoption of the Merger Agreement by the shareholders of A.C. Moore. (we refer to the either of the foregoing actions as a Board Recommendation Change);

•	A.C. Moore breaches its obligations with respect to solicitation of takeover proposals resulting in the announcement, submission or making of a takeover proposal;
•
if, after a tender offer or exchange offer is commenced that, if successful, would result in any person or “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) becoming a beneficial owner of 20% or more of the outstanding Shares (other than by Parent or Purchaser), the Board fails to recommend that A.C. Moore’s holders not tender their Shares in such tender or exchange offer within 10 business days after commencement of such tender offer or exchange offer;

•	the Board fails to reconfirm the Board Recommendation promptly, and in any event within five business days, following Parent’s reasonable request to do so; or
•	by A.C. Moore,
•
if (i) in violation of the Merger Agreement, Parent or Purchaser terminates the Offer without having accepted all of the Shares tendered for payment thereunder, fails to timely accept for payment and purchase all Shares that have been validly tendered and not withdrawn pursuant to the Offer if all conditions to the Offer have been satisfied or waived as of the expiration of the Offer (including any extensions thereof), or modified certain terms of the Offer without the prior written consent or waiver of A.C. Moore; and (ii) A.C. Moore does not breach any of its obligations under the Merger Agreement in any manner that proximately causes or results in the failure of the Offer to be consummated;

•
if Parent or Purchaser breach or fail to perform any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would cause any of the conditions to the Offer or the Merger to not be satisfied, (ii) was notified by A.C. Moore in a written notice delivered to Parent or Purchaser and (iii) cannot be cured by December 30, 2011 or at least 30 days shall have elapsed since the date of delivery of a written notice of such breach from A.C. Moore to Parent or Purchaser and such breach is not cured in a manner such that such breach no longer results in the applicable condition not being satisfied; provided, however, that the right to terminate the Merger Agreement in these circumstance would not be available to A.C. Moore if (A) Parent’s or Purchaser’s breach or failure to perform any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement was primarily due to the failure of A.C. Moore to perform any of its obligations under the Merger Agreement or (B) Parent waives the applicable condition to the Offer; or

•
prior to the Acceptance Date or, in certain circumstances, prior to the consummation of the Merger, in order to enter into a transaction that is a superior proposal; provided, that such takeover proposal did not result from a breach of A.C. Moore’s obligations with respect to solicitation of takeover proposals.

Termination Fee (Page [•])
If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—Termination Fee” beginning on page [•], A.C. Moore will be required to pay a termination fee to Parent in the amount of $2 million, including, without limitation, in the following circumstances:
•	the Merger Agreement is terminated by Parent as a result of a Board Recommendation Change;
•	the Merger Agreement is terminated by A.C. Moore in order to accept a superior proposal; or
•
(i) a bona fide takeover proposal is publicly disclosed and not withdrawn prior to the termination of the Merger Agreement, and (ii) following such disclosure, the Merger Agreement is terminated by A.C. Moore or Parent because the Merger has not occurred prior to December 30, 2011 or by Parent as a result of a Board Recommendation Change, and (iii) within 12 months of the date the Merger Agreement is terminated, A.C. Moore enters into a definitive agreement with respect to, or recommends to its shareholders, an alternative transaction or an alternative transaction is consummated with a third party.

Remedies (Page [•])
The parties further agreed to waive any defense, in the event that any action for injunction, specific performance or other equitable relief, that a remedy at law would be adequate and further agreed that each party would be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies are to be cumulative. In addition, to the extent permitted by law, any requirements for the securing or posting of any bond with such remedy were waived by the parties. In order to provide some security for the obligations of Parent and Purchaser under the Merger Agreement, concurrently with the execution of the Merger Agreement, the parties entered into the Deposit Escrow Agreement, as described under “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—Deposit Escrow Agreement” beginning on page [•]. A copy of the Deposit Escrow Agreement is attached as Annex C to this proxy statement, which we encourage you to read in its entirety.
Market Price of Common Stock (Page [•])
The per Share Merger Consideration of $1.60 per Share:
•	Represented a premium of 68.4% to the closing price of $0.95 per Share of Common Stock on October 3, 2011, the last full trading day prior to the announcement of the execution of the Merger Agreement.
•	Represented a premium of 53.8% to the one week prior closing price of $1.04 per Share of Common Stock on September 26, 2011.
•	Represented premium of 21.2% to the one month prior closing price of $1.32 per Share of Common Stock on September 6, 2011.
•	Represented a discount of 29.2% to the one year prior closing price of $2.26 per Share of Common Stock on October 4, 2010.
Dissenters Rights (Page [•])
Dissenters rights are not available in connection with the Merger if there is a vote of shareholders at the special meeting to adopt the Merger Agreement.
Delisting and Deregistration of Common Stock (Page [•])
If the Merger is completed, our Common Stock will be delisted from Nasdaq, and deregistered under the Exchange Act. As such, we would no longer file periodic reports or proxy statements with the Securities and Exchange Commission, or the SEC, on account of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of A.C. Moore. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety.
Q. Why am I receiving this proxy statement and proxy card or voting instruction form?
A: You are receiving this proxy statement and proxy card or voting instruction form because you own Shares of A.C. Moore Common Stock. This proxy statement describes matters, including the proposed Transactions, on which we urge you to vote and is intended to assist you in deciding how to vote your Shares with respect to such matters.
Q. What is the proposed transaction and what effects will it have on A.C. Moore?
A. The proposed transaction is the acquisition of A.C. Moore by Parent, an affiliate of Sbar’s, pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Purchaser will merge with and into A.C. Moore. Upon completion of the Merger, Purchaser will cease to exist and A.C. Moore will continue as the surviving corporation. As a result of the Merger, A.C. Moore will become a subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports or proxy statements with the SEC on account of our Common Stock.
Q: Did Purchaser commence a tender offer for Shares?
A: Yes. On October 18, 2011, Purchaser commenced the Offer for all of the outstanding Shares at a price of $1.60 per Share to the seller in cash, without interest, and less any applicable withholding taxes. The Offer was commenced pursuant to the Merger Agreement.
Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the Offer is completed. If the Offer is not completed, the parties agreed that the Merger could only be completed after the receipt of shareholder approval of the adoption of the Merger Agreement.
We are soliciting proxies for the special meeting to obtain shareholder approval of the adoption of the Merger Agreement to be able to consummate the Merger regardless of the outcome of the Offer. Regardless of whether you tendered your Shares in the Offer, you may nevertheless vote your Shares at the special meeting because you were a shareholder as of the record date of the special meeting.
Q. What will I receive if the Merger is completed?
A. Upon completion of the Merger, you will be entitled to receive the per Share Merger Consideration of $1.60 in cash, without interest, and less any applicable withholding taxes, for each Share that you own. For example, if you own 100 Shares, you will receive $160 in cash in exchange for your Shares, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.
Q. What will happen to A.C. Moore stock options and stock appreciation rights in the Merger?
A. At the Effective Time, all options to purchase Shares (A.C. Moore Options) and stock appreciation rights (A.C. Moore SARs) granted under an equity compensation plan or arrangement of A.C. Moore outstanding immediately prior to the Effective Time, whether or not exercisable or vested, will be canceled at the Effective Time, in exchange for a payment, in cash, equal to the product of (i) the excess, if any, of the per Share Merger Consideration over the exercise price of the A.C. Moore Option or A.C. Moore SAR, and (ii) the number of Shares subject to A.C. Moore Option or A.C. Moore SAR, less any amounts required to be withheld pursuant to applicable law. The treatment of A.C. Moore Options and A.C. Moore SARs is further described under “The Merger—Interests of Certain Persons in the Merger— Treatment of Equity Awards” beginning on page [•] and “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—The Merger—Treatment of A.C. Moore Options, A.C. Moore SARs and A.C. Moore Restricted Stock” beginning on page [•].

Q. What will happen to shares of A.C. Moore Restricted Stock in the Merger?
A. At the Effective Time, each restricted stock award or performance accelerated restricted stock award granted under any compensation plan or arrangement of A.C. Moore (A.C. Moore Restricted Stock), whether or not vested, will be cancelled in exchange for the per Share Merger Consideration payable in respect of such stock. The treatment of A.C. Moore Restricted Stock is further described under “The Merger—Interests of Certain Persons in the Merger— Treatment of Equity Awards” beginning on page [•] and “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—The Merger—Treatment of A.C. Moore Options, A.C. Moore SARs and A.C. Moore Restricted Stock” beginning on page [•].
Q. Upon the consummation of the Merger, will A.C. Moore continue as a public company?
A. No. If the Merger is completed, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act. As such, we would cease to be publicly traded and would no longer file periodic reports and proxy statements with the SEC on account of our Common Stock.
Q. When do you expect the Merger to be completed?
A. We are working towards completing the Merger as soon as possible. If the Merger is approved at the special meeting of shareholders then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.
Q. What happens if the Merger is not completed?
A. If the Merger Agreement is not adopted by the shareholders of A.C. Moore or if the Transactions are not completed for any other reason, the shareholders of A.C. Moore will not receive any payment for their Shares. Instead, A.C. Moore will remain an independent public company, and our Common Stock will continue to be listed and traded on Nasdaq. Under specified circumstances, A.C. Moore may be required to pay to Parent a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement—Terms of the Merger Agreement and Certain Other Agreements—Termination Fee” beginning on page [•].
Q. Is the Merger expected to be taxable to me?
A. Yes. The exchange of Shares for cash pursuant to the Merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose Shares are converted into the right to receive cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Shares and its adjusted tax basis in such Shares. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the United States Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Payments made to a non-United States Holder with respect to Shares exchanged for cash pursuant to the Merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the non-United States Holder certifies on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person or otherwise establishes an exemption from backup withholding. You should read “The Merger—Material United States Federal Income Tax Consequences” beginning on page [•] for definitions of “United States Holder” and “non-United States Holder,” and for a more detailed discussion of the United States federal income tax consequences of the Merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

Q: Do any of A.C. Moore’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?
A: Yes. In considering the Board Recommendation with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of A.C. Moore. See “The Merger—Interests of Certain Persons in the Merger” beginning on page [•] and “Advisory Vote on Golden Parachute Compensation)” beginning on page [•].
Q. When and where is the special meeting?
A. The special meeting of shareholders of A.C. Moore will be held on [•], 2011 at [•] a.m. Eastern Time, at [•]. This proxy statement for the special meeting will be mailed to shareholders on or about [•], 2011.
Q. Who may attend the special meeting?
A. All shareholders of record at the close of business on [•], 2011, or the record date, or their duly appointed proxies, and our invited guests may attend the special meeting. Please be prepared to present valid photo identification for admission to the special meeting.
If you hold Shares in “street name” (that is, in a bank, brokerage firm or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a copy of a brokerage account statement reflecting your Share ownership as of the record date, or a legal proxy from your broker or nominee.
Shareholders of record will be verified against an official list available in the registration area at the special meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of Share ownership as of the record date.
Q. When will the shareholders’ list be available for examination?
A. A complete list of the shareholders of record as of the record date will be available for examination by shareholders of record beginning on [•], 2011 at A.C. Moore’s headquarters and will continue to be available through and during the special meeting at [•].
Q. Who may vote at the special meeting?
A. You may vote if you owned our Common Stock as of the close of business on the record date. Each Share is entitled to one vote. As of the record date, there were [•] Shares outstanding and entitled to vote at the special meeting.
Q. What will I be voting on?
A. You will be voting on the following:
•	The adoption of the Merger Agreement, which provides for the acquisition of A.C. Moore by Parent, an affiliate of Sbar’s;
•
The approval to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and

•	To cast an advisory (non-binding) vote on the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the Merger.
Q. What are the voting recommendations of the Board of A.C. Moore?
A. The Board unanimously recommends that you vote your Shares “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies and “FOR” the proposal to approve by an advisory (non-binding) vote the “golden parachute” compensation.

Q. How do I submit a proxy or vote?
A. If you are a shareholder of record (that is, if your Shares are registered in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent) there are four ways to submit your proxy or vote:
By Telephone: You may submit your proxy by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to submit your proxy and confirm that your voting instructions have been properly recorded.
Via the Internet: You may submit your proxy by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to submit your proxy and confirm that your voting instructions have been properly recorded.
By Mail: You may submit your proxy by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your Shares according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board as set forth in this proxy statement.
Vote at the Special Meeting: You may cast your vote in person at the special meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the special meeting.
Submission of proxies by telephone and via the Internet for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on [•], 2011. Submission of proxies by telephone and via the Internet is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause proxies to arrive late and therefore not be counted.
Even if you plan to attend the special meeting, you are encouraged to submit a proxy. You may still vote your Shares in person at the special meeting even if you have previously submitted a proxy. If you are present at the special meeting and desire to vote in person, your previous proxy will not be counted.
Q. How do I vote if I hold Shares through the A.C. Moore 401(k) Plan?
A. If you participate in the A.C. Moore 401(k) Plan, or the 401(k) Plan, and hold Shares in your 401(k) Plan account, you may give voting instructions as to the number of Shares credited to your account as of the record date. The Plan trustee, Frontier Trust Company, or the Trustee, will vote on your behalf according to your voting instructions (or a change or revocation in voting instructions). Only the Trustee may vote your 401(k) Plan Shares; you may not vote your 401(k) Plan Shares in person at the special meeting. Your voting instructions (or change or revocation in voting instructions) must be received before [•] on [•].
Q. What if I hold my Shares in “street name”?
A. You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your Shares as you have directed. Please note that if you wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.
If you have not received such voting instructions or require further information regarding such voting instructions, contact your bank, brokerage firm or other nominee. Your bank, brokerage firm or other nominee will not vote your Shares on the proposals to adopt the Merger Agreement, to adjourn or postpone the special meeting to solicit additional proxies or to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the Merger without instruction from you. Under the PBCL, abstentions and these broker non-votes are not considered votes “cast” and therefore will have no effect on the vote and will not be considered in determining whether the proposals have received the requisite shareholder vote.

Q. Can I change my mind after I vote?
A. Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:
•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;
•	signing another proxy card with a later date and returning it to us prior to the special meeting; or
•	attending the special meeting and voting in person.
If you hold your Shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.
Q. Who will count the votes?
A. [•] will count the votes and will serve as the independent judge of elections.
Q. What does it mean if I receive more than one proxy card?
A. It means that you have multiple accounts with brokers or our transfer agent. To ensure that all of your Shares are voted, please use all the proxy cards you receive to vote your Shares and complete, sign, date and return a proxy card or vote by telephone or via the Internet for each account. We encourage you to register all of your Shares in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at (877) 830-4936 or at the following address:
Broadridge Corporate Issuer Solutions, Inc.
1717 Arch Street, Suite 1300
Philadelphia PA 19103
Q. Will my Shares be voted if I do not submit my proxy?
A. If you are the shareholder of record and you do not vote in person at the special meeting or submit a proxy, your Shares will not be voted.
If your Shares are held in street name, they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority under the Nasdaq rules to vote Shares for which their customers do not provide voting instructions on certain “routine” matters.
However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, the proposal to approve the adjournment of the special meeting, if necessary or appropriate, and the proposal to approve by an advisory (non-binding) vote the “golden parachute” compensation, and, as a result, absent specific instructions from the beneficial owner of such Shares, banks, brokerage firms or other nominees are not empowered to vote those Shares on non-routine matters, which we refer to generally as broker non-votes.
Q. May shareholders ask questions?
A. Yes. Our representatives will answer shareholders’ questions of general interest following the special meeting consistent with the rules distributed at the special meeting.
Q. How many votes must be present to hold the special meeting?
A. A “quorum” is the number of Shares of Common Stock that must be present, in person or represented by proxy, in order to transact business at the special meeting. The presence, in person or represented by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast as of the record date on the matters to be acted upon at the special meeting will constitute a quorum for the purposes of the special meeting. Abstentions will be counted as Shares present and entitled to vote for the purpose of determining a quorum. Broker non-votes will not be counted for purposes of determining whether a quorum is present unless the Shares covered by the broker non-votes are voted on a matter other than a procedural matter.

If the special meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Special Meeting of Shareholders.
Q. What vote is required to approve each proposal?
A. The affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon is required for the adoption of the Merger Agreement. Approval of the proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payable to A.C. Moore’s named executive officers in connection with the Merger and of the proposal to adjourn the special meeting, if necessary or appropriate for, among other reasons, soliciting additional proxies also require the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon. Abstentions and broker non-votes will have no effect on these proposals.
Q. How are votes counted?
A. For the proposal to adopt the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have no effect on this proposal.
For the advisory vote to approve the “golden parachute” compensation and for the proposal to adjourn the special meeting, if necessary or appropriate for, among other reasons, soliciting additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have no effect on these proposals.
The vote to approve the “golden parachute” compensation is advisory only, will not be binding on A.C. Moore or Parent and is not a condition to completion of the Merger. If the Merger Agreement is adopted by the shareholders and the Merger is completed, the “golden parachute” compensation may be paid to A.C. Moore’s named executive officers in connection with the Merger even if shareholders fail to approve the “golden parachute” proposal.
Q. Who will pay for this proxy solicitation?
A. We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of Shares.
We have retained [•] to solicit proxies on the Board’s behalf. We estimate that [•] will receive fees of approximately $[•], plus reasonable out-of-pocket expenses incurred on our behalf, to assist in the solicitation of proxies. [•] has advised A.C. Moore that approximately [•] of its employees will be involved in the solicitation of proxies by it on our behalf. In addition, [•] and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. A few of our directors, officers and other employees may participate in the solicitation of proxies without additional compensation.
Q. Will any other matters be voted on at the special meeting?
A. As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement. If any other matters properly come before the special meeting calling for a vote of shareholders, proxies returned to us or voted by telephone or through the Internet will be voted in the discretion of the proxy holders.
Q. What happens if the special meeting is adjourned?
A. If the shareholders approve the adjournment proposal, A.C. Moore could adjourn the special meeting (and any reconvened session of the special meeting) and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if A.C. Moore had received proxies representing a sufficient number of votes to defeat the proposal to adopt the Merger Agreement, A.C. Moore could adjourn the special meeting without a vote on such proposal and seek to convince its shareholders to change their votes in favor of the adoption of the Merger Agreement.

If it is necessary to adjourn the special meeting to a later date or time, no notice of the reconvened special meeting is required to be given to shareholders, other than an announcement at the special meeting of the time and place to which the special meeting is adjourned, so long as no new record date is fixed for the reconvened meeting or the PBCL requires notice of the business to be transacted and such notice has not been previously given. If our Board fixes a new record date for shareholders entitled to vote at the reconvened special meeting, it must fix a new record date for notice of such reconvened special meeting.
Unless the polls have closed, your proxy will still be in effect and may be voted at any reconvened special meeting. You will be able to change or revoke your proxy with respect to any item until the polls have closed for voting on such item.
Q. What is A.C. Moore’s website address?
A. Our website address is www.acmoore.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website under “About Us,” “SEC Filings” as soon as reasonably practicable after electronically filing such material with the SEC.
This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Shareholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, shareholders may obtain free copies of the documents filed with the SEC from A.C. Moore by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943.
The references to our website address and the SEC’s website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document. These website addresses are intended to be inactive textual references only.
Our SEC filings are available in print to any shareholder who requests a copy at the phone number or address listed above.
Q. What happens if I sell my Shares after the record date but before the special meeting?
A. The record date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the Merger. If you transfer your Shares after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your Shares and each of you notifies A.C. Moore in writing of such special arrangements, you will retain your right to vote such Shares at the special meeting but will transfer the right to receive the per Share Merger Consideration to the person to whom you transfer your Shares.
Q. What do I need to do now?
A. Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your Shares are represented at the special meeting. If you hold your Shares in your own name as the shareholder of record, please submit a proxy for your Shares by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q. Should I send in my stock certificates now?
A. No. You will be sent a letter of transmittal promptly after the completion of the Merger, describing how you may exchange your Shares for the per Share Merger Consideration. If your Shares are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” Shares in exchange for the per Share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.
Q. Am I entitled to exercise dissenters rights under the PBCL instead of receiving the per Share Merger Consideration for my Shares?
A. Dissenters rights are not available in connection with the Merger if there is a vote of shareholders at the special meeting to adopt the Merger Agreement.
Q. Why am I being asked to cast an advisory (non-binding) vote to approve “golden parachute” compensation payable to certain of A.C. Moore’s named executive officers in connection with the Merger?
A. The SEC has adopted new rules that require A.C. Moore to seek an advisory (non-binding) vote with respect to certain payments that may be made to A.C. Moore’s named executive officers in connection with the Merger.
Q. What is the “golden parachute” compensation?
A. The “golden parachute” compensation is certain compensation that is tied to or based on the Merger and payable to A.C. Moore’s named executive officers. See “Advisory Vote on Golden Parachute Compensation” beginning on page [•].
Q. What will happen if shareholders do not approve the “golden parachute” compensation at the special meeting?
A. Approval of the “golden parachute” compensation is not a condition to completion of the Merger. The vote with respect to the “golden parachute” compensation is an advisory vote and will not be binding on A.C. Moore or Parent. If the Merger Agreement is adopted by the shareholders and completed, the “golden parachute” compensation may be paid to A.C. Moore’s named executive officers in connection with the Merger even if shareholders fail to approve the “golden parachute” proposal.
Q. Who can help answer my other questions?
A. If you have additional questions about the Merger or the special meeting, need assistance in submitting your proxy card or voting instruction card or voting your Shares, or need additional copies of the proxy statement or the enclosed proxy card or voting instruction card, please call [•] at [•].
YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY OR VOTE BY INTERNET OR TELEPHONE.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may” and similar terms. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding the anticipated timing of filings relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; statements regarding prospective performance and opportunities; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this proxy statement related to future results and events are based on A.C. Moore’s current expectations, beliefs and assumptions about its industry and its business. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to:
•	uncertainties as to the timing of the Offer and the Merger;
•	uncertainties as to how many of A.C. Moore’s shareholders will tender their stock in the Offer;
•	the risk that the transaction may not be approved by A.C. Moore’s shareholders were the transaction to be consummated as a one-step Merger;
•	the risk that competing offers will be made;
•	the possibility that various closing conditions for the transaction may not be satisfied or waived;
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require A.C. Moore to pay a termination fee;

•
Parent’s failure to obtain the necessary financing or alternative financing to consummate the Transactions or the failure of that financing to be sufficient to complete the Transactions contemplated by the Merger Agreement;

•	the failure of the Merger to close for any reason;
•	the outcome of any legal proceedings that have been or may be instituted against A.C. Moore and/or others relating to the Merger Agreement;
•	the amount of the costs, fees, expenses and charges related to the Merger;
•	the effects of disruption from the Transactions making it more difficult to maintain relationships with employees, customers, vendors or other business partners;
•	other business effects, including, but not limited to, the effects of industry, economic or political conditions outside of A.C. Moore’s control;
•	actual or contingent liabilities; and
•
other risks and uncertainties discussed in documents filed with the SEC by A.C. Moore, including, but not limited to, this proxy statement and the solicitation/recommendation statement filed by A.C. Moore.

Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Readers are also urged to review carefully and consider the various disclosures in A.C. Moore’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2011 and Current Reports on Form 8-K filed from time to time by A.C. Moore.
A.C. Moore operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for A.C. Moore’s management to predict all risk factors, nor can it assess the impact of all risk factors on A.C. Moore’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although A.C. Moore believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance or achievements. All forward-looking statements are made only as of the date they are made and you should not rely upon forward-looking statements as predictions of future events. All forward-looking statements are qualified in their entirety by this cautionary statement.

PARTIES TO THE MERGER
A.C. Moore
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, New Jersey 08009
(856) 768-4930
A.C. Moore, a Pennsylvania corporation, is a specialty retailer of arts, crafts and floral merchandise for a wide range of customers. We currently serve customers through our 134 stores located in the Eastern United States and nationally via our e-commerce site, www.acmoore.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page [•]. Our Common Stock is publicly traded on Nasdaq under the symbol “ACMR.”
Parent
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
(856) 234-8220
Nicole Crafts LLC, a Delaware limited liability company, or Parent, was formed solely for the purpose of acquiring A.C. Moore and has not engaged in any business except for activities related to its formation, the Offer and the Merger and arranging the related financing. Upon completion of the Merger, A.C. Moore will be a direct, wholly owned subsidiary of Parent. Parent is an affiliate of Sbar’s, a vendor to A.C. Moore. See the section entitled “The Merger—Vendor Arrangement with Sbar’s” beginning on page [•].
Purchaser
Sbar’s Acquisition Corporation
14 Sbar Blvd.
Moorestown, NJ 08057
(856) 234-8220
Sbar’s Acquisition Corporation, a Pennsylvania corporation, or Purchaser, is a wholly owned subsidiary of Parent and was formed solely for the purpose of facilitating the acquisition of A.C. Moore. To date, Purchaser has not carried on any activities other than those related to its formation, the Offer and the Merger and arranging the related financing. Upon consummation of the proposed Merger, Purchaser will merge with and into A.C. Moore and will cease to exist, with A.C. Moore continuing as the surviving corporation.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [•], 2011, starting at [•] a.m., Eastern Time, at [•], or at any postponement or adjournment thereof. At the special meeting, holders of Shares will be asked to approve the proposal to adopt the Merger Agreement, to approve the proposal to adjourn the special meeting, if necessary or appropriate for, among other reasons, soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and to cast an advisory (non-binding) vote to approve “golden parachute” compensation payable under existing arrangements of A.C. Moore’s named executive officers in connection with the Merger.
If the Offer is not completed, our shareholders must approve the proposal to adopt the Merger Agreement in order for the Merger to occur. If our shareholders fail to approve the proposal to adopt the Merger Agreement and the Offer is not completed, the Merger will not occur. Copies of the Merger Agreement and Amendment No. 1 to the Merger Agreement are attached as Annex A and Annex B to this proxy statement, which we encourage you to read carefully in their entirety.
Record Date and Quorum
We have fixed the close of business on [•], 2011 as the record date for the special meeting, and only holders of record of Common Stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned Shares at the close of business on the record date. On the record date, there were [•] Shares outstanding and entitled to vote. Each Share entitles its holder to one vote on all matters properly coming before the special meeting.
The presence, in person or represented by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast as of the record date on the matters to be acted upon at the special meeting will constitute a quorum for the purposes of the special meeting. Shares represented at the special meeting but not voted, such as Shares for which a shareholder directs an “abstention” from voting, will be counted as present for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of determining whether a quorum is present unless the Shares covered by the broker non-votes are voted on a matter other than a procedural matter. Once a Share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, unless a new record date is required to be established.
If the special meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened special meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Special Meeting of Shareholders.
Attendance
Only shareholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present a valid photo identification, such as a driver’s license or passport. If your Shares are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Common Stock and a valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.
Vote Required
Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon. For the proposal to adopt the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of or against the proposal to adopt the Merger Agreement but they will count for the purpose of determining whether a quorum is present. Under the PBCL, if you fail to submit a proxy, fail to vote in person at the special meeting, or abstain, it will not be considered a vote “cast” and therefore will have no effect on the vote and will not be considered in determining whether this proposal has received the requisite shareholder vote.

If your Shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those Shares, the “shareholder of record.” This proxy statement and proxy card have been sent directly to you by A.C. Moore.
If your Shares are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of Shares held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those Shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your Shares by following their instructions for voting.
Banks, brokerage firms or other nominees who hold Shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement; the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies; and the proposal to approve the “golden parachute” compensation, and, as a result, absent specific instructions from the beneficial owner of such Shares, banks, brokerage firms or other nominees are not empowered to vote those Shares on non-routine matters, which we refer to generally as broker non-votes.
Broker non-votes will not be counted for purposes of determining whether a quorum is present unless the Shares covered by the broker non-votes are voted on a matter other than a procedural matter. Once a quorum for the special meeting has been established, broker non-votes will not be counted in the voting results and will have no effect on the outcome of the proposals to adopt the Merger Agreement, to approve the adjournment or postponement of the special meeting or to approve the “golden parachute” compensation. Therefore, you should provide your bank, brokerage firm or other nominee with instructions on how to vote your Shares, or arrange to attend the special meeting and vote your Shares in person to avoid a broker non-vote.
The proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your Shares are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will not be considered a vote “cast” and will have no effect on the outcome of the vote. If you abstain, fail to submit a proxy or vote in person at the special meeting, or if there are broker non-votes on the proposal, as applicable, it will not be considered a vote “cast” and therefore will have no effect on the vote and will not be considered in determining whether this proposal has received the requisite shareholder vote.
The proposal to approve on an advisory (non-binding) basis the “golden parachute” compensation requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon. For the proposal regarding the “golden parachute” compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your Shares are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will not be considered a vote “cast” and will have no effect on the outcome of the vote. If you abstain, fail to submit a proxy or vote in person at the special meeting or if there are broker non-votes on the proposal, as applicable, it will not be considered a vote “cast” and therefore will have no effect on the vote and will not be considered in determining whether this proposal has received the requisite shareholder vote.

If you are a shareholder of record, you may submit your proxy or vote your Shares on matters presented at the special meeting in any of the following ways:
By Telephone: You may submit your proxy by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.
Via the Internet: You may submit your proxy by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.
By Mail: You may submit your proxy by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your Shares according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board as set forth in this proxy statement.
Vote at the Special Meeting: You may cast your vote in person at the special meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the special meeting.
If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your Shares voted. Those instructions will identify which of the above choices are available to you in order to have your Shares voted.
Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.
Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per Share Merger Consideration in exchange for your stock certificates.
If you submit your proxy, regardless of the method you choose, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your Shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your Shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.
If you properly sign your proxy card but do not mark the boxes showing how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies and “FOR” the proposal to approve on an advisory (non-binding) basis the “golden parachute” compensation.
If you have any questions or need assistance voting your Shares, please call [•] toll-free at [•].
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.
As of [•], 2011, the record date, the directors and executive officers of A.C. Moore beneficially owned and were entitled to vote, in the aggregate, [•] Shares (including A.C. Moore Restricted Stock but excluding any Shares underlying A.C. Moore Options and A.C. Moore SARs), representing [•]% of the outstanding Shares on the record date. The directors and executive officers have informed A.C. Moore that they currently intend to vote all of their Shares “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies, and “FOR” the proposal to approve on an advisory (non-binding) basis the “golden parachute” compensation.

Proxies and Revocation
Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your Shares are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your Shares using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your Shares will not be voted on the proposal to adopt the Merger Agreement, the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies and the proposal to approve on an advisory (non-binding) basis the “golden parachute” compensation. Only votes cast will have an effect on the outcome of the proposals to adopt the Merger Agreement, to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies and to approve on an advisory (non-binding) basis the “golden parachute” compensation.
If you are a shareholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:
•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;
•	signing another proxy card with a later date and returning it to us prior to the special meeting; or
•	attending the special meeting and voting in person.
If you hold your Shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.
Adjournments and Postponements
Although it is not currently expected, at the special meeting, we may ask our shareholders to vote on a proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the special meeting. Accordingly, we have included on the proxy card a proposal seeking shareholder approval for the adjournment of the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies. We may also postpone the special meeting under certain circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow A.C. Moore’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
Anticipated Date of Completion of the Merger
We are working towards completing the Merger as soon as possible. If the Merger Agreement is adopted at the special meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.
Dissenters Rights
Holders of Shares will not be entitled to exercise dissenters rights under the PBCL in connection with the Merger. If the Merger Agreement is adopted and the Merger is completed, holders of Common Stock who voted against the adoption of the Merger Agreement will be treated the same as holders who voted to adopt the Merger Agreement and their Shares will automatically be converted into the right to receive the per Share Merger Consideration.

Payment of Solicitation Expenses
A.C. Moore will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement and the proxy card and any additional soliciting materials furnished to shareholders. A.C. Moore may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of Shares for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners.
A.C. Moore retained [•] to solicit proxies on the Board’s behalf. We estimate that [•] will receive fees of approximately $[•], plus reasonable out-of-pocket expenses incurred on our behalf, to assist in the solicitation of proxies. [•] has advised A.C. Moore that approximately [•] of its employees will be involved in the solicitation of proxies by it on our behalf. In addition, [•] and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy card or voting instruction card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [•] at [•].

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 to the Merger Agreement, which are attached to this proxy statement as Annex A and Annex B. You should read the entire Merger Agreement, as amended, carefully as it is the legal document that governs the Merger.
The Merger Agreement provides that Purchaser will merge with and into A.C. Moore. Following the Effective Time, the separate corporate existence of Purchaser will cease and A.C. Moore will continue as the surviving corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, A.C. Moore will cease to be a publicly traded company. You will not own any Shares of the capital stock of the surviving corporation.
Merger Consideration
In the Merger, each issued and outstanding Share (other than Excluded Shares) will be automatically converted into the right to receive the per Share Merger Consideration of $1.60 to the holder in cash, without interest thereon and less any required withholding taxes.
Background of the Transactions
The following is a chronological description of the material contacts and events leading up to or relating to the Transactions. For a more complete understanding of this description, we encourage you to read this entire proxy statement, including, but not limited to, the Merger Agreement and Amendment No. 1 to the Merger Agreement attached to this proxy statement as Annex A and Annex B.
In connection with its normal business activities and planning, A.C. Moore regularly evaluates market conditions and potential financial and strategic alternatives to enhance shareholder value and/or provide A.C. Moore with greater financial flexibility. As a result, in late 2009, A.C. Moore’s senior management, acting at the direction of the Board, began meeting with several investment banks to explore possible strategic and financial alternatives for A.C. Moore. Over the course of these discussions, the Board concluded that the factors adversely affecting its business were unlikely to change in the short term, and potentially for a number of years. Among such factors were the following:
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Declining Same Store Sales—A.C. Moore’s same store sales had declined in each of the preceding three fiscal years. A.C. Moore’s comparable store sales had declined 10.3% in fiscal 2007, 8.7% in fiscal 2008, and 10.8% in fiscal 2009.

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Significant Losses in 2008 and 2009—A.C. Moore had experienced net losses in fiscal 2008 and fiscal 2009 of $26.6 million and $25.9 million, respectively. These losses were primarily the result of declines in same store sales.

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Effect of Future Losses on Cash and Liquidity—A.C. Moore’s primary sources of liquidity include available cash and cash equivalents, cash generated from operations and borrowings under its credit facility with Wells Fargo. To the extent that A.C. Moore continued to incur losses, in the absence of third-party financing, its liquidity could be adversely affected.

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Challenging Real Estate Portfolio—A.C. Moore operates 134 stores located in the Eastern United States. A.C. Moore leases its store locations for an average initial term of 10 years, with three five-year renewal options and predetermined escalations in future minimum annual rent. A number of these locations had become unprofitable. A.C. Moore’s ability to lower its occupancy costs or terminate leases for underperforming locations was limited as a result of, among other things, market conditions and lease terms.

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Lack of Financial Flexibility—Because A.C. Moore had experienced net losses in fiscal 2008 and fiscal 2009 primarily due to declining same-store sales, A.C. Moore’s ability to react to changes in the business and the specialty retailing industry was becoming limited. In addition, A.C. Moore’s ability to fund new business initiatives had become much more limited compared to some of its major competitors and mass merchandisers that have substantially greater financial resources.

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Challenging Macroeconomic Environment—Among other factors, A.C. Moore’s sales were being adversely affected by a challenging macroeconomic environment that decreased discretionary consumer spending. In addition, consumers seeking to conserve cash had increased their promotional purchases.

•	Fixed Overhead Expenses—Given A.C. Moore’s decline in revenue, A.C. Moore had a less than optimal revenue base to leverage fixed overhead expenses.
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Highly Competitive Industry—The arts and crafts industry had become highly competitive, with an expanded set of competitors in A.C. Moore’s market areas and increased arts and crafts product offerings by mass merchandisers. Almost all of A.C. Moore’s stores face aggressive competition in their market area from one or more of A.C. Moore’s major competitors. Some of these competitors are backed by leading private equity firms and, accordingly, have access to substantially greater financial resources than A.C. Moore.

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Lower Gross Margins Compared to Competitors—Due to A.C. Moore’s limited direct-source buying relationships, particularly overseas, lack of purchasing power comparable to that of its larger competitors, and its dependence on promotional and discounting activities, A.C. Moore’s gross margins generally lagged those of its competitors.

Taking the above factors into account, the Board concluded that maximizing value for A.C. Moore’s shareholders might require A.C. Moore to engage in either (i) a transaction with a financial sponsor or strategic buyer who would be better positioned to address A.C. Moore’s operational and financial challenges and enhance A.C. Moore’s long-term business prospects, or (ii) a financial transaction that would provide A.C. Moore with increased financial flexibility and liquidity to continue its ongoing turnaround and provide additional time for A.C. Moore’s management to implement its various revenue-enhancing and cost-cutting initiatives. Accordingly, on December 5, 2009, A.C. Moore retained Janney to serve as its exclusive financial advisor in connection with an analysis of strategic and financial alternatives that may be available for A.C. Moore, including, but not limited to, a sale or other business combination transaction, a private or public offering of debt or equity securities or a capital raise, whether from institutional, retail or other investors or lenders or from the private placement of debt instruments or equity securities. Following its retention by the Board, during the month of December 2009, representatives of Janney conducted due diligence on A.C. Moore and worked with A.C. Moore’s management to assess the drivers of A.C. Moore’s operating model and their impact on its liquidity and earnings potential.
At various times between December 2009 and November 2010, the Board met, with representatives of Janney and Blank Rome LLP, A.C. Moore’s legal counsel, or Blank Rome, present for a portion of these meetings, to discuss the status of Janney’s analysis of A.C. Moore’s financial and strategic alternatives. At these meetings, Janney representatives also reported on current conditions in the marketplace, including updates on capital markets and M&A activity generally and in the retail sector. Janney also reviewed with the Board its approach to a process for evaluating strategic alternatives and the key elements of such a process. While a variety of financial and strategic alternatives were discussed, including an equity or equity-linked financing through either a registered direct offering or a PIPE transaction, acquisitions of stand-alone stores or small independent chains or a sale transaction, the Board, taking into account the execution and operational risks associated with each potential alternative, and exercising its business judgment, determined that a sale of A.C. Moore was likely to be the most effective way to maximize shareholder value and provide A.C. Moore with the necessary financial flexibility and liquidity. During this time, while Janney did not initiate a formal marketing and solicitation process, it did, at the request of the Board, make inquiries of various financial sponsors with respect to their general interest in acquiring companies in the specialty retail sector.
On March 23, 2010, A.C. Moore’s then President and Chief Executive Officer, Rick A. Lepley, informed the Board of his intention to retire as President and Chief Executive Officer and a member of the Board effective March 31, 2010.
On March 24, 2010, the Board appointed then Executive Vice President and Chief Operating Officer Joseph A. Jeffries as Acting Chief Executive Officer, effective March 31, 2010, while continuing to serve as A.C. Moore’s Executive Vice President and Chief Operating Officer.
On June 17, 2010, the Board appointed Mr. Jeffries as A.C. Moore’s Chief Executive Officer.

On August 25, 2010, Mr. Jeffries was appointed as a member of the Board.
On November 9, 2010, A.C. Moore announced results for the three and nine month periods ended October 2, 2010. Included in those results was a decrease in comparable store sales of 7.0% partially offset by the operation of two additional stores compared to the third quarter of the prior year. Net loss for the quarter was $8.1 million, or $0.33 per Share, compared to a net loss of $12.9 million, or $0.53 per Share, in the third quarter of the prior year. For the nine months ended October 2, 2010, A.C. Moore reported that it experienced a 5.9% decrease in comparable store sales partially offset by the operation of two additional stores compared to the same period of the prior year. Net loss was $25.4 million, or $1.04 per Share, for the nine months ended October 2, 2010, compared to a net loss of $25.4 million, or $1.16 per Share for the comparable period of the prior year.
At its November 11, 2010 meeting, the Board reviewed with Janney and Blank Rome, its financial and legal advisors, respectively, the various strategies that could be used to market A.C. Moore in connection with a change in control transaction, including, but not limited to, a preemptive sale, a targeted solicitation, a controlled auction and a public auction. After discussion by the members of the Board with its financial and legal advisors of the advantages, disadvantages and rationale for each strategy, the Board determined to begin a more formal and intensive exploration of potential strategic alternatives for A.C. Moore with Janney continuing its role as A.C. Moore’s exclusive financial advisor. Accordingly, the Board authorized and directed Janney to begin to investigate, and on a confidential basis confer with, entities that may have interest in becoming a prospective acquirer of or a significant investor in A.C. Moore and to work with and assist the executive officers of A.C. Moore in preparing presentations and due diligence materials, that in Janney’s experience, potential acquirers or investors would request in analyzing a possible acquisition of or investment in A.C. Moore. In addition, the Board delegated to Michael J. Joyce, the Chairman of the Board, the authority to negotiate and execute confidentiality agreements with all entities that may have an interest in becoming a potential acquirer of or investor in A.C. Moore.
On November 17, 2010, Bidder A, a financial sponsor, submitted an unsolicited non-binding indication of interest to acquire 100% of the issued and outstanding shares of A.C. Moore at $4.00 per share in cash.
On November 18, 2010, A.C. Moore’s management had an initial meeting with representatives of Bidder B, a financial sponsor.
On November 29, 2010, Mr. Jeffries met with representatives of Bidder C, a financial sponsor.
On December 3, 2010, A.C. Moore executed a confidentiality agreement with Bidder C.
On December 7, 2010, A.C. Moore’s management met with representatives of Bidder B.
On December 9, 2010, A.C. Moore’s management met with representatives of Bidder C.
On December 13, 2010, A.C. Moore entered into an exclusivity arrangement with Bidder C through January 10, 2011.
On December 21, 2010, Bidder C engaged a third-party consultant to assist it in due diligence.
On December 29, 2010, A.C. Moore’s management, together with Janney representatives, participated in a due diligence session with Bidder C.
On January 11, 2011, Bidder B submitted an unsolicited non-binding indication of interest to acquire all of the issued and outstanding shares of A.C. Moore for $3.25 per Share.
On January 13, 2011, Bidder C requested that its exclusivity period be extended to February 7, 2011.

From January 18 to 19, 2011, the Board met, with representatives of Janney and Blank Rome present for a portion of the meeting, to discuss the status of its analysis of A.C. Moore’s financial and strategic alternatives and the various indications of interest that had been submitted for the acquisition of A.C. Moore. Janney’s representatives updated the Board on the status of the discussions that Janney had with Bidder C who, after signing a confidentiality agreement for the benefit of A.C. Moore, had been given access to certain operational and financial data for due diligence and had received an in-person presentation from management. Janney noted that Bidder C had initially indicated that it would provide a non-binding preliminary indication of interest by January 10, but had requested additional time to perform more due diligence and analysis. After discussion, the Board determined to permit Bidder C additional time until February 7, 2011 before the Board would consider a public announcement that it was initiating a formal review of strategic alternatives. Blank Rome’s representative suggested that the Board consider forming a committee of independent non-employee directors to oversee the strategic review process. After extensive discussion, the Board adopted formal resolutions establishing the Special Committee of independent directors consisting of Mr. Joyce as Chairman of the Special Committee, Thomas S. Rittenhouse, and Neil A. McLachlan. The Board directed Janney and Blank Rome to report directly to the Special Committee in connection with the consideration of the strategic and financial alternatives. The Special Committee was empowered to, among other things, review and consider potential strategic business combination transactions, monitor and oversee the strategic review process and any alternatives thereto, negotiate any documentation related to a potential transaction and take any actions necessary or advisable with respect to any potential transaction. While the Special Committee had been delegated the power and authority described in the preceding sentence, the Board retained full authority to approve or disapprove any potential transaction presented by the Special Committee because, at the time the Special Committee was established, the Board had not determined to undertake the sale of A.C. Moore as opposed to pursuing any of the other strategic alternatives available to A.C. Moore, including continuing as a stand-alone public company. Once established, the Special Committee determined whether meetings, or portions of meetings, should be limited to the Special Committee or should include the full Board, including Mr. Jeffries. At numerous points throughout the strategic review process, the Board directed management of A.C. Moore to not engage in discussions with a potential acquirer regarding post-transaction employment with A.C. Moore or any compensation arrangements until an agreement in principle was reached on all material terms of a definitive agreement with respect to a transaction.
On January 28, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process and the status of discussions with interested parties. The Janney representative reported to the Special Committee that discussions were ongoing with three financial sponsors, two of whom had submitted, on a non-solicited basis, a preliminary non-binding indication of interest to acquire A.C. Moore. Mr. Jeffries reported to the Special Committee his discussion with Sbar’s, a privately-held company and one of A.C. Moore’s largest suppliers, which, on its own initiative, had expressed to him its interest in acquiring or investing in A.C. Moore, subject to performing operational and financial due diligence and being able to obtain financing. The Special Committee directed Mr. Jeffries to immediately report to the Special Committee if Sbar’s contacted Mr. Jeffries again concerning the acquisition of A.C. Moore. Janney’s representative described to the Special Committee a number of other financial sponsors and potential strategic buyers that Janney could solicit. After further discussion, the Special Committee authorized the Janney representative to solicit such potential buyers.
On January 31, 2011, A.C. Moore executed a confidentiality agreement with Bidder A and granted it access to an electronic data room containing operational, financial and other information with respect to A.C. Moore.
On February 3, 2011, Bidder C informed Janney that it would not be submitting a preliminary indication of interest to acquire A.C. Moore.
On February 7, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process and the status of discussions with interested parties. The Janney representative reported to the Special Committee that Bidder C had determined not to submit an indication of interest to acquire A.C. Moore but that Bidder A was very active in conducting due diligence and a management presentation was in the process of being scheduled for them. With respect to Bidder B, the Special Committee discussed its concerns with the sincerity of Bidder B’s interest in acquiring A.C. Moore, taking into effect that no information had been provided to the Special Committee demonstrating either its track record in completing acquisitions or its ability to finance the proposed acquisition as well as Bidder B’s refusal to agree to a customary confidentiality agreement. The Janney representative also reported to the Special Committee Janney’s preliminary discussions with Bidder F, a strategic buyer, and noted that Bidder F had requested and been provided with a draft confidentiality agreement to review.

On February 10, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process and the status of discussions with interested parties. The Janney representative reported to the Special Committee that Bidder A continued to be very active in conducting its due diligence and that a meeting with management, including a management presentation, had been scheduled for February 28, 2011. The Janney representative also reported that a confidentiality agreement had been negotiated with Bidder F and was expected to be signed at some point over the next several days. The Special Committee then discussed with its legal and financial advisors the timing and text of a press release to announce that A.C. Moore was exploring strategic alternatives. Among the factors that persuaded the Special Committee to make such a public announcement was its view that, after consultation with its financial and legal advisors, a public announcement could encourage any potentially interested parties to come forward.
On February 13, 2011, Bidder F executed a confidentiality agreement with Janney, as agent on behalf of A.C. Moore, but was not given access to any due diligence information in order to ensure that the disclosure by A.C. Moore of any potentially competitively sensitive information would proceed in compliance with all applicable antitrust laws.
On February 15, 2011, A.C. Moore publicly announced that the Board was exploring financial and strategic alternatives to enhance shareholder value including, but not limited to, a potential sale of A.C. Moore, corporate financing and capital raises. A.C. Moore also announced that it had received unsolicited expressions of interest from third parties. In addition, A.C. Moore announced at that time that it had engaged Janney to serve as its financial advisor in connection with A.C. Moore’s review of financial and strategic alternatives. Subsequent to A.C. Moore’s public announcement that it was exploring financial and strategic alternatives, Janney initiated a formal process of communicating with parties that could be potential buyers of A.C. Moore.
On February 18, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process and the status of discussions with interested parties. The Janney representative reported to the Special Committee that management would be meeting with and making a presentation to Bidder A on February 28, 2011 and that Bidder A continued to be very active in conducting its due diligence. The Janney representative also reported that, through the afternoon of February 18, 2011, Janney had communicated with 30 interested parties, of which eight interested parties had executed confidentiality agreements. The Blank Rome representative updated the Special Committee on the discussions with Bidder F and noted that, while a confidentiality agreement with Bidder F was executed on February 13, 2011, Bidder F had not been given access to any due diligence information in order to ensure that the disclosure by A.C. Moore of any potentially competitively sensitive information would proceed in compliance with all applicable antitrust laws. Blank Rome’s representative indicated that discussions were ongoing with Bidder F’s antitrust counsel to negotiate an addendum to the confidentiality agreement to provide procedures for such disclosure. Following discussion, the Special Committee directed the Janney and Blank Rome representatives to ensure that the disclosure of competitively sensitive information not take place until after the parties mutually agree that disclosure of the competitively sensitive information is necessary for Bidder F to evaluate the possible acquisition of A.C. Moore and implement appropriate safeguards to ensure compliance with all applicable antitrust laws.
On February 28, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process and the status of discussions with interested parties. Janney’s representative reported to the Special Committee that, through the evening of February 27, 2011, Janney had communicated with 40 interested parties, of which 14 interested parties had executed confidentiality agreements and 11 of those interested parties had been given access to the electronic data room. The Special Committee then reviewed with Janney’s representative the process that would be followed with interested parties that executed confidentiality agreements. The Blank Rome representative updated the Special Committee on the status of the discussions with Bidder F with respect to devising appropriate safeguards so that providing them access to the electronic data room would be in compliance with all applicable antitrust laws. The Blank Rome representative indicated that such discussions were ongoing but that since a mutually satisfactory agreement had not been reached, Bidder F did not yet have access to the electronic data room. Following discussion, the Special Committee directed the Blank Rome representative to resolve the outstanding issues with Bidder F as expeditiously as possible while remaining mindful of the need to ensure that no disclosure of competitively sensitive information occurs until appropriate safeguards are implemented to ensure compliance with applicable antitrust laws. Janney’s representative then updated the Special Committee on discussions with Bidder A. In response to the Special Committee’s concerns about Bidder A’s financial ability to consummate an acquisition of A.C. Moore, the Janney representative noted that Bidder A had raised that year in excess of approximately $150 million in capital commitments for its fund and was likely motivated to consummate an acquisition.

Also on February 28, 2011, A.C. Moore, assisted by Janney representatives, provided Bidder A with a management presentation.
On March 8, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process and receive an update on the status of discussions with interested parties. Janney’s representative reported that, since the Special Committee’s last meeting on February 28, 2011, eight additional parties had executed confidentiality agreements and a total of 21 interested parties had been given access to the electronic data room. Janney’s representative also reported to the Special Committee that Bidder F, a strategic buyer, had decided to withdraw from the process because of potential antitrust concerns. While Bidder F had executed a confidentiality agreement, it had not been given access to the electronic data room. The Special Committee then discussed with Janney’s representative the deadlines that had been set with respect to the strategic review process and Janney’s representative noted that the process deadlines were flexible depending upon the interest of credentialed parties and the actual bids proffered and that the dates could be extended and additional parties could be invited into the process subsequent to the deadlines if such would better enable the Special Committee to arrive at a transaction that maximized shareholder value.
During March 15 to 17, 2011, A.C. Moore hosted listen-only management presentations for 14 potential buyers, including 13 financial sponsors and 1 strategic buyer.
On March 17, 2011, Janney distributed a bid process letter to 15 potential buyers, and requested that initial indications of interest for the acquisition of A.C. Moore be submitted no later than March 31, 2011.
On March 22, 2011, Janney distributed a form of confidentiality agreement to EGL Investment Management, Inc., or EGL, Sbar’s financial advisor, and requested that it have Sbar’s execute and return it to Janney so that Sbar’s could be given access to materials in the electronic data room.
On March 24, 2011, the Special Committee met, with representatives of Janney and Blank Rome present, to discuss the strategic review process and receive an update on the status of discussions with interested parties. Janney’s representative provided the Special Committee with a summary of the key events to date with respect to the strategic review process and reported that Janney was still in active dialogue with five potential buyers and that four potential buyers were reviewing the confidentiality agreement. Janney’s representative then updated the Special Committee on Janney’s discussions with Sbar’s, which had not gained any significant traction at this point, and noted that Janney was still in the process of confirming Sbar’s financial ability to consummate the acquisition of A.C. Moore.
On March 29, 2011, A.C. Moore publicly announced its fourth quarter and fiscal 2010 financial results and reported a decrease in comparable store sales of 4.3% during the quarter and a decrease in comparable store sales of 5.4% year over year. Net loss for the fourth quarter was $4.8 million, or $0.20 per Share, compared to a net loss of $0.5 million, or $0.02 per Share, in the fourth quarter of fiscal 2009. The net loss for fiscal 2010 was $30.2 million, or $1.23 per Share, versus a net loss of $25.9 million, or $1.15 per Share, in fiscal 2009.
On March 31, 2011, Bidder D, a financial sponsor, submitted a non-binding indication of interest proposing the acquisition of A.C. Moore for a purchase price in the range of $3.00 to $4.00 per share, subject to due diligence but not subject to the receipt of financing.
On April 1, 2011, Bidder A informed Janney that it would not be submitting a final bid for the acquisition of A.C. Moore.
Also on April 1, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the strategic review process and receive an update on the status of discussions with interested parties. Janney’s representative reported to the Special Committee that interested parties were required to deliver non-binding preliminary indications of interest by March 31, 2011 and that, as of such date, the only indication of interest received was from Bidder D. Janney’s representative also reported that there were six additional interested parties in various stages of the process who were still active, three of which were financial sponsors and three of which were strategic buyers. Janney’s representative noted that an on-site management presentation would be scheduled for Bidder D within the next three weeks and that additional financial due diligence information and auction draft of a merger agreement would be supplied to Bidder D with a request to submit a final indication of interest. The Special Committee discussed with Janney’s representative its concerns as to whether the remaining six interested parties had the financial ability to consummate the acquisition of A.C. Moore. Janney’s representative indicated that five of the six interested parties were credentialed and that, with respect to Sbar’s, Janney was expecting to receive documentation supporting its financial ability.

On April 4, 2011, Sbar’s executed a confidentiality agreement with Janney, acting on behalf of A.C. Moore, in order to begin its due diligence on A.C. Moore.
On April 8, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the strategic review process and receive an update on the status of discussions with interested parties. Janney’s representative reported to the Special Committee that two strategic buyers had declined to continue in the process following their review of the due diligence materials in the electronic data room. Janney’s representative reported to the Special Committee that Sbar’s had executed a confidentiality agreement but, due to its status as one of A.C. Moore’s largest suppliers, had been given access to a separate electronic data room that excluded vendor financial data. The Special Committee discussed with the Janney and Blank Rome representatives the reasons and risks with respect to pursuing a transaction with Sbar’s. In addition, the Janney representative reported that Bidder D had engaged a third party expert to conduct supplemental financial diligence and that an in-person management presentation had been scheduled with Bidder D for April 22, 2011. After that meeting, Bidder D would be requested to submit a reaffirmation of its earlier indication of interest accompanied by a mark-up of the draft form of Merger Agreement. The Blank Rome representative reviewed with the Special Committee the draft form of Merger Agreement that had been prepared for distribution to potential buyers and, following discussion, the Special Committee authorized its distribution. The Janney representative also reported to the Special Committee that two other interested parties which were financial sponsors were active in the electronic data room and that one had requested an on-site meeting with management. After discussion between the Special Committee and the Janney representative, it was agreed that such party would not be given access to management until it first provided an indication of interest. The Special Committee then discussed with the Janney and Blank Rome representatives its concerns with respect to the two remaining bidders. The Special Committee indicated that it was concerned with whether Bidder D, notwithstanding its proven track record in consummating transactions in the specialty retail sector and its access to financing, would eventually drop out of the process and whether Sbar’s, notwithstanding the lengthy history of its relationship with A.C. Moore and its extensive knowledge of the arts and crafts industry, would be able to secure financing sufficient to consummate the proposed transaction. The Special Committee then discussed with the Janney and Blank Rome representatives strategic and financial alternatives available to A.C. Moore other than the sale of A.C. Moore, as well as A.C. Moore’s prospects and risks to its shareholders if it did not pursue a sale of A.C. Moore or another strategic alternative and, instead, continued as a stand-alone public company.
On April 15, 2011, A.C. Moore, assisted by Janney representatives, hosted a management presentation for Bidder E.
On April 22, 2011, A.C. Moore, assisted by Janney representatives, hosted a management presentation for Bidder D.
On April 21, 2011, Bidder E informed Janney that it would not be submitting a final bid.
On April 25, 2011, Janney, on behalf of A.C. Moore, circulated a draft form of the Merger Agreement, together with a final bid process letter, to Bidder D. The final bid process letter requested that Bidder D submit its final indication of interest for the acquisition of A.C. Moore, together with any proposed revisions to the form of Merger Agreement, no later than May 5, 2011.
On May 3, 2011, Sbar’s submitted to Janney its non-binding preliminary indication of interest proposing that an affiliate of Sbar’s acquire A.C. Moore for approximately $80 million, or $3.15 per Share. Later that day, Janney, on behalf of A.C. Moore, distributed a draft form of the Merger Agreement, together with a final bid process letter, to Sbar’s. The final bid process letter requested that Sbar’s submit its final indication of interest for the acquisition of A.C. Moore, together with any proposed revisions to the form of Merger Agreement, no later than May 5, 2011.
On May 5, 2011, Bidder D informed Janney that it would not be submitting a final bid.

On May 6, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process. Janney’s representative informed the Special Committee that Sbar’s remained as the only potential buyer participating in the process and updated the Special Committee on the status of negotiations with Sbar’s.
Also on May 6, 2011, A.C. Moore, assisted by representatives of Janney, hosted a management presentation for Sbar’s.
On May 10, 2011, A.C. Moore reported its results for the first quarter ended April 2, 2011 which included a decrease in comparable store sales of 2.6% and a net loss of $7.4 million, or $0.30 per Share, compared to a net loss of $7.6 million, or $0.31 per Share in the first quarter of the prior year.
On May 12, 2011, Sbar’s submitted to Janney its non-binding final indication of interest proposing that an affiliate of Sbar’s acquire A.C. Moore for approximately $80 million, or $3.15 per Share, subject to confirmatory due diligence, obtaining necessary financing and the negotiation of a mutually satisfactory definitive purchase agreement. The final indication of interest made clear that such valuation was based on various assumptions and would be subject to various enumerated offsets, some of which were likely to be a material reduction to the price. Sbar’s also indicated in its indication of interest that it was seeking to obtain binding debt financing commitments to fund a portion of the purchase price and had already begun discussions with Wells Fargo regarding its financing of the acquisition of A.C. Moore by an affiliate of Sbar’s. Sbar’s indication of interest was accompanied by a mark-up of the merger agreement previously prepared by Blank Rome and provided to Sbar’s by Janney.
On May 13, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the strategic review process and receive an update on the status of discussions. Janney’s representative reported to the Special Committee on the discussions with Sbar’s, including that it had submitted its non-binding final indication of interest for an affiliate of Sbar’s to acquire all of the issued and outstanding Common Stock of A.C. Moore for approximately $80 million, or $3.15 per Share, subject to confirmatory due diligence, obtaining necessary financing and the negotiation of a mutually satisfactory definitive purchase agreement. The final indication of interest made clear that such valuation was based on various assumptions and would be subject to various enumerated offsets, some of which were likely to be a material reduction to the price. The Special Committee discussed with Janney’s representative its concerns as to whether Sbar’s had the financial ability to enable its affiliate to consummate the acquisition of A.C. Moore. Janney’s representative indicated that he had requested written evidence of Sbar’s financial ability to enable its affiliate to consummate the acquisition. The Special Committee instructed Janney’s representative to continue the discussions with Sbar’s, but that Sbar’s should be informed that the Special Committee would not entertain any exclusivity proposal from Sbar’s without written evidence that Sbar’s has the financial ability to enable its affiliate to consummate the acquisition of A.C. Moore.
On May 23, 2011, Sbar’s submitted to Janney a non-binding draft letter of intent reaffirming its interest in acquiring A.C. Moore through a newly-formed entity affiliated with Sbar’s. While Sbar’s indicated in its draft letter of intent that it would purchase 100 percent of the Shares of A.C. Moore at approximately $80 million, the draft letter of intent made clear that such valuation was based on various assumptions and would be subject to various enumerated offsets, some of which were likely to be a material reduction to the valuation. In its draft letter of intent, Sbar’s indicated that it was seeking a 30-day exclusivity period to conduct further due diligence and asked to be reimbursed for its expenses incurred during the exclusivity period if at any time prior to or after the end of the exclusivity period, A.C. Moore abandoned negotiations with Sbar’s with respect to the proposed transaction.
From May 24, 2011 through May 31, 2011, the counsel for A.C. Moore and Sbar’s, Blank Rome and Bryan Cave LLP, or Bryan Cave, respectively, exchanged various additional drafts of the letter of intent and held a number of telephone conference calls to discuss and negotiate the provisions of the letter of intent.
On June 10, 2011, EGL informed Janney that Sbar’s was unwilling to continue further in the process because of its concerns with A.C. Moore’s deteriorating financial performance.

On June 13, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process and the status of discussions. The Janney representative reported to the Special Committee that, on June 10, 2011, Sbar’s financial advisor, EGL, had informed Janney that Sbar’s was unwilling to continue further in the process because of its concerns with A.C. Moore’s deteriorating financial performance. The Special Committee then invited Mr. Jeffries to join the meeting and report on his recent discussions with Sbar’s. Mr. Jeffries reported to the Special Committee on a proposal presented to him by Sbar’s that A.C. Moore outsource all or part of its merchandising operations to Sbar’s. After discussion, the Special Committee concluded that Mr. Jeffries should continue discussing such an outsourcing relationship with Sbar’s but was of the view that Sbar’s would need to make a significant equity investment in A.C. Moore concurrently with the execution of a definitive agreement for such an outsourcing relationship. Following the meeting, Mr. Jeffries continued such discussions with Sbar’s. However, no agreement or understanding was reached as to an outsourcing relationship.
On July 6, 2011, Sbar’s contacted Janney through its financial advisor and indicated that, based on the due diligence it had performed to date and its concerns with A.C. Moore’s deteriorating financial performance, it was revising its previous offer price for its affiliate to acquire A.C. Moore downward to $2.00 per Share.
On July 13, 2011, EGL distributed to Janney a draft of an Exclusivity Agreement proposed to be executed by A.C. Moore and Sbar’s, which we refer to as the Exclusivity Agreement. In addition to providing Sbar’s with an exclusive negotiating period, the draft exclusivity agreement contemplated that Sbar’s represent to A.C. Moore that Wells Fargo had provided Sbar’s with initial documentation supporting the debt requirements for Sbar’s affiliate’s acquisition of A.C. Moore and that Wells Fargo had advised Sbar’s that Wells Fargo would deliver to Sbar’s within the next 20 calendar days a financing commitment letter for an amount equal to the entire consideration, costs and expenses for the proposed acquisition, in excess of the equity financing to be provided by Sbar’s or an affiliate thereof. The draft of the Exclusivity Agreement also contemplated that A.C. Moore would have the right to terminate such agreement, in connection with an unsolicited tender or exchange offer or business combination or other alternative transaction that the Board determined in good faith, after consultation with its legal and financial advisors, would reasonably be expected to result in a transaction more favorable to the shareholders of A.C. Moore than the transaction proposed by Sbar’s. Janney forwarded the Exclusivity Agreement draft to Blank Rome and the Special Committee.
On July 15, 2011, Janney and EGL held a telephone conference to discuss the terms of the Exclusivity Agreement. EGL indicated that Sbar’s was seeking a 45-day exclusivity period to conduct further due diligence and asked to be reimbursed for its expenses incurred during the exclusivity period if at any time prior to the end of the exclusivity period, A.C. Moore abandoned negotiations with Sbar’s with respect to the proposed transaction.
Also on July 15, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the strategic review process, particularly the status of the discussions with Sbar’s. Mr. Joyce, the Chairman of the Special Committee, updated the Special Committee on the discussions that had taken place with Sbar’s over the preceding four weeks. Mr. Joyce reported to the Special Committee that, as previously directed by the Special Committee, Mr. Jeffries had begun negotiations to outsource all or a part of A.C. Moore’s merchandising functions to Sbar’s with the condition that Sbar’s concurrently make a $10 million equity investment in A.C. Moore. Instead of submitting a written proposal relating to the proposed merchandising relationship, Sbar’s proposed acquiring all of the issued and outstanding Shares of A.C. Moore’s Common Stock at a purchase price of $2.00 per Share. The Janney representative reported that Sbar’s was requesting the exclusive right to negotiate a transaction with A.C. Moore through September 15, 2011 so that it could perform full legal and financial due diligence and negotiate the definitive form of Merger Agreement with A.C. Moore.
At the same meeting, the Special Committee then discussed whether to proceed with a sale of A.C. Moore to an affiliate of Sbar’s or to pursue other strategic or financial alternatives. The Special Committee, taking into effect A.C. Moore’s recent performance and updated expectations for near-term business prospects and A.C. Moore’s outlook in the absence of a sale, considered, with the assistance of its legal and financial advisors, the potential risks and effects of not pursuing the transaction proposed by Sbar’s. The Blank Rome representative then briefed the Special Committee on the terms of the current draft of the Exclusivity Agreement including, but not limited to, the ability of A.C. Moore thereunder to terminate the Exclusivity Agreement if presented with an acquisition proposal that the Board determined, in consultation with its legal and financial advisors, was superior, from a financial point of view, to the transaction proposed by Sbar’s. The Blank Rome representative also briefed the Special Committee about the risks of agreeing to such a lengthy exclusivity period with Sbar’s, including the possibility that, at the end of the exclusivity period, Sbar’s could decide to terminate discussions with respect to the proposed transaction. After considering, among other things, A.C. Moore’s lengthy strategic and financial alternatives review process, the lack of other current bidders for A.C. Moore, particularly in light of A.C. Moore’s public announcement that it was undertaking a strategic review process and Sbar’s unwillingness to commit further resources to exploring a potential transaction with A.C. Moore without an exclusivity period, the Special Committee unanimously agreed to offer Sbar’s a 45-day exclusivity period and authorized Mr. Joyce to negotiate and finalize the Exclusivity Agreement, with the advice and assistance of counsel, and to execute it on behalf of the Special Committee and A.C. Moore.

Between July 15, 2011 and July 28, 2011, EGL and Janney, with the assistance of Blank Rome, exchanged additional drafts of the Exclusivity Agreement and held a number of calls to discuss and negotiate the Exclusivity Agreement.
On July 28, 2011, A.C. Moore and Sbar’s executed the Exclusivity Agreement which provided for exclusivity through the close of business, New York time, on September 15, 2011. Under the terms of the Exclusivity Agreement, Sbar’s confirmed its affiliate’s interest in acquiring A.C. Moore pursuant to an all-cash tender offer for all the issued and outstanding Shares of A.C. Moore’s Common Stock at $2.00 per Share, followed by a back-end merger in which an affiliate of Sbar’s would be merged with and into A.C. Moore. In addition, the Exclusivity Agreement provided that, if at any time prior to September 15, 2011, A.C. Moore abandoned negotiations with Sbar’s with respect to the proposed transaction, A.C. Moore would reimburse Sbar’s for (i) 100% of its reasonable third party costs and expenses incurred since May 1, 2011 in connection with its due diligence and the negotiation and drafting of documents related to the proposed transaction, or the Sbar’s Transaction Expenses, up to $300,000, and (ii) 50% of Sbar’s Transaction Expenses above $300,000 and less than $400,000; plus $200,000 as reimbursement for the time and expense of the management of Sbar’s.
On August 3, 2011, A.C. Moore announced results for the three and six month periods ended July 2, 2011. It reported, for the second quarter, a decrease in comparable store sales of 0.7% and a net loss of $7.9 million, or $0.32 per share, compared to a net loss of $9.7 million, or $0.40 per Share in the second quarter of the prior year. It also reported, for the six months ended July 2, 2011, a 1.7% decrease in comparable store sales and a net loss of $15.3 million, or $0.62 per Share, compared to a net loss of $17.2 million, or $0.71 per Share for the comparable period in the prior year.
On August 19, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the discussions with Sbar’s. The Janney representative reported to the Special Committee that, on July 28, 2011, A.C. Moore and Sbar’s had executed the Exclusivity Agreement which provided for an exclusive negotiating period until September 15, 2011. The Janney representative then updated the Special Committee on the status of Sbar’s efforts to secure financing and reported that, based on discussions between the Janney representative and a Wells Fargo representative, Sbar’s should be receiving a commitment letter from Wells Fargo on or about August 29, 2011 and that the Wells Fargo’s representative believed the commitment thereunder should be sufficient to fund the proposed transaction.
On August 24, 2011, EGL, Sbar’s financial advisor, informed Janney that Wells Fargo had told Bryan Cave that it would not provide funding of the proposed transaction unless Parent and Purchaser are eligible, almost immediately following the consummation of the Offer, to consummate the back-end second-step merger pursuant to a “short-form” merger under Pennsylvania law. EGL noted that, as a result of Wells Fargo’s position, Sbar’s would require that the minimum tender condition in the Merger Agreement be revised upwards to 80.1%, inclusive of the top-up option granted in connection with the Merger Agreement, or the Top-Up Option.
On August 31, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the discussions with Sbar’s. The Janney representative reported to the Special Committee that he understood from his conversations with Wells Fargo representatives that Sbar’s would be receiving a commitment letter from Wells Fargo for a senior secured facility within the next few days. Upon receipt of that commitment letter, it was expected that the negotiation of the definitive documents for a transaction between the parties would accelerate. The Blank Rome representative reported to the Special Committee that Sbar’s would be seeking a very high minimum condition for its tender offer in order to facilitate its ability to consummate the back-end second step-merger as a “short-form” merger under Pennsylvania law.

On September 1, 2011, Sbar’s received a $77.5 million senior secured facility commitment letter from Wells Fargo, which we refer to as the Wells Fargo Commitment Letter. Pursuant to the terms of the Wells Fargo Commitment Letter, Wells Fargo’s commitments and undertakings would expire on November 29, 2011.
On September 2, 2011, Bryan Cave distributed to Blank Rome a revised draft of the Merger Agreement containing proposed revisions on behalf of Sbar’s.
On September 13, 2011, Mr. Joyce met with Adolph J. Piperno, the President and Chief Executive Officer of Sbar’s, to discuss various issues relating to the proposed transaction. During the course of their meeting, Mr. Piperno indicated to Mr. Joyce that he was committed to the proposed transaction and that he would be communicating to his financial and legal advisors, EGL and Bryan Cave, that they should push forward on negotiating the Merger Agreement with A.C. Moore’s financial and legal advisors, Janney and Blank Rome.
Also, on September 13, 2011, representatives of Blank Rome and Bryan Cave discussed revising the Merger Agreement to reflect a dual-track acquisition structure whereby Sbar’s or an affiliate thereof would initiate a tender offer for all of the outstanding Shares of Common Stock while A.C. Moore would soon thereafter file a proxy statement and prepare to hold a shareholders’ meeting to approve the merger in the event the tender offer was unsuccessful.
On September 14, 2011, Bryan Cave distributed a revised draft of the Merger Agreement to Blank Rome reflecting the dual-track acquisition structure the parties had previously discussed.
On September 15, 2011, the Special Committee met, with representatives from Janney and Blank Rome present, to discuss the progress of the discussions with Sbar’s. Mr. Joyce updated the other members of the Special Committee as to the discussions he had earlier in the week with Mr. Piperno. The Janney representative updated the Special Committee on his discussions with representatives of EGL with respect to the proposed transaction and the progress that Sbar’s had made in securing financing for the proposed transaction from Wells Fargo. The Blank Rome representative described for the Special Committee the dual-track acquisition structure that had been agreed to and the changes that were being made to the Merger Agreement to reflect such a structure. The Blank Rome representative indicated that the dual-track acquisition structure could allow the proposed transaction to close sooner than a more typical “one-step” merger transaction, while also providing a higher degree of closing certainty than a typical “two-step” tender offer structure. The Blank Rome representative indicated that, with the transaction structure agreed to, the key outstanding issues at this stage appeared to be deal certainty and the remedies available to A.C. Moore in the event that all conditions to closing were satisfied and Sbar’s had available debt financing but chose not to consummate the transaction. The Blank Rome representative also noted that Sbar’s had requested that the exclusivity period provided for under the Exclusivity Agreement be extended until the close of business on the business day after Sbar’s received a Phase I Environmental Report on A.C. Moore’s real property in Berlin, New Jersey. After considering, among other things, the progress that Sbar’s and A.C. Moore had made in arriving at a mutually satisfactory transaction structure and in negotiating the terms of the Merger Agreement and securing access to financing, and given Sbar’s unwillingness to commit further resources to exploring a potential transaction with A.C. Moore without an extension to the exclusivity period, the Special Committee unanimously agreed to extend the exclusivity period to September 23, 20011 and authorized the Blank Rome representative to finalize the terms of an appropriate amendment to the Exclusivity Agreement.
On September 18, 2011, Janney’s representative had a telephone conference call with representatives of EGL. During the course of this call, Janney’s representative was informed that, due to A.C. Moore’s deteriorating financial results, Sbar’s financial advisor was recommending that Sbar’s reduce its affiliate’s proposed purchase price for A.C. Moore to $1.60 per share.

On September 19, 2011, Mr. Joyce met with Mr. Piperno at the offices of Bryan Cave in Atlanta, Georgia to discuss various open issues in the Merger Agreement. Messrs. Joyce and Piperno were each accompanied by the respective legal and financial advisors for A.C. Moore and Sbar’s. The Blank Rome and Janney representatives, acting on behalf of A.C. Moore, emphasized to the Bryan Cave and EGL representatives, acting on behalf of Sbar’s, A.C. Moore’s need to maximize deal certainty and requested that Parent’s and Purchaser’s obligations pursuant to the Merger Agreement be guaranteed by Sbar’s so that A.C. Moore would have the ability to specifically enforce Parent’s obligation to close the transaction, particularly in the event that all conditions to closing were satisfied and Sbar’s had available debt financing. The Bryan Cave representatives indicated that Sbar’s was unable to commit to a transaction with full recourse to Sbar’s. Representatives of Blank Rome and Bryan Cave then discussed the feasibility of an escrow account where Sbar’s would cause $20 million to be deposited in escrow to secure the obligations of Parent and Purchaser to consummate the proposed transaction if all conditions to closing were met and Sbar’s had available debt financing. In addition, while Sbar’s was unwilling to agree to a full recourse guaranty, it indicated that it would be willing to consider a limited guarantee for the obligations of the surviving corporation in the merger to assume A.C. Moore’s indemnification arrangements with its directors and officers.
Later that day, the Special Committee met, with representatives from Janney and Blank Rome present, to receive an update on the discussions held earlier that day with Sbar’s and its legal and financial advisors. The Janney and Blank Rome representatives detailed for the Special Committee the escrow that had been proposed by Sbar’s and explained to the Special Committee that, in order to maximize deal certainty for the shareholders, the terms of the merger agreement and/or an ancillary agreement thereto would need to provide for A.C. Moore’s ability to force or motivate Sbar’s to close the transaction in the event all conditions to closing were satisfied and Sbar’s had available debt financing. The Janney and Blank Rome representatives noted that the size of the escrow amount needed to be of a size large enough to ensure that Sbar’s would be appropriately motivated to consummate the transaction. The Blank Rome representative also noted for the Special Committee that, while Sbar’s was unwilling to provide a full or limited guarantee for the obligations of Parent and Purchaser to consummate the transactions contemplated by the Merger Agreement, it was willing to provide a limited guaranty for the obligations of the surviving corporation in the Merger to assume A.C. Moore’s indemnification arrangements with its directors and officers. The Special Committee authorized Mr. Joyce to continue and finalize negotiations with Sbar’s to reach an agreement in principle on all material terms of the definitive agreements.
On September 20, 2011, Bryan Cave distributed to Blank Rome a revised draft of the Merger Agreement containing its proposed revisions as a result of the discussions held among the parties the previous day.
On September 21, 2011, A.C. Moore distributed to Sbar’s and Janney updated financial projections for the fiscal year ending December 31, 2011 that had been prepared by A.C. Moore’s management. As A.C. Moore’s operations and prospects had declined since the preparation by A.C. Moore’s management of earlier financial projections that had been provided to Sbar’s as part of its due diligence review of A.C. Moore, the earlier projections were no longer reflective of the future prospects of A.C. Moore and, accordingly, were superseded. The projections delivered on September 21, 2011, like those that it superseded, were not prepared with a view toward public disclosure but had been prepared by management for internal planning purposes or in connection with the Offer and the Merger and were subjective in many respects.
Also on September 21, 2011, Blank Rome distributed to Bryan Cave an initial draft of the Deposit Escrow Agreement that had been discussed in principle earlier in the week among the respective legal and financial advisors for A.C. Moore and Sbar’s.
On September 22, 2011, A.C. Moore delivered to Sbar’s a copy of the Phase I Environmental Report on A.C. Moore’s Berlin, New Jersey real property.
On September 23, 2011, Bryan Cave distributed to Blank Rome an initial draft of the Guaranty that had been discussed in principle earlier in the week among the respective legal and financial advisors for A.C. Moore and Sbar’s. Bryan Cave also distributed to Blank Rome a revised draft of the Deposit Escrow Agreement containing proposed revisions on behalf of Sbar’s.
Also, on September 23, 2011, Mr. Joyce discussed with the other members of the Special Committee the progress of the discussions with Sbar’s. The Blank Rome representative reported that Sbar’s had requested that the exclusivity period provided for under the Exclusivity Agreement be extended until September 30, 2011. After considering, among other things, the progress that Sbar’s and A.C. Moore had made in negotiating the terms of the Merger Agreement and related agreements and Sbar’s unwillingness to commit further resources to exploring a potential transaction with A.C. Moore without an extension to the exclusivity period, Mr. Joyce, with the agreement of the other members of the Special Committee, agreed to extend the exclusivity period to September 30, 2011 and authorized the Blank Rome representative to finalize the terms of an appropriate amendment to the Exclusivity Agreement.

On September 25, 2011, Blank Rome distributed to Bryan Cave a revised draft of the Merger Agreement containing proposed revisions on behalf of A.C. Moore.
On September 26, 2011, Blank Rome distributed to Bryan Cave a revised draft of the Guaranty containing proposed revisions on behalf of A.C. Moore.
On September 27, 2011, Bryan Cave distributed to Blank Rome a revised draft of the Guaranty containing proposed revisions on behalf of Sbar’s.
On the evening of September 27, 2011, representatives of Blank Rome and Janney, acting on behalf of A.C. Moore, held a telephone conference call with representatives of Bryan Cave and EGL, on behalf of Sbar’s. During the course of the conference call, the parties discussed the various issues relating to the Merger Agreement that remained open.
On September 28, 2011, Bryan Cave distributed to Blank Rome a revised draft of the Deposit Escrow Agreement containing proposed revisions on behalf of Wells Fargo in its capacity as the escrow agent.
From September 28, 2011 to September 30, 2011, Blank Rome and Bryan Cave exchanged various drafts of the Merger Agreement, the Deposit Escrow Agreement and the Guaranty and held a number of telephone conference calls to discuss and negotiate the provisions of these agreements.
On September 30, 2011, Mr. Joyce held a telephone discussion with Mr. Piperno to discuss various open issues related to the Merger Agreement. Thereafter, Mr. Joyce updated the other members of the Special Committee on his discussions with Mr. Piperno earlier that day and the progress of the discussions and negotiations with Sbar’s. He reported that the Blank Rome representative noted that Sbar’s had requested that the exclusivity period provided for under the Exclusivity Agreement be extended until October 4, 2011. After considering, among other things, the progress that Sbar’s and A.C. Moore had made in negotiating the terms of the Merger Agreement and related agreements and Sbar’s unwillingness to commit further resources to exploring a potential transaction with A.C. Moore without an extension to the exclusivity period, Mr. Joyce, with the agreement of the other members of the Special Committee, agreed to extend the exclusivity period to the earlier of October 4, 2011 or the signing of the Merger Agreement and authorized the Blank Rome representative to finalize the terms of an appropriate amendment to the Exclusivity Agreement.
Also on September 30, 2011, Bryan Cave notified Blank Rome that Wells Fargo had agreed to extend the expiration date of its commitments and undertakings pursuant to the Wells Fargo Commitment Letter from November 29, 2011 to December 31, 2011. Sbar’s forwarded to A.C. Moore a copy of the fully executed Wells Fargo Commitment Letter that same day.
On October 3, 2011 representatives of Blank Rome and Bryan Cave finalized the terms of the Merger Agreement, the Guaranty and the Deposit Escrow Agreement.
Later in the day on October 3, 2011, an affiliate of Sbar’s deposited $20 million in escrow with Wells Fargo and the appropriate parties executed the Deposit Escrow Agreement. The Deposit Escrow Agreement provided that if a Merger Agreement was not signed by all parties by 11:59 p.m. on October 4, 2011, the escrowed amount would be returned to Sbar’s affiliate.

On the evening of October 3, 2011, the Board held a meeting, joined by representatives of Janney and Blank Rome. The meeting began with the Blank Rome representative providing a summary of the key provisions of the Merger Agreement. Next, the Blank Rome representative reviewed with the Board its fiduciary duties. The Janney representative then provided the Special Committee with an overview of the process that had been undertaken to review the strategic and financial alternatives available to A.C. Moore and reported that, in connection with the review of financial and strategic alternatives, Janney communicated with 50 potential buyers, including seven strategic buyers and 43 financial sponsors, to solicit their interest in a potential acquisition of A.C. Moore, of which 29 parties executed confidentiality agreements and 27 parties were given access to an electronic data room. Janney’s representative discussed with the Special Committee the feedback received from potential buyers that had either declined to participate in the process or had initially participated but had subsequently dropped out of the process. Among the concerns raised by such potential buyers were various issues related specifically to A.C. Moore, as well as issues related to the macroeconomic environment, discretionary consumer spending and the specialty retail sector, that created significant uncertainties as to A.C. Moore’s future and prospects. These issues included, but were not limited to, concerns over A.C. Moore’s historical financial performance, lack of confidence in A.C. Moore’s ability to forecast future financial results, continuing declines in A.C. Moore’s same store sales, the impact of three years of consecutive quarterly losses, the continuing depletion of cash reserves since 2008, the effect that future losses could have on cash and liquidity requirements, various concerns with A.C. Moore’s real estate portfolio such as the challenges A.C. Moore faced in dealing with underperforming stores, the locations of existing stores, the terms of the store leases, and the extent of the contingent liabilities relating to existing store leases, the extent to which arts and crafts specialty retailing would be a new retail platform for many potential buyers, and the significant competition facing A.C. Moore from industry leaders with strong financial backing from leading private equity firms. Janney’s representative then reviewed Janney’s financial analyses of the proposed transaction with the Special Committee and delivered its oral opinion, which was later confirmed in writing, that, as of the date of the opinion, and based upon and subject to the various limitations, qualifications and assumptions set forth in Janney’s written opinion, the $1.60 per Share of Common Stock in cash to be received by the holders of Shares (other than Parent, Purchaser and their respective affiliates) of Common Stock in the Offer and the Merger was fair, from a financial point of view, to such holders. The Special Committee then discussed the proposed transaction, noting the significant gains that had been negotiated in the merger agreement in recent days, particularly with respect to deal certainty, as well as the fact that A.C. Moore had been exploring strategic alternatives since November 2010, in a process publicly known since February 15, 2011, during which Janney representatives had communicated with 50 potential buyers, a number of which, after executing confidentiality agreements with A.C. Moore, had conducted extensive due diligence on A.C. Moore. The Special Committee also considered the positive and negative factors and risks associated with the proposed transaction, as discussed in further detail in the section entitled “—Reasons for Recommendation of the Special Committee and A.C. Moore’s Board” below.
After further deliberations, the Special Committee resolved, by unanimous vote, that the Merger Agreement, the Deposit Escrow Agreement and the Guaranty and the other transactions contemplated thereby were in the best interests of, and fair to, A.C. Moore’s shareholders. The Special Committee recommended that the Board approve the Merger Agreement, the Deposit Escrow Agreement and the Guaranty and submit the Merger Agreement to A.C. Moore’s shareholders for adoption if required under applicable law. After further discussion the Board resolved, by unanimous vote, that the terms of the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of A.C. Moore’s shareholders, and the Board approved the Merger Agreement, the Deposit Escrow Agreement, the Guaranty, the Offer and the Merger. The Board recommended that the shareholders of A.C. Moore accept the Offer and tender their Shares of Common Stock, and, if required by applicable law, adopt the Merger Agreement at a meeting of shareholders.
Immediately following the meeting of the Board, the parties executed the Merger Agreement and the appropriate parties executed and delivered the Guaranty. On October 4, 2011 before the opening of trading on Nasdaq, A.C. Moore issued a press release announcing the execution of the Merger Agreement.
On October 17, 2011, the parties to the Merger Agreement entered into Amendment No. 1 to the Merger Agreement, which, among other things, removed Parent’s right to designate directors to the Board in certain circumstances.
On October 18, 2011, Parent and Purchaser commenced the Offer, which has an initial expiration date of November 16, 2011.

Reasons for Recommendation of the Special Committee and A.C. Moore’s Board
Material Factors and Benefits
The Special Committee, acting with the advice and assistance of its legal and financial advisors, evaluated the Merger Agreement, the Offer, the Merger and the Transactions. In recommending to the Board that it approve and declare fair to and in the best interest of the shareholders of A.C. Moore, the Transaction Documents, the performance by A.C. Moore of its obligations thereunder and the consummation of the Transactions, including the Offer and the Merger, upon the terms and conditions contained therein, and in recommending that, if required by applicable law, the shareholders of A.C. Moore approve the Merger Agreement, the performance by A.C. Moore of its obligations thereunder and the consummation of the Transactions, including the Offer and the Merger, upon the terms and conditions contained therein, the Special Committee considered the following material factors and benefits of the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement:
Financial Terms; Form of Consideration; Certainty of Value
•	Historical market prices, volatility and trading information with respect to our Common Stock, including that the Offer Price represents:
•	A premium of 68.4% to the closing price of $0.95 per Share of Common Stock on October 3, 2011, the last full trading day prior to the announcement of the execution of the Merger Agreement.
•	A premium of 53.8% to the one week prior closing price of $1.04 per Share of Common Stock on September 26, 2011.
•	A premium of 21.2% to the one month prior closing price of $1.32 per Share of Common Stock on September 6, 2011.
•
The form of consideration to be paid in the transaction is cash, which provides certainty of value and immediate liquidity to A.C. Moore’s shareholders while avoiding potential long-term business risk and uncertainty (including the “risk factors” set forth in A.C. Moore’s Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011).

•
The availability of dissenters rights with respect to the Merger, which would give shareholders who have not tendered their Shares in the Offer and properly exercised and perfected their dissenters rights the ability to seek and be paid the “fair value” of their Shares in connection with the Merger, provided that the Merger is (i) submitted to shareholders for approval and the Shares are no longer listed on Nasdaq or another securities exchange and the Shares are held beneficially or of record by 2,000 persons or less or (ii) consummated in accordance with the requirements of the Pennsylvania “short-form” merger statute.

Business and Financial Condition and Prospects of A.C. Moore
•
The current and historical financial condition, results of operations, competitive position, strategic options and prospects of A.C. Moore, as well as the financial plan and prospects if A.C. Moore were to remain an independent public company, and the potential impact of those factors on the trading price of Common Stock (which cannot be quantified numerically).

•
A.C. Moore’s prospects given (i) that A.C. Moore’s financial and operational performance over the past three years, including that A.C. Moore’s same store sales had declined in each of the preceding three fiscal years, (ii) that A.C. Moore had incurred net losses in each of fiscal years 2008, 2009 and 2010 primarily due to declines in same store sales, (iii) A.C. Moore’s lack of financial flexibility to fund its business initiatives, (iv) the highly competitive nature of the arts and crafts specialty retail industry, including that a number of A.C. Moore’s major competitors are backed by leading private equity firms and, accordingly, have access to substantially greater financial resources than A.C. Moore, and (v) the extent to which A.C. Moore’s sales were being adversely affected by a challenging macroeconomic environment that was adversely affecting discretionary consumer spending and was partly to blame for heavy promotional and discounting activity in the arts and crafts specialty retail sector.

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The prospective risks to A.C. Moore as a stand-alone public entity, including the “risk factors” set forth in A.C. Moore’s Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011.

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The Special Committee’s belief that maximizing value for A.C. Moore’s shareholders required A.C. Moore to engage in either (i) a transaction with a financial sponsor or strategic buyer who would be better positioned to address A.C. Moore’s operational and financial challenges and would appropriately value A.C. Moore’s long-term business prospects, or (ii) a financial transaction that would provide A.C. Moore with increased financial flexibility and liquidity to continue its ongoing turnaround and provide additional time for A.C. Moore’s management to implement its various revenue-enhancing and cost-cutting initiatives.

Review of Financial and Strategic Alternatives
•
The retention of Janney, a nationally recognized financial advisor, with significant familiarity and experience in the specialty retail industry to assist A.C. Moore in its review of financial and strategic alternatives.

•	The formation of the Special Committee, established to administer and maintain flexibility in the process, while the Board retained authority with respect to key transaction decisions and approvals.
•
In consultation with its financial and legal advisors, the Special Committee reviewed the results of the process undertaken to review financial and strategic alternatives conducted by A.C. Moore, which began on November 11, 2010, when Janney received a mandate from the Board to formally commence a review of financial and strategic alternatives available to A.C. Moore. That mandate was subsequently followed by a public announcement by A.C. Moore on February 15, 2011 that it had hired Janney to pursue financial and strategic alternatives.

•
In connection with the process to review financial and strategic alternatives, A.C. Moore’s financial advisor, Janney, had communicated with 50 potential buyers (including 43 financial sponsors and seven strategic buyers) regarding their interest in a transaction with A.C. Moore, of which 29 parties executed confidentiality agreements and 27 parties were given access to the electronic data room containing various non-public information relating to A.C. Moore.

•
The discussions A.C Moore held during its strategic review process with a number of third parties prior to the entry into exclusive negotiations with Sbar’s, including five parties that had submitted preliminary indications of interest, but none of which, other than Sbar’s, had indicated they would be in a position to make a binding proposal.

•
The discussions that the Special Committee had with A.C. Moore’s financial and legal advisors at different times during the process with respect to the terms of the proposals received in the process and whether parties other than Sbar’s would be willing or capable of entering into or sponsoring a transaction with A.C. Moore that would provide more value to A.C. Moore’s shareholders than the value to be paid pursuant to the Offer and the Merger.

•
The feedback provided by Janney to the Special Committee as to why various potentially interested parties declined to participate in the strategic review process or, after being given access to various due diligence materials, elected not to submit an acquisition proposal, including, but not limited to, various issues related specifically to A.C. Moore, as well as issues related to the macroeconomic environment, discretionary consumer spending and the specialty retail sector, that created significant uncertainties as to A.C. Moore’s future and prospects. These issues included, but were not limited to, concerns over A.C. Moore’s historical financial performance, lack of confidence in A.C. Moore’s ability to forecast future financial results, continuing declines in A.C. Moore’s same store sales, the impact of three years of consecutive quarterly losses, the continuing depletion of cash reserves since 2008, the effect that future losses could have on cash and liquidity requirements, various concerns with A.C. Moore’s real estate portfolio such as the challenges A.C. Moore faced in dealing with underperforming stores, the locations of existing stores, the terms of the store leases, and the extent of the contingent liabilities relating to existing store leases, the extent to which arts and crafts specialty retailing would be a new retail platform for many potential buyers, and the significant competition facing A.C. Moore from industry leaders with strong financial backing from leading private equity firms.

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The increasingly pressing need to bring A.C. Moore’s strategic review process to a reasonably prompt conclusion, taking into effect the ongoing deterioration of the financial performance of A.C. Moore, the significant uncertainty regarding A.C. Moore’s future prospects and the possibility that its short- and long-term prospects would continue to decline in the absence of a sale or other transaction.

•
The Special Committee also considered the possibility of continuing as a standalone company or an equity or equity-linked financing through either a registered direct offering or a PIPE transaction, and the perceived risks of these alternatives, the range of potential benefits to A.C. Moore’s shareholders of these alternatives and the timing and execution risk of accomplishing the goals of such alternatives, as well as the Special Committee’s assessment that no alternatives were reasonably likely to create greater value for A.C. Moore’s shareholders than the Offer and the Merger, taking into account risks of execution as well as business, financial, competitive, industry and market risks.

History of Negotiations with Sbar’s
•
The history of the negotiations between A.C. Moore and Sbar’s which informed the Special Committee to enable it to consider that the Offer Price was the highest price per Share of Common Stock that Sbar’s was willing to pay and that the other terms of the Merger Agreement were the most favorable terms to A.C. Moore to which Sbar’s was willing to have its affiliates agree to.

Opinion of Financial Advisor
•
The financial analyses and opinion of Janney presented to the Special Committee on October 3, 2011 to the effect that, as of the date of the opinion, and subject to the various limitations, qualifications and assumptions set forth therein, the $1.60 per Share of Common Stock in cash to be received by holders of Shares of Common Stock (other than Parent, Purchaser and their respective affiliates) in the Offer and the Merger, was fair, from a financial point of view, to such holders, as described under “—Opinion of A.C. Moore’s Financial Advisor” below.

•
The Special Committee’s discussions with Janney regarding its financial analyses of the transactions contemplated by the Merger Agreement and its analyses of comparable transactions and the valuations of comparable companies.

Advantages of Structuring the Transaction as a Dual-Track Tender Offer and Merger
•
The structure of the transaction as a tender offer for all Shares, which should allow shareholders to receive the transaction consideration in a relatively short time frame, followed by the Merger in which shareholders (other than those who exercise and perfect their dissenters rights under the PBCL) will receive the same consideration as received by shareholders who tender their Shares in the Offer.

•
Alternatively, the dual-track structure of the transaction is also allowing for a Merger following shareholder approval, which will provide additional certainty that the Merger would ultimately occur and that shareholders would receive the transaction consideration.

Speed and Likelihood of Consummation
•
The structure of the transaction as a two-step transaction which potentially enables the shareholders to receive the Offer Price pursuant to the Offer in a relatively short time frame (and potentially reduces the uncertainty during the pendency of the transaction), followed by the Merger in which shareholders that do not tender in the Offer will receive the same cash price as is paid in the Offer. In addition, the structure of the transaction permits the use of a one-step transaction in the event the two-step transaction is unable to be effected.

•
The ability of Purchaser to exercise the Top-Up Option to purchase up to an additional number of Shares of Common Stock sufficient to cause the Purchaser to own 80% of the Shares of Common Stock outstanding after the Offer on a fully-diluted basis, which would permit the Purchaser to close the Merger (as a “short-form” merger under Pennsylvania law) more quickly than under alternative structures.

•	The additional certainty of consummation of the transaction due to the dual-track structure, which results in a greater assurance that shareholders will receive the transaction consideration.

Purchaser’s Deposit of $20 Million into an Escrow Account to Secure Obligations of Parent and Purchaser
•
The agreement of Purchaser to deposit $20 million, or the Escrow Amount, into an escrow account pursuant to the Deposit Escrow Agreement to provide some security for the obligations of Parent and Purchaser to consummate the Transactions and that, pursuant to the Deposit Escrow Agreement, if the closing of the Merger, or the Closing, does not occur on or prior to December 30, 2011, and all conditions to the obligations of Parent and Purchaser to consummate the Merger have been satisfied or waived, or all conditions to the obligations of A.C. Moore to consummate the Merger have not been satisfied or waived, then, subject to the Final Determination, as defined in the Deposit Escrow Agreement, the Escrow Amount will be distributed to A.C. Moore. The Final Determination will control the manner, amount and recipients in which the Escrow Amount is to be paid.

Availability of Financing for Parent to Consummate the Offer and the Merger
•	Parent’s and Purchaser’s representation in the Merger Agreement that they have, and their obligation to obtain, sufficient funds available to them to consummate the Offer and the Merger.
•	That, in addition to debt financing, Purchaser has indicated that it would be using the $20 million placed in the escrow account as part of its financing of the Offer and the Merger.
•
Purchaser’s execution of a debt financing Wells Fargo Commitment Letter, which also serves as the lender under A.C. Moore’s credit facility, which, in the reasonable judgment of the Special Committee, increases the likelihood of such financing being completed.

•
That each of Parent and Purchaser has agreed in the Merger Agreement to use commercially reasonable efforts to seek to enforce its rights under the debt financing documents in the event of a material breach thereof by the financing sources thereunder or to seek alternative financing.

Lack of Regulatory Approvals
•	That no antitrust, competition or other material regulatory filings are required to consummate the Offer and the Merger.
Termination Fee
•
That the termination fee payable by A.C. Moore to Parent, if the Merger Agreement is terminated for the reasons discussed in the Merger Agreement, even at the $2 million amount requested by Parent, is not unreasonable, was comparable to termination fees in transactions of a similar size, and would not be reasonably expected to deter competing bids and would not likely be required to be paid unless A.C. Moore entered into or intended to enter into a transaction that is more favorable to A.C. Moore’s shareholders than the Transactions contemplated by the Merger Agreement.

Terms and Conditions of the Merger Agreement
•
The fact that the financial and other terms and conditions of the Transactions, including, but not limited to, the number and nature of the conditions to Parent’s and Purchaser’s obligations to consummate the Offer and the Merger, were the product of arms-length negotiations among the parties and were designed to provide a reasonable amount of comfort that the Offer and the Merger would ultimately be consummated on a timely basis.

•
The definition of “Company Material Adverse Effect” in the Merger Agreement and the various exceptions thereto and the effect thereof on the likelihood that the Offer and the Merger would be consummated pursuant to the terms of the Merger Agreement.

•
The fact that neither the Offer nor the Merger is conditioned upon any member of A.C. Moore’s management entering into any employment, equity contribution, or other agreement, arrangement or understanding with Parent, Purchaser or A.C. Moore and that, prior to the execution of the Merger Agreement, no such agreement, arrangement or understanding had been negotiated or entered into.

•
The discussions that the Special Committee had with A.C. Moore’s legal advisor regarding the terms and conditions of the Merger Agreement, including the Offer, the Merger and the other Transactions, including the respective representations, warranties and covenants and termination rights of the parties.

Ability to Entertain Superior Proposals
•
That the Merger Agreement has customary no solicitation, “fiduciary-out,” and termination provisions which, in the view of the Special Committee, should not deter or preclude third parties from making Superior Proposals (as defined in the Merger Agreement).

•
The fact that, subject to compliance with the terms and conditions of the Merger Agreement, prior to the earlier of the closing of the Offer or obtaining the approval of the A.C. Moore shareholders of the Merger, A.C. Moore is permitted to furnish information to, and participate in discussions and negotiations with, any third party that makes an unsolicited, bona fide, written acquisition proposal that the Board (or any authorized committee thereof) determines in good faith, after consulting with outside legal and financial advisors, constitutes, or would reasonably be expected to lead to, a Superior Proposal, or the Board (or any authorized committee thereof), determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the best interests of A.C. Moore’s shareholders.

Ability for the Board to Change its Recommendation
•
The ability of the Board under certain circumstances, including the receipt of a Superior Proposal, to withdraw, modify or change the Board’s recommendation to shareholders that they accept the Offer, tender their Shares of Common Stock to Purchaser pursuant to the Offer and, if required, vote their Shares of Common Stock in favor of the adoption of the Merger Agreement, and the right of the Board to terminate the Merger Agreement if certain conditions are satisfied, subject to payment of a termination fee to Parent, and the reasonableness of such provisions in light of, among other things, the benefits of the Offer and the Merger to A.C. Moore’s shareholders and the typical range and size of such fees in similar transactions.

Risks and Other Factors
In the course of its deliberations, the Special Committee also considered a variety of risks, uncertainties and potentially negative factors with respect to the Offer and the Merger, including:
Financial Terms
•
While the Merger Consideration represents a premium of 68.4% to the closing price of $0.95 per Share of Common Stock on October 3, 2011, the last full trading day prior to the announcement of the execution of the Merger Agreement, it also represents a discount of 29.2% to the one year prior closing price of $2.26 per Share on October 4, 2010.

No-Shop; Termination Fee
•
The restrictions that the Merger Agreement impose on A.C. Moore’s ability to solicit or participate in discussions or negotiations regarding alternative business combination transactions, subject to certain specified exceptions, and the insistence by Parent, as a condition to executing the Merger Agreement, that A.C. Moore would be obligated to pay a termination fee of $2 million under certain circumstances, and the potential effect of such restrictive provisions and such termination fee in deterring other potential acquirers from proposing alternative transactions.

Minimum Tender Condition
•
The risk that the minimum tender condition in the Offer may not be satisfied and that such minimum tender condition is a higher threshold than the approval percentage that would be required if the transaction was structured as a one-step merger (i.e., a majority of the outstanding Shares). However, this consideration was viewed in light of the provisions in the Merger Agreement that (i) provide for the one-step merger (with a majority voting requirement) if the minimum tender condition is not satisfied, and (ii) the early filing of a proxy statement so that the one-step merger structure could be implemented without significant delay if the minimum tender condition is not satisfied.

Conditions to Closing
•
The conditions to Parent’s and Purchaser’s obligation to consummate the Offer and the Merger, and that there are no assurances all such conditions will be satisfied, including those that are not within A.C. Moore’s control. These conditions include, but are not limited to, the availability of third-party financing to Parent and Purchaser and that no Company Material Adverse has occurred, subject to certain specified exceptions.

Effect of a Failure to Close
•
The fact that, if the Transactions, including the Offer and the Merger, are not completed, A.C. Moore’s officers and other employees will have expended extensive time and effort attempting to complete the Transactions and will have experienced significant distractions from their work during the pendency of the Transactions.

Potential Harm to Business if Merger is Not Completed
•
The fact that, if the Transactions, including the Offer and the Merger, are not completed, (i) the market’s perception of A.C. Moore could potentially result in a loss of customers, vendors and employees, and (ii) the fact that, during the course of the due diligence process, A.C. Moore has provided Parent with very sensitive, confidential information that could affect A.C. Moore’s ability to negotiate with Parent’s affiliates if the Transactions were not to be completed.

Public Announcement of the Merger Agreement
•
The effect of a public announcement of the execution of the Merger Agreement, including its effects on A.C. Moore’s sales, operating results and stock price, and A.C. Moore’s ability to attract and retain key management and sales and marketing personnel.

Pre-Closing Covenants
•
The restrictions on the conduct of A.C. Moore’s business prior to the completion of the Transactions, requiring A.C. Moore to conduct its business in the ordinary course of business, to use its reasonable efforts, consistent with past practice and policies, to preserve intact its business organization and material assets, to keep available the services of its officers, directors and associates, to comply in all material respects with all applicable laws and the requirements of its material contracts, to maintain satisfactory relationships with business partners, and to seek the consent of Parent prior to engaging in various activities, which may delay or prevent A.C. Moore from undertaking business opportunities that may arise pending completion of the Transactions, whether or not consummated.

Lack of Assets and Operating History of Parent and Purchaser
•
While Parent caused Purchaser to deposit $20 million in escrow in order to partially secure Parent’s and Purchaser’s obligations under the Merger Agreement, including but not limited to payment for the Shares, Parent and Purchaser are newly-formed entities with limited capitalization and limited operating histories and A.C. Moore’s monetary remedy in connection with a failure by Parent and Purchaser to consummate the Transactions, even where such failure is in connection with a breach of the Merger Agreement that is deliberate or willful, could, from a practical perspective, be limited to the $20 million placed in escrow which may not be sufficient to compensate A.C. Moore for losses suffered as a result of such a failure to consummate the Transactions by Parent or Purchaser.

Possible Inability to Obtain Financing
•	The risk that Parent and Purchaser may not be able to obtain financing on acceptable terms and in an amount of cash sufficient to consummate the Transactions.
Definition of Company Material Adverse Effect
•
The definition of a “Company Material Adverse Effect” contained in the Merger Agreement and the risk, taking into effect the deteriorating nature of A.C. Moore’s business, that Parent or Purchaser may assert the occurrence of a Company Material Adverse Effect as justifying their refusal to consummate the Offer or the Merger.

Improvement in A.C. Moore’s Prospects
•
The risk that A.C. Moore’s prospects could change materially during the pendency of the Transactions, including in ways beneficial to A.C. Moore, but in ways that may not entitle the Board to change its recommendation to A.C. Moore’s shareholders, and the price per Share of Common Stock offered under the Merger Agreement is fixed at $1.60 per Share, regardless of such changes.

Parent and Purchaser’s Ability to Terminate the Merger Agreement
•	The fact that, subject to certain specified exceptions, if the Merger shall not have occurred on or before December 30, 2011, the Offer and the Merger may be abandoned by Parent.
Tax Consequences
•
The fact that the all-cash consideration to be received by the shareholders who are U.S. persons in the Offer and the Merger would be taxable to such shareholders who have a gain for U.S. federal income tax purposes.

Interests of Certain Persons in the Offer and the Merger
•
The fact that the executive officers and directors of A.C. Moore may have interests in the Offer and the Merger that are different from, or in addition to, those of A.C. Moore’s shareholders, including certain change of control payments, severance and retention arrangements as described under “—Interests of Certain Persons in the Merger” below.

The Special Committee believed that, overall, the potential benefits of the Offer and the Merger to A.C. Moore’s shareholders outweighed the risks and uncertainties of the Offer and the Merger.
In the course of reaching its determination and recommendation, the Board considered, among other things, the same factors considered by the Special Committee in its deliberations, as described above.
After evaluating the above factors, on October 3, 2011, based on the recommendation of the Special Committee and the conduct of its own independent review and other relevant factors, the Board unanimously determined (i) to approve and adopt the Transaction Documents and the consummation of the Transactions; (ii) to authorize and direct certain officers of A.C. Moore to execute and deliver the Transaction Documents in the name of A.C. Moore; (iii) to authorize such officers to prepare, execute, deliver and file such further agreements, certificates, instruments and documents and to take such actions as contemplated by the Transaction Documents or as such officers deem necessary or appropriate; (iv) that the Transaction Documents and the Transactions are fair to and in the best interests of A.C. Moore’s shareholders; (v) to approve for all purposes, to the extent required under applicable law, the Purchaser, Parent and their affiliates, the Merger Agreement and the Transactions to exempt such persons, agreements and transactions from applicable anti-takeover laws; and (vi) to recommend that the shareholders of A.C. Moore accept the Offer and tender their Shares in the Offer and, to the extent such a meeting is required under the PBCL, vote in favor of the approval of the Merger and the approval and adoption of the Merger Agreement at any meeting of shareholders of A.C. Moore called to consider approval of the Merger and the Merger Agreement.

In considering the Offer and the Merger, the Board reviewed and considered the fairness opinion sought and received from Janney by the Special Committee as to the fairness, as of the date of such opinion, from a financial point of view, of the consideration to be received in the Offer and the Merger by holders of outstanding Shares of Common Stock, which opinion is described under “—Opinion of A.C. Moore’s Financial Advisor” below. The Board also consulted with representatives of Blank Rome regarding the fiduciary duties of the members of the Board and the terms of the Merger Agreement.
The foregoing discussion of the information and factors considered by the Special Committee and the Board is not intended to be exhaustive, but merely summarizes the material factors considered. In light of the variety of factors considered, both positive and negative, in connection with their evaluation of the Offer and the Merger and the complexity of these matters, the Special Committee and the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations or determine that any factor was of particular importance. The Special Committee and the Board made their decision based on the totality of information presented to and considered by them. Moreover, each member of the Special Committee and the Board applied his or her own personal business judgment to the process and may have given different weights to different factors and may have viewed certain factors more positively or negatively than others. In arriving at their recommendation, the members of the Special Committee and the Board were aware of the interests of our executive officers, directors and affiliates as described in “—Interests of Certain Persons in the Merger” below.
The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies.
In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, yours. See the section entitled “—Interests of Certain Persons in the Merger” beginning on page [•] and “Advisory Vote on Golden Parachute Compensation” beginning on page [•]. The Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of A.C. Moore.
Opinion of A.C. Moore’s Financial Advisor
On October 3, 2011, during a meeting of the Board, Janney, at the request of the Special Committee, rendered an oral opinion, which was confirmed by delivery of a written opinion dated October 3, 2011, to the effect that, as of that date and based upon and subject to the various considerations set forth in its opinion, the Merger Consideration of $1.60 per Share, or the the Per Share Merger Consideration, to be paid to holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of Common Stock (other than Parent or Purchaser).
The full text of the written opinion of Janney dated October 3, 2011 is attached as Annex E. Janney’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Janney in rendering its opinion. The summary of Janney’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Shareholders are encouraged to carefully read the full text of Janney’s written opinion in its entirety.
In arriving at its opinion, Janney has made such reviews, analyses, and inquiries as Janney deemed necessary and appropriate under the circumstances including, among other things, the following: (i) reviewed a draft of the Merger Agreement dated October 3, 2011; (ii) reviewed the historical financial performance, current financial position and general prospects of A.C. Moore; (iii) considered the proposed financial terms of the Transactions; (iv) considered the results of efforts to solicit indications of interest and definitive proposals from third parties with respect to a possible acquisition of A.C. Moore; (v) reviewed the historical market price ranges and trading activity performance of Common Stock; (vi) reviewed publicly-available information such as annual reports, quarterly reports and other filings made by A.C. Moore with the SEC; (vii) to the extent deemed relevant, analyzed information of certain other selected publicly traded companies and compared A.C. Moore from a financial point of view to these other companies; (viii) to the extent deemed relevant, analyzed information of certain other selected precedent merger and acquisition transactions and compared the Transactions from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available; (ix) discussed with certain members of senior management of A.C. Moore the strategic aspects of the Transactions and A.C. Moore’s past and current business operations, financial condition and prospects; and (x) reviewed such materials and performed such other analyses and examinations as Janney deemed necessary.

In performing its review, Janney relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by A.C. Moore or its representatives or that was otherwise reviewed by it, and Janney assumed such accuracy and completeness for purposes of rendering its opinion. Janney was not asked to and did not undertake any independent verification of any of such information and Janney does not assume any responsibility or liability for the accuracy or completeness thereof. Janney did not make an independent evaluation or appraisal of specific assets, collateral securing assets, or liabilities (contingent or otherwise) of A.C. Moore or any of its affiliates or subsidiaries. Janney did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood A.C. Moore had received such advice as it deemed necessary from qualified professionals.
With respect to A.C. Moore’s financial forecast for the fiscal year ending December 31, 2011, as provided to Janney on September 21, 2011, A.C. Moore’s management has confirmed that it reflects the best currently-available estimate and judgment of such management as to the financial performance of A.C. Moore for fiscal year 2011, and Janney has assumed that such performance will be achieved. Janney expresses no opinion as to such financial forecast or the assumptions on which it is based. Janney has assumed, other than where indicated otherwise by A.C. Moore’s management, that there has been no change in A.C. Moore’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Janney that would be material to its analyses or its opinion. Janney has assumed in all respects material to its analysis that A.C. Moore and Parent will remain as going concerns for all periods relevant to Janney’s analysis, and that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct.
Janney’s opinion is directed to, and is for the use and benefit of, the Special Committee in connection with its consideration of the Transactions. Janney’s opinion should not be construed as creating any fiduciary duty on the part of Janney to any party. Janney’s opinion does not constitute a recommendation to any shareholder of A.C. Moore as to (i) whether such shareholder should tender such shareholder’s Common Stock in the Transactions or (ii) how such shareholder should vote on the Transactions or any other matter. Janney’s opinion is directed only to the fairness, from a financial point of view, as of October 3, 2011 and based upon and subject to the various considerations set forth in the opinion, of the Per Share Merger Consideration to be paid to the holders of Common Stock (other than Parent and Purchaser) and does not address the fairness of the Per Share Merger Consideration to any other constituencies of A.C. Moore other than the holders of Common Stock. In addition, Janney’s opinion does not address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of A.C. Moore, whether relative to the Per Share Merger Consideration or otherwise. Janney has not expressed any opinion as to the impact of the Transactions on the solvency or viability of A.C. Moore, or of any of the other parties to the Merger Agreement, or as to their ability to pay their debts when they become due.
Janney’s opinion does not address the relative merits of the Transactions as compared to other business strategies or transactions that might be available to A.C. Moore or A.C. Moore’s underlying business decision to effect the Transactions. Janney was not asked to, nor does it, offer any opinion as to the terms, other than the Per Share Merger Consideration to the extent expressly specified therein, of the Merger Agreement or the form of the Transactions. In rendering its opinion, Janney assumed that (i) the final executed form of the Merger Agreement would not differ in any material respect from the draft dated October 3, 2011 that it reviewed, (ii) all parties to the Merger Agreement and all related agreements will comply with all material terms of the agreements to which they are a party, and (iii) the Transactions will be consummated in accordance with the terms of the Merger Agreement without any waiver or amendment of any material term or condition thereof. Janney has also assumed that all governmental, regulatory or other consents, including A.C. Moore’s internal consents and approvals necessary for the consummation of the Transactions, will be obtained without any material adverse effect on A.C. Moore, Parent or Purchaser or the Transactions.

Summary of Material Financial Analyses
The following is a summary of the material financial analyses performed by Janney and discussed with the Special Committee and the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Janney, nor does the order of analyses described represent relative importance or weight given to those analyses by Janney. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Janney’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 3, 2011 (the date on which Janney completed its analyses) and is not necessarily indicative of current market conditions.
Janney’s opinion is rendered on the basis of market, economic and other conditions prevailing as of October 3, 2011 and on the conditions and prospects, financial and otherwise, of A.C. Moore, as they existed and were known to Janney on October 3, 2011, and Janney assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after October 3, 2011. The issuance of Janney’s opinion was approved by a fairness committee of Janney.
Analysis of Implied Premia
Janney calculated the implied premium represented by the Per Share Merger Consideration to be received by the holders of Shares of Common Stock in the Transactions over selected dates and selected periods.
The Per Share Merger Consideration represented:
•	A premium of 68.4% to the closing price on October 3, 2011, the last trading day prior to when the opinion was delivered.
•	A premium of 53.8% to the one week prior closing price of $1.04 on September 26, 2011.
•	A premium of 21.2% to the one month prior closing price of $1.32 on September 6, 2011.
•	A discount of 29.2% to the one year prior closing price of $2.26 on October 4, 2010.
Selected Publicly Traded Companies Analysis
Janney reviewed and compared certain financial information for A.C. Moore to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the specialty retail industry, which, in the exercise of its professional judgment and based on its knowledge of the industry, Janney determined to be relevant to its analysis. Although none of the following companies is identical to A.C. Moore,
Janney selected these companies because they had publicly traded equity securities and were deemed to be similar to A.C. Moore in one or more respects including the nature of their business, size and financial performance.
Books-A-Million Inc.
Build-A-Bear Workshop Inc.
Big 5 Sporting Goods Corp.
Cost Plus Inc.
Duckwall-ALCO Stores Inc.
Golfsmith International Holdings Inc.
Hancock Fabrics Inc.
Hastings Entertainment Inc.
Kirkland’s Inc.
Sport Chalet Inc.
Tuesday Morning Corp.

For each of the companies, Janney calculated and compared financial information and various financial market multiples and ratios based on SEC filings for historical information and utilized third-party research estimates from other investment firms for forecasted information. For A.C. Moore, Janney made calculations based the financial forecasts prepared by A.C. Moore’s management and utilized SEC filings for historical information. With respect to A.C. Moore and each of the selected companies, Janney reviewed enterprise value as a multiple of net sales and EBITDA for the latest twelve month period and estimated sales and EBITDA for fiscal year 2011; equity value as a multiple of earnings per Share for the latest twelve month period and estimated earnings per Share for fiscal year 2011; and equity value as a multiple of estimated book value for the third quarter of 2011. The results of these analyses are summarized in the following table:

	Public Company
	Multiples(1) Range				Implied Share Price Range
EV/LTM — Net Sales	0.11	x	0.30	x	$1.22	$4.66
EV/FY11E — Net Sales	0.12	x	0.30	x	$1.37	$4.49
EV/LTM — EBITDA	2.3	x	9.3	x	N/M	N/M
EV/FY11E — EBITDA	2.1	x	5.7	x	N/M	N/M
P/LTM — Earnings Per Share	7.2	x	57.9	x	N/M	N/M
P/FY11E — Earnings Per Share	8.6	x	38.3	x	N/M	N/M
P/3Q11E — Book Value	0.23	x	1.81	x	$0.93	$7.40

(1)	Key:

LTM = Latest twelve month period as of June 30, 2011

P = Implied per Share consideration

FY11E = Company estimated financial performance for fiscal year ending 2011

3Q11E = Company estimated financial performance for the third quarter ending September 30, 2011

N/M = Not a meaningful figure due to historical and estimated EBITDA and EPS losses
Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to A.C. Moore’s business. Accordingly, Janney’s comparison of selected companies to A.C. Moore and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and A.C. Moore. As a result, a significantly larger or smaller company with substantially similar lines of business and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Janney may not have included all companies that might be deemed comparable to A.C. Moore.
Selected Transactions Analysis
Janney analyzed certain information relating to selected precedent transactions in the specialty retail industries announced from April 2005 to December 2010 which, in the exercise of its professional judgment, Janney determined to involve relevant public companies with operations similar to A.C. Moore or transactions which have characteristics similar to that of the Transactions. The selected transactions analyzed included the following:

Date Announced	Target	Acquirer
December 2010	Jo-Ann Stores, Inc.	Leonard Green & Partners, L.P.
July 2010	Paperchase Products Ltd.	Primary Capital Limited
August 2009	Charlotte Russe Holding Inc.	Advent International Corp.
June 2009	Tween Brands Inc.	Dress Barn Inc.
June 2009	Filene’s Basement Corp.	Sym’s Corp.
November 2007	Restoration Hardware, Inc.	Catterton Partners
November 2006	Golf Galaxy, Inc.	Dick’s Sporting Goods Inc.
July 2006	PETCO Animal Supplies, Inc	Private equity consortium
June 2006	Michaels Stores Inc.	Private equity consortium
January 2006	The Sports Authority, Inc.	Leonard Green & Partners, L.P.
November 2005	Linens ‘n Things, Inc.	Apollo Management, L.P.
October 2005	ShopKo Stores, Inc.	Sun Capital Partners, Inc.
September 2005	Party City Corporation	Private equity consortium
April 2005	Electronics Boutique Hldgs. Corp.	GameStop Corp.
April 2005	Brookstone Inc.	Private equity consortium

No specific numeric or other similar criteria were used to select the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded.
For each of the selected transactions, Janney calculated and compared the enterprise value as a multiple of the latest twelve months of net sales and EBITDA, using publicly available information at the time of the relevant transaction. The results of these analyses are summarized in the following table:

	Precedent Transaction
	Multiples(1) Range				Implied Share Price Range
EV/LTM — Net Sales	0.15	x	1.46	x	$2.00	$24.85
EV/LTM — EBITDA	2.9	x	13.6	x	N/M	N/M

(1)	Key:

LTM = Latest twelve month period as of June 30, 2011

N/M = Not a meaningful figure due to historical and estimated EBITDA and EPS losses
Using the reference ranges set forth above, Janney determined implied enterprise values for A.C. Moore and calculated implied equity values in the same manner as with respect to the Comparable Public Company analysis described above.
Illustrative Premiums Paid Analysis
Janney analyzed the premiums paid in 100% cash acquisitions of publicly traded companies in the United States across all industries (excluding entities in the financial, healthcare, materials and utilities industries) from September 2008 to the present with transaction values of $25 million to $250 million. For each of the transactions, based on publicly available information, Janney calculated the premiums of the offer price in the transaction to the target company’s closing stock price one day, one week and one month prior to the announcement of the transaction. The results of these analyses are summarized in the following table:

	Premiums Paid
	Percentages
	Range		Implied Share Price Range
Premiums Paid — 1 Day	0.1%	148.5%	$0.95	$2.36
Premiums Paid — 1 Week	3.7%	165.2%	$1.08	$2.76
Premiums Paid — 1 Month	2.6%	221.1%	$1.35	$4.24

General
The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a result, neither the fairness opinion nor its underlying analyses are necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses without considering the analyses as a whole could create an incomplete view of the processes underlying Janney’s opinion. In arriving at its fairness determination, Janney considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Janney made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, Janney believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Janney’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Janney was advised by the management of A.C. Moore that the operations and prospects of A.C. Moore had declined since the preparation by management of its five-year financial forecast for the fiscal years 2011 to 2015, or the Long-Term Forecast, and, accordingly, that the Long-Term Forecast was no longer reflective of management’s best currently available estimates and judgments as to the future financial results and condition of A.C. Moore and should not be relied upon for purposes of Janney’s analyses and opinion. In addition, Janney was advised by the management of A.C. Moore that it had not prepared updated financial forecasts beyond fiscal year 2011. Given the absence of a long-term forecast that the management of A.C. Moore believes was reliable for purposes of Janney’s analyses and opinion, Janney did not perform an analysis of the estimated present value of the future cash flows of A.C. Moore.
In performing its analyses, Janney considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. Janney’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond A.C. Moore’s control. Janney’s analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon estimates of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of A.C. Moore, Parent, Janney or any other person assumes responsibility if future results are materially different from the estimates used.
Janney’s opinion and financial analyses in connection with their respective evaluation of the Per Share Merger Consideration were among many factors considered by the Special Committee and the Board in its evaluation of the Transactions and should not be viewed as determinative of the views of the Special Committee, the Board or management with respect to the Transactions or the consideration payable in the Transactions. Janney was not requested to, and it did not, recommend the specific consideration payable in the Transactions. The decision to enter into the Merger Agreement was solely that of the Board.
Janney, as part of its investment banking business, is engaged in the valuation of companies and their securities in connection with mergers and acquisitions. Janney acted as exclusive financial advisor to the Board in connection with the Transactions and has, to date, been compensated on a monthly retainer basis for its services. Janney will also receive a fee for rendering its opinion, which is not contingent upon the successful completion of the Transactions or the conclusion contained in such opinion. In addition, a substantial portion of Janney’s fees are contingent upon the completion of the Transactions. Janney will not receive any other significant payment or compensation with regard to the Transactions. The Company has agreed to reimburse Janney for its reasonable expenses and to indemnify Janney and certain related parties for certain liabilities arising out of Janney’s services to A.C. Moore. Prior to Janney’s engagement in connection with the Transactions, in 2009 Janney provided limited financial advisory services to A.C. Moore. In addition, in the ordinary course of Janney’s business as a broker-dealer, it may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of A.C. Moore for its own account or for the accounts of its customers.

Projections
In connection with the sale process, A.C. Moore’s management prepared certain non-public financial information and projections about A.C. Moore, which A.C. Moore provided to Sbar’s in connection with its due diligence review. This is information that had been prepared by management for internal planning purposes or in connection with the Offer and the Merger and is subjective in many respects. The projected financial information for the remainder of fiscal 2011 summarized below, or the Fiscal 2011 Projections, was provided to Sbar’s on September 21, 2011. The Fiscal 2011 Projections were also provided to A.C. Moore’s financial advisor in connection with its opinion to the Special Committee, as described under “—Opinion of A.C. Moore’s Financial Advisor” above.
A.C. Moore Projected Financial Information—Remainder of 2011 Fiscal Year

(in millions, except percentages, store count	3rd Quarter 2011	4th Quarter 2011	Fiscal Year 2011
and earnings per share)	Forecast	Forecast	Forecast
Net sales	$97.9	$139.0	$438.6
Gross margin	39.4	51.3	178.2
Percent of sales	40.2%	36.9%	40.6%
Selling, general and administrative expenses	52.8	55.3	209.9
Percent of sales	54.0%	39.8%	47.8%
Store pre-opening and closing expenses	0.3	0.3	1.5
Operating profit (loss)	(13.8)	(4.3)	(33.2)
Interest expense	0.3	0.3	1.0
Income (loss) before income taxes	(14.0)	(4.6)	(34.2)
Provision for (benefit from) income taxes	0.0	0.0	(0.2)
Net income (loss)	$(14.1)	$(4.6)	$(34.0)
Earnings (loss) per share	$(0.55)	$(0.18)	$(1.33)

Other:(1)
Store count	134	134	134
Capital expenditures	$6.9	$8.0	$8.0
Cash and cash equivalents	$7.1	$20.1	$20.1
Inventories	$118.7	$97.9	$97.9
Total assets	$205.9	$195.2	$195.2
Short-term debt	$24.0	$19.0	$19.0
Trade accounts payable	$35.6	$35.2	$35.2
Accrued expenses and other current liabilities	$25.8	$24.9	$24.9
Total liabilities	$102.2	$95.6	$95.6
Shareholders’ equity	$103.7	$99.6	$99.6

(1)	Except for capital expenditures, which is presented year to date, all information is as of the end of the period.
Information contained above has generally been presented in rounded numbers. Certain of the totals presented in this section may have been affected by the use of this rounded information.
A.C. Moore currently plans to make available its actual results of operations for the third fiscal quarter ended October 1, 2011 in a Quarterly Report on Form 10-Q that is expected to be filed with the SEC in November 2011. Shareholders should review this Quarterly Report on Form 10-Q as soon as it becomes available. A.C. Moore’s filings with the SEC are available at www.acmoore.com and www.sec.gov.
The financial information set forth in this section is included in this proxy statement only because this information was provided to Sbar’s and A.C. Moore’s financial advisor in connection with the contemplated sale of A.C. Moore as described in this proxy statement and it is not being included to influence your decision whether to vote in favor of adopting the Merger Agreement. The inclusion of this information should not be regarded as an indication to any shareholder that the Board or any other recipient of this information considered, or now considers, that actual future results will necessarily reflect the projections contained herein, and this information should not be relied upon as such. This financial information reflects numerous estimates and assumptions with respect to industry and specific third party performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to A.C. Moore’s business, all of which are difficult to predict and many of which are beyond its control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than such projections. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. In addition, the financial information set forth above does not reflect the effects of the Offer or the Merger.

This financial information should be evaluated, if at all, in conjunction with A.C. Moore’s historical consolidated financial statements included in A.C. Moore’s periodic and other reports filed with the SEC. In light of the factors described herein and the uncertainties inherent in the projected financial information, and given that this information has been included in this proxy statement only because A.C. Moore has made certain of such information available to Sbar’s and to A.C. Moore’s financial advisor, shareholders are cautioned not to rely on such information as being a guarantee of future operating results.
The financial information included in this section was prepared in connection with the Offer and the Merger and is subjective in many respects. This financial information was not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or pro forma financial information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective or pro forma financial information. Neither our independent registered public accounting firm, nor any independent accountants, have compiled, examined or performed any procedures with respect to the financial information above, nor have they expressed any opinion or any other form of assurance on such financial information or its achievability, and they assume no responsibility for, and disclaim any association with, such financial information.
The Fiscal 2011 Projections reflect numerous estimates and assumptions made by A.C. Moore and its management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to A.C. Moore’s business, all of which are uncertain and difficult to predict, and many of which are beyond its control. The projected financial information was also based upon expectations of A.C. Moore’s management at the time the projected financial information was prepared. As a result, such information may prove not to be reflective of actual results. The Fiscal 2011 Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Fiscal 2011 Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such projections, including, but not limited to, A.C. Moore’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks and uncertainties set forth in this proxy statement and in A.C. Moore’s other reports filed with the SEC.
In addition, the projected financial information will be affected by A.C. Moore’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the projections were based necessarily involve judgments with respect to, among other things, future economic, governmental, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond A.C. Moore’s control. The Fiscal 2011 Projections also reflect assumptions as to certain business decisions that may be subject to change. Such projections cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the above projected financial information should not be regarded as an indication that any of A.C. Moore, Parent, Purchaser or any of their respective affiliates or representatives considered or consider that information to be necessarily predictive of actual future events, and such information should not be relied upon as such.
The Fiscal 2011 Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement and pendency of the proposed Offer and the Merger. There can be no assurance that the announcement of the Offer and the Merger will not cause its vendors to delay or cancel their shipments pending the consummation of the Offer and the Merger or the clarification of Parent’s intentions with respect to the conduct of A.C. Moore’s business thereafter. Any such delay or cancellation of shipments is likely to adversely affect A.C. Moore’s ability to achieve the results reflected in such financial projections. The projected financial information does not take into account any changes in A.C. Moore’s operations, business, financial condition or results of operations which may result from the Offer or the Merger, including without limitation any cost savings or other benefits. Further, the Fiscal 2011 Projections do not take into account the effect of any failure to complete the Offer or the Merger. The inclusion of the Fiscal 2011 Projections herein should not be deemed an admission or representation by A.C. Moore or any other person that they were viewed as material information with respect to A.C. Moore, and in fact A.C. Moore and its management do not view the Fiscal 2011 Projections as material because of the inherent risks and uncertainties associated with such projections.

There is no guarantee that any financial results reflected in the Fiscal 2011 Projections will be realized, or that the assumptions on which they are based will prove to be correct. A.C. Moore’s shareholders are cautioned not to place undue, if any, reliance on the Fiscal 2011 Projections included in this proxy statement.
None of A.C. Moore or its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any shareholder or other person regarding the ultimate performance of A.C. Moore compared to the information contained in the Fiscal 2011 Projections or that the projected results will be achieved.
BY INCLUDING THE FOREGOING INFORMATION, NEITHER A.C. MOORE NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES AND OTHER AFFILIATES AND REPRESENTATIVES UNDERTAKE ANY OBLIGATION TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THIS INFORMATION TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THIS INFORMATION, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL INFORMATION ARE SHOWN TO BE IN ERROR OR TO HAVE CHANGED.
Financing of the Merger
We anticipate that total funds of approximately $46 million will be needed to purchase all of the issued and outstanding Shares, and to complete the Merger and to pay related fees and expenses, and up to an additional $28.5 million to repay indebtedness of A.C. Moore at the closing of the Merger. Purchaser has placed $20 million in an escrow account pursuant to the Deposit Escrow Agreement to provide security for the obligations of Parent and Purchaser to consummate the Transactions. Pursuant to the Deposit Escrow Agreement, if the Closing does not occur on or prior to December 30, 2011, and all conditions to the obligations of Parent and Purchaser to consummate the Merger have been satisfied or waived, or all conditions to the obligations of A.C. Moore to consummate the Merger have not been satisfied or waived, then, subject to the Final Determination, as defined below, the Escrow Amount will be distributed to A.C. Moore. However, if the Closing does not occur on or prior to December 30, 2011, and all conditions to the obligations of Parent and Purchaser to consummate the Merger have not been satisfied or waived and all conditions to the obligations of A.C. Moore to consummate the Merger have been satisfied or waived, then, subject to the Final Determination, as defined below, the Escrow Amount will be returned to Purchaser.
The “Final Determination” means either (i) a written notice from Parent and A.C. Moore to the Deposit Escrow Agent setting forth the manner in which the Escrow Amount is to be paid, or (ii) a final court order or judgment or decision of an arbitration panel determining the rights of Parent, Purchaser and A.C. Moore with respect to the Escrow Amount, together with a letter of counsel confirming the final nature of such determination. The Final Determination will control the manner, amount and recipients in which the Escrow Amount is to be paid.
In addition, Parent and Purchaser have received the Wells Fargo Commitment, pursuant to which Wells Fargo has committed, through December 31, 2011, to provide to Purchaser a senior credit facility in an amount of up to $77.5 million, which we refer to as the Facility. The Facility is available to finance the Transactions, to pay fees and expenses related thereto, to repay our existing indebtedness, as well as to finance general corporate purposes and working capital of the surviving corporation and its subsidiaries. The documentation concerning the Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms below. Each of Parent and Purchaser will use its commercially reasonable efforts to obtain the financing described above on the terms and conditions described in the Wells Fargo Commitment (or on terms no less favorable to Parent and Purchaser with respect to the conditionality and amount (including the amount of fees to be paid) thereof) and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under the Wells Fargo Commitment (other than to increase the amount of the Facility), if such amendment, modification or waiver reduces the aggregate amount of the Facility (including by changing the amount of fees to be paid), amends the conditions precedent to the financing in a manner that would reasonably be expected to delay or prevent the closing of the Offer or make the funding of the financing less likely to occur.

If any portion of the required financing becomes unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, Parent and Purchaser are obligated to use commercially reasonable efforts to arrange and obtain alternative financing from alternative sources. As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event the financing described above is not available.
Interest Rate; Term. The Facility is expected to be a five year facility with interest rates at LIBOR or, at Purchaser’s option, a base rate, plus a margin, ranging from 2.00% to 2.50% for LIBOR-based loans and from 1.00% to 1.50% for base rate-based loans, depending upon the amount of the Facility that is then outstanding. The Facility is expected to have a term of five years from the Closing.
Fees. Purchaser has paid a commitment fee of $77,500 and expects to pay a closing fee of $232,500 and an annual administration fee of $25,000, each to Wells Fargo. In addition, Purchaser expects to pay an unused line fee of 0.375% or 0.50% depending on the amount of the Facility that is then outstanding, on the unused portion of the Facility until the termination thereof.
Voluntary Prepayments. Purchaser will be permitted to make voluntary prepayments with respect to the Facility at any time, without premium or penalty, subject to reimbursement of certain costs. The commitments under the Facility may be irrevocably reduced or terminated by Purchaser at any time without premium or penalty.
Conditions to Initial Funding. The initial borrowing under the Facility is conditioned on the satisfaction of conditions customary in similar transactions, including, without limitation:
•	The execution of final customary documentation.
•	The consummation of the Transactions in accordance with the terms of the Merger Agreement.
•	No material changes to the Merger Agreement in any respect reasonably expected to be materially adverse to Wells Fargo without its approval.
•	Compliance with certain financial covenants after giving effect to the Offer and the Merger, including availability of at least $20 million following the first funding under the Facility.
•	There not having been any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the borrower.
Guarantees and Security. All obligations of Purchaser under the Facility will be unconditionally guaranteed by Parent and each existing and future direct and indirect subsidiaries of the surviving corporation, except that the surviving corporation will be liable as a co-borrower under the Facility. The Facility will also be secured by the capital stock of each subsidiary of the Parent, all present and future intercompany debt, and all of the present and future personal property assets of the Purchaser and its subsidiaries, including inventory and accounts receivable.
Representations, Warranties, Covenants and Events of Default. The Facility will contain certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, certain conditions and events of default that are customarily required for similar financings.
We believe the amount deposited pursuant to the Deposit Escrow Agreement and the amounts committed under the Wells Fargo Commitment will be in the aggregate sufficient to pay the Merger Consideration in respect of each Share validly tendered and accepted for payment in the Offer, the aggregate Merger Consideration, all amounts required to be paid in respect of A.C. Moore SARs pursuant to the Merger Agreement and all fees and expenses, but we cannot assure you of that. Those amounts might be insufficient if, among other things, Wells Fargo fails to fund the committed amounts in breach of the Wells Fargo Commitment or if the conditions to such commitment are not met. If any portion of such committed amounts become unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, Parent and Purchaser agreed to use commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event that the Wells Fargo Commitment described in this proxy statement is not available as anticipated.

Closing and Effective Time of Merger
If the Merger Agreement is adopted at the special meeting then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter. The Effective Time will occur as soon as practicable following the closing of the Merger upon the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania (or at such later date as we and Parent may agree and specify in the Articles of Merger).
Payment of Merger Consideration and Surrender of Stock Certificates
As promptly as reasonably practicable after the Effective Time, each record holder of Shares (other than Excluded Shares) will be sent a letter of transmittal describing how such holder may exchange its Shares for the per Share Merger Consideration.
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.
You will not be entitled to receive the per Share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your Shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your Shares is not registered in the transfer records of A.C. Moore, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by A.C. Moore to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.
Interests of Certain Persons in the Merger
Overview
A.C. Moore’s executive officers and the members of the Board may be deemed to have interests in the Transactions that may be different from or in addition to those of A.C. Moore’s shareholders generally. The Board was aware of these interests and considered them, among other matters described in “—Reasons for Recommendation of the Special Committee and A.C. Moore’s Board”, in reaching its decision to approve the Merger Agreement and the Transactions.
Additionally, in connection with the Transactions, no member of A.C. Moore’s management has entered into an employment agreement or other agreement or commitment with respect to continuing employment, nor has any member of A.C. Moore’s management entered into an equity rollover agreement or other agreement or commitment with respect to a co-investment in A.C. Moore.
For further information with respect to the arrangements between A.C. Moore and its executive officers, directors and affiliates described above, see “Advisory Vote on Golden Parachute Compensation” below, which is incorporated herein by reference.
Cash Payable Pursuant to Merger
If the Merger is consummated, each of A.C. Moore’s executive officers and directors would receive the same per Share cash consideration on the same terms and conditions as the other shareholders of A.C. Moore. Additionally, pursuant to the terms of the Merger Agreement, any outstanding Shares owned by the directors and executive officers and not tendered in the Offer will be cancelled and converted at the Effective Time into the right to receive the Merger Consideration.
As of October 17, 2011, A.C. Moore’s executive officers and directors beneficially owned an aggregate of 1,007,452 Shares (including shares of A.C. Moore Restricted Stock but excluding shares underlying A.C. Moore Options and A.C. Moore SARs). If the Merger is consummated, the executive officers and directors would receive an aggregate of approximately $1,611,923 in cash in respect of their Shares.

The tables below set forth information regarding the amount of cash consideration each director and executive officer would receive pursuant to the Merger based on the number Shares beneficially owned by each of A.C. Moore’s directors and executive officers (including shares of A.C. Moore Restricted Stock, but excluding shares underlying A.C. Moore Options and A.C. Moore SARs) as of October 17, 2011:

Non-employee Directors
		Merger
Name	Number of Shares Owned	Consideration
Michael J. Joyce	84,824	$135,718
Joseph F. Coradino	69,824	$111,718
Neil A. McLachlan	70,824	$113,318
Thomas S. Rittenhouse	65,824	$105,318
Lori J. Schafer	64,824	$103,718

Executive Officers
		Merger
Name	Number of Shares Owned	Consideration
Joseph A. Jeffries	265,276	$424,442
David Stern	147,076	$235,322
David Abelman	151,817	$242,907
Amy Rhoades	66,403	$106,245
Rodney Schriver	20,760	$33,216
Treatment of Equity Awards
A.C. Moore Options. Under the Merger Agreement, upon the Closing, each A.C. Moore Option, whether or not exercisable or vested, would be canceled as of the Effective Time in exchange for a cash payment equal to the product of (i) the excess, if any, of the per Share Merger Consideration over the per Share exercise price of the A.C. Moore Option, and (ii) the number of Shares subject to the A.C. Moore Option, less any amounts required to be withheld pursuant to applicable law. Because all of the A.C. Moore Options have exercise prices which are greater than the Offer Price, such A.C. Moore Options will be cancelled and no payment will be due to the option holder.
A.C. Moore SARs. A.C. Moore’s non-employee directors do not hold any A.C. Moore SARs. As of October 17, 2011, A.C. Moore’s executive officers held A.C. Moore SARs with respect to an aggregate of 837,441 Shares of Common Stock, with exercise prices ranging from $1.48 to $6.82 per Share. Of these A.C. Moore SARs, stock appreciation rights with respect to 41,603 Shares had exercise prices that are less than the per Share Merger Consideration and stock appreciation rights with respect to 795,838 Shares had exercise prices that are equal to or greater than the per Share Merger Consideration.
Under the Merger Agreement, upon the Closing, each outstanding A.C. Moore SAR, whether or not exercisable or vested, would be canceled as of the Effective Time in exchange for a cash payment equal to the product of (i) the excess, if any, of the per Share Merger Consideration over the per Share exercise price of the A.C. Moore SAR, and (ii) the number of Shares subject to the A.C. Moore SAR, less any amounts required to be withheld pursuant to applicable law.

The table below sets forth information regarding the aggregate amount of spread value in cash that each executive officer would receive pursuant to the Merger based on the A.C. Moore SARs held by each of them as of October 17, 2011:

Executive Officers
Aggregate Spread
Name	Value
Joseph A. Jeffries	$3,233
David Stern	$—
David Abelman	$—
Amy Rhoades	$1,056
Rodney Schriver	$704
A.C. Moore Restricted Stock. Under the Merger Agreement, each outstanding restricted stock award or performance accelerated restricted stock award which has been granted under A.C. Moore’s equity compensation plans, whether or not vested, would be cancelled as of the Effective Time in exchange for the per Share Merger Consideration payable in respect of such stock. The A.C. Moore Restricted Stock held by directors and executive officers is included in the number of Shares beneficially owned by these individuals reflected in the tables above.
Agreements with Executive Officers and Payments Upon a Change of Control
A.C. Moore has entered into employment agreements with its Chief Executive Officer, Joseph A. Jeffries; its Executive Vice President and Chief Financial and Administrative Officer, David Stern; its Executive Vice President and Chief Merchandising and Marketing Officer, David Abelman; its Senior Vice President and General Counsel, Amy Rhoades; and its Vice President, Chief Accounting Officer and Controller, Rodney Schriver. Each of these agreements provides for severance payments and benefits upon certain terminations of employment. Pursuant to the Merger Agreement, from and after the Effective Time, Parent is obligated to cause the surviving corporation to assume, and agree to perform, the obligations of A.C. Moore, including without limitation, under the employment agreements with Joseph A. Jeffries, David Abelman, David Stern and Amy Rhoades, including all appendices and subsequent amendments thereto. A.C. Moore has also entered into retention award agreements with Messrs. Jeffries, Stern and Abelman and Ms. Rhoades.
Agreement with Joseph A. Jeffries. On August 19, 2010, A.C. Moore entered into an amended and restated employment letter with Mr. Jeffries in connection with his appointment as Chief Executive Officer on June 17, 2010. Upon termination without cause (as defined below) prior to a change of control (as defined below), Mr. Jeffries is entitled to receive: (i) 18 months of salary at his then current rate, paid in 18 equal monthly installments; (ii) the sum of the actual incentive bonus paid to him in the prior two fiscal years multiplied by .75, paid in 18 equal monthly installments; and (iii) health insurance benefits, to the extent he received such benefits prior to termination, for 18 months following termination. Upon termination without cause or resignation for good reason (as defined below) during the 18-month period following a change in control, Mr. Jeffries receives a lump sum cash payment consisting of the sum of: (a) Mr. Jeffries’ base salary through the date of termination, to the extent not yet paid; (b) the product of (i) the target annual bonus paid or payable as if the applicable target were achieved for the current fiscal year as of the date of termination, and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; (c) any deferred compensation not previously paid to Mr. Jeffries, if any, paid in accordance with the terms of the plan pursuant to which the deferral was made; (d) the sum of the actual incentive bonus paid to him in the prior two fiscal years, multiplied by .75; and (e) Mr. Jeffries’ annual base salary multiplied by 1.5. Mr. Jeffries will also receive insurance benefits for 18 months following termination. If A.C. Moore terminates his employment for cause or Mr. Jeffries terminates without good reason following a change of control, he is entitled to base salary and any other benefits unpaid through the date of termination.
For purposes of Mr. Jeffries’ amended and restated employment letter:
(a) “Cause” means either (i) failure of Mr. Jeffries to perform substantially his duties to A.C. Moore or its affiliates which is not cured within 60 days after a written demand for performance is delivered by a member of the Board; or (ii) illegal conduct or gross misconduct by Mr. Jeffries in violation of A.C. Moore’s code of conduct.

(b) “Change of control” means:
i. the acquisition by any person of beneficial ownership of more than 50% of either the outstanding Shares of Common Stock or the voting power of the outstanding securities of A.C. Moore entitled to vote in the election of directors, other than certain acquisitions by certain related parties;
ii. the change in a majority of the Board from the date of the letter excluding certain newly appointed directors subsequent to the date of letter;
iii. reorganizations, mergers, consolidations or sales of all or substantially all of the assets of A.C. Moore unless: (x) the beneficial owners of Common Stock prior to such transaction own at least 50% of the Common Stock and voting power in the resulting entity; (y) no person beneficially owns more than 50% of the Common Stock or voting power in the resulting entity; and (z) at least a majority of the board of directors of the resulting entity were members of the Board prior to the transaction; or
iv. approval by the shareholders of A.C. Moore of a complete dissolution or liquidation of A.C. Moore.
(c) “Good reason” means: (i) the assignment to Mr. Jeffries of duties that are inconsistent with his position, authority, duties or responsibilities as set forth in the letter, other than an action remedied by A.C. Moore upon notice from Mr. Jeffries; (ii) the failure of A.C. Moore to comply with the compensation provisions of Mr. Jeffries’ letter, which failure remains uncured after notice by Mr. Jeffries; (iii) A.C. Moore requiring Mr. Jeffries to be based at an office or location 35 or more miles from his current location; or (iv) the failure of A.C. Moore to require any successor to assume expressly and abide by the terms of the letter agreement.
Agreement with David Stern. On May 13, 2009, A.C. Moore entered into an employment letter with David Stern to serve as A.C. Moore’s Executive Vice President and Chief Financial Officer. Upon termination without cause prior to a change of control, Mr. Stern is entitled to receive base salary and insurance benefits, to the extent he received such benefits prior to termination, through the sixth-month anniversary of the termination date plus pro rata bonus (as defined in the agreement). In the event Mr. Stern remains unemployed after six months from his termination date, he will receive an additional month of severance and insurance benefits for each month he remains unemployed, up to a maximum of six additional months. Mr. Stern is required to actively seek employment after the termination date in order to receive the additional severance. Upon a termination by A.C. Moore without cause, or resignation for good reason during the 12-month period following a change of control, Mr. Stern is entitled to receive a lump sum cash payment consisting of the sum of: (a) Mr. Stern’s base salary through the date of termination, to the extent not yet paid; (b) the product of (i) the target annual bonus paid or payable for the most recently completed fiscal year, and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; (c) any deferred compensation not previously paid to Mr. Stern, if any, paid in accordance with the terms of the plan pursuant to which the deferral was made; and (d) an amount equal to one year’s salary. Mr. Stern will also receive insurance benefits for 12 months following termination. If A.C. Moore terminates his employment for cause or Mr. Stern terminates without good reason following a change of control, he is entitled to base salary through the date of termination. The definitions of “cause,” “change of control” and “good reason” in Mr. Stern’s employment letter are the same as those in Mr. Jeffries’ employment letter, except that the definition of “good reason” in Mr. Stern’s employment letter also includes any purported termination by A.C. Moore of Mr. Stern’s employment following a change of control, other than as expressly provided in his employment letter.
Agreement with David Abelman. On May 7, 2009, A.C. Moore entered into an employment letter with David Abelman to serve as A.C. Moore’s Executive Vice President and Chief Marketing and Merchandising Officer. Mr. Abelman’s employment letter was amended on March 16, 2010 and March 28, 2011. The termination and change of control provisions in Mr. Abelman’s agreement are identical to those in Mr. Stern’s agreement.
Agreement with Amy Rhoades. On July 24, 2006, A.C. Moore entered into an employment agreement with Amy Rhoades to serve as Vice President and General Counsel. She was appointed Senior Vice President and General Counsel on November 10, 2009. Ms. Rhoades’ agreement was amended on November 15, 2006, November 19, 2007 and March 28, 2011. Upon termination without cause or resignation for good reason prior to a change of control, Ms. Rhoades is entitled to receive base salary through the twelfth-month anniversary of the termination date, pro rata bonus through the date of termination, health insurance benefits for 12 months from the termination date, to the extent Ms. Rhoades received such benefits prior to the termination, and vested and earned but unpaid amounts under A.C. Moore’s incentive plans. Upon termination for cause or resignation without good reason prior to a change of control, Ms. Rhoades is entitled to receive base salary through the termination date and vested and earned but unpaid amounts under A.C. Moore’s health plans. The definition of “cause,” “change of control” and “good reason” in Ms. Rhoades’ employment agreement are the same as those in Messrs. Stern’s and Abelman’s employment letters. The change of control provisions in Ms. Rhoades’ employment agreement are identical to those contained in the agreements of Messrs. Stern and Abelman.

Agreement with Rodney Schriver. On December 6, 2010, A.C. Moore entered into an employment letter with Rodney Schriver, Vice President, Chief Accounting Officer, Controller and Treasurer. If A.C. Moore terminates his employment without cause prior to a change of control, Mr. Schriver is entitled to receive base salary through the sixth-month anniversary of the termination date. In the event Mr. Schriver remains unemployed after six months from his termination date, he will receive an additional month of base salary for each month he remains unemployed, up to a maximum of six additional months. Mr. Schriver is required to actively seek employment after the termination date in order to receive the additional monthly severance. If he is terminated without cause in the six-month period following a change of control, Mr. Schriver will receive a cash lump sum payment equal to six months’ base salary at his then current rate. The definitions of “cause” and “change of control” in Mr. Schriver’s employment letter are the same as those in Messrs. Stern’s and Abelman’s employment letters and Ms. Rhoades’ employment agreement.
The payment of all sums and the receipt of benefits upon termination without cause or resignation for good reason following a change of control for each of the named executive officers is contingent upon the execution and delivery by the executive officer of a release of any and all claims against A.C. Moore and its subsidiaries and their present and former officers, directors, employees and agents, or the Released Parties, and a covenant not to sue the Released Parties, or a Release, and the expiration of any waiting or revocation period provided by law for the effectiveness of the Release. In addition, Mr. Jeffries is required to tender his resignation from the Board prior to any payments or benefits being provided.
Retention Award Agreements. On December 14, 2010, A.C. Moore approved retention awards for Joseph A. Jeffries, David Abelman, David Stern and Amy Rhoades. The retention award for Mr. Jeffries was an equity award. The retention awards for Mr. Abelman, Mr. Stern and Ms. Rhoades are composed of a mix of cash and equity. Mr. Jeffries was granted 125,000 shares of performance accelerated restricted stock, or A.C. Moore PARS, which vest in three equal annual installments beginning on the first anniversary of the date of grant or upon A.C. Moore’s achievement of certain financial performance targets. Mr. Abelman, Mr. Stern and Ms. Rhoades will each receive a cash award on December 31, 2011 equal to 55% of current base salary, contingent on continuous full-time employment with A.C. Moore and continuing to meet performance expectations. The amount of the award for each of these officers is: Mr. Abelman—$198,000; Mr. Stern—$181,500; and Ms. Rhoades—$115,500. The award vests automatically and is payable earlier than December 31, 2011 upon a change in control of A.C. Moore. Each of Mr. Abelman and Mr. Stern were granted 50,000 A.C. Moore PARS and 75,000 stock-settled A.C. Moore SARs. Ms. Rhoades was granted 25,000 A.C. Moore PARS and 50,000 A.C. Moore SARs. All equity grants were made under A.C. Moore’s 2007 Stock Incentive Plan, which provides for automatic vesting and exercisability upon a change in control, unless otherwise provided in the applicable award agreement.
Arrangements with A.C. Moore’s Non-Employee Directors
Mr. Jeffries, A.C. Moore’s sole director that is an employee of A.C. Moore, receives no additional compensation for serving on the Board. Non-employee members of the Board may receive a combination of cash and equity-based compensation. Non-employee directors are entitled to receive the following compensation:
•	an annual cash retainer of $35,000;
•	an additional annual cash retainer of $50,000 for the Chairman of the Board;
•	an additional annual cash retainer of $15,000 for the chair of the Audit Committee and $10,000 for each other member of the Audit Committee;

•	an additional annual cash retainer of $10,000 for the chair of the Compensation Committee and $5,000 for each other member of the Compensation Committee;
•
an additional annual cash retainer of $7,500 for the chair of the Nominating and Corporate Governance Committee and $5,000 for each other member of the Nominating and Corporate Governance Committee; and

•	an annual grant of restricted stock with a market value of approximately $50,000 on the date of grant.
On June 29, 2010 and June 13, 2011, the non-employee directors were granted restricted stock with a market value of approximately $50,000 on the date of grant, or 22,422 and 20,161 shares, respectively. The shares vest equally over three years from the date of grant.
Compensation to Members of the Special Committee
Directors serving on the Special Committee did not receive any additional compensation for their service on the Special Committee.
Employment Matters
Pursuant to the Merger Agreement, as of the Effective Time and for a period equal to the lesser of one year from the Effective Time or the date on which the applicable agreement providing benefits expires, Parent agreed to provide or cause to be provided to employees of A.C. Moore or any of its subsidiaries as of the closing of the Merger who are employed with A.C. Moore or any of its subsidiaries immediately prior to the Effective Time, or a Continuing Employee, benefits at the same levels in effect as of the date of the Merger Agreement under the A.C. Moore employee benefit plans existing as of the date of the Merger Agreement.
With respect to any employee benefit plan maintained by Parent or any of its subsidiaries, including the surviving corporation, in which any Continuing Employee becomes a participant, Parent will use its commercially reasonable efforts to provide or cause to provide that such Continuing Employee shall receive full credit for service with A.C. Moore or any of its subsidiaries for all purposes, including eligibility to participate and vesting, to the same extent that such service was recognized as of the closing date of the Merger, which we refer to as the Closing Date, under a comparable plan of A.C. Moore and any of its subsidiaries in which the Continuing Employee participated, except where the provision of such prior service credit would result in duplication of benefits.
Parent will, and will use its commercially reasonable efforts to cause its third party insurers to, (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any health or welfare benefit plan maintained by Parent or any of its subsidiaries in which the Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Closing Date, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods were not satisfied or waived under the comparable plan of A.C. Moore and its subsidiaries in which the Continuing Employee participated and (ii) if a Continuing Employee commences participation in any health benefit plan of Parent or its subsidiaries after commencement of a plan year, to the extent practicable, cause any health benefit plan of Parent or any of its subsidiaries in which the Continuing Employee participates after the Closing Date of the Merger to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by such Continuing Employee (and his or her eligible dependents) under any A.C. Moore employee benefit plan during such plan year for purposes of satisfying such plan year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) commences participation.
Indemnification of Directors and Officers
Sections 1741 through 1750 of Chapter 17, Subchapter D, of the PBCL contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.
Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), to which any of them is a party or is threatened to be made a party by reason of being a director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
Under Section 1743, indemnification under Sections 1741 and 1742 is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding.
Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if such a quorum is not obtainable, or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.
Section 1745 provides that expenses (including attorney’s fees) incurred by an officer or director in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.
Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.
Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the PBCL.
Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.
Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the PBCL, shall, unless otherwise provided when authorized or ratified, continue to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.
The Articles of Incorporation of A.C. Moore, as amended, or the Articles, provide that A.C. Moore’s directors are not personally liable for monetary damages for any action taken, or any failure to take action, unless they have breached or failed to perform the duties of their office, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
Subject to certain limitations, A.C. Moore’s Amended and Restated Bylaws, or the Bylaws, provide for indemnification of and advancement of expenses to its directors and officers to the fullest extent permitted by applicable law. The Bylaws also provide that no indemnification or advancement or reimbursement of expenses may be provided to any director or officer of A.C. Moore: (a) with respect to expenses or the payment of profits arising from the purchase or sale of A.C. Moore’s securities in violation of Section 16(b) of the Exchange Act; (b) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which he or she derived an improper personal benefit; and (c) for amounts paid in settlement of any action, suit or proceeding without the written consent of A.C. Moore, which consent shall not be unreasonably withheld.

The Merger Agreement provides that from and after the Effective Time until the sixth anniversary of the Effective Time, the surviving corporation will indemnify, defend and hold harmless each person who at the Effective Time is, or was at any time prior to the Effective Time, a director, officer, employee, fiduciary or agent of A.C. Moore or any subsidiary of A.C. Moore, or the Indemnified Parties, to the extent such persons are indemnified or entitled to be indemnified as of the date of the Merger Agreement, against all costs and expenses (including, but not limited to, fees and expenses of attorneys, experts and litigation consultants as well as any appeal bonds), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, based on or arising out of, in whole or in part, (a) the fact that an Indemnified Party was, or was or is deemed to have status as, a director or officer of A.C. Moore or a subsidiary of A.C. Moore or (b) acts or omissions by an Indemnified Party in the Indemnified Party’s capacity as a director, officer, employee, fiduciary or agent of A.C. Moore or a subsidiary of A.C. Moore or taken at the request of A.C. Moore or a subsidiary of A.C. Moore (including in connection with serving at the request of A.C. Moore or a subsidiary of A.C. Moore as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)).
The Merger Agreement provides that all obligations of A.C. Moore or any subsidiary of A.C. Moore to any Indemnified Party in respect of advancement, indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in applicable law or the Articles, the Bylaws or other organizational documents of A.C. Moore or any subsidiary of A.C. Moore as in effect on the date of the Merger Agreement shall continue in full force and effect in accordance with their respective terms, in each case, whether or not A.C. Moore’s insurance covers all such costs. From and after the Effective Time, the surviving corporation shall be liable to pay and perform in a timely manner such indemnification, advancement and exculpation obligations.
To the extent an Indemnified Party has or may, in the future, have certain rights to indemnification, advancement of expenses and/or insurance provided by other entities and/or organizations not associated with Parent, A.C. Moore and their insurers, which we refer to as the Other Indemnitors, Parent, Purchaser and A.C. Moore agreed that, with respect to any advancement or indemnification obligation owed, at any time, to an Indemnified Party by Parent, Purchaser, A.C. Moore, the surviving corporation or any Other Indemnitor, whether pursuant to any articles of incorporation, by-laws, partnership agreement, operating agreement, indemnification agreement or other document or agreement or pursuant to the Merger Agreement, each of which we refer to as an Indemnification Agreement, (i) the surviving corporation will at all times be the indemnitor of first resort (i.e., its obligations to Indemnified Party shall be primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnified Party shall be secondary), (ii) it will at all times be required to advance the full amount of expenses incurred by an Indemnified Party and shall be liable for the full amount of all reasonable expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of any Indemnification Agreement, without regard to any rights an Indemnified Party may have against the Other Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation, indemnification or any other recovery of any kind in respect thereof. The Merger Agreement also provides that no advancement, indemnification or other payment by the Other Indemnitors on behalf of an Indemnified Party with respect to any claim for which an Indemnified Party has sought indemnification from A.C. Moore or the surviving corporation will affect the foregoing, and the Other Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement, indemnification or other payment to all of the rights of recovery of an Indemnified Party against A.C. Moore or the surviving corporation, and A.C. Moore and/or the surviving corporation will jointly and severally indemnify, defend and hold harmless against such amounts actually paid by the Other Indemnitors to or on behalf of an Indemnified Party.
The surviving corporation agreed that until the date that is six years from the Effective Time, it will cause the articles of incorporation and by-laws of the surviving corporation to contain provisions no less favorable to the Indemnified Parties with respect to limitation of liabilities of directors and officers and advancement and indemnification than are set forth as of the date of the Merger Agreement in the Articles and Bylaws, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties.

In addition, from and after the Effective Time, A.C. Moore or the surviving corporation will pay any reasonable expenses (including, but not limited to, fees and expenses of legal counsel, experts and litigation consultants, as well as any appeal bonds) of any Indemnified Party (including in connection with enforcing the advancement, indemnity and other related obligations) as incurred to the fullest extent permitted under applicable law; provided, that the person to whom or for whose benefit expenses are advanced provides an undertaking to repay such advances to the extent, and only to the extent, required by applicable law.
The Merger Agreement further provides that the surviving corporation will pay for and will maintain for six years after the Effective Time, the policies of directors’ and officers’ liability insurance maintained by A.C. Moore as of the date of the Merger Agreement with respect to acts or omissions occurring at or prior to the Effective Time (including the Transactions) for the individuals who were then covered, or prior to the Effective Time became covered, by A.C. Moore’s directors’ and officers’ liability insurance policy on terms and scope with respect to such coverage, and in amount, not less favorable than the policy in effect on the date of the Merger Agreement. A.C. Moore may obtain a different policy provided that the policy limits, terms and conditions are at least as favorable to the directors and officers as the limits, terms and conditions in the existing policies of A.C. Moore. The surviving corporation will not be required to pay an annual premium in excess of 300% of the last annual premium paid prior to the Effective Time.
In the event that Parent, the surviving corporation or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent and the surviving corporation assume the obligations set forth in these provisions of the Merger Agreement.
Parent and Purchaser agreed that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, existing as of the date of the Merger Agreement in favor of the current or former directors, officers or employees, as the case may be, of A.C. Moore as provided in the Articles or Bylaws will survive the Merger and will continue in full force and effect.
Sbar’s, Parent’s and Purchaser’s affiliate, agreed to guarantee, on a limited basis, the obligations of the surviving corporation with respect to indemnification described above.
Vendor Arrangement with Sbar’s
Sbar’s is A.C. Moore’s largest arts and crafts merchandise vendor, supplying product across many merchandise categories for retail sale in A.C. Moore store locations. Other than A.C. Moore’s standard purchase order terms and conditions, which include, among other things, annual commitments by vendors for advertising contributions, freight and payment terms, Sbar’s and A.C. Moore have not entered into contractual arrangements relating to the purchase of merchandise. Based on total dollar value, as of October 1, 2011, during fiscal 2011 A.C. Moore has purchased from Sbar’s approximately $26.9 million of merchandise, or 17 percent of total merchandise purchases. In fiscal 2010, A.C. Moore purchased from Sbar’s approximately $36.5 million of merchandise, or 17 percent of total merchandise purchases. In fiscal 2009, A.C. Moore purchased from Sbar’s approximately $44.6 million in merchandise, or 18 percent of total merchandise purchases.
Persons Retained, Employed, Compensated or Used
A.C. Moore retained Janney as its financial advisor in connection with the Offer and the Merger and, in connection with such engagement, Janney provided the opinion described in “—Opinion of A.C. Moore’s Financial Advisor” above, which is filed as Annex E hereto and is incorporated herein by reference. The Board selected Janney as A.C. Moore’s financial advisor because Janney has substantial experience in similar transactions. Janney is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes, which the board believed would assist it in successfully evaluating and negotiating the transactions contemplated by the Merger Agreement.

Pursuant to an engagement agreement, which we refer to as the Engagement Agreement, between A.C. Moore and Janney dated December 5, 2009, as amended December 23, 2010, February 17, 2011, June 7, 2011 and October 3, 2011, A.C. Moore agreed to pay Janney: (i) a retainer fee of $50,000 in 2009; (ii) a retainer fee of $75,000 in 2010; (iii) a monthly retainer fee of $25,000 in 2011, with $125,000 of the retainer fees credited against the advisory fee described in the next paragraph; (iv) a financial advisory fee of $75,000 upon the delivery of a report by Janney of strategic alternatives for A.C. Moore; and (v) $100,000 upon the mutual execution a letter of intent between A.C. Moore and a counterparty in a “Merger, Sale or Acquisition” (as defined in the Engagement Agreement).
A.C. Moore also agreed to pay Janney an advisory fee if A.C. Moore enters into a definitive agreement with respect to, and closes or consummates a “Merger, Sale or Acquisition” (as defined in the Engagement Agreement) involving A.C. Moore. In such event, Janney is entitled to (i) 1.50% of the first $75 million of the Merger Consideration (as defined in the Engagement Agreement); (ii) 3.00% of the amount of Merger Consideration that exceeds $75 million; and (iii) $250,000 for the delivery of a fairness opinion for such transaction.
A.C. Moore has also agreed to reimburse Janney for expenses incurred in connection with its engagement by A.C. Moore. A.C. Moore also has agreed to indemnify Janney and certain related persons against liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement by A.C. Moore.
Janney and its affiliates may trade or hold securities of A.C. Moore and/or its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Janney may seek to, in the future, provide financial advisory and financing services to A.C. Moore, Parent or entities that are affiliated with A.C. Moore or Parent, for which it would expect to receive compensation. Additional information pertaining to our retention of Janney is set forth under the heading “—Opinion of A.C. Moore’s Financial Advisor” above.
A.C. Moore has also retained [•] to solicit proxies on the Board’s behalf. A.C. Moore estimates that [•] will receive fees of approximately $[•], plus reasonable out-of-pocket expenses incurred on its behalf, to assist in the solicitation of proxies. [•] has advised A.C. Moore that approximately [•] of its employees will be involved in the solicitation of proxies by it on A.C. Moore’s behalf. In addition, A.C. Moore will indemnify [•] and certain related persons indemnified against certain liabilities arising out of or in connection with the engagement.
Except as described above, neither A.C. Moore nor any person acting on its behalf has employed, retained or compensated any other person to make solicitations or recommendations to shareholders on A.C. Moore’s behalf concerning the Offer or the Merger, except that such solicitations or recommendations may be made by A.C. Moore’s directors or officers, for which services no additional consideration will be paid.
Parent has hired Computershare Trust Company, N.A. and Computershare Inc. as depositary and paying agent for the Offer, respectively, and D.F. King & Co., Inc. as information agent for the Offer.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences
The following is a summary of certain material United States federal income tax consequences to beneficial owners of Shares upon the exchange of Shares for cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of United States federal income taxation that may be relevant to a holder of Shares in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or foreign jurisdiction and does not consider any aspects of United States federal tax law other than income taxation. This summary deals only with Shares held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address tax considerations applicable to any holder of Shares that may be subject to special treatment under the United States federal income tax laws, including:
•	a bank, insurance company, or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	a partnership, an S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);
•	a mutual fund;
•	a real estate investment trust;
•	a dealer or broker in stocks and securities, or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of Shares subject to the alternative minimum tax provisions of the Code;
•	a holder of Shares that received the Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
•	a “United States Holder” (as defined herein) that has a functional currency other than the United States dollar;
•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid United States federal income tax;
•	a person that holds the Shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or
•	a United States expatriate.
This summary is based on the Code, the Treasury regulations promulgated under the Code, and rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
THE DISCUSSION SET OUT HEREIN IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF A.C. MOORE COMMON STOCK. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS.
For purposes of this discussion, the term “United States Holder” means a beneficial owner of Shares that is, for United States federal income tax purposes:
•	a citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for United States federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

A “non-United States Holder” is any beneficial owner of Shares that is not a United States Holder or a partnership (or other entity treated as a partnership for United States federal income tax purposes).
If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Shares, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holder should consult its own tax advisor regarding the tax consequences of exchanging the Shares pursuant to the Merger.
United States Holders
Payments with Respect to Shares
The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes, and a United States Holder who receives cash for Shares pursuant to the Merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the Shares exchanged therefor. Gain or loss will be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such United States Holder’s holding period for the Shares is more than one year at the time of the exchange. Long-term capital gain recognized by an individual holder generally is subject to tax at a lower rate than short-term capital gain or ordinary income. There are limitations on the deductibility of capital losses.
Information Reporting and Backup Withholding
A United States Holder generally will be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the proceeds from the disposition of Shares pursuant to the Merger. A United States Holder can avoid backup withholding if it provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against that holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. Each United States Holder should complete and sign the IRS Form W-9, which will be included with the Letter of Transmittal to be returned to the Depositary, to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the Depositary.
Non-United States Holders
Payments with Respect to Shares
Payments made to a non-United States Holder with respect to Shares exchanged for cash pursuant to the Merger generally will be exempt from United States federal income tax unless:
•	the non-United States Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met;
•
the gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States; or

•
A.C. Moore is or has been a United States real property holding corporation, or a USRPHC, for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the Shares or the period that the non-United States Holder held Shares.

Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on any gain from the exchange of the Shares, net of applicable United States-source losses from sales or exchanges of other capital assets recognized by the holder during the year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to United States federal income tax on a net income basis in the same manner as if the non-United States Holder were a resident of the United States. Non-United States Holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-United States Holders are urged to consult any applicable tax treaties that may provide for different rules.

With respect to the third bullet point above, the determination whether A.C. Moore is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its foreign real property interests. The Merger Agreement requires A.C. Moore to deliver a certificate to Parent stating that A.C. Moore has not been a USRPHC for United States federal income tax purposes during the time period described above. Moreover, since the Shares are regularly traded on an established securities market (within the meaning of applicable Treasury regulations), even if A.C. Moore constitutes a USRPHC, any gain realized on the receipt of cash for Shares pursuant to the Merger generally will be subject to United States federal income tax only if the non-United States Holder owns (actually or constructively) more than five percent of the Shares.
Information Reporting and Backup Withholding
A non-United States Holder may be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the proceeds from the exchange of Shares pursuant to the Merger. A non-United States Holder can avoid backup withholding by certifying on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person, or by otherwise establishing an exemption in a manner satisfactory to the Depositary. Non-United States Holders should consult their tax advisors regarding the certification requirements for non-United States persons.
Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF A.C. MOORE COMMON STOCK. HOLDERS OF SHARES OF A.C. MOORE COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF EXCHANGING THEIR SHARES OF A.C. MOORE COMMON STOCK FOR CASH IN THE MERGER UNDER ANY FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.
Regulatory Approvals and Notices
The Pennsylvania Takeover Disclosure Law, or the Takeover Law, provides that it is unlawful for any person (except for certain persons described in the Takeover Law) to make a takeover offer (as defined in the Takeover Law) involving a target company or to acquire any equity securities of the target company pursuant to the offer, unless at least 20 days prior thereto, the person making the offer (i) files with the Pennsylvania Securities Commission a registration statement containing certain information prescribed by the Takeover Law, (ii) sends a copy of the registration statement by certified mail to the target company at its principal office and (iii) publicly discloses the offering price of the proposed offer and the fact that a registration statement has been filed with the Pennsylvania Securities Commission, unless the securities or the offer are exempt from such requirements. An offer as to which the target company, acting through its board of directors, recommends acceptance to its shareholders, if at the time such recommendation is first communicated to the shareholders, the offeror has filed a notice with the Pennsylvania Securities Commission containing certain information described in the Takeover Law, is exempt from such requirements. A.C. Moore’s Board approved the Offer and purchase of tendered Shares by either Parent or Merger Sub or their affiliates, and Parent filed a notice with the Pennsylvania Securities Commission as required by the Takeover Law. Consequently, the provisions of the Takeover Law requiring the filing of a registration statement with the commission do not apply to the Offer or the Merger.

Shareholder Demand Letter
On October 6, 2011, the Board received a demand letter from a purported shareholder, referred to as the Shareholder of A.C. Moore. The Shareholder alleges that the members of the Board breached their fiduciary duties to A.C. Moore and its shareholders in connection with the Transactions. In particular, the Shareholder alleges that A.C. Moore has suffered damages as a result of the Board’s actions because: (i) the per share consideration is allegedly inadequate and undervalues A.C. Moore; and (ii) the Board allegedly agreed to provisions in the Merger Agreement which could preclude other bidders from making successful competing offers for A.C. Moore. The Shareholder has demanded that the Board remedy the foregoing breaches of fiduciary duties. On October 12, 2011, the Board appointed a special committee to consider the allegations set forth in the Shareholder demand letter.
Litigation
On October 11, 2011, a putative class action lawsuit captioned Provoncha v. A.C. Moore Arts & Crafts, Inc., et al., Docket No. C 147-11, was filed in the Superior Court of New Jersey, Chancery Division, Camden County. The complaint names as defendants the members of the Board, as well as A.C. Moore, Parent and Purchaser. The complaint purports to be brought individually and on behalf of similarly situated public shareholders of A.C. Moore and alleges, among other things, claims for breaches of fiduciary duties of good faith, loyalty and due care against the Board in connection with the Transactions and that Parent and Purchaser aided and abetted the purported breaches of fiduciary duties. The complaint seeks, among other things, injunctive relief, including enjoining the Board, and anyone acting in concert with them, from proceeding with the Transactions; certification of the action as a class action; and an award of attorneys’ fees and other fees and costs, in addition to other relief. The complaint was amended on October 21, 2011 to set forth additional substantive allegations, including allegations that the Schedule 14D-9 contains materially misleading statements and omits material information. A.C. Moore believes the plaintiff’s allegations lack merit and intends to contest them vigorously; however, there can be no assurance that we will be successful in our defense.

THE MERGER AGREEMENT
The following is a summary of certain provisions of the Merger Agreement and certain other agreements related to the transactions contemplated by the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement and Amendment No. 1 to the Merger Agreement, copies of which is attached as Annex A and Annex B and are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement, as amended, carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page [•].
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been provided solely to inform you of its terms. The Merger Agreement contains customary representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms, including, but not limited to, information in confidential disclosure schedules provided by A.C. Moore in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. A.C. Moore shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of A.C. Moore, Parent, Purchaser or any of their respective subsidiaries or affiliates.
Terms of the Merger Agreement and Certain Other Agreements
The Offer
On October 18, 2011, Purchaser commenced the Offer for all of the outstanding Shares at a price of $1.60 per Share to the seller in cash, without interest, and less any applicable withholding taxes. The Offer contemplated that, after completion of the Offer and the satisfaction or waiver of all conditions, we will merge with Purchaser and all outstanding Shares, other than Excluded Shares, will be converted into the right to receive the Merger Consideration. The Offer was commenced pursuant to the Merger Agreement.
Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the Offer is completed. If the Offer is not completed, the parties agreed that the Merger could only be completed after the receipt of shareholder approval of the adoption of the Merger Agreement at the special meeting. We are soliciting proxies for the special meeting to obtain shareholder approval of the adoption of the Merger Agreement to be able to consummate the Merger regardless of the outcome of the Offer, subject to the satisfaction of the conditions therein.
We refer in this proxy statement to the Offer and to terms of the Merger Agreement applicable to the Offer, however, the Offer is being made separately to the holders of Shares and is not applicable to the special meeting.
“Short-Form” Merger and Top-Up Option
If, following completion of the Offer, Purchaser owns at least 80% of the then outstanding Shares on a fully-diluted basis (assuming the issuance of the Top-Up Option Shares as described below), the parties agreed to take all necessary and appropriate action to complete the Merger without a meeting of A.C. Moore shareholders pursuant to the “short-form” merger procedures available under the PBCL. A.C. Moore granted to Purchaser an irrevocable option, referred to as the Top-Up Option, which Purchaser may exercise on or prior to the second business day after the acceptance for payment of Shares tendered in the Offer, if necessary, to purchase from A.C. Moore the number of Shares that, when added to the Shares already owned by Parent or any of its subsidiaries following consummation of the Offer, constitutes one Share more than 80% of the Shares then outstanding on a fully-diluted basis (assuming the issuance of the Top-Up Option Shares). In the event that Purchaser does not hold at least 80% of the outstanding Shares following the consummation of the Offer, including through exercise of the Top-Up Option, A.C. Moore must obtain the approval of its shareholders to consummate the Merger. This proxy statement is being delivered to you in order to solicit such approval in this circumstance.

Conditions to the Offer
The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares, or the Shares, that represents at least 70.7% of the outstanding Shares on a fully-diluted basis, which we refer to as the Minimum Condition, and where “fully-diluted basis” means the number of Shares outstanding, together with all Shares, if any, that A.C. Moore would be required to issue pursuant to the exercise or conversion of any “in the money” options to purchase Common Stock, stock appreciation rights and all warrants and other rights to acquire, or securities convertible into, or exchangeable for Common Stock (other than Shares issuable upon exercise of the Top-Up Option described below), that are outstanding and vested (or will be vested) immediately prior to the purchase of tendered Shares by Purchaser.
Purchaser’s obligation to accept for payment and pay for all Shares that have been validly tendered and not properly withdrawn in the Offer is subject to a number of conditions, including: (i) satisfaction of the Minimum Condition, (ii) the receipt of financing, in an amount sufficient to consummate the Offer and the Merger, by Parent or Purchaser or confirmation from the lenders that such financing will be available at closing of the Merger, which we refer to as the Closing, (iii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) on A.C. Moore and its subsidiaries, and (iv) other customary conditions. Pursuant to the Merger Agreement, however, without the prior written consent of A.C. Moore, Purchaser cannot (i) decrease the Offer Price or change the form of the consideration payable in the Offer, (ii) decrease the number of Shares sought pursuant to the Offer, (iii) amend or waive the Minimum Condition, (iv) add to the conditions to the Offer specified in the Merger Agreement, (v) amend or modify the conditions to the Offer set forth in the Merger Agreement (other than to waive such conditions, except for the Minimum Condition), (vi) make any change in the Offer that would require an extension or delay of the then current expiration date, or (vii) make any other change in the terms or conditions of the Offer that is materially adverse to the holders of Shares.
Extensions and Terminations of the Offer
The Offer must remain open until November 16, 2011. In addition, subject to the terms of the Merger Agreement, including the termination rights of Parent, Purchaser and A.C. Moore: (i) if, at any time as of which the Offer is scheduled to expire, any condition to the Offer has not been satisfied or waived, Purchaser must extend the Offer for one or more periods of not more than five business days each beyond the scheduled expiration date; and (ii) Purchaser must extend the Offer at any time or from time to time for any period required by any rule, regulation, interpretation or position of the SEC or the staff of the SEC or Nasdaq applicable to the Offer, including in connection with an increase in the Offer Price.
Pursuant to the Merger Agreement, and except as otherwise provided therein, Purchaser will not terminate or withdraw the Offer or extend the expiration date of the Offer unless at the expiration date the conditions to the Offer have not been satisfied or earlier waived (except for the Minimum Condition, which cannot be waived), or in the case of termination, such termination is in connection with the termination of the Merger Agreement in accordance with its terms. If any condition to the Offer is not satisfied at the then-scheduled expiration date of the Offer or, by November 22, 2011, the SEC has confirmed that it does not have any further comments on the preliminary proxy statement filed by A.C. Moore with the SEC in connection with the special meeting of A.C. Moore’s shareholders, which we refer to as the Proxy Statement Clearance Date, even though the Offer has been extended, then Purchaser will terminate the Offer and A.C. Moore will hold the shareholders’ meeting to approve the Merger Agreement in order to consummate the Merger as set forth below.
If at any scheduled expiration date of the Offer, (i) any condition to the Offer has not been satisfied or waived and (ii) the Proxy Statement Clearance Date has occurred, then (A) Purchaser may irrevocably and unconditionally terminate the Offer or (B) from and after the close of business on November 22, 2011, A.C. Moore will have the right to cause Purchaser to terminate the Offer at the next then-scheduled expiration date following receipt of notice from A.C. Moore. Such termination is referred to as an Offer Termination. In the event of an Offer Termination, A.C. Moore must proceed with and take all actions necessary to hold the special meeting of shareholders to approve the Merger Agreement.

Recommendation
The Board, at a meeting duly called and held prior to the execution of the Merger Agreement at which all directors of A.C. Moore were present, unanimously determined (i) to approve and adopt the Transaction Documents and to approve and authorize the consummation of the Transactions; (ii) to authorize the execution and delivery of the Transaction Documents in the name of A.C. Moore; (iii) that the Transaction Documents and the Transactions are fair to and in the best interests of A.C. Moore’s shareholders; (iv) to recommend that the shareholders of A.C. Moore accept the Offer and tender their Shares in the Offer and, to the extent such a meeting is required under the PBCL, vote in favor of the approval of the Merger and the approval and adoption of the Merger Agreement at any meeting of shareholders of A.C. Moore called to consider the approval of the Merger and the Merger Agreement; and (v) to approve for all purposes that the Merger Agreement and the Transactions be exempt from applicable anti-takeover laws.
Financing
Parent and Purchaser represented in the Merger Agreement that they will have available funds (including the amounts deposited in escrow pursuant to the Deposit Escrow Agreement) and the Wells Fargo Commitment to enable them to have sufficient funds, which we refer to as the Financing, to permit Purchaser to perform all of its obligations under the Merger Agreement. Parent and Purchaser agreed to use commercially reasonable efforts to obtain the Financing on the terms and conditions described in the Wells Fargo Commitment. If any portion of the Financing becomes unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, Parent and Purchaser agreed to use commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement, which we refer to as an Alternative Financing. Wells Fargo also serves as the deposit escrow agent under the Deposit Escrow Agreement and Wells Fargo Retail Finance, LLC is A.C. Moore’s senior secured lender.
Deposit Escrow Agreement
Parent and Purchaser are newly-formed entities that were formed for the purpose of entering into the Merger Agreement with A.C. Moore and acquiring A.C. Moore. As such, in order to provide some security for the obligations of Parent and Purchaser to consummate the Transactions, concurrently with the execution of the Merger Agreement, the Deposit Escrow Agreement was entered into by and among Parent, Purchaser, A.C. Moore and Wells Fargo, as the Deposit Escrow Agent, pursuant to which Purchaser deposited the $20 million Escrow Amount into an escrow account in order to secure Parent’s and Purchaser’s obligations under the Merger Agreement. On the date that Purchaser accepts for payment all Shares that have been validly tendered and not properly withdrawn pursuant to the Offer, the Deposit Escrow Agent will pay the Escrow Amount to the paying agent for the Offer, or the Paying Agent, in partial payment of the aggregate Offer Price in accordance with written instructions to be provided by Parent and A.C. Moore. Except as provided in the following paragraph, if the closing of the Offer does not occur, the Deposit Escrow Agent will pay the Escrow Amount to the Paying Agent in partial payment of the aggregate Merger Consideration, in accordance with written instructions to be provided by Parent and A.C. Moore.
Pursuant to the Deposit Escrow Agreement, if the Closing does not occur on or prior to December 30, 2011, and all conditions to the obligations of Parent and Purchaser to consummate the Merger have been satisfied or waived, or all conditions to the obligations of A.C. Moore to consummate the Merger have not been satisfied or waived, then, subject to the Final Determination, as defined below, the Escrow Amount will be distributed to A.C. Moore. However, if the Closing does not occur on or prior to December 30, 2011, and all conditions to the obligations of Parent and Purchaser to consummate the Merger have not been satisfied or waived and all conditions to the obligations of A.C. Moore to consummate the Merger have been satisfied or waived, then, subject to the Final Determination, as defined below, the Escrow Amount will be returned to Purchaser.

A.C. Moore’s Board of Directors
The Merger Agreement initially provided Parent with the right to designate directors to the Board of A.C. Moore in certain circumstances, however this right was removed pursuant to Amendment No. 1 to the Merger Agreement. Parent has agreed to use its commercially reasonable efforts to cause the Board to have, following the closing of the Offer and until the consummation of the Merger, at least three directors who each were directors of A.C. Moore on the date the Merger Agreement was entered into, which we refer to as the Continuing Directors. If any Continuing Director is unable to serve due to resignation, death or disability or any other reason, the remaining Continuing Directors are entitled to elect or designate another individual who is not an employee of A.C. Moore or any of its subsidiaries to fill the vacancy and such director will be deemed to be a Continuing Director. If no Continuing Director remains on the Board prior to the Effective Time, a majority of the members of the Board on the date the Merger Agreement was entered into will be entitled to designate three persons who are not employees of A.C. Moore, Parent, Purchaser or any affiliates of Parent or Purchaser and are reasonably satisfactory to Parent to fill the vacancies.
Following the consummation of the Offer and until the consummation of the Merger, the affirmative vote of a majority of the Continuing Directors will be required to authorize any contract between A.C. Moore and any of its subsidiaries, on the one hand, and Parent, Purchaser and any of their affiliates, on the other hand, amend or terminate the Merger Agreement on behalf of A.C. Moore, use or waive any of A.C. Moore’s rights or remedies under the Merger Agreement, extend time for performance of A.C. Moore’s or Purchaser’s obligations under the Merger Agreement, amend A.C. Moore’s Articles or Bylaws if such action would adversely affect A.C. Moore’s shareholders (other than Parent or Purchaser) or the rights of the Indemnified Parties pursuant to the Merger Agreement, take any action by A.C. Moore in connection with the Merger Agreement or the Transactions which is required to be taken by the Board or take any other action that would adversely affect the rights of A.C. Moore shareholders (other than Parent or Purchaser).
The Merger
The Merger Agreement provides that, following completion of the Offer, if applicable, and subject to the terms and conditions of the Merger Agreement, and in accordance with the PBCL, at the Effective Time:
•	Purchaser will be merged with and into A.C. Moore and the separate corporate existence of Purchaser will cease;
•
A.C. Moore will be the surviving corporation and will continue to be governed by the laws of the Commonwealth of Pennsylvania and the separate corporate existence of A.C. Moore will continue unaffected by the Merger; and

•
all of the property, rights, privileges, powers, immunities and franchises of Purchaser and A.C. Moore will vest in the surviving corporation, and all debts, liabilities, obligations and duties of Purchaser and A.C. Moore will become the debts, liabilities, obligations and duties of the surviving corporation.

In the event that the Minimum Condition is not met, and in certain other circumstances, the parties have agreed to complete the Merger without the prior completion of the Offer, after the receipt of shareholder approval at the special meeting.
Following the completion of the Merger, the Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act and will cease to be publicly traded.
Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation
At the Effective Time, A.C. Moore’s Articles and Bylaws as in effect immediately prior to the Effective Time will be amended so as to read in their entirety as set forth in the applicable exhibits to the Merger Agreement, and as so amended, will be the articles of incorporation and bylaws of the surviving corporation. The directors of Purchaser will become the directors of the surviving corporation. The officers of A.C. Moore at the Effective Time will become the initial officers of the surviving corporation.

Conditions to the Merger
The respective obligations of each party to effect the Merger are subject to the satisfaction (or, to the extent permissible under applicable law, waiver by the party entitled to the benefit thereof), at or prior to the Effective Time, of each of the following conditions:
•
If and to the extent required by the PBCL and the Articles and Bylaws, the Merger Agreement must be duly adopted by the affirmative vote of the shareholders of A.C. Moore in accordance with applicable law.

•
No law, restraining order (preliminary, temporary or permanent), executive order, decree, ruling, judgment or injunction or other order of a court or governmental entity of competent jurisdiction, which we refer to as a Restraint, is in effect prohibiting the consummation of the Merger or making the consummation of the Merger illegal.

•	Unless an Offer Termination has occurred, Purchaser must have accepted for purchase all Shares validly tendered and not properly withdrawn pursuant to the Offer.
Solely if the Offer Termination has occurred or the Offer closing has not occurred, the obligations of Parent and Purchaser to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the Effective Time of the following conditions:
•
The representations and warranties of A.C. Moore set forth in the Merger Agreement regarding (i) capitalization, due authorization and takeover laws must be true and correct in all material respects as of the Closing Date and (ii) regarding all other matters must be true and correct as of the Closing Date, except (A) that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date and (B) where any such failure of the representations and warranties in the aggregate to be true and correct would not have a Company Material Adverse Effect (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifications contained therein).

•	A.C. Moore must have performed or complied in all material respects with its obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing.
•	Since the date of the Merger Agreement, no change, event or occurrence must have occurred that has had or would reasonably be expected to have a Company Material Adverse Effect.
•
As of immediately prior to the Closing Date, A.C. Moore is “Solvent,” which is defined to mean that, with respect to A.C. Moore and its subsidiaries, taken as a whole, (i) the sum of its debt (including contingent liabilities) does not exceed the present fair saleable value of its present assets; (ii) its capital is not unreasonably small in relation to its business; and (iii) it does not have or intend to incur debts including current obligations beyond its ability to pay such debt as they mature in the ordinary course of business.

•
Parent or Purchaser must have received the proceeds of the Financing or the Alternative Financing and/or the lenders party to the Wells Fargo Commitment or any other commitment letters for the Alternative Financing must have definitely and irrevocably confirmed to Parent or Purchaser that all of the Financing or any Alternative Financing, which must be at least in an amount sufficient to consummate the Offer and the Merger, will be available at the Closing on the terms and conditions set forth in the Wells Fargo Commitment or any other commitment letters for the Alternative Financing.

If an Offer Termination has occurred or the Offer Closing has not occurred, then the obligation of A.C. Moore to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the Effective Time of the following conditions:
•
The representations and warranties of Parent and Purchaser set forth in the Merger Agreement must be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a “Parent Material Adverse Effect,” as defined in the Merger Agreement.

•
Parent and Purchaser must have performed or complied in all material respects with its obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date.

Merger Consideration
At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will automatically be converted into the right to receive the per Share Merger Consideration, in cash, without interest and less any applicable withholding taxes. All Shares converted into the right to receive the Merger Consideration will automatically be canceled and cease to exist.
Payment for A.C. Moore Shares
Prior to the Effective Time, Parent will appoint a bank, trust company or transfer agent reasonably acceptable to A.C. Moore to act as the Paying Agent under the Merger Agreement. Prior to the Effective Time, Parent will deliver, by wire transfer of immediately available funds, to an account designated in writing by the Paying Agent, in trust for the benefit of the holders of Shares, an amount in cash equal to the Merger Consideration multiplied by the number of Shares to be converted in the Merger, which we refer to as the Exchange Fund.
As promptly as practicable after the Effective Time, but in no event later than five business days following the Effective Time, Parent will cause the Paying Agent to mail to each holder of record of Common Stock a form of letter of transmittal with instructions for use in effecting the surrender of certificates of Common Stock in exchange for the Merger Consideration, which we refer to as the Letter of Transmittal. Upon (i) in the case of Shares represented by a certificate, the surrender of such certificate for cancellation to the Paying Agent or (ii) in the case of Shares held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Shares will be entitled to receive (and the Paying Agent shall deliver) an amount equal to the Merger Consideration multiplied by the number of Shares to be converted.
After one year following the Effective Time, Parent will be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders will be entitled to look to Parent (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration, without interest, that may be payable upon due surrender of the certificates (or evidence of Shares in book-entry form) held by them.
If any certificate is lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting of a bond, in such amount as Parent or the Paying Agent may reasonably direct, as indemnity against any claim that may be made against it with respect to such certificate, Parent will direct the Paying Agent to pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the Shares represented by such certificate.
Treatment of A.C. Moore Options, A.C. Moore SARs and A.C. Moore Restricted Stock
The Merger Agreement provides that each A.C. Moore Option, whether or not exercisable or vested, will be canceled at the Effective Time, in exchange for a payment, in cash, equal to the product of (i) the excess, if any, of the per Share Merger Consideration over the per Share exercise price of the A.C. Moore Option, and (ii) the number of Shares subject to the A.C. Moore Option, less any amounts required to be withheld pursuant to applicable law. Each A.C. Moore SAR, whether or not exercisable or vested, will be canceled at the Effective Time, in exchange for a payment, in cash, equal to the product of (i) the excess, if any, of the per Share Merger Consideration over the per Share exercise price of the A.C. Moore SAR, and (ii) the number of Shares subject to the A.C. Moore SAR, less any amounts required to be withheld pursuant to applicable law. Each award of A.C. Moore Restricted Stock will be cancelled at the Effective Time in exchange for the Merger Consideration payable in respect of such stock.

Representations and Warranties
The Merger Agreement contains representations and warranties of A.C. Moore, Parent and Purchaser.
Some of the representations and warranties in the Merger Agreement made by A.C. Moore are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any fact, circumstance, event, change, effect, violation or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, violations or occurrences, (a) has or would be reasonably expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of A.C. Moore and its subsidiaries, taken as a whole, or (b) prevents, impedes, interferes with, hinders or delays in any material respect the ability of A.C. Moore to consummate the Merger or the other transactions or perform its obligations, in each case as contemplated by the Merger Agreement. In the case of clause (a) only, none of the following, and no effect arising out of or resulting from the following, would be deemed to be a Company Material Adverse Effect and would not be considered in determining whether there has occurred, or may, would or could occur, a Company Material Adverse Effect with respect to clause (a):
(i)
any changes, events, occurrences or conditions generally affecting the economy or the credit, financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates,

(ii)	changes, events, occurrences or effects arising out of, resulting from or attributable to acts of sabotage, terrorism, war (whether or not declared),

(iii)
changes, events, occurrences or effects arising out of, resulting from or attributable to any escalation or worsening of such acts of sabotage, terrorism or war (whether or not declared) threatened or underway as of the date of the Merger Agreement,

(iv)
changes, events, occurrences or effects arising out of, resulting from or attributable to pandemics, earthquakes, hurricanes, tornados, tsunamis or other natural disaster occurring in the United States or elsewhere in the world,

(v)
changes, events, occurrences or effects arising out of, resulting from or attributable to changes in law, Generally Accepted Accounting Principles or other accounting standards, regulations or principles or any changes in the interpretation or enforcement of any of the foregoing, or changes in regulatory or political conditions,

(vi)	changes as a result of any action or failure to take action, in each case consented to or requested by Parent,

(vii)
events attributable to the announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby or the pendency of the Offer or the Merger (including the loss or departure of officers or other employees of A.C. Moore or any of its subsidiaries, or the termination, reduction (or potential reduction) or any other negative effect (or potential negative effect) on A.C. Moore’s relationships or agreements with any of its customers, suppliers or other business partners,

(viii)
events attributable to the taking of any action by A.C. Moore or its subsidiaries if that action is contemplated or required by, the Merger Agreement, or with Parent’s or Purchaser’s consent, or the failure to take any action by A.C. Moore or its subsidiaries if that action is prohibited by the Merger Agreement, or the consummation of the transactions contemplated thereby,

(ix)
a decline in the market price, or a change in the trading volume, of the Common Stock (provided that any event, condition, change, occurrence or development of a state of circumstances that may have caused or contributed to such change in market price or trading volume shall not be excluded),

(x)	any change in A.C. Moore’s credit ratings, if any,

(xi)
any failure by A.C. Moore to meet any published estimates, projections, predictions, or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (other than those directly publicly disseminated by A.C. Moore during fiscal year 2011, the effects ((excluding the effects referred to in clause (xiv) below)) of the failure of which are reasonably expected to result in material damages to A.C. Moore, and provided further that any event, condition, change, occurrence or development of a state of circumstances that may have caused or contributed to such failure to meet any published estimates, projections, predictions, or expectations shall not be excluded),

(xii)
any failure by A.C. Moore to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations including any budgets, plans or forecasts previously made available to Parent,

(xiii)	effects arising out of or related to any matters disclosed on the disclosure schedules accompanying the Merger Agreement, or

(xiv)
effects arising out of or related to any legal proceedings commenced by or involving any of the current or former shareholders of A.C. Moore (on their own behalf or on behalf of A.C. Moore) arising out of or related to any failure by A.C. Moore referred to in clause (xi) above, the Merger Agreement or any of the transactions contemplated thereby, which, based on the underlying merits of such legal proceedings, are not reasonably expected to result in an award of material damages or injunctive relief against A.C. Moore or its directors;

Any fact, circumstance, event, change or occurrence referred to in clauses (i) through (v) immediately above will be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur to the extent that such fact, circumstance, event, change, violation or occurrence has had, or would reasonably be expected to have, a materially disproportionate impact on the financial condition, business, assets, liabilities or results of operations of A.C. Moore and its subsidiaries, taken as a whole, relative to other participants in the industries in which A.C. Moore and its subsidiaries are involved (in which event the extent of such material adverse change may be taken into account in determining whether a Company Material Adverse Effect has occurred).
In the Merger Agreement, A.C. Moore made customary representations and warranties to Parent and Purchaser with respect to, among other things:
•	corporate organization and qualification;
•	capitalization;
•	authorization;
•	non-contravention;
•	SEC filings, financial statements and controls;
•	absence of certain changes or events;
•	litigation;
•	Offer documents and the proxy statement;
•	taxes;
•	employee benefit plans;
•	labor matters;
•	environmental laws and regulations;
•	property and assets;
•	lack of undisclosed liabilities

•	intellectual property;
•	compliance with laws;
•	material contracts;
•	permits;
•	insurance;
•	certain business practices;
•	brokers and finders;
•	Janney’s opinion;
•	takeover laws;
•	major suppliers; and
•	prohibited payments.
In the Merger Agreement, Parent and Purchaser made customary representations and warranties to A.C. Moore with respect to, among other things:
•	corporate organization and qualification;
•	authorization;
•	non-contravention;
•	litigation;
•	SEC filings;
•	possession of sufficient funds and financing of the Transactions;
•	brokers and finders;
•	lack of ownership of Common Stock;
•	solvency;
•	lack of contracts with A.C. Moore management and directors;
•	the Deposit Escrow Agreement; and
•	the Guaranty.
None of the representations and warranties contained in the Merger Agreement survives the consummation of the Merger.
Conduct of Business of A.C. Moore
The Merger Agreement provides that, until the earlier of the Effective Time and three business days after the Offer Closing, except with the prior written consent of Parent, as required by applicable law, as otherwise expressly contemplated or permitted by the Merger Agreement, (i) A.C. Moore will, and will cause each of its subsidiaries to, conduct its operations in all material respects according to its ordinary course of business consistent with past practice and (ii) A.C. Moore will not and will cause its subsidiaries not to, take certain actions with respect to the following, subject to the thresholds and exceptions specified in the Merger Agreement:
•	issuing, delivering, selling, disposing of, pledging or otherwise encumbering A.C. Moore securities;
•	redeeming, purchasing or otherwise acquiring A.C. Moore securities;

•	effecting a stock split, combination, subdivision or reclassification of Shares;
•	declaring, setting aside for payment or paying any dividend in respect of A.C. Moore securities or otherwise making any payments to shareholders;
•
adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of A.C. Moore or its subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of A.C. Moore or its subsidiaries (other than the Merger);

•	amending the Articles or Bylaws;
•
entering into, adopting, amending, renewing or extending any employee benefit plan or any other compensatory program, policy or arrangement with respect to any current or former employee, officer, director or other consultant of A.C. Moore or any of its subsidiaries or, except as in accordance with past practice, increasing the salaries or wages of employees;

•	making any material change in financial accounting methods, principles or practices;
•
acquiring any equity interest in or business of any third party or division thereof for a purchase price in excess of $500,000, or enter into any agreement, arrangement or understanding with respect to any such acquisition;

•
other than sales of inventory in the ordinary course of business consistent with past practice, selling, leasing (as lessor), licensing, or otherwise disposing of any tangible properties or assets in excess of $250,000;

•	selling, leasing, mortgaging, or otherwise disposing of any real properties or any interests therein;
•	making or changing any material tax election or settling or compromising any material tax liability, claim or assessment or filing any material amended tax return;
•
incurring any (i) obligations for borrowed money, (ii) capitalized lease obligations or (iii) guarantees and other arrangements, except for indebtedness incurred in the ordinary course of business under A.C. Moore’s existing credit facility, provided that the aggregate principal amount of indebtedness (net of repayments) outstanding under such facility may not exceed $28.5 million on the Closing Date and that A.C. Moore may incur letters of credit in the ordinary course of business in an amount not to exceed $5 million in the aggregate;

•	making capital expenditures;
•
settling, compromising, discharging or agreeing to settle any litigation, investigation, arbitration or proceeding other than those that do not involve the payment by A.C. Moore or any of its subsidiaries of monetary damages in excess of $100,000 in any individual instance, or $250,000 in the aggregate, after taking into account any applicable reserves and any applicable insurance coverage, and do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of A.C. Moore or its subsidiaries;

•	modifying, extending, amending, terminating, canceling, renewing or supplementing material contracts; and
•	authorizing of any of, or committing or agreeing to take any of, the foregoing actions.
No Solicitation
From the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, A.C. Moore agreed that it will not, and will not knowingly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of A.C. Moore, each of which we refer to as a Representative, to:
•	solicit or initiate, or knowingly encourage or facilitate, directly or indirectly, the submission of any Acquisition Proposal, as defined below, by a third party;

•
participate in discussions or negotiations regarding, or furnish to any third party information with respect to, or knowingly facilitate the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; or

•	enter into any agreement with respect to any Acquisition Proposal with any third party.
Notwithstanding the restrictions described above, from the date of the Merger Agreement and prior to the earlier to occur of the Offer Closing and obtaining approval by A.C. Moore’s shareholders of the Merger Agreement, which we refer to as the Shareholder Approval, if A.C. Moore or any Representative receives an Acquisition Proposal from a third party and the Board or a committee thereof determines in good faith, after consulting with outside legal and financial advisors, that any such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, as defined below, and the Board or such committee determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the best interests of A.C. Moore’s shareholders, then A.C. Moore and its Representatives may:
•
furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) and/or access with respect to A.C. Moore and its subsidiaries to the party making such Acquisition Proposal; and

•	engage in or otherwise participate in discussions and/or negotiations directly or through its Representatives with the party making such Acquisition Proposal.
At any time prior to the earlier to occur of the Offer Closing and obtaining the Shareholder Approval, the Board or a committee thereof may (i) authorize A.C. Moore to terminate the Merger Agreement and enter into an agreement, arrangement or understanding with respect to an Acquisition Proposal and/or make a Board Recommendation Change following receipt of an Acquisition Proposal that the Board or such committee determines in good faith, after consultation with its outside financial and legal advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal, provided, that such Acquisition Proposal did not result, directly or indirectly, from a material breach of A.C. Moore’s non-solicitation obligations, and that the Board or such committee has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the best interests of A.C. Moore’s shareholders, or (ii) make a Board Recommendation Change if the Board or such committee determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the best interests of A.C. Moore’s shareholders.
A.C. Moore must promptly (but in no event later than forty-eight hours) advise Parent of any Acquisition Proposal received by A.C. Moore and the material terms of such Acquisition Proposal and must keep Parent reasonably informed on a reasonably current basis of the status of, and any material changes to, the terms of any such Acquisition Proposal and the status of discussions and negotiations with respect thereto. Neither the Board nor any committee thereof may terminate the Merger Agreement and enter into an agreement, arrangement or understanding with respect to an Acquisition Proposal or make a Board Recommendation Change unless A.C. Moore promptly notifies Parent, in writing at least three business days before taking such action, of its intention to do so, including the material terms and conditions of such Acquisition Proposal and the identity of the third party making the Acquisition Proposal.
For purposes of this proxy statement and the Merger Agreement:
•
an “Acquisition Proposal” means any proposal or offer from any third party to acquire beneficial ownership (as determined under Rule 13d-3 of the Exchange Act) of all or more than 20% of the assets of A.C. Moore and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of A.C. Moore pursuant to a merger, consolidation or other business combination, sale of Shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such third party to acquire beneficial ownership of more than 20% of the assets of A.C. Moore and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of A.C. Moore.

•
a “Superior Proposal” means any bona fide written proposal not solicited or initiated in material violation of A.C. Moore’s non-solicitation obligations that (i) relates to an acquisition by a third party of either (A) more than 50% of A.C. Moore’s outstanding securities pursuant to a tender offer, merger or otherwise or (B) more than 50% of the assets used in the conduct of the business of A.C. Moore and its subsidiaries, taken as a whole, and (ii) the Board determines in its good faith judgment (after consultation with outside legal counsel and financial advisors) would, if consummated, result in a transaction that is more favorable to A.C. Moore’s shareholders from a financial point of view than the transactions contemplated by the Merger Agreement and reasonably capable of being consummated on the terms proposed, taking into account all legal, financial, regulatory, and other aspects of the proposal.

The Recommendation of A.C. Moore’s Board
A.C. Moore’s Board resolved to recommend that the holders of Shares accept the Offer, tender their Shares to Purchaser pursuant to the Offer and, if required, adopt the Merger Agreement at a meeting of shareholders. A.C. Moore’s Board agreed to include the Board Recommendation in this proxy statement and Schedule 14D-9 filed with the SEC and to permit Parent to include the Board Recommendation in the other documents related to the Offer.
The Board may make a Board Recommendation Change in the circumstances described under “—No Solicitation” above. The Merger Agreement does not prevent A.C. Moore, the Board or a committee thereof from (i) taking and disclosing to shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other applicable law, if the Board determines, after consultation with outside legal counsel, that failure to so disclose such position could be inconsistent with applicable law, (ii) making any disclosure to shareholders required by applicable law or by the rules and regulations of Nasdaq, or (iii) otherwise making such disclosure to shareholders or otherwise that the Board (after consultation with counsel) concludes in good faith that the failure to make such disclosure would be inconsistent with applicable law. In addition, the parties to the Merger Agreement agreed that a factually accurate public statement by A.C. Moore that describes receipt of an Acquisition Proposal and the operation of the Merger Agreement with respect thereto, or any “stop, look and listen” communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to shareholders, will not constitute a Board Recommendation Change or a withdrawal or modification, or proposal by the Board to withdraw or modify, the recommendation of the Merger Agreement or the Transactions, or an approval or recommendation with respect to any Acquisition Proposal.
Financing Efforts
Each of Parent and Purchaser agreed to use commercially reasonable efforts to obtain the Financing on the terms and conditions described in the Wells Fargo Commitment and agreed not to permit any amendment or modification to be made to, or any waiver of any provision or remedy under the Wells Fargo Commitment (other than to increase the amount of the Financing), if such amendment, modification or waiver reduces the aggregate amount of the Financing, amends the conditions precedent to the Financing in a manner that would reasonably be expected to delay or prevent the Offer Closing or, if the Offer Termination has occurred, the Closing or make the funding of the Financing less likely to occur.
Each of Parent and Purchaser agreed to use commercially reasonable efforts (i) to maintain in effect the Wells Fargo Commitment and to negotiate and enter into definitive agreements with respect to the Wells Fargo Commitment on the terms and conditions contained in the Wells Fargo Commitment, (ii) to satisfy on a timely basis all conditions applicable to it in such definitive agreements that are within its control, (iii) upon satisfaction of such conditions, to consummate the Financing at or prior to the Offer Closing (with respect to amounts required to consummate the Offer, if the Offer Termination has not occurred) and the Closing (with respect to amounts required to consummate the Merger and make other payments due at such time in accordance with the terms hereof) and (iv) to comply with its obligations under the Wells Fargo Commitment.
If any portion of the Financing becomes unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, (i) Parent and Purchaser agreed to promptly notify A.C. Moore and (ii) Parent and Purchaser agreed to use commercially reasonable efforts to arrange and obtain an Alternative Financing as promptly as practicable following the occurrence of such event. Parent agreed to keep A.C. Moore reasonably informed of the status of its efforts to arrange the Financing and provide to A.C. Moore copies of the material definitive documents for the Financing and will give the Company prompt notice: (i) of any breach of any material provisions of any of the Wells Fargo Commitment by any party to the Wells Fargo Commitment of which it has actual knowledge; (ii) of the receipt of any written notice or other written communication from a financing source for the Financing with respect to any actual or potential breach, default, termination or repudiation by any party to the Wells Fargo Commitment of any material provisions of the Wells Fargo Commitment; and (iii) of the occurrence of an event or development that Parent or Purchaser expects to have a material and adverse impact on the ability of Parent or Purchaser to obtain all or any portion of the Financing contemplated by the Wells Fargo Commitment on the terms, in the manner or from the sources contemplated by the Wells Fargo Commitment or the definitive documents related to the Financing.

Prior to the Effective Time, A.C. Moore agreed to provide to Parent and Purchaser all cooperation that is reasonably requested by Parent and that is customary in connection with the arrangement of debt financing in acquisition transactions, provided that no such requested cooperation may unreasonably interfere with the ongoing operations of A.C. Moore and its subsidiaries, provided that they shall not be required to pay any commitment or other similar fee, pay any expense (other than as provided in the Merger Agreement) or incur any other obligation or liability in connection with the Financing prior to the Effective Time. In addition, A.C. Moore is not required to take any action in connection with the Financing that would (i) cause any condition to the Merger to fail to be satisfied or otherwise cause any breach of the Merger Agreement (unless waived by Parent), (ii) require A.C. Moore or any of its subsidiaries to take any action that will conflict with or violate A.C. Moore’s organizational documents or any laws or result in the material contravention of, or that would reasonably be expected to result in a material violation or breach of, or default under, any material contract to which A.C. Moore or any of its subsidiaries is a party (in each case prior to the Effective Time) or (iii) result in any officer or director of A.C. Moore or its subsidiaries incurring any personal liability with respect to any matters relating to the Financing. Parent and Purchaser agreed to indemnify, defend and hold harmless A.C. Moore, its affiliates and their respective Representatives for and against any and all liabilities, losses, damages, claims, reasonable costs and expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any certifications provided by them and required to arrange the Financing (other than arising from (i) fraud, gross negligence, willful misconduct or intentional misrepresentation or (ii) misstatements or omissions in written historical information of the type prepared by A.C. Moore or any of its subsidiaries in the ordinary course of business provided specifically for use in connection with the Financing) to the fullest extent permitted by applicable law and with appropriate contribution to the extent such indemnification is not available.
A.C. Moore agreed to keep Parent reasonably informed of the status of its existing credit facility and will give Parent prompt notice: (i) of any breach of any material provisions of such facility of which it has actual knowledge; (ii) of the receipt of any written notice or other written communication with respect to any actual or potential breach, default, termination or repudiation by any party to such facility; and (iii) of the occurrence of an event or development that A.C. Moore expects to have a material and adverse impact on the ability of A.C. Moore to obtain all or any portion of the financing contemplated by such facility on the terms, in the manner or from the sources contemplated by the facility.
Obligations with Respect to the Shareholders Meeting and the Proxy Statement
The Merger Agreement provides that, as soon as practicable after the date of the Merger Agreement (and in any event, but subject to Parent’s timely performance of its obligations described below, on or prior to October 25, 2011), A.C. Moore would prepare and file this proxy statement in preliminary form, or the Proxy Statement, with the SEC relating to the special meeting of shareholders. A.C. Moore agreed to (i) use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as soon as practicable; (iii) use its commercially reasonable efforts to mail to the holders of Shares the Proxy Statement as promptly as practicable after clearing comments received from the SEC or after being notified by the SEC that the Proxy Statement will not be subject to review by the SEC, and (iii) otherwise comply in all material respects with all legal requirements applicable to the shareholders meeting. Subject to applicable laws, A.C. Moore and Parent (with respect to itself and Purchaser) shall each furnish the other with all information as may be reasonably necessary or advisable in connection with the Proxy Statement and otherwise cooperate with the other in the preparation of the Proxy Statement.
A.C. Moore agreed to notify Parent promptly of the receipt of any comments of the SEC or the SEC staff with respect to the Proxy Statement and of any request by the SEC or the SEC Staff for any amendment or supplement thereto or for additional information. Each of A.C. Moore, Parent and Purchaser agreed to use commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC or the SEC staff and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the shareholders meeting at the earliest practicable time.

If required by applicable law in order to consummate the Merger, then A.C. Moore will have the right, at any time after the latest of (i) the expiration date of the Offer, (ii) three business days after the Proxy Statement Clearance Date and (iii) November 22, 2011, to (and Parent and Purchaser will have the right, at any time beginning three business days after the Proxy Statement Clearance Date, to request in writing that A.C. Moore, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within 10 business days), (A) establish a record date (which record date shall be as soon as legally permissible) for and give notice of a meeting of its shareholders, for the purpose of voting upon the adoption of the Merger Agreement, and (B) mail to the holders of Shares as of the record date established for the shareholders meeting the Proxy Statement.
A.C. Moore, acting through the Board, will, in accordance with applicable law and the Articles, the Bylaws and Nasdaq rules, (i) duly call, give notice of, convene and hold an annual or special meeting of its shareholders as promptly as reasonably practicable after the Proxy Statement Clearance Date for the purpose of considering and taking action on the Merger Agreement and the Transactions, (ii) include the Board Recommendation in the Proxy Statement and use its commercially reasonable efforts to obtain the approval of A.C. Moore shareholders. Notwithstanding the foregoing, in the event that Purchaser acquires at least 80% of the then outstanding Shares on a fully-diluted basis pursuant to the Offer or the exercise, if any, of the Top-Up Option or otherwise, the parties agreed to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 1924(b)(1)(ii) of the PBCL, as promptly as reasonably practicable after such acquisition without a meeting of the shareholders of A.C. Moore.
Efforts to Close the Transaction
Upon the terms and subject to the conditions of the Merger Agreement, each of the parties agreed to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions contemplated by the Merger Agreement, including the Offer and the Merger.
Takeover Laws
The parties agreed to use commercially reasonable efforts to ensure that no state takeover law or similar law is or becomes applicable to the Merger Agreement or the Transactions, including the Offer and the Merger. If any state takeover law or similar law becomes applicable to the Merger Agreement or any of the Transactions, including the Offer and the Merger, the parties agreed to use commercially reasonable efforts to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such law on the Merger Agreement and the Transactions, including the Merger.
Indemnification, Exculpation and Insurance
The Merger Agreement provides that all obligations of A.C. Moore or any subsidiary to any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director, officer, employee, fiduciary or agent of A.C. Moore or any subsidiary, which we refer to as the Indemnified Parties, in respect of advancement, indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in applicable law or the Articles, the Bylaws or other organizational documents of A.C. Moore or any subsidiary in effect as of the date of the Merger Agreement will survive the Transactions and continue in full force and effect in accordance with their respective terms, in each case, whether or not A.C. Moore’s insurance covers all such costs. From and after the Effective Time, the surviving corporation shall be liable to pay and perform in a timely manner such indemnification, advancement and exculpation obligations. Without limiting the foregoing, for six years from the Effective Time, the surviving corporation will cause its articles of incorporation and by-laws to contain provisions no less favorable to the Indemnified Parties with respect to limitation of liabilities of directors and officers and advancement and indemnification than are set forth as of the date of the Merger Agreement in the Articles and Bylaws, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties.

The Merger Agreement provides that, until the sixth anniversary of the Effective Time, the surviving corporation will, to the extent to which such persons are indemnified, or entitled to be indemnified as of the date of the Merger Agreement, indemnify, defend and hold harmless each Indemnified Party against all costs and expenses (including, but not limited to, fees and expenses of attorneys, experts and litigation consultants as well as any appeal bonds), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, based on or arising out of, in whole or in part, (i) the fact that an Indemnified Party was, or was or is deemed to have status as, a director or officer of A.C. Moore or such subsidiary or (ii) acts or omissions by an Indemnified Party in the Indemnified Party’s capacity as a director, officer, employee, fiduciary or agent of A.C. Moore or such subsidiary or taken at the request of A.C. Moore or such subsidiary, at or at any time prior to the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the Transactions contemplated by the Merger Agreement).
The surviving corporation will bear the full cost of and maintain in effect, applicable on and after the Effective Time, for a period equal to six years immediately following the Effective Time, referred to as the D&O Tail Period, the current directors’ and officers’ liability insurance policies (including, but not limited to, both primary and any and all excess policies) maintained by A.C. Moore on the date of the Merger Agreement, which we refer to as the D&O Policies, on terms and scope with respect to such coverage, and in amount, not less favorable to such individuals than those of such policy in effect on the date of the Merger Agreement, provided that (i) in no event will the surviving corporation be required to expend more than an amount per year of coverage equal to 300% of current annual premiums paid by A.C. Moore for such insurance and (ii) in the event of an expiration, termination or cancellation of such current policies, Parent or the surviving corporation will be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums. Alternatively, A.C. Moore may substitute one or more prepaid, fully-earned and non-cancellable tail policies with respect to such directors’ and officers’ liability insurance with policy limits, terms and conditions at least as favorable to the individuals and/or A.C. Moore covered under such insurance policy as the limits, terms and conditions in the existing policies of A.C. Moore.
Parent, Purchaser and A.C. Moore agreed that, with respect to any advancement or indemnification obligation owed to an Indemnified Party by Parent, Purchaser, A.C. Moore, the surviving corporation to an Indemnified Party that has rights to indemnification, advancement of expenses and/or insurance provided by Other Indemnitors pursuant to an Indemnification Agreement, the surviving corporation (i) will, at all times, be the indemnitor of first resort, (ii) will, at all times, be required to advance the full amount of expenses incurred by an Indemnified Party and will be liable for the full amount of all reasonable expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of any Indemnification Agreement, without regard to any rights an Indemnified Party may have against the Other Indemnitors, and (iii) irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation, indemnification or any other recovery of any kind in respect thereof.
Sbar’s agreed to guarantee the surviving corporation’s indemnification obligations under the Merger Agreement to A.C. Moore’s officers and directors, subject to certain limitations, pursuant to the Limited Guaranty, dated as of October 3, 2011, made and delivered by Sbar’s to A.C. Moore, in favor of, and for the benefit of, the Guaranteed Parties (as defined in the Guaranty).
Litigation, Actions and Other Proceedings
The parties agreed to cooperate and use commercially reasonable efforts to vigorously contest and resist any action or proceeding, including administrative or judicial action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including the Offer and the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal, unless Parent determines, in its reasonable discretion after consulting with A.C. Moore, that litigation is not in its best interests or unless A.C. Moore determines, in its reasonable discretion after consulting with Parent, that litigation is not in its best interests.

Employee Matters
The Merger Agreement provides that, as of the Effective Time and for a period equal to the lesser of one year following the Effective Time or the date on which the insurance or other contract or agreement providing benefits under the applicable plan expires (or such shorter period of time that such employee remains an employee of the surviving corporation following the Effective Time), provide or cause to be provided to Continuing Employees benefits at the same levels in effect on the date of the Merger Agreement under the currently existing employee benefit plans of A.C. Moore.
Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the shareholder approval:
•	by mutual written consent of Parent and A.C. Moore;
•	by either Parent or A.C. Moore:
•
if the Merger is not consummated on or before December 30, 2011; provided that the right to terminate the Merger Agreement on such date shall not be available to Parent or A.C. Moore if (i) the Offer Closing has occurred or (ii) the failure of Parent or A.C. Moore, as applicable, to perform any of its obligations under the Merger Agreement has been a principal cause of the failure of the Merger to be consummated on or before such date;

•
if any law, restraining order (preliminary, temporary or permanent), executive order, decree, ruling, judgment or injunction or other order of a court or governmental entity of competent jurisdiction is in effect enjoining, restraining, preventing or prohibiting the consummation of the Offer or the Merger and is final and non-appealable and has the effect of making consummation of the Offer or the Merger illegal or otherwise restraining, preventing or prohibiting consummation of the Offer or the Merger; or

•	by Parent:
•
if there has occurred a breach of or failure to perform any representation, warranty, covenant or agreement on the part of A.C. Moore, which breach or failure to perform would cause any conditions of the Offer or the Merger not to be satisfied and (i) if such breach or failure to perform cannot be cured by A.C. Moore, at least 20 business days elapse since the date of delivery of notice of such breach or failure to perform to A.C. Moore from Parent and such breach or failure to perform shall not have been cured in a manner such that such breach or failure to perform no longer results in the applicable condition not being satisfied or (ii) if such breach or failure to perform is capable of being cured by A.C. Moore, A.C. Moore does not cure such breach or failure to perform within 10 business days after the date of delivery of notice of such breach or failure to perform to A.C. Moore, provided, that Parent will not have the right to terminate the Merger Agreement in these circumstances if A.C. Moore’s breach or failure to perform any of its representations, warranties, covenants or other agreement under the Merger Agreement was primarily due to the failure of Parent or Purchaser to perform any of their obligations under the Merger Agreement;

•	if a Board Recommendation Change occurs;
•	A.C. Moore breaches its non-solicitation obligations resulting in the announcement, submission or making of an Acquisition Proposal;
•
if, after a tender offer or exchange offer is commenced that, if successful, would result in any person or “group” (as defined under Section 13(d) of the Exchange Act) becoming a beneficial owner of 20% or more of the outstanding Shares (other than by Parent or Purchaser), the Board fails to recommend that A.C. Moore’s holders not tender their Shares in such tender or exchange offer within 10 business days after commencement of such tender offer or exchange offer;

•	the Board fails to reconfirm the Board Recommendation promptly, and in any event within five business days, following Parent’s reasonable request to do so; or

•	by A.C. Moore,
•
if (i) in violation of the Merger Agreement, Parent or Purchaser terminates the Offer without having accepted all of the Shares tendered for payment thereunder, fails to timely accept for payment and purchase all Shares that have been validly tendered and not withdrawn pursuant to the Offer if all conditions to the Offer have been satisfied or waived as of the expiration of the Offer (including any extensions thereof), or modified certain terms of the Offer without the prior written consent or waiver of A.C. Moore; and (ii) A.C. Moore does not breach any of its obligations under the Merger Agreement in any manner that proximately causes or results in the failure of the Offer to be consummated;

•
if Parent or Purchaser breaches or fails to perform any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would cause any of the conditions to the Offer or the Merger to not be satisfied, (ii) was notified by A.C. Moore in a written notice delivered to Parent or Purchaser and (iii) cannot be cured by December 30, 2011 or at least 30 days shall have elapsed since the date of delivery of a written notice of such breach from A.C. Moore to Parent or Purchaser and such breach is not cured in a manner such that such breach no longer results in the applicable condition not being satisfied; provided, however, that the right to terminate the Merger Agreement in these circumstance would not be available to A.C. Moore if (A) Parent’s or Purchaser’s breach or failure to perform any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement was primarily due to the failure of A.C. Moore to perform any of its obligations under the Merger Agreement or (B) Parent waives the applicable condition to the Offer; or

•
prior to the Acceptance Date or, in certain circumstances, prior to the consummation of the Merger, in order to enter into a transaction that is a Superior Proposal; provided, that such takeover proposal did not result from a breach of A.C. Moore’s obligations with respect to solicitation of takeover proposals.

Effect of Termination
If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will become null and void and, subject to certain designated provisions of the Merger Agreement which survive, including the termination, confidentiality and indemnification provisions, among others, there will be no liability on the part of Parent, Purchaser or A.C. Moore. No party is relieved of any liability for any willful and material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement prior to such termination.
Termination Fee
A.C. Moore may be required to pay a termination fee to Parent in the amount of $2 million, including, without limitation, in the following circumstances:
•	the Merger Agreement is terminated by Parent as a result of a Board Recommendation Change;
•	the Merger Agreement is terminated by A.C. Moore in order to accept a Superior Proposal; or
•
(i) a bona fide Acquisition Proposal is publicly disclosed and not withdrawn prior to the termination of the Merger Agreement, and (ii) following such disclosure, the Merger Agreement is terminated by A.C. Moore or Parent because the Merger has not occurred prior to December 30, 2011 or by Parent as a result of a Board Recommendation Change, and (iii) within 12 months of the date the Merger Agreement is terminated, A.C. Moore enters into a definitive agreement with respect to, or recommends to its shareholders, an Alternative Transaction (as defined below) or an Alternative Transaction is consummated with a third party.

For the purposes of the third bullet above, the term Alternative Transaction means a transaction of a type described in the definition of Acquisition Proposal except that the references to “20%” in the definition of Acquisition Proposal are be deemed to be references to “50%.”
Specific Performance
The Merger Agreement provides the parties are entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. To the extent permitted by law, any requirements for the securing or posting of any bond with such remedy are waived.
Fees and Expenses
Whether or not the Offer, the Merger or any other transactions contemplated by the Merger Agreement are consummated, each party agreed to pay its own expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby.
Amendment
At any time prior to the Effective Time, the parties may modify or amend the Merger Agreement provided, however, that (i) after Purchaser purchases any Shares pursuant to the Offer, no amendment will be made that decreases the Merger Consideration, and (ii) after receipt of shareholder approval, no amendment may be made which by applicable law or any applicable rule or regulation of any stock exchange requires further approval by A.C. Moore’s shareholders, without the approval of such shareholders.
Governing Law
The Merger Agreement is governed by, and construed in accordance with, Delaware law, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the PBCL are applicable hereto.
Ancillary Agreements
Deposit Escrow Agreement
Concurrently with the execution of the Merger Agreement, Parent, Purchaser, A.C. Moore and Wells Fargo Bank, National Association, as Deposit Escrow Agent entered into the Deposit Escrow Agreement, pursuant to which Purchaser deposited the $20 million Escrow Amount into an escrow account in order to secure Parent’s and Purchaser’s obligations under the Merger Agreement. On the date that Purchaser accepts for payment all Shares that have been validly tendered and not properly withdrawn pursuant to the Offer, the Deposit Escrow Agent will pay the Escrow Amount to the paying agent in partial payment of the aggregate Offer Price in accordance with written instructions to be provided by Parent and A.C. Moore. If the closing of the Offer does not occur, Deposit Escrow Agent will pay the Escrow Amount to the paying agent in partial payment of the aggregate Merger Consideration, in accordance with written instructions to be provided by Parent and A.C. Moore.

Pursuant to the Deposit Escrow Agreement, if the Closing does not occur on or prior to December 30, 2011, upon the Final Determination:
•
the Deposit Escrow Amount will be paid to A.C. Moore if Parent’s and Purchaser’s conditions to the consummation of the Merger have been satisfied or waived, but A.C. Moore’s conditions to the consummation of the Merger have not been satisfied or waived; and

•
the Deposit Escrow Amount will be paid to Purchaser if Parent’s and Purchaser’s conditions to the consummation of the Merger have not been satisfied or waived, but A.C. Moore’s conditions to the consummation of the Merger have been satisfied or waived.

In each case, the distribution of the Escrow Amount is contingent on the Final Determination which shall control the manner, amount and recipients in and to which the Escrow Amount is to be paid. The “Final Determination” means either (i) a written notice from Parent and A.C. Moore to the Deposit Escrow Agent setting forth the manner in which the Escrow Amount is to be paid, or (ii) a final court order or judgment or decision of an arbitration panel determining the rights of Parent, Purchaser and A.C. Moore with respect to the Escrow Amount, together with a letter of counsel confirming the final nature of such determination.
Limited Guaranty
Sbar’s agreed to guarantee the surviving corporation’s indemnification obligations under the Merger Agreement to A.C. Moore’s officers and directors, subject to certain limitations, pursuant to the Limited Guaranty, dated as of October 3, 2011, made and delivered by Sbar’s to A.C. Moore, in favor of, and for the benefit of, the Guaranteed Parties (as defined in the Guaranty).
Vote Required and Board of Directors Recommendation
Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon.
THE A.C. MOORE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

ADJOURNMENT OF THE SPECIAL MEETING
Adjournment of the Special Meeting
In the event that there are insufficient votes, in person or represented by proxy, at the time of the special meeting to approve the proposal to adopt the Merger Agreement, A.C. Moore may move to adjourn the special meeting, if necessary or appropriate, in order to, among other reasons, enable the Board to solicit additional proxies in favor of the adoption of the Merger Agreement. In that event, A.C. Moore will ask its shareholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.
If the shareholders approve the adjournment proposal, A.C. Moore could adjourn the special meeting (and any reconvened session of the special meeting) and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if A.C. Moore had received proxies representing a sufficient number of votes to defeat the proposal to adopt the Merger Agreement, A.C. Moore could adjourn the special meeting without a vote on such proposal and seek to convince its shareholders to change their votes in favor of the adoption of the Merger Agreement.
If the special meeting is adjourned, A.C. Moore is not required to give notice of the time and place of the reconvened meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the PBCL requires notice of the business to be transacted and such notice has not been previously given.
Vote Required and Board of Directors Recommendation
Approval of the proposal to adjourn the special meeting, if necessary or appropriate for, among other reasons, soliciting additional proxies requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon.
THE A.C. MOORE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE TO, AMONG OTHER REASONS, SOLICIT ADDITIONAL PROXIES.

ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION
Background
Joseph A. Jeffries, David Stern, David Abelman, Amy Rhoades and Rodney Schriver are the named executive officers listed in A.C. Moore’s Annual Report on Form 10-K, as amended, filed with the SEC on May 2, 2011. A.C. Moore has entered into agreements with Messrs. Jeffries, Stern, Abelman and Schriver and Ms. Rhoades that provide for severance payments and benefits in the event of a termination of the employee without cause or a termination by the employee for good reason following a change in control. A.C. Moore also has other agreements that will provide compensation to these persons in connection with the Transactions. These agreements are described in “The Merger—Interests of Certain Persons in the Merger beginning on page [•].
Aggregate Amounts of Potential Compensation
The following table sets forth, in the format prescribed by SEC rules and regulations, the information regarding the aggregate dollar value of the various elements of compensation that would be received by the persons listed in the table that is based on or otherwise relates to the Transactions. In preparing the table, A.C. Moore made the following assumptions:
•	the Closing occurred on October 17, 2011, the last practicable date prior to the filing of this proxy statement;
•
all outstanding, unvested A.C. Moore SARs vest in connection with the Transactions, and the holders thereof will receive an amount in cash equal to the product of (a) the total number of Shares subject to such A.C. Moore SAR, multiplied by (b) the excess, if any, of $1.60 over the exercise price per Share of such A.C. Moore SAR;

•	all outstanding, unvested A.C. Moore Restricted Stock vests in connection with the Transactions, and the holders thereof will receive an amount in cash equal to $1.60 for each such Share;
•	no Shares are withheld by A.C. Moore to cover the tax obligations of the persons listed in the table upon the vesting of unvested A.C. Moore SARs and A.C. Moore Restricted Stock; and
•
the persons listed in the table that were employed by A.C. Moore at the time of the closing of the Merger were terminated by A.C. Moore without cause, or such persons terminated their employment for good reason, immediately following a change in control on October 17, 2011.

In addition to the above assumptions, the costs of providing continued health or other benefits are based on estimates. Any changes in these assumptions or estimates would affect the amounts shown in the following table.

Golden Parachute Compensation
			Pension/	Prerequisites	Tax
	Cash	Equity	NQDC	/Benefits	Reimbursements	Other	Total
Name	($)(1)	($)(2)	($)	($)(3)	($)	($)	($)
Joseph A. Jeffries	$938,938	$323,860	$—	$20,340	$—	$—	$1,283,138
David Stern	$511,500	$165,437	$—	$12,648	$—	$—	$689,585
David Abelman	$558,000	$165,437	$—	$13,560	$—	$—	$736,997
Amy Rhoades	$325,500	$85,971	$—	$8,628	$—	$—	$420,099
Rodney Schriver	$102,775	$25,669	$—	$—	$—	$—	$128,444

(1)
The amounts in this column for Messrs. Jeffries, Stern, Abelman, Schriver and Ms. Rhoades represent: (i) for Mr. Jeffries, severance payments attributable to a double trigger arrangement consisting of 18 months of base salary and $226,438 of pro rata bonus; (ii) for Mr. Stern, $330,000 of severance attributable to a double trigger arrangement and $181,500 of retention award attributable to a single trigger arrangement; (iii) for Mr. Abelman, $360,000 of severance attributable to a double trigger arrangement and $198,000 of retention award attributable to a single trigger arrangement; (iv) for Ms. Rhoades, $210,000 of severance attributable to a double trigger arrangement and $115,500 of retention award attributable to a single trigger arrangement; and (v) for Mr. Schriver, severance payments attributable to a double trigger arrangement consisting of six months of base salary.

(2)
The amounts in this column represent the following payments of value for unvested A.C. Moore Restricted Stock and unvested A.C. Moore SARs vesting upon the change of control (i.e., attributable to a single trigger arrangement): (i) for Mr. Jeffries, $322,782 in A.C. Moore Restricted Stock and $1,078 in A.C. Moore SARs; (ii) for Messrs. Stern and Abelman, $165,437 in A.C. Moore Restricted Stock; (iii) for Ms. Rhoades, $85,619 in A.C. Moore Restricted Stock and $352 in A.C. Moore SARs; and (iv) for Mr. Schriver, $25,434 in A.C. Moore Restricted Stock and $235 in A.C. Moore SARs.

(3)
The amounts in this column represent health insurance benefits attributable to a double trigger arrangement for Messrs. Jeffries (for a period of 18 months following termination) and Messrs. Stern and Abelman and Ms. Rhoades (each for a period of 12 months following termination).

Narrative to Golden Parachute Compensation Table
See “The Merger—Interests of Certain Persons in the Merger” beginning on page [•], which is incorporated herein by reference.
Vote Required and Board of Directors Recommendation
The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act requires A.C. Moore to provide its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the Merger, which we refer to in this proxy statement as the “golden parachute” compensation. As required by those rules, A.C. Moore is asking its shareholders to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to A.C. Moore Arts & Crafts, Inc.’s named executive officers in connection with the Merger, as disclosed in the table entitled “Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”
The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve this proposal on “golden parachute” compensation and vote not to adopt the Merger Agreement and vice versa. Because the vote is advisory in nature only, it will not be binding on either A.C. Moore or Purchaser if the Merger Agreement is adopted. As A.C. Moore is contractually obligated to pay the compensation to named executive officers disclosed in this proxy statement, such compensation will be paid, subject only to the conditions applicable thereto, if the Merger Agreement is adopted by shareholders and completed, regardless of the outcome of the advisory vote.
Approval of the proposal to approve, on an advisory basis, the “golden parachute” compensation requires the affirmative vote of a majority of the votes cast by all shareholders of A.C. Moore entitled to vote thereon.
THE A.C. MOORE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE “GOLDEN PARACHUTE” COMPENSATION TO BE RECEIVED BY A.C. MOORE’S EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AS PRESENTED IN THIS PROXY STATEMENT.

MARKET PRICE OF A.C. MOORE COMMON STOCK
The Common Stock is listed for trading on Nasdaq under the symbol “ACMR”. The table below shows, for the periods indicated, the high and low sales prices for Common Stock, as reported on Nasdaq.

	Common Stock
	Price
	High		Low
Fiscal Year Ended January 2, 2010
First Quarter ended April 4, 2009		$2.68		$1.00
Second Quarter ended July 4, 2009		$4.38		$1.87
Third Quarter ended October 3, 2009		$4.21		$2.85
Fourth Quarter ended January 2, 2010		$5.63		$2.29

Fiscal Year Ended January 1, 2011
First Quarter ended April 3, 2010		$3.62		$2.41
Second Quarter ended July 3, 2010		$4.20		$2.06
Third Quarter ended October 2, 2010		$2.69		$1.71
Fourth Quarter ended January 1, 2011		$2.90		$1.82

Fiscal Year Ending December 31, 2011
First Quarter ended April 2, 2011		$3.56		$2.12
Second Quarter ended July 2, 2011		$2.94		$2.27
Third Quarter ended October 1, 2011		$2.48		$1.03
Fourth Quarter through [•], 2011	$	[•]	$	[•]
The closing price of our Common Stock on Nasdaq on October 3, 2011, the last trading day prior to the public announcement of the Merger Agreement, was $0.95 per Share. In addition, on February 14, 2011, the date immediately prior to the date on which A.C. Moore announced that it was pursuing financial and strategic alternatives, the closing price of our Common Stock on Nasdaq was $2.44. On [•], 2011, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of our Common Stock on Nasdaq was $[•] per Share. You are encouraged to obtain current market quotations of our Common Stock in connection with voting your Shares.
No cash dividends have been paid on our Common Stock to date. Under the terms of the Merger Agreement, A.C. Moore is not permitted to declare or pay dividends in respect of Shares unless approved in advance by Parent in writing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 19, 2011, certain information with respect to the beneficial ownership of Common Stock by (i) each person who is known by A.C. Moore to be the beneficial owner of more than 5% of Common Stock, (ii) each director of A.C. Moore, (iii) each named executive officer of A.C. Moore and (iv) all directors and executive officers of A.C. Moore as a group. The information about the beneficial owners contained in the table below is based on information supplied by such persons or SEC filings. Except as otherwise indicated, to the knowledge of A.C. Moore, the beneficial owners of Shares listed below have sole investment and voting power with respect to such Shares.

	Shares Beneficially
	Owned(1)
	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class
Joseph A. Jeffries	283,236	(2)	1.1
David Stern	147,076	(3)	*
David Abelman	151,817	(4)	*
Amy Rhoades	91,068	(5)	*
Rodney Schriver	29,979	(6)	*
Rick A. Lepley	143,710	(7)	*
Joseph F. Coradino	79,824	(8)	*
Michael J. Joyce	114,824	(9)	*
Neil A. McLachlan	74,324	(10)	*
Thomas S. Rittenhouse	69,324	(11)	*
Lori J. Schafer	84,824	(12)	*
All executive officers and directors as a group (10 persons)	1,126,296	(13)	4.4
Dimensional Fund Advisors LP	1,777,036	(14)	7.0
Glenn J. Krevlin	2,275,000	(15)	10.7
Glenhill Advisors, LLC	2,275,000	(15)	10.7
Glenhill Capital Management, LLC	2,275,000	(15)	10.7
Glenhill Capital Overseas Master Fund, LP	2,535,777	(15)	10.0
T. Rowe Price Associates, Inc.	1,804,967	(16)	7.1
Paradigm Capital Management, Inc.	1,370,220	(17)	5.4

*	Denotes less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Common Stock. Shares issuable upon the exercise of securities currently exercisable or exercisable within 60 days of October 19, 2011 are deemed outstanding for computing the Share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person. The address for all current directors and executive officers is c/o A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009.

(2)
Represents (i) 265,276 Shares held by Mr. Jeffries directly; and (ii) Shares that potentially could be acquired upon the exercise of 17,960 SARS exercisable within 60 days of October 19, 2011. Excludes Shares that potentially could be acquired upon the exercise of 120,914 SARs exercisable 60 days of October 19, 2011, which SARs were out-of-the-money as of October 19, 2011.

(3)
Represents 147,076 Shares held by Mr. Stern directly. Excludes Shares that potentially could be acquired upon the exercise of 44,926 SARs exercisable within 60 days of October 19, 2011, which SARs were out-of-the-money as of October 19, 2011.

(4)
Represents 151,817 Shares held by Mr. Abelman directly. Excludes Shares that potentially could be acquired upon the exercise of 44,926 SARs exercisable within 60 days of October 19, 2011, which SARs were out-of-the-money as of October 19, 2011.

(5)
Represents (i) 66,403 Shares held by Ms. Rhoades directly; (ii) options to purchase 18,800 Shares exercisable within 60 days of October 19, 2011; and (iii) Shares that potentially could be acquired upon the exercise of 5,865 SARs exercisable within 60 days of October 19, 2011. Excludes Shares that potentially could be acquired upon the exercise of 25,976 SARs exercisable within 60 days of October 19, 2011, which SARs were out-of-the-money as of October 19, 2011.

(6)
Represents (i) 20,969 Shares held by Mr. Schriver directly; (ii) options to purchase 5,100 Shares exercisable within 60 days of October 19, 2011; and (iii) Shares that potentially could be acquired upon the exercise of 3,910 SARs exercisable within 60 days of October 19, 2011. Excludes Shares that potentially could be acquired upon the exercise of 12,344 SARs exercisable within 60 days of October 19, 2011, which SARs were out-of-the-money as of October 19, 2011.

(7)	Mr. Lepley retired from A.C. Moore effective March 31, 2010, and, to A.C. Moore’s knowledge, as of July 2010, Mr. Lepley’s ownership represents Shares held by Mr. Lepley directly.

(8)	Represents (i) 69,824 Shares held by Mr. Coradino directly; and (ii) options to purchase 10,000 Shares exercisable within 60 days of October 19, 2011.

(9)	Represents (i) 84,824 Shares held by Mr. Joyce directly; and (ii) options to purchase 30,000 Shares exercisable within 60 days of October 19, 2011.

(10)	Represents (i) 70,824 Shares held by Mr. McLachlan directly; and (ii) options to purchase 3,500 Shares exercisable within 60 days of October 19, 2011.

(11)
Represents (i) 65,824 Shares held by Mr. Rittenhouse directly; (ii) 1,000 Shares held jointly by Mr. Rittenhouse and his spouse; and (iii) options to purchase 3,500 Shares exercisable within 60 days of October 19, 2011.

(12)	Represents (i) 64,824 Shares held by Ms. Schafer directly; and (ii) options to purchase 20,000 Shares exercisable within 60 days of October 19, 2011.

(13)
Represents (i) options to purchase 90,900 Shares exercisable within 60 days of October 19, 2011; and (ii) Shares that potentially could be acquired upon the exercise of 27,735 SARs exercisable within 60 days of October 19, 2011. Excludes Shares that potentially could be acquired upon the exercise of 249,086 SARs exercisable within 60 days of October 19, 2011, which SARs were out-of-the-money as of October 19, 2011.

(14)
Based solely on Schedule 13G/A filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP, referred to as Dimensional. The filing indicates Dimensional has sole voting power over 1,774,463 Shares and sole dispositive power over 1,777,036 Shares. These securities are owned by various investment companies and certain commingled group trusts and separate accounts, for which Dimensional serves as investment adviser. For purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(15)
Based solely on a Schedule 13D/A filed with the SEC on October 10, 2011 by Glenhill Advisors, LLC, referred to as GA; Glenn J. Krevlin, Glenhill Capital Management, LLC, referred to as GCM; and Glenhill Capital Overseas Master Fund, LP, referred to as GMF. The filing indicates GA and Mr. Krevlin have sole voting power and sole dispositive power over 2,275,000 Shares. The filing also indicates GCM has shared voting power and shared dispositive power over 2,275,000 Shares and GMF has shared voting power and shared dispositive power over 3,737,422 Shares. Mr. Krevlin is the managing member and control person of GA, and is the sole shareholder of Krevlin Management, Inc., the managing member of Glenhill Capital Advisors, LLC, the investment manager of GMF. GA is the managing member of GCM. GCM is managing member of Glenhill Concentrated Long Master Fund, LLC and sole shareholder of Glenhill Capital Overseas GP, Ltd, referred to as GCO. GCO is general partner of GMF. The address of GA, Mr. Krevlin, GCM and GMF is 156 West 56th Street, 17th Floor, New York, NY 10019.

(16)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2011 by T. Rowe Price Associates, Inc., referred to as Price Associates. The filing indicates Price Associates has sole voting power over 539,091 Shares and sole dispositive power over 1,804,967 Shares. These securities are owned by various individual and institutional investors, for which Price Associates serves as investment adviser. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(17)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2011 by Paradigm Capital Management, Inc., referred to as Paradigm. The filing indicates Paradigm has sole voting power and sole dispositive power over 1,370,200 Shares. The address of Paradigm is Nine Elk Street, Albany, New York 12207.

Change of Control
As a result of the Transactions contemplated by the Merger Agreement, A.C. Moore may at a subsequent date undergo a change in control. For additional information, see “The Merger Agreement” in this proxy statement, which is incorporated herein by reference.

NO DISSENTERS RIGHTS
Dissenters rights are not available in connection with the Merger if there is a vote of shareholders at the special meeting to adopt the Merger Agreement.
DELISTING AND DEREGISTRATION OF A.C. MOORE COMMON STOCK
If the Merger is completed, our Common Stock will be delisted from the Nasdaq and deregistered under the Exchange Act and we will no longer file periodic reports and proxy statements with the SEC on account of Common Stock.
SHAREHOLDER PROPOSALS
Once the Merger is completed, there will be no public participation in any future meetings of A.C. Moore’s shareholders. If the Merger is not completed, our public shareholders will continue to be entitled to attend and participate in our shareholder meetings, and we would expect to hold our 2011 annual meeting of shareholders prior to the end of 2011.
In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting of shareholders in 2011, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must have been received by us no later than January 3, 2011 and must comply with the requirements of SEC Rule 14a-8; provided, however, because the annual meeting date will be changed by more than 30 days from the anniversary of last year’s annual meeting, which took place on June 17, 2010, the deadline for such proposals is a reasonable time before A.C. Moore begins to print and send its annual meeting proxy materials, which would be disclosed in A.C. Moore’s reports filed with the SEC. Written requests for inclusion of a shareholder proposal in our annual meeting proxy statement should be sent by personal delivery, nationally-recognized express mail or U.S. certified mail, return receipt requested, to A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, Attention: Amy Rhoades, Senior Vice President and General Counsel. In addition, shareholders are notified that the deadline for providing A.C. Moore timely notice of any shareholder proposal or nomination to be submitted outside of the Rule 14a-8 process for consideration at A.C. Moore’s 2011 annual meeting of shareholders was January 3, 2011.
Because the annual meeting will not take place within 30 days from the anniversary of last year’s annual meeting, which took place on June 17, 2010, the deadline for such proposal or nomination will be a reasonable time before A.C. Moore begins to print and send its annual meeting proxy materials, which would be disclosed in A.C. Moore’s reports filed with the SEC. Shareholders are advised to review A.C. Moore’s bylaws for a complete discussion of the requirements that must be complied with by shareholders intending to present a proposal or nomination at the 2011 annual meeting, but not intending to have any such proposal included in A.C. Moore’s proxy statement.
OTHER MATTERS
As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters properly come before the shareholders at the special meeting, the persons named on the enclosed proxy intend to vote the Shares of Common Stock they represent in accordance with their best judgment.
HOUSEHOLDING
In order to reduce printing costs and postage fees, A.C. Moore has adopted the process called “householding” for mailing its proxy statement to “street name holders,” which refers to shareholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of A.C. Moore’s proxy statement, unless A.C. Moore receives contrary instructions from a street name holder at that address. A.C. Moore will continue to mail a proxy card to each shareholder of record.
If you prefer to receive multiple copies of A.C. Moore’s proxy statement and annual report at the same address, you may obtain additional copies by writing to A.C. Moore Arts & Crafts, Inc. Attention: Amy Rhoades, Senior Vice President and General Counsel, 130 A.C. Moore Drive, Berlin, New Jersey 08009 or by calling (856) 768-4930. Eligible shareholders of record receiving multiple copies of the proxy statement can request householding by contacting A.C. Moore in the same manner.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.acmoore.com under “About Us” and “SEC Filings.” Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference. In addition, shareholders may obtain free copies of the documents filed with the SEC from A.C. Moore by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF A.C. MOORE COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
EXECUTION COPY
AGREEMENT AND PLAN OF MERGER
by and among
NICOLE CRAFTS LLC,
SBAR’S ACQUISITION CORPORATION
and
A.C. MOORE ARTS & CRAFTS, INC.
dated as of October 3, 2011

A - i

A - ii

Annex A: Conditions to the Offer

Exhibit A: Articles of Incorporation of the Surviving Corporation
Exhibit B: Bylaws of the Surviving Corporation
Exhibit C: Deposit Escrow Agreement
Exhibit D: Limited Guaranty

A - iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 3, 2011, is entered into by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 1.1.
RECITALS
WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of the acquisition of the Company by Parent, on the terms and subject to the conditions set forth herein, it is proposed that Merger Sub commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of Company Common Stock, at a price of $1.60 per share, net to the seller in cash, without interest (such price per share, or any higher price per share as may be paid by Merger Sub pursuant to the terms of the Offer in accordance with this Agreement, the “Offer Price”);
WHEREAS, regardless of whether the Offer Closing occurs, Merger Sub will merge with and into the Company with the Company surviving as a wholly owned Subsidiary of Parent (the “Merger”), and each share of Company Common Stock that is not tendered and accepted pursuant to the Offer (other than shares held in the treasury of the Company or owned, directly or indirectly, by Merger Sub, Parent or any Subsidiary of Parent or the Company or any Subsidiary of the Company immediately prior to the Effective Time, and other than Dissenting Shares) will thereupon be canceled and converted into the right to receive cash in an amount equal to the Offer Price, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held prior to the execution of this Agreement at which all directors of the Company were present, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the Company’s stockholders, (ii) adopted and approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) directed that the adoption of this Agreement be submitted to the Stockholders Meeting (unless the Merger is consummated in accordance with Section 1924(b)(1)(ii) of the PBCL) and (iv) resolved to recommend that the holders of shares of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer, and that the holders of shares of Company Common Stock adopt this Agreement to the extent required by applicable Law in connection with the Merger (the “Company Board Recommendation”), which actions and resolutions have not, as of the date hereof, been subsequently rescinded, modified or withdrawn in any way;

WHEREAS, the Board of Directors of Merger Sub has approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Offer and the Merger, upon the terms and subject to the conditions set forth herein;
WHEREAS, the Managers of Parent have (i) approved and declared it advisable for Parent to enter into this Agreement and consummate the transactions contemplated hereby, including the Offer and the Merger, upon the terms and subject to the conditions set forth herein, and (ii) in connection with Parent’s capacity as the sole stockholder of Merger Sub, voted in favor of the adoption of this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has caused Merger Sub to deliver to Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) cash in the amount of $20,000,000.00 (the “Escrow Amount”) to be held pursuant to the Deposit Escrow Agreement by and among Parent, Merger Sub, the Company and Escrow Agent, of even date herewith, attached hereto as Exhibit C (the “Escrow Agreement”), which amounts shall be used to satisfy the Purchase Price and otherwise support all obligations of Parent and Merger Sub under this Agreement; and
WHEREAS, concurrently with the execution of this Agreement, Parent has delivered to the Company a limited guaranty, attached hereto as Exhibit D (the “Guaranty”), duly executed by Sbar’s, Inc., a New Jersey corporation (the “Guarantor”), with respect to certain matters on the terms specified in the Guaranty.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1 Certain Definitions.
(a) As used herein:
“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
“Board Recommendation Change” means either of the following, as the context may indicate: (i) any failure by the Company Board or any committee of the Company Board (a “Committee”) to make, or any withdrawal or modification in a manner adverse to Parent of, the Company Board Recommendation; or (ii) the Company Board or a Committee approving, recommending, endorsing or resolving to approve, recommend or endorse an Acquisition Proposal or recommending against the adoption of this Agreement by the stockholders of the Company.

“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.
“Code” means the Internal Revenue Code of 1986, as amended, and, as the context contemplates, all applicable rules and regulations promulgated thereunder.
“Company Common Stock” means the common stock, no par value per share, of the Company.
“Company Credit Facility” means Credit Agreement, dated as of January 15, 2009, among A.C. Moore Incorporated, as the lead borrower, the borrowers now or hereafter party thereto, the guarantors now or hereafter party thereto, each lender from time to time party thereto, and Wells Fargo Retail Finance, LLC, as administrative agent, collateral agent and swing line lender, as amended.
“Company Material Adverse Effect” shall mean any fact, circumstance, event, change, effect, violation or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, violations or occurrences, (a) has or would be reasonably expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) prevents, impedes, interferes with, hinders or delays in any material respect the ability of the Company to consummate the Merger or the other transactions or perform its obligations, in each case as contemplated by this Agreement; provided, however, that in the case of clause (a) only, none of the following, and no effect arising out of or resulting from the following, shall be deemed to be a Company Material Adverse Effect with respect to clause (a) and shall not be considered in determining whether there has occurred, or may, would or could occur, a Company Material Adverse Effect with respect to clause (a): (i) any changes, events, occurrences or conditions generally affecting the economy or the credit, financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates, (ii) changes, events, occurrences or effects arising out of, resulting from or attributable to acts of sabotage, terrorism, war (whether or not declared), (iii) changes, events, occurrences or effects arising out of, resulting from or attributable to any escalation or worsening of such acts of sabotage, terrorism or war (whether or not declared) threatened or underway as of the date of this Agreement, (iv) changes, events, occurrences or effects arising out of, resulting from or attributable to pandemics, earthquakes, hurricanes, tornados, tsunamis or other natural disaster occurring in the United States or elsewhere in the world, (v) changes, events, occurrences or effects arising out of, resulting from or attributable to changes in Law, GAAP or other accounting standards, regulations or principles or any changes in the interpretation or enforcement of any of the foregoing, or changes in regulatory or political conditions, (vi) changes as a result of any action or failure to take action, in each case consented to or requested by Parent, (vii) events attributable to the announcement or performance of this Agreement or the consummation of the transactions contemplated hereby or the pendency of the Offer or the Merger (including the loss or departure of officers or other employees of the Company or any of its Subsidiaries, or the termination, reduction (or potential reduction) or any other negative effect (or potential negative effect) on the Company’s relationships or agreements with any of its customers, suppliers or other business partners, (viii) events attributable to the taking of any action by the Company or its Subsidiaries if that action is contemplated or required by, this Agreement, or with Parent’s or Merger Sub’s consent, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement, or the consummation of the transactions contemplated hereby, (ix) a decline in the market price, or a change in the trading volume, of the Company Common Stock (provided that any event, condition, change, occurrence or development of a state of circumstances that may have caused or contributed to such change in market price or trading volume shall not be excluded under this proviso), (x) any change in the Company’s credit ratings, if any, (xi) any failure by the Company to meet any published estimates, projections, predictions, or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (other than those directly publicly disseminated by the Company during the Company’s fiscal year 2011, the effects ((excluding the effects referred to in clause (xiv) of this definition)) of the failure of which are reasonably expected to result in material damages to the Company, and provided further that any event, condition, change, occurrence or development of a state of circumstances that may have caused or contributed to such failure to meet any published estimates, projections, predictions, or expectations shall not be excluded under this provision), (xii) any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations including any budgets, plans or forecasts previously made available to Parent, (xiii) effects arising out of or related to any matters disclosed on the Company Disclosure Schedule, or (xiv) effects arising out of or related to any legal proceedings commenced by or involving any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or related to any failure by the Company referred to in clause (xi) above, this Agreement or any of the transactions contemplated hereby, which, based on the underlying merits of such legal proceedings, are not reasonably expected to result in an award of material damages or injunctive relief against the Company or its directors; provided, however, that, any fact, circumstance, event, change or occurrence referred to in clauses (i) through (v) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur to the extent that such fact, circumstance, event, change, violation or occurrence has had, or would reasonably be expected to have, a materially disproportionate impact on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries are involved (in which event the extent of such material adverse change may be taken into account in determining whether a Company Material Adverse Effect has occurred).
“Company Permitted Liens” means (i) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, and other like Liens arising in the ordinary course of business, and deposits to obtain the release of such Liens, (ii) Liens imposed by applicable Law for (A) Taxes not yet due and payable or (B) Taxes that the Company or any of its Subsidiaries is contesting in good faith through appropriate proceedings and for which adequate reserves, in accordance with GAAP, have been established, (iii) Liens disclosed on the Company Balance Sheet or the notes thereto, (iv) Liens under or in connection with building and zoning laws, codes, ordinances, and state and federal regulations governing the use of land, (v) security interests granted pursuant to the Company Credit Facility, and (vi) other Liens, if any, which do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business of the Company and any Company Subsidiary as currently conducted.

“Company Preferred Stock” means the preferred stock, no par value per share, of the Company.
“Competition Laws” means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.
“Contract” shall mean any legally binding agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or other legally binding commitment or undertaking of any nature.
“Employee Benefit Plan” means (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries or ERISA Affiliates sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries or ERISA Affiliates could reasonably be expected to have any liability or with respect to which the Company or its Subsidiaries or ERISA Affiliates had any liability during the prior six (6) years; and (ii) each other employee benefit plan, program or arrangement, whether written or unwritten, including without limitation, any stock option, stock purchase, stock appreciation right or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing plan, unemployment or severance compensation plan, or employment or consulting agreement, for any current or former employee or director of, or other service provider to, the Company or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA), that the Company or any of its Subsidiaries presently sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any liability.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and, as the context contemplates, all applicable rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with the Company, in each case, as defined in Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fully-Diluted Basis” means as of any time, the number of shares of Company Common Stock outstanding, together with all shares of Company Common Stock (if any) that the Company would be required to issue pursuant to the exercise or conversion of any “in the money” Company Stock Options, Company SARs and all warrants and other rights to acquire, or securities convertible into, or exchangeable for, Company Common Stock, that are outstanding and that are vested (or that will be vested) immediately prior to the Offer Closing other than the shares of Company Common Stock subject to Top-Up Option.
“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any governmental entity including any U.S. federal, state or local, or government, or any legislature, or governmental subdivision, department, agency, regulatory or administrative body (including a national securities exchange (including NASDAQ) or other such regulatory body), board, commission, court, tribunal or other instrumentality.
“Intellectual Property” means all intellectual property rights of any kind or nature throughout the world, including all (i) trademarks, service marks, brand names, certification marks, logos, trade dress, trade names, and corporate names, Internet domain names, designs, slogans, other indications of origin and general intangibles of like nature, including all goodwill, common law rights, registrations and applications related to the foregoing, (ii) copyrights and mask works, including, without limitation, all registrations and applications related to the foregoing, (iii) patents, patent applications and industrial designs (and the inventions embodied by the foregoing), including, without limitation, all continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications related to the foregoing, (iv) computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including technical and functional specifications, user manuals and training and support materials, related to any of the foregoing, (v) trade secrets, customer data, technology, know-how, proprietary processes, formulas, algorithms, models and methodologies and (vi) any other intellectual property rights of any kind or nature.
“Knowledge of the Company” shall mean the actual knowledge of those individuals set forth on Section 1.1 of the Company Disclosure Schedule after reasonable inquiry by such individuals of their direct reports.
“Knowledge of Parent” shall mean the actual knowledge of those individuals set forth on Section 1.1 of the Parent Disclosure Schedule after reasonable inquiry by such individuals of their direct reports.
“NASDAQ” means The NASDAQ Stock Market.
“Parent Material Adverse Effect” shall mean any change, effect, event, occurrence, state of facts or development which individually or in the aggregate prevents or materially impedes, interferes with, hinders or delays the consummation by Parent or Merger Sub of the Offer, the Merger or the other transactions or performance of its obligations, in each case as contemplated by this Agreement.
“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, Governmental Entity, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” means that, as of any date of determination and with respect to any Person: (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (iii) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that would be required by GAAP to be reflected or reserved on a consolidated balance sheet of such Person and its Subsidiaries, taken as a whole.
“Subsidiary” means, with respect to any party, any Person of which (i) such party or any Subsidiary of such party owns at least fifty percent (50%) of the outstanding equity or voting securities or interests of such Person or (ii) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such Person.
“Tax” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liabilities of any other Person) imposed by any Taxing Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, occupation, property, transfer, sales, use, capital stock, severance, alternative minimum, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or a similar nature to any of the foregoing.
“Taxing Authority” means any federal, state, local or foreign government authority responsible for the assessment, determination, collection or imposition of any Tax (including the U.S. Internal Revenue Service).
“Tax Return” means any and all returns, reports or similar filings (including the attached schedules) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.
“Triggering Event” means if (i) the Company Board or any Committee shall make a Board Recommendation Change, (ii) from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article IX, the Company Board or any Committee thereof shall have failed to publicly affirm the Company Board Recommendation within five (5) Business Days of a request in writing to do so by Parent or Merger Sub following the public announcement or public disclosure of an Acquisition Proposal, (iii) the Company shall fail to include the Company Board Recommendation in the Schedule 14D-9, or (iv) there is a willful breach by the Company of its obligations under Section 7.2.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Acceptable Confidentiality Agreement	7.2(b)
Acceptance Date	2.1(c)
Acquisition Proposal	7.2(g)(i)
Agreement	Preamble
Alternative Financing	7.9(f)
Alternative Transaction	9.5(c)
Articles of Merger	3.4
Available Company SEC Document	Article V
Closing	3.3
Closing Date	3.3
Committee	1.1(a)
Company	Preamble
Company Articles	5.1
Company Balance Sheet	5.13(a)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Bylaws	5.1
Company Capital Stock	5.2(a)
Company Contracts	5.17(a)
Company Disclosure Schedule	Article V
Company Option	4.3(a)
Company Permits	5.18
Company Real Property	5.13(a)
Company Real Property Leases	5.13(c)
Company Restricted Stock	4.3(b)
Company SAR	4.3(a)
Company SEC Documents	5.5(a)
Company Stockholder Approval	5.4(b)
Confidentiality Agreement	7.7(d)
Continuing Directors	7.5(c)
Continuing Employees	7.10(a)
Control Time	7.1
D&O Policies	7.9(c)
D&O Tail Period	7.9(c)
Dissenting Shares	4.1(d)
Effective Time	3.4
Employment Agreements	7.10(d)
Environmental Law	5.12(f)(i)
Environmental Permits	5.12(f)(ii)
Escrow Agent	Recitals
Escrow Agreement	Recitals
Escrow Amount	Recitals
Exchange Fund	4.2(a)
Excluded Shares	4.1(b)
Expiration Date	2.1(b)
Fairness Opinion	5.22

FCPA	5.25
Financing	6.7
Guarantor	Recitals
Guaranty	Recitals
Indebtedness	7.1(l)
Indemnification Agreement	7.9(f)
Indemnified Parties	7.9(a)
Law	5.16
Letter of Transmittal	4.2(b)
Liens	5.2(e)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble
Minimum Condition	Annex A
Obligations	7.7(d)
Offer	Recitals
Offer Closing	2.1(c)
Offer Documents	2.1(d)
Offer Price	Recitals
Offer Termination	2.1(f)
Offer to Purchase	2.1(d)
Order	5.16
Other Indemnitor	7.9(f)
Other Indemnitors	7.9(f)
Parent	Preamble
Parent Disclosure Schedule	Article VI
Parent Representatives	7.7(a)
Paying Agent	4.2(a)
Paying Agent Agreement	4.2(a)
PBCL	3.2
Permits	5.4(a)(ii)
Proxy Date	7.3(a)
Proxy Statement	5.8
Proxy Statement Clearance Date	2.1(b)
Representatives	7.2(a)
Restraint	8.1(b)
Schedule 14D-9	2.2(a)
Schedule TO	2.1(d)
SEC Staff	2.1(b)
Short-Form Merger	3.99
Stockholders Meeting	7.3(a)
Superior Proposal	7.2(g)(ii)
Surviving Corporation	3.1
Tender Offer Conditions	2.1(a)
Termination Date	9.2(a)
Termination Fee	9.5(c)

Third Party	7.2(a)
Top-Up Option	2.3(a)
Top-Up Option Shares	2.3(a)
Wells Fargo Commitment	6.7

ARTICLE II
THE OFFER
2.1 The Offer.
(a) Provided that this Agreement shall not have been terminated in accordance with Article IX, Merger Sub shall, and Parent shall cause Merger Sub to, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer as promptly as practicable following the date hereof and in any event within ten (10) Business Days after the date hereof. The obligation of Merger Sub to, and of Parent to cause Merger Sub to, accept for payment shares of Company Common Stock validly tendered pursuant to the Offer and to pay the Offer Price for each such tendered and not subsequently withdrawn share shall be subject only to the satisfaction or waiver by Parent or Merger Sub of the conditions set forth in Annex A (such conditions, as they may be amended in accordance with this Agreement, the “Tender Offer Conditions”). Parent on behalf of Merger Sub expressly reserves the right from time to time, subject to Section 2.1(b), to waive in whole or in part any such condition, to increase the Offer Price payable in the Offer, and to make any other changes to the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company, Merger Sub shall not (i) amend or waive satisfaction of the Minimum Condition (as defined in Annex A), (ii) change the form of consideration to be paid pursuant to the Offer, (iii) decrease the Offer Price payable in the Offer, (iv) decrease the number of shares of Company Common Stock sought to be purchased in the Offer, (v) impose conditions to the Offer that are in addition to those set forth in Annex A hereto, (vi) make any change in the Offer that would require an extension or delay of the then current Expiration Date; provided, however, that this clause (vi) shall not limit the ability of Parent or Merger Sub to extend the Expiration Date in accordance with Section 2.1(b), (vii) amend or modify the Tender Offer Conditions (other than to waive such Tender Offer Conditions, except for the Minimum Condition), or (viii) amend or modify any other term of the Offer in any manner adverse to the holders of shares of Company Common Stock in their capacities as holders of shares of Company Common Stock.
(b) The initial expiration date of the Offer shall be the twentieth (20th) Business Day after the date that the Offer is commenced (determined pursuant to Rule 14d-1(g)(3) and Rule 14d-2 under the Exchange Act) (such date, or such subsequent date to which the expiration of the Offer is extended pursuant to and in accordance with the terms of this Agreement, the “Expiration Date”). Merger Sub shall not terminate or withdraw the Offer other than in connection with (x) the effective termination of this Agreement in accordance with Article IX hereof or (y) an Offer Termination in accordance with Section 2.1(f). Notwithstanding the foregoing, unless this Agreement is terminated in accordance with Article IX hereof, Merger Sub shall, and Parent shall cause Merger Sub to, (i) extend the Expiration Date if, on any then scheduled Expiration Date, any of the Tender Offer Conditions is not satisfied or waived by Merger Sub, for such periods of up to five (5) Business Days at a time (or such other period as shall be consented to in writing by the Company) as Merger Sub may deem reasonably necessary, but, except as required by any applicable Law, rule, regulation, interpretation or position of NASDAQ, the SEC or the staff of the SEC (the “SEC Staff”) applicable to the Offer (including in connection with an increase in the Offer Price), in no event may the Expiration Date be extended pursuant to this clause (i) to a date later than the Termination Date and (ii) extend the Expiration Date for any period required by any applicable Law, rule, regulation, interpretation or position of NASDAQ, the SEC or the SEC Staff applicable to the Offer, including in connection with an increase in the Offer Price; provided, however, if the Proxy Statement Clearance Date has occurred, then no such extension shall be required. “Proxy Statement Clearance Date” means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth calendar day following the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement. Except as expressly provided in this Section 2.1(b), Merger Sub shall not extend the Offer if all of the Tender Offer Conditions are satisfied or waived and it is permitted under applicable Law to accept for payment and pay for validly tendered shares of Company Common Stock that are not validly withdrawn. Nothing in this Section 2.1(b) shall affect any termination rights contained in Article IX hereof.
(c) Subject to the terms and conditions set forth in this Agreement and to the satisfaction or waiver of the Tender Offer Conditions, Merger Sub shall, and Parent shall cause it to, (i) promptly after the Expiration Date, accept for payment all shares of Company Common Stock that have been validly tendered and not properly withdrawn pursuant to the Offer (the date of acceptance for payment, the “Acceptance Date”), which acceptance shall be by written notice to the Paying Agent, (ii) on the Acceptance Date, deposit or cause to be deposited with the Paying Agent, cash in U.S. dollars sufficient to pay the aggregate Offer Price for such accepted shares of Company Common Stock, and (iii) cause the Paying Agent to promptly pay for all shares of Company Common Stock so accepted for payment. Parent shall provide or cause to be provided to Merger Sub on a timely basis the consideration necessary to pay for any shares of Company Common Stock that Merger Sub becomes obligated to accept for payment pursuant to the Offer and shall cause Merger Sub to fulfill all of Merger Sub’s obligations under this Agreement. Acceptance for payment of, and prompt payment for (after giving effect to any required withholding Tax pursuant to Section 2.1(e)), shares of Company Common Stock pursuant to and subject to the Tender Offer Conditions is referred to in this Agreement as the “Offer Closing.”
(d) On the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, including the exhibits thereto, the “Schedule TO”) with respect to the Offer, which shall contain or shall incorporate by reference an offer to purchase (the “Offer to Purchase”) and forms of the related letter of transmittal and forms of notice of guaranteed delivery and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the “Offer Documents”), and cause the Offer Documents to be disseminated to holders of shares of Company Common Stock as and to the extent required by applicable Law. The Offer Documents shall comply in all material respects with the requirements under applicable Law. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC, and the other Offer Documents, as so corrected, to be disseminated to holders of shares of

Company Common Stock, in each case as and to the extent required by applicable Law. The Company shall promptly furnish to Parent and Merger Sub all information concerning the Company that is required or reasonably requested by Parent or Merger Sub in connection with the obligations relating to the Offer Documents contained in this Section 2.1(d). Parent and Merger Sub shall give the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to such documents (or amendments or supplements thereto) being filed with the SEC or disseminated to holders of shares of Company Common Stock. Parent and Merger Sub shall provide the Company and its counsel with any comments or communications, whether written or oral, that Parent, Merger Sub or their counsel may receive from the SEC or the SEC Staff with respect to the Offer Documents promptly after the receipt of such comments or communications and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent or Merger Sub to such comments or communications. Parent and Merger Sub shall give reasonable and good faith consideration to suggestions of the Company or its counsel in response to such comments or communications. In the event that Parent or Merger Sub receives any comments from the SEC or the SEC Staff with respect to the Offer Documents, each shall use commercially reasonable efforts to respond promptly to such comments and take all other actions necessary to resolve the issues raised therein.
(e) Parent, Merger Sub or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer to any holder of shares of Company Common Stock such amounts as Parent, Merger Sub or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over by Parent, Merger Sub or the Paying Agent to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, Merger Sub or the Paying Agent.
(f) If at any then-scheduled Expiration Date (i) any Tender Offer Condition shall not have been satisfied or waived and (ii) the Proxy Statement Clearance Date has occurred, then (x) Merger Sub may irrevocably and unconditionally terminate the Offer or (y) from and after the close of business on November 22, 2011, the Company shall have the right, exercisable by delivering written notice to Parent and Merger Sub to cause Merger Sub to, and upon receipt of such notice, Merger Sub shall (and Parent shall cause Merger Sub to), irrevocably and unconditionally terminate the Offer at the next then-scheduled Expiration Date following receipt of such notice from the Company (delivered no less than two (2) Business Days prior to the then-scheduled Expiration Date). If the Offer is terminated pursuant to this Section 2.1(f) (the “Offer Termination”), the Company shall proceed with and take all actions necessary to hold the Stockholders Meeting in accordance with the terms of this Agreement. If the Offer is terminated or withdrawn by Merger Sub pursuant to this Section 2.1(f), the Parties hereto acknowledge and agree that such termination shall not give rise to a right of termination of this Agreement unless to the extent expressly provided for in Article IX and that, absent such termination of this Agreement, the obligations of the Parties hereunder other than those related to the Offer shall continue to remain in effect, including those obligations with respect to the Merger.

2.2 Company Action.
(a) On the date of commencement of the Offer, the Company shall file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, including the exhibits thereto the “Schedule 14D-9”), containing, subject to Section 7.2, the Company Board Recommendation, which shall include the Fairness Opinion, and shall disseminate the Schedule 14D-9 as and to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable Law. The Schedule 14D-9 shall comply in all material respects with the requirements under applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable Law. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Schedule 14D-9 prior to such document being filed with the SEC or disseminated to holders of shares of Company Common Stock. The Company shall provide Parent and its counsel with any comments or communications, written or oral, that the Company or its counsel may receive from the SEC or the SEC Staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or communications and shall provide Parent and its counsel with a reasonable opportunity to participate in the response of the Company to such comments. The Company shall give reasonable and good faith consideration to suggestions of Parent or its counsel in response to such comments or communications. In the event that the Company receives any comments from the SEC or the SEC Staff with respect to the Schedule 14D-9, it shall use commercially reasonable efforts to respond promptly to such comments and take all other actions necessary to resolve the issues raised therein.
(b) The Company shall instruct its transfer agent to furnish Parent and Merger Sub with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock. The Company shall instruct its transfer agent to furnish Parent and Merger Sub with such additional available information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement to holders of shares of Company Common Stock, as Parent or Merger Sub may reasonably request. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, such information and materials shall be deemed “Evaluation Material” under the Confidentiality Agreement. The information contained in such labels, listings and files shall be treated and held in confidence by Parent and Merger Sub in accordance with the immediately preceding sentence and shall be used only in connection with the transactions contemplated by this Agreement, and, if this Agreement shall be terminated in accordance with Article IX, Parent and Merger Sub shall deliver to the Company all copies of such information then in their possession.

2.3 Top-Up Option.
(a) The Company hereby grants to Merger Sub an irrevocable option, for so long as this Agreement has not been terminated pursuant to the provisions hereof (the “Top-Up Option”), to purchase (for cash or a note payable), that number (but not less than that number) of shares of Company Common Stock (the “Top-Up Option Shares”) equal to the lesser of (i) the lowest number of shares that, when added to the number of shares owned by Parent or Merger Sub at the time of such exercise, will constitute one share more than eighty percent (80%) of the total shares of Company Common Stock then outstanding on a Fully-Diluted Basis (assuming the issuance of the Top-Up Option Shares) at a price per share equal to the Offer Price, and (ii) the aggregate number of shares held as treasury shares by the Company and the number of shares that the Company is authorized to issue under its articles of incorporation but which (A) are not issued and outstanding and (B) are not reserved for issuance for outstanding Company Options, Company SARs or other obligations of the Company.
(b) The Top-Up Option shall be exercisable only once, in whole and not in part, on or prior to the second (2nd) Business Day after the Acceptance Date and only if Merger Sub shall beneficially own as of such time at least 70.7% of the total outstanding shares of Company Common Stock on a Fully-Diluted Basis. Merger Sub will, concurrently with the exercise of the Top-Up Option, give written notice to the Company that as promptly as practicable following such exercise, Merger Sub intends to (and Merger Sub will, and Parent will cause Merger Sub to, as promptly as practicable after such exercise) consummate the Merger in accordance with the PBCL as contemplated by Section 3.9. The Top-Up Option shall not be exercisable, and the Company shall not be obligated to deliver the Top-Up Option Shares, if (i) the exercise of the Top-Up Option and the issuance and delivery of the Top-Up Option Shares are prohibited by any applicable Law, (ii) any judgment, injunction, order or decree shall be in effect prohibiting the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares in respect of such exercise (excluding any rule or regulation of NASDAQ), (iii) immediately upon exercise of the Top-Up Option and the issuance of the Top-Up Option Shares, the number of shares of Company Common Stock owned, directly or indirectly, by Parent and Merger Sub (excluding shares of Company Common Stock tendered in the Offer pursuant to guaranteed delivery procedures as to which delivery has not been completed as of the time of exercise of the Top-Up Option) does not constitute one share more than eighty percent (80%) of the number of shares of Company Common Stock that will be outstanding on a Fully-Diluted Basis immediately after the issuance of the Top-Up Option Shares, (iv) the issuance of Top-Up Option Shares pursuant to the Top-Up Option would require approval by the Company’s stockholders under applicable Law (other than pursuant to the rules and regulations of NASDAQ) or (v) Merger Sub has not accepted for payment all shares of Company Common Stock validly tendered in the Offer and not properly withdrawn. The parties shall cooperate to ensure that the issuance of the Top-Up Option Shares is accomplished consistent with all applicable Laws (other than pursuant to the rules and regulations of NASDAQ), including compliance with an applicable exemption from registration of the Top-Up Option Shares under the Securities Act. The Top-Up Option shall terminate upon the earlier to occur of (i) the Effective Time and (ii) termination of this Agreement in accordance with Article IX.

(c) In the event that Merger Sub wishes to exercise the Top-Up Option in accordance with this Section 2.3, Merger Sub shall give the Company prior written notice specifying in such notice: (i) the number of Shares that Merger Sub intends to purchase pursuant to the Top-Up Option; (ii) the manner in which Parent or Merger Sub intends to pay the applicable exercise price; and (iii) the place and time at which the closing of the purchase of such Top-Up Option Shares by Merger Sub is to take place, with the time for the closing being not more than five (5) Business Days after the exercise of the Top-Up Option. The Company shall, as soon as practicable following receipt of such notice, notify Merger Sub of the number of shares of Company Common Stock then outstanding, the number of shares of Company Common Stock then outstanding on a Fully-Diluted Basis and the number of Top-Up Option Shares. At the closing of the purchase of the Top-Up Option Shares, Merger Sub shall pay the Company the aggregate purchase price payable for the Top-Up Option Shares pursuant to this Section 2.3, and the Company shall cause to be issued to Merger Sub a certificate (or evidence of shares in book-entry form) representing the Top-Up Option Shares. The aggregate purchase price payable for the Top-Up Option Shares may be paid either (i) entirely in cash or (ii) at the election of Merger Sub or Parent, by paying in cash an amount equal to not less than $0.001 per Top-Up Option Share and by Merger Sub executing and delivering to the Company an unsecured promissory note having a principal amount equal to the balance of the aggregate purchase price for the Top-Up Option Shares. Any such promissory note shall bear interest at the rate of five percent (5%) per annum, shall mature on the first (1st) anniversary of the date of execution and delivery of such promissory note, shall be full recourse to Parent and Merger Sub, may be prepaid at any time and from time to time, in whole or in part, without premium or penalty, and shall have no other material terms. Merger Sub’s obligations under any such promissory note shall be guaranteed by Parent. Without the prior written consent of the Company, the right to exercise the Top-Up Option granted pursuant to this Agreement shall not be assigned by Merger Sub except to any direct or indirect wholly owned Subsidiary of Parent. Any attempted assignment in violation of this Section 2.3(c) shall be null and void.
(d) Each of Parent and Merger Sub acknowledges that the Top-Up Option Shares that Merger Sub may acquire upon exercise of the Top-Up Option will not be registered under the Securities Act and will be issued in reliance upon an exemption thereunder for transactions not involving a public offering. Each of Parent and Merger Sub represents and warrants to the Company that Merger Sub is, and will be upon the exercise of the Top-Up Option Shares, an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each of Parent and Merger Sub represents, warrants and agrees that the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act). Any certificates evidencing Top-Up Option Shares shall include any legends required by applicable securities Laws.
(e) Any dilutive impact on the value of the shares of Company Common Stock as a result of the issuance of the Top-Up Option Shares will not be taken into account in any determination of the fair value of any Dissenting Shares pursuant to the PBCL as contemplated by Section 4.1(d).

ARTICLE III
THE MERGER
3.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the Laws of the Commonwealth of Pennsylvania and (c) the separate corporate existence of the Company shall continue unaffected by the Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers, immunities and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Merger Sub and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.
3.2 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”).
3.3 Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Blank Rome LLP, One Logan Square, Philadelphia, PA 19103, on the third (3rd) Business Day following the date on which the last of the conditions set forth in Article VIII hereof shall be fulfilled or waived (to the extent permitted by applicable Law) in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of those conditions) or (b) at such other place, time and date as Parent and the Company may mutually agree in writing; provided, however, that if, as of or immediately following the Acceptance Date or the purchase of the Top-Up Option Shares, Parent determines, in consultation with the Company, that a Short-Form Merger is available pursuant to Section 1924(b)(1)(ii) of the PBCL, the Closing shall, subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VIII, occur no later than the second (2nd) Business Day immediately following the Acceptance Date or the closing of the purchase of the Top-Up Option Shares, as applicable. The date on which the Closing takes place is referred to herein as the “Closing Date.”
3.4 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the Company and Merger Sub shall execute in the manner required by the PBCL and file with the Department of State of the Commonwealth of Pennsylvania an articles of merger (the “Articles of Merger”) in accordance with the PBCL. The parties hereto shall take such other and further actions as may be required by applicable Law to make the Merger effective. The Merger shall become effective upon the filing of the Articles of Merger or at such date and time as Parent and the Company shall agree and shall specify in the Articles of Merger (the date and time that the Merger becomes effective being hereinafter referred to as the “Effective Time”).

3.5 Articles of Incorporation. At the Effective Time, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the Merger to read as set forth in Exhibit A hereto, and, as so amended, shall be the articles of incorporation of the Surviving Corporation.
3.6 Bylaws. At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the Merger to read as set forth in Exhibit B hereto, and, as so amended, shall be the bylaws of the Surviving Corporation.
3.7 Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
3.8 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
3.9 Merger Without Meeting of Stockholders. Notwithstanding anything in this Agreement to the contrary, but subject to Article VIII, if, as of immediately following the Acceptance Date, the purchase, if applicable, of the Top-Up Option Shares, and, if necessary, the expiration of the period for guaranteed delivery of shares of Company Common Stock in the Offer, Parent or any direct or indirect Subsidiary of Parent, taken together, shall own at least eighty percent (80%) of the total outstanding shares of Company Common Stock on a Fully-Diluted Basis, the parties shall, subject to Article VIII hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the satisfaction of such threshold, without a meeting of stockholders of the Company, in accordance with Section 1924(b)(1)(ii) of the PBCL (such merger, a “Short-Form Merger”).

ARTICLE IV
MERGER CONSIDERATION;
CONVERSION OR CANCELLATION OF SHARES IN THE MERGER
4.1 Merger Consideration; Conversion or Cancellation of Shares in the Merger.
(a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of Company Capital Stock or the holders of any capital stock of Merger Sub, each issued and outstanding share of Company Common Stock (other than Excluded Shares and Dissenting Shares) shall, by virtue of the Merger, be converted into the right to receive, pursuant to Section 4.2, upon the surrender of the certificates (or evidence of shares in book-entry form) representing Company Common Stock, cash in an amount equal to the Offer Price (the “Merger Consideration”), without interest thereon. As a result of the Merger, at the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of shares of Company Common Stock shall cease to have any rights with respect thereto, except an entitlement to receive the Merger Consideration payable in respect of such shares, all to be paid, without interest, in consideration therefor upon the surrender of such shares of Company Common Stock. Subject to Section 7.1(c), if prior to the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, and, in each such case, the record date for such transaction is between the date of this Agreement and the Effective Time, then any number or amount contained herein (including, without limitation, the Offer Price and the Merger Consideration) that is based upon the number of shares of Company Common Stock will be appropriately adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
(b) Cancellation of Excluded Shares. At the Effective Time, each share of Company Common Stock issued and outstanding and owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent or held in the treasury of the Company or owned by any wholly owned Subsidiary of the Company immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall cease to be outstanding, and shall be automatically cancelled and retired without payment of any consideration therefor and shall cease to exist.
(c) Conversion of Merger Sub Capital Stock. At the Effective Time, each share of Merger Sub capital stock outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully-paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall thereafter constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.
(d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for dissenters rights pursuant to the PBCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to the PBCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively waived, withdrawn or lost his or her right to appraisal and payment under the PBCL, such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive, upon the surrender of the certificates (or evidence of shares in book-entry form) representing such Company Common Stock, the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. The Company shall serve prompt written notice to Parent of any demands for appraisal, withdrawals of such demands and any other instruments served pursuant to the PBCL received by the Company in respect of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to the exercise of appraisal rights pursuant to the PBCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, settle or offer to settle or waive any failure to timely deliver a written demand with respect to, any such exercise of appraisal rights, or agree to do any of the foregoing.

4.2 Exchange of Stock Certificates. Certificates (or evidence of shares in book-entry form) representing shares of Company Common Stock shall be exchanged for the Merger Consideration in accordance with the following procedures:
(a) Prior to the Effective Time, Parent shall appoint a bank, trust company or transfer agent reasonably acceptable to the Company to act as paying agent under this Agreement (the “Paying Agent”) who shall serve pursuant to an agreement between Parent and the Paying Agent (the “Paying Agent Agreement”), a copy of which Paying Agent Agreement shall be provided to the Company and its counsel for its review and comment prior to its execution by Parent and the Paying Agent and which comments shall be given good faith consideration by Parent and its counsel. Prior to the Effective Time, Parent shall deliver, by wire transfer of immediately available funds, to an account designated in writing by the Paying Agent, in trust for the benefit of the holders of Company Common Stock, an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock to be converted in the Merger (the “Exchange Fund”).
(b) As promptly as practicable after the Effective Time, but in no event later than five (5) Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Company Common Stock a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Paying Agent and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may specify, subject to the Company’s reasonable approval), together with instructions thereto. Upon (i) in the case of shares of Company Common Stock represented by a certificate, the surrender of such certificate for cancellation to the Paying Agent or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such shares of Company Common Stock shall be entitled to receive (and the Paying Agent shall deliver) an amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock to be converted.
(c) The payment of any transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred by a holder of Company Common Stock in connection with the Merger, and the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the sole responsibility of such holder.
(d) In no event shall the holder of any surrendered certificates (or evidence of shares in book-entry form) representing Company Common Stock be entitled to receive interest on any of the Merger Consideration.

(e) If the payment equal to the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered certificate (or evidence of shares in book-entry form) formerly evidencing shares of Company Common Stock is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate (or evidence of shares in book-entry form) so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the certificate (or evidence of shares in book-entry form) surrendered, or shall have established to the satisfaction of the Paying Agent and Parent that such taxes either have been paid or are not applicable.
(f) At any time following the twelfth (12th) month after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to Parent (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration, without interest, that may be payable upon due surrender of the certificates (or evidence of shares in book-entry form) held by them. Notwithstanding the foregoing, neither Parent, Merger Sub nor the Paying Agent shall be liable to any holder of shares of Company Common Stock for any Merger Consideration delivered in respect of such shares to a public official pursuant to any abandoned property, escheat or other similar law.
(g) If any certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond, in such amount as Parent or the Paying Agent may reasonably direct, as indemnity against any claim that may be made against it with respect to such certificate, Parent shall direct the Paying Agent to pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such certificate, as contemplated by this Article IV.
(h) The Paying Agent shall invest any of the funds deposited with the Paying Agent as directed by Parent; provided, however, that (i) such investments shall be in short-term obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available), and (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Parent or an affiliate of Parent as Parent directs; provided, however, that any net loss resulting from such investments shall be promptly reimbursed by Parent to the Exchange Fund upon demand by the Paying Agent. No investment of the Merger Consideration funds shall relieve Parent, the Surviving Corporation or the Paying Agent from making payments required by this Article IV. The Exchange Fund shall not be used for any purpose other than as set forth in Section 4.2(a).

(i) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Law.
4.3 Stock Options; Stock Appreciation Rights; Restricted Stock.
(a) Each option to purchase shares of Company Common Stock granted under any equity compensation plan or arrangement of the Company and outstanding immediately prior to the Effective Time (a “Company Option”), whether or not exercisable or vested, shall be canceled at the Effective Time, in exchange for a payment, in cash, equal to the product of (i) the excess, if any, of the Offer Price over the per share exercise price of the Company Option, and (ii) the number of shares subject to the Company Option, less any amounts required to be withheld pursuant to applicable law. Each stock appreciation right granted under an equity compensation plan or arrangement of the Company and outstanding immediately prior to the Effective Time (a “Company SAR”), whether or not exercisable or vested, shall be canceled at the Effective Time, in exchange for a payment, in cash, equal to the product of (i) the excess, if any, of the Offer Price over the per share exercise price of the Company SAR, and (ii) the number of shares subject to the Company SAR, less any amounts required to be withheld pursuant to applicable law.
(b) Each restricted stock award or performance accelerated restricted stock award granted under any compensation plan or arrangement of the Company and outstanding immediately prior to the Effective Time (“Company Restricted Stock”), whether or not vested, shall be cancelled at the Effective Time in exchange for the Merger Consideration payable in respect of such stock.
(c) Prior to the Effective Time, the Company shall take all actions reasonably necessary to effect the measures contemplated by this Section 4.3, including but not limited to adoption of any plan amendments, obtaining Company Board approval and/or obtaining any consents, and to ensure that, on and after the Effective Time, no holder of a Company Option, Company SAR or Company Restricted Stock has any further rights with respect thereto (other than to receive the payments provided for in this Section 4.3). All payments with respect to Company Options and Company SARs shall be made by the Paying Agent as promptly as reasonably practical after the Effective Time from funds deposited by or at the direction of the Surviving Corporation.

4.4 Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, the Surviving Corporation, Parent and their respective agents shall be entitled to deduct and withhold from the Merger Consideration, or the amounts described in Section 4.3, otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any federal, state, local or foreign Tax Law. If the Paying Agent, the Surviving Corporation, Parent or any of their respective agents, as the case may be, so withholds amounts, and pays over such amounts to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which the Paying Agent, the Surviving Corporation, Parent or the agent, as the case may be, made such deduction and withholding.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in the last annual report on Form 10-K (and the amendment thereto) filed by the Company with the SEC and in any Company SEC Reports filed subsequent to such annual report, in the case of both such annual report and such other Company SEC Reports, filed prior to the date of this Agreement, other than disclosures referred to in the “Risk Factors” section of such Company SEC Documents (each, an “Available Company SEC Document”) or on the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:
5.1 Corporate Organization and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and (to the extent applicable) in good standing under the Laws of its respective jurisdiction of organization or incorporation and, except as set forth on Section 5.1 of the Company Disclosure Schedule, is qualified and (to the extent applicable) in good standing to do business in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification, except where a failure to so qualify or be in good standing would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has the requisite corporate power and authority to own, lease or otherwise hold its properties and to conduct its business as it is now being conducted, except where failure to have such power and authority would not have a Company Material Adverse Effect. The Company has previously made available to Parent complete and correct copies of the Company’s articles of incorporation, as amended (the “Company Articles”), the Company’s amended and restated bylaws (the “Company Bylaws”) and the respective organizational documents, as amended and restated, of the Company’s Subsidiaries, and each of its Subsidiaries’ articles, bylaws or other organizational documents, as applicable, are in full force and effect. None of the Company or any Subsidiary is in violation of its respective organizational documents.
5.2 Capitalization.
(a) The authorized capital stock of the Company (the “Company Capital Stock”) consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of October 3, 2011, 25,428,753 shares of Company Common Stock were issued and outstanding (including 816,460 shares of Company Restricted Stock for which the restrictions have not yet lapsed) and no shares of Company Preferred stock were issued and outstanding. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be if and when issued against payment therefor in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock are held in the treasury of the Company and no shares of Company Common Stock are held by Subsidiaries of the Company.

(b) (i) As of October 3, 2011, 2,734,190 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options and Company SARs. Section 5.2(b)(i) of the Company Disclosure Schedule lists, as of the close of business on October 3, 2011, all outstanding Company Options and Company SARs, the number of shares of Company Common Stock subject to each Company Option and Company SAR, the grant dates and exercise prices of each Company Option and Company SAR, and the names of the holders thereof.
(ii) As of October 3, 2011, 816,460 shares of Company Restricted Stock were issued and outstanding. Section 5.2(b)(ii) of the Company Disclosure Schedule lists, as of the close of business on October 3, 2011, all outstanding shares of Company Restricted Stock, the grant dates of each award of Company Restricted Stock, and the names of the holders thereof.
(c) Except as set forth in this Section 5.2 or on the Company Disclosure Schedule (or as contemplated by Section 2.3 hereof), as of the date hereof, there are no outstanding options, stock appreciation rights, warrants, convertible securities, calls, or any other rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its Subsidiaries is a party, or by which it may be bound, requiring it to (i) issue, transfer or sell, or (ii) purchase, redeem or acquire, any shares of Company Capital Stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of Company Capital Stock or any shares of the capital stock of any of its Subsidiaries other than, in the case of clause (ii), pursuant to awards granted under the Company’s 1997 Employee, Director and Consultant Stock Option Plan, 2002 Stock Option Plan and 2007 Stock Incentive Plan.
(d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company.
(e) All outstanding shares of capital stock or other equity interests of the Company’s Subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, mortgages, security interests, charges, encumbrances, claims and options of any nature (“Liens”), other than security interests granted under the Company Credit Facility.
(f) Section 5.2(f) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) each Subsidiary of the Company and any of its Subsidiaries and the record ownership of all issued and outstanding shares thereof and (ii) the percentage and type of ownership interest thereof held by the Company or its Subsidiaries.

5.3 Authorization; Valid and Binding Agreement.
(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and, subject to obtaining Company Stockholder Approval (if and to the extent required by applicable Law), to perform its obligations hereunder and to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the Company Stockholder Approval (if and to the extent required by applicable Law), and the filing and recordation of the Articles of Merger and other documents as required by the PBCL). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding obligation of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.
(b) The Company Board, at a meeting duly called and held prior to the execution of this Agreement at which all directors of the Company were present, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the Company’s stockholders, (ii) adopted and approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) directed that the adoption of this Agreement be submitted to the Stockholders Meeting as promptly as practicable after the Offer Closing (unless the Merger is consummated in accordance with Section 1924(b)(1)(ii) of the PBCL as contemplated pursuant to Section 3.9), (iv) resolved to make the Company Board Recommendation to the stockholders of the Company, and (v) authorized the Top-Up Option (including the consideration to be paid upon exercise thereof) and the issuance of the Top-Up Shares thereunder; which actions and resolutions have not, as of the date hereof, been subsequently rescinded, modified or withdrawn in any way.
5.4 Consents and Approvals; No Violation.
(a) Assuming the Company Stockholder Approval is obtained (if and to the extent required by applicable Law), except as set forth on Section 5.4(a) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will:
(i) violate, breach or conflict with any provision of the Company Articles or Company Bylaws or the respective organizational documents of any of the Company’s Subsidiaries;

(ii) require any consent, approval, authorization or permit of, or filing with or notification to (“Permits”), any Governmental Entity, except (A) the filings and consents listed on Section 5.4(a) of the Company Disclosure Schedule; (B) pursuant to the applicable requirements of the Securities Act and the Exchange Act; (C) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business; (D) as may be required by any applicable state securities or “blue sky” Laws or state takeover Laws; (E) pursuant to the rules and regulations of NASDAQ; (F) the filing of an informational notice by Merger Sub with the Pennsylvania Securities Commission in order to perfect an exemption from the registration requirements of the Pennsylvania Takeover Disclosure Law, 70 P.S. §71., et seq., pursuant to 70 P.S. §78(a), or (G) such other Permits, the failure of which to be obtained or made would not have a Company Material Adverse Effect;
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or Lien), or require any consent or notice under any of the terms, conditions or provisions of any Company Contract, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Liens) as to which requisite waivers or consents have been obtained; or
(iv) assuming that the Permits referred to in this Section 5.4 are duly and timely obtained or made, violate any Law, Order or Permit applicable to the Company or any of its Subsidiaries, or to any of their respective assets;
except, in the cases of clauses (iii) and (iv) above, any such violation, default, breach or other occurrence that would not have a Company Material Adverse Effect.
(b) Assuming the accuracy of the representations and warranties set forth in Article VI, the affirmative vote of a majority of the votes cast by all holders of shares of Company Common Stock entitled to vote on the adoption of this Agreement as of the record date of the Stockholders Meeting (the “Company Stockholder Approval”) is the only vote of any class or series of Company Capital Stock that may be required in connection with the consummation of the Merger.
5.5 SEC Reports; Financial Statements; Controls.
(a) The Company has filed all forms, reports, schedules, registration statements and proxy statements with the SEC required to be filed by the Company since January 4, 2009 and through the date hereof under the Securities Act or the Exchange Act (as such reports and statements may have been amended since the date of their filing, the “Company SEC Documents”). As of their respective dates, or, if amended or restated, as of the date of the last such amendment or restatement, the Company SEC Documents complied in all material respects with, to the extent in effect at the time of filing, the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained when filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent Company SEC Document. None of the Company’s Subsidiaries is required to file any reports or forms with the SEC pursuant to the Exchange Act.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents at the time filed with the SEC, or if amended, updated, restated or corrected in a subsequent Company SEC Document prior to the date hereof, as of the date of such amendment, update, restatement or correction, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c) Except as disclosed in the Company SEC Documents or on Section 5.5(c) of the Company Disclosure Schedule, (i) the Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act), as required by Rule 13a-15 under the Exchange Act, (ii) the Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, (iii) the Company’s system of internal control over financial reporting is designed in all material respects to provide reasonable assurance (1) that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, (2) that receipts and expenditures are being made only in accordance with the authorization of management or Company Board, as applicable, and (3) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. No significant deficiency, material weakness or fraud, whether or not material, that involves management or other employees was identified in management’s assessment of internal controls since January 4, 2009, (iv) with respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Documents filed since January 4, 2009, the principal executive officer and principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company) have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC, and (v) the Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended January 1, 2011, and such assessment was previously disclosed in the Company SEC Documents.

(d) Since January 4, 2009, (i) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any non-employee director or the Chief Legal Counsel or Chief Executive Officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002.
(e) The Company is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ.
5.6 Absence of Certain Changes or Events. Except as disclosed in the Available Company SEC Documents, or as contemplated by this Agreement, since January 2, 2011, the Company has not suffered any Company Material Adverse Effect.
5.7 Litigation.
(a) Except for claims made under applicable workers compensation laws, general liability claims, claims reflected in audit letter responses (copies of which have been provided to Purchaser) or claims set forth on Section 5.7(a) of the Company Disclosure Schedule, since January 4, 2009, there have not been and currently there are no material actions, claims, suits, proceedings or, to the Knowledge of the Company, investigations pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties, before or by (or, in the case of threatened actions, claims, suits, proceedings or investigations, that would be before or by) any Governmental Entity or arbitrator.
(b) Except for claims made under applicable workers compensation laws, general liability claims, or claims reflected in audit letter responses (copies of which have been provided to Purchaser), since January 4, 2009 there have not been and currently there are no Orders of any Governmental Entity or any arbitrator applicable to the Company or any of its Subsidiaries (or settlement effected in connection therewith).
(c) There is no pending action, dispute or claim by or on behalf of any director, officer, employee fiduciary or agent of the Company or any Subsidiary of the Company in respect of advancement, indemnification or exculpation from liabilities for acts or omissions as provided in applicable Law or the Company Articles, the Company Bylaws or other organizational documents of the Company or any Subsidiary of the Company as currently in effect.

5.8 Offer Documents; Schedule 14D-9; Proxy Statement. None of the information supplied by the Company for inclusion in the Offer Documents will, on the date the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 and the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (if and to the extent required by applicable Law) (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”), will not, on the respective dates the Schedule 14D-9 and Proxy Statement are first mailed to stockholders of the Company or at the time of the Stockholders Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 and the Proxy Statement will comply in all material respects with the requirements of the provisions of the applicable U.S. federal securities laws and rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty whatsoever with respect to any statements made or incorporated by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement, or any amendments or supplements thereto, based on information supplied by Parent, Merger Sub or any of Parent’s or Merger Sub’s Representatives.
5.9 Taxes.
(a) The Company and its Subsidiaries (i) have timely filed, or have caused to be timely filed on their behalf (in each case taking into account any extension of time within which to file), all material Tax Returns required to have been filed by the Company and its Subsidiaries, (ii) with respect to taxable periods ending on or before the Effective Time, have timely paid all material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) or have adequately reserved for such Taxes in accordance with GAAP, except for Taxes being contested in good faith by the appropriate proceeding and (iii) have not received written notice of any material deficiencies for any Tax from any Taxing Authority against the Company or any of its Subsidiaries which has not been resolved or for which there are not adequate specific reserves on the financial statements included in the Company SEC Documents.
(b) Except as set forth on Section 5.9(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is the subject of any material currently pending tax audit or other proceeding with respect to Taxes nor, to the Knowledge of the Company, has any Tax audit or other proceeding with respect to material Taxes been proposed or threatened in writing against any of them. There is no agreement or other document waiving or extending, or having the effect of waiving or extending, the period of assessment or collection of any Taxes. There are no material Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Company Permitted Liens.

(c) Other than customary tax indemnification or other agreements contained in any credit or other commercial agreements the primary purpose of which does not relate to Taxes, neither the Company nor any of its Subsidiaries is (i) obligated by law or by any written contract, agreement or other arrangement to indemnify any other person (other than the Company and its Subsidiaries) with respect to any material Taxes or (ii) a party to or bound by any written Tax allocation, indemnification or sharing agreement (other than an agreement with the Company or its Subsidiaries). Neither the Company nor any of its Subsidiaries is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction) for any Taxes of any Person other than the Company and its Subsidiaries.
(d) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid and reported in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except to the extent that the failure to make such withholdings and payments would not have a Company Material Adverse Effect.
(e) Neither the Company nor any of its Subsidiaries will be required to include any material item of income, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any intercompany transaction or excess loss account described in Treasury Regulation Section 1.1502 (or any corresponding or similar provision of state, local, or foreign income Tax law).
(f) Neither the Company nor any of its Subsidiaries will be required to include any material amount in income for any taxable period (or portion thereof) ending after the Closing Date in accordance with the provisions of Code Section 481(a).
(g) The Company has made available to Parent or its legal or accounting representative copies of all material federal and state Tax Returns for the Company and each of its Subsidiaries filed for all periods including and after the period ended December 31, 2007.
(h) Neither the Company nor any of its Subsidiaries has constituted either a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law).
(i) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result in a payment that would not be fully deductible as a result of the limitations set forth in Code Section 162(m) (or any similar provision of state, local, or foreign law).
(j) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

5.10 Employee Benefit Plans.
(a) With respect to each Employee Benefit Plan, the Company has made available to Parent prior to the date hereof a true, correct and complete copy (in each case, if applicable) of each (i) Employee Benefit Plan, including all amendments thereto; (ii) current summary plan description and any summaries of material modifications; (iii) trust, insurance, annuity or other funding Contract related thereto; (iv) the most recent determination, advisory or opinion letter related thereto and any outstanding request for a determination letter; (v) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto; (vi) the three (3) most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service with respect thereto with attached opinions of independent accountants if required by Law; (vii) any written policies or procedures used in the administration of each Employee Benefit Plan; (viii) current administrative service agreements with third parties; and (ix) in the case of an Employee Benefit Plan that is a “group health plan” as defined in Code Section 5000(b)(1), currently applicable form of general notification to employees of their rights under Code Section 4980B and currently applicable form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B.
(b) Except as disclosed on Section 5.10(b) of the Company Disclosure Schedule, each Employee Benefit Plan complies in form and has been administered in compliance with its terms and applicable Laws, including ERISA and the Code, except where the failure to be in compliance, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as disclosed on Section 5.10(b) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the design and administration of any Employee Benefit Plan, nor the failure to maintain an employee benefit arrangement, would subject the Company or any Subsidiary to a tax under Chapters 43 and 47 of Subtitle A of Title 26 of the Code. With respect to each Employee Benefit Plan, to the Knowledge of the Company, no prohibited transactions (as defined in ERISA Section 406 or Code Section 4975) have occurred; no violations of ERISA Section 407 have occurred for which an applicable statutory or administrative exemption does not exist; and no circumstances exist which could subject any Person to a civil penalty under Section 502(i) or Section 502(l) of ERISA. Except as required by applicable Law and the terms of any Employee Benefit Plan, there are no limitations or restrictions on the right of the Company or its Subsidiaries or, after the consummation of the transactions contemplated hereby, Parent or its Subsidiaries, including the Surviving Corporation, to merge, amend or terminate any Employee Benefit Plan and, in the case of terminations, without further liability therefor, including, without limitation, any additional benefit accruals from and after the effective date of termination and penalties, surrender charges, market value adjustments or any other liability attributable to the termination.
(c) Except as set forth on Section 5.10(c) of the Company Disclosure Schedule, no Employee Benefit Plan provides welfare benefits, including without limitation, death or medical benefits (whether or not insured), beyond retirement or termination of service, other than coverage mandated by applicable Law.
(d) With respect to each Employee Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, (i) each such Employee Benefit Plan and the trusts, if any, maintained thereunder, are the subjects of a favorable determination or may rely on an opinion or advisory letter from the Internal Revenue Service with respect to its qualification in form or tax-exemption in form, as the case may be, and (ii) to the Knowledge of the Company, no event has occurred that could reasonably be expected to result in disqualification or adversely affect such exemption.

(e) Neither the Company nor any of its ERISA Affiliates has, during the six (6) year period ending on the date hereof, contributed to or had any obligation to contribute to: (i) a plan subject to Title IV or Sections 302 or 303 of ERISA or Sections 412 or 430 of the Code; (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA); (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code); (iv) any “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code); or (v) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability.
(f) There are no pending, or to the Knowledge of the Company, threatened actions, suits, disputes or claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits.
(g) Except as listed on Section 5.10(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries to severance pay, unemployment compensation, a change of control payment or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer, director or other service provider. Except as listed on Section 5.10(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is party to any contract or arrangement that could reasonably expect to result, separately or in the aggregate, in the payment of any “excess parachute payment” for purposes of Section 280G or Section 4999 of the Code.
(h) With respect to each Employee Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and is subject to Section 409A of the Code, (i) the written terms of such Employee Benefit Plan have at all times since January 4, 2009 been in compliance with, and (ii) such Employee Benefit Plan has, at all times while subject to Section 409A of the Code, been operated in compliance with, Section 409A of the Code and all applicable guidance thereunder.
(i) All contributions with respect to the Employee Benefit Plans having due dates falling on or before the Closing Date will be made prior to the Closing Date by the Company and all members of the controlled group. All contributions to the Employee Benefit Plans have been made on a timely basis in accordance with ERISA and the Code. With regard to those Employee Benefit Plans with respect to which benefits are funded, in whole or in part, through insurance, all insurance premiums the due dates for which fall on or before the Closing Date have been paid in full, subject only to normal retrospective adjustments in the ordinary course.
(j) All expenses and liabilities relating to all of the Employee Benefit Plans have been, and will on the Closing Date be, fully and properly accrued on the books and records of the Company and its Subsidiaries and the Company’s consolidated financial statements reflect all of such liabilities in a manner satisfying the requirements of Financial Accounting Standards 87 and 88.

5.11 Labor Matters.
(a) Section 5.11(a) of the Company Disclosure Schedule contains a complete and accurate list of the following information for each employee at the level of manager or above of the Company and its Subsidiaries, including each such employee on leave of absence or layoff status: name, job title, current annual base salary, and accrued but unused vacation leave.
(b) Set forth in Section 5.11(b) of the Company Disclosure Schedule is a list of: (i) all current directors of the Company and each Subsidiary, (ii) all current paid consultants to the Company and each Subsidiary who have a contract for services of $50,000 or above, and (iii) all former employees of the Company and its Subsidiaries for whom the Company or any Subsidiary has any benefits responsibility or other continuing or contingent obligation, together with the current rate of compensation and benefits (if any) payable to such person and any incentive or bonus amounts earned but not paid.
(c) Except as set forth in Section 5.11(b) or (c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is indebted to any shareholder, director, officer or employee of the Company, except for amounts due as director fees, normal salaries, wages, employee benefits and bonuses, and in reimbursement of ordinary expenses on a current basis.
(d) All payments for services made to consultants, agents and third-party providers have been legally made. The Company and its Subsidiaries have properly and accurately reflected on their books and records: (i) all compensation paid to and perquisites provided to or on behalf of its agents and employees; and (ii) all compensation and perquisites that are due and payable to such persons, but which have not been paid or provided as of the Closing. Such compensation and perquisites have been properly and accurately reflected in the Company’s consolidated financial statements.
(e) To the Knowledge of the Company, no current employee at the level of manager or above, officer or director of the Company or any Subsidiary is a party to, or is otherwise bound by, any agreement, including any confidentiality, non-competition or proprietary rights agreement, between such employee, officer or director and any other Person that in any way adversely affected or affects (i) the performance of his or her duties as an employee, officer or director of the Company or a Subsidiary, or (ii) the ability of the Company or Parent to conduct the business of the Company and its Subsidiaries. Except as set forth on Section 5.11(e) of the Company Disclosure Schedule, to the Knowledge of the Company, no director, officer or employee at the level of manager or above of the Company or any Subsidiary has provided notice of an intent to terminate his or her employment with the Company or Subsidiary, as applicable.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary are in compliance with all applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment wages and hours, health and safety, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, and unemployment insurance, and are not engaged in any unfair labor practice,
(g) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or similar labor agreement covering employees or former employees of the Company or any of its Subsidiaries. There are no (i) labor strikes, slowdowns or stoppages currently pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, (ii) representation claims or petitions pending before any Governmental Entity or any organizing efforts or challenges concerning representation with respect to the employees of the Company or any of its Subsidiaries or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement, except, in each case, for such occurrences that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
5.12 Environmental Laws and Regulations.
(a) The Company and each of its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims for liability under or noncompliance with any Environmental Laws against the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has received written notice of, or, to the Knowledge of the Company, is the subject of, any pending action, cause of action, claim, investigation, demand or notice by any Person alleging liability under, or violation of, or noncompliance with, any Environmental Law.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have obtained and are in compliance with all Environmental Permits required by the Company and its Subsidiaries for the operation of their business; (ii) all such Environmental Permits are valid and in good standing.
(d) The Company has delivered or otherwise made available for inspection to Parent all material assessments, reports, data, results of investigations or audits, and other information that is in the possession of the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or its Subsidiaries with any Environmental Laws.

(e) The representations and warranties set forth in this Section 5.12 are the only representations and warranties made by the Company with respect to the subject matter hereof.
(f) For purposes of this Agreement:
(i) “Environmental Law” shall mean all federal, state and local laws and regulations relating to pollution or protection of human health or the environment.
(ii) “Environmental Permits” means Permits required pursuant to applicable Environmental Laws.
5.13 Property and Assets.
(a) The Company or a Subsidiary of the Company has fee title to, or a leasehold interest in, all the material real properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the balance sheet contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 (the “Company Balance Sheet”) (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All material real property owned, leased or subleased by the Company and its Subsidiaries as of the date hereof (“Company Real Property”) is free and clear of all Liens, except for Company Permitted Liens.
(b) The Company has provided or made available to Parent true and correct copies of all title reports and title policies (including all exception documents referenced therein), surveys and engineering reports in its possession or control regarding the Company Real Property which is owned by the Company or its Subsidiaries.
(c) All of the material real property leases pursuant to which the Company or its Subsidiaries leases, licenses or occupies any of the Company Real Property or which the Company or its Subsidiaries are a landlord or sublandlord (collectively, the “Company Real Property Leases”) are valid and enforceable, except where the failure to be valid or enforceable would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has provided or made available to Parent true and correct copies of all such Company Real Property Leases.
(d) There are no outstanding options, rights of first offer, rights of refusal or similar preemptive rights granted to third parties to purchase or lease any of the Company Real Property owned by the Company or any Subsidiary, or any portion thereof or interest therein.
5.14 No Undisclosed Liabilities. Except as reflected in the Company Balance Sheet, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be set forth on the Company’s balance sheet under GAAP or the notes thereto, other than (i) any liabilities and obligations incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, (ii) any liabilities and obligations incurred in connection with the transactions contemplated by this Agreement and (iii) any liabilities and obligations that would not have a Company Material Adverse Effect.

5.15 Intellectual Property. Except as set forth on Section 5.15 of the Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) The Company and/or its Subsidiaries own, or have a valid right to use in each case free and clear of any material Liens (other than Company Permitted Liens and except as set forth in Intellectual Property Contracts or standard license agreements for commercially available off-the-shelf software), all material Intellectual Property necessary for their respective businesses as currently conducted; and
(b) Neither the Company nor any of its Subsidiaries (nor any of their respective predecessors) has received any written notice since three (3) years prior to the date of this Agreement from any third Person, and none are pending, asserting or suggesting the infringement, misappropriation or other violation of any Intellectual Property by the Company or any of its Subsidiaries.
5.16 Compliance with Laws and Orders. Except with respect to the matters that are excluded from Section 5.7 and Section 5.8, each of the Company and its Subsidiaries, since January 4, 2009, has complied in all material respects with and is not in violation of or in default under any law (including the common law), statute, ordinance, code, rule, regulation, treaty or directive having the effect of law of any Governmental Entity (collectively and individually, “Law”), or writ, judgment, decree, injunction or similar order of any Governmental Entity, in each case, whether preliminary, temporary or final (an “Order”), applicable and material to the Company or any of its Subsidiaries or any of their respective assets and properties.
5.17 Company Contracts.
(a) As of the date hereof, except for this Agreement and agreements filed with or incorporated by reference in the Company SEC Documents or listed on Section 5.17(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract constituting a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or:
(i) any Contract, other than for the supply of merchandise or for leased property, that contemplates payments or the delivery of other consideration by or to the Company or any of its Subsidiaries of (1) more than $50,000 during any 12-month period or (2) more than $250,000 over the remaining term of such Contract (for purposes of this Section 5.17(a)(i), in calculating the amount of payment or consideration in the future, the amount of payment or consideration over the last twelve months may be assumed for all successive years unless, to the Knowledge of the Company, such amounts are reasonably expected to increase by more than 20% for any future year);
(ii) any loan or credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge or other similar agreement pursuant to which any material Indebtedness in excess of $250,000 of the Company or any of its Subsidiaries is outstanding or may be incurred;

(iii) any Contract relating to guarantees or assumptions of other obligations of any third Person or involving any performance bonds which agreements relate to obligations which do not individually exceed $250,000, except for agreements entered into in the ordinary course of business consistent with past practice;
(iv) any Contract that constitutes a collective bargaining or other arrangement with any labor union, labor organization, workers’ association, works council or other collective group of employees;
(v) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company Capital Stock or any material asset of the Company, other than the Company Options or Company SARs;
(vi) any Contract containing covenants binding upon the Company or any of its Subsidiaries that (A) materially restrict the ability of the Company or any of its Subsidiaries (or that, following the consummation of the Merger, would materially restrict the ability of the Surviving Corporation or its affiliates) to compete (1) in any business that is material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement (2) with any Person or (3) in any geographic area; or (B) materially restrict the right of the Company to conduct its business as it is presently conducted or which could require the disposition of any material assets or line of business of the Company;
(vii) any Contract relating to the disposition or acquisition of a material business or, other than in the ordinary course, any amount of material assets by the Company or any of its Subsidiaries, with obligations remaining to be performed or liabilities continuing after the date of this Agreement, including any “earn-out” or other contingent payments or obligations that individually, could reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $1,000,000 individually or $2,500,000 in the aggregate for all such agreements;
(viii) any material hedge, collar, option, forward purchasing, swap, derivative or similar Contract, understanding or undertaking;
(ix) any Contract with any director, officer or affiliate of the Company or any Subsidiary (other than any Employee Benefit Plan);
(x) any Contract that would prohibit or materially delay the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement;
(xi) any material Contract with any Governmental Entity;
(xii) any Contract relating to any joint venture, partnership or other arrangement (however named) involving a sharing of the profits, losses, costs or liabilities of the Company or any Subsidiary with any other Person;

(xiii) any amendment, supplement or modification in respect of any of the foregoing Contracts or any commitment or agreement to enter into any of the foregoing Contracts; or
(xiv) any other Contract, if breach of such a Contract or the termination of such Contract would reasonably be expected to have a Company Material Adverse Effect.
All Contracts of the type described in this Section 5.17(a) to which the Company or a Subsidiary is bound, including those Contracts filed with or incorporated by reference in the Company SEC Documents and as listed on Section 5.17(a) of the Company Disclosure Schedule, are hereinafter referred to as “Company Contracts.”
(b) All Company Contracts are valid and binding agreements of the Company or a Subsidiary of the Company and are in full force and effect, except to the extent that they have previously expired or terminated in accordance with their respective terms or where failure to be valid, binding or in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any counterparty to any Company Contract, is in breach of, or in default under, any Company Contract except for such breaches or defaults that would not have a Company Material Adverse Effect.
5.18 Permits. The Company and its Subsidiaries hold all Permits, variances, exemptions, orders, registrations, certificates, security facility clearances and approvals of all Governmental Entities that are required from such Governmental Entities in order for the Company and its Subsidiaries to own, lease or operate their assets and to carry on their businesses as presently conducted (the “Company Permits”), except where the failure to hold such Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
5.19 Insurance. Section 5.19 of the Company Disclosure Schedule sets forth a list of all material policies of insurance maintained by the Company or any of its Subsidiaries. Except as would not have a Company Material Adverse Effect, (i) such policies are in full force and effect, (ii) all premiums due with respect to such policies have either been paid or adequate provisions for the payment by the Company or one of its Subsidiaries thereof has been made and (iii) none of the Company or any of its Subsidiaries have received a notice of termination or cancellation with respect to any such policies, other than such notices which are received in the ordinary course of business.
5.20 Certain Transactions. Except as set forth in Section 5.20 of the Company Disclosure Schedule, since January 4, 2009, none of the current officers or directors of the Company, nor any Affiliate of the Company, has been a participant in any transaction with the Company or any Subsidiary of the Company (other than for services as an employee, officer or director) of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
5.21 Brokers and Finders. Except for Janney Montgomery Scott LLC, no investment banker, broker, finder, consultant or other intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by and on behalf of the Company and its Subsidiaries.

5.22 Opinion of Financial Advisor. Prior to the execution of this Agreement, the Company or the Company Board has received the opinion of Janney Montgomery Scott LLC, dated on or about the date hereof (the “Fairness Opinion”), to the effect that, as of such date, and subject to the various limitations and assumptions contained therein, the consideration to be received by the stockholders of the Company (other than Parent, Merger Sub and their respective Affiliates) in the Offer and the Merger pursuant to this Agreement is fair to such stockholders from a financial point of view and a correct and complete copy of the Fairness Opinion will be delivered to Parent and Merger Sub as soon as practicable after receipt by the Company. The Company has been authorized by Janney Montgomery Scott LLC to permit the inclusion of the Fairness Opinion in its entirety and a discussion of Janney Montgomery Scott LLC’s analysis in preparing the Fairness Opinion in the Schedule 14D-9 and the Proxy Statement.
5.23 Takeover Provisions. Assuming the accuracy of the representations set forth in Section 6.9, the Company, acting through the Company Board, has taken all action necessary to exempt the Offer, the Merger, this Agreement and the transactions contemplated hereby and thereby from the provisions of Subchapters D, E, F, G, H, I and J of Chapter 25 of the PBCL to the extent, if any, such Subchapters would otherwise be applicable, and such action is effective as of the date hereof. No other takeover statute of the Commonwealth of Pennsylvania and, to the Company’s Knowledge, no other state takeover statute, including moratorium, control share acquisition, business combination, fair price or other similar anti-takeover Law, applies to the Offer, the Merger, this Agreement or the other transactions contemplated hereby or thereby.
5.24 Major Suppliers. Section 5.24 of the Company Disclosure Schedule sets forth a list of the top ten suppliers of the Company and the Subsidiaries (determined on the basis of the consolidated total dollar volume of purchases during such fiscal year) showing the dollar amount of the purchases from each such supplier during such period. Section 5.24 of the Company Disclosure Schedule also sets forth a list of any Contract that contemplates payments by the Company or any of its Subsidiaries for the supply of merchandise of (1) more than $1,000,000 during any 12-month period or (2) more than $2,500,000 over the remaining term of such Contract. Since January 2, 2011, to the date of this Agreement, there has been no termination, cancellation or material curtailment of the business relationship of the Company or any Subsidiary with any such supplier or group of affiliated suppliers nor has any such supplier or group of affiliated suppliers provided notice (written or oral) that it will so terminate, cancel or materially curtail its business relationship with the Company or any Subsidiary.
5.25 Prohibited Payments. Neither the Company, any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any other federal, foreign or state anti-corruption or anti-bribery Law or requirement applicable to the Company or any Subsidiary; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. During the last three years, neither the Company nor any Subsidiary has received any written communication that alleges that the Company or any Subsidiary, or any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary, is in violation of, or has any material liability under, the FCPA.

5.26 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article V, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied, with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or Merger Sub of any documentation, forecasts or other information with respect to any one or more of the foregoing.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
6.1 Corporate Organization and Qualification. Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania. Parent is the legal and beneficial owner of all of the issued and outstanding capital stock of Merger Sub. Merger Sub was formed at the direction of Parent solely for the purposes of effecting the Offer, the Merger and any other transactions contemplated by this Agreement and Merger Sub has not engaged in any business activities or conducted any operations, other than in connection with the Offer, the Merger and any other transactions contemplated by this Agreement.
6.2 Authorization; Valid and Binding Agreement. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated hereby. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of the Articles of Merger and other documents as required by the PBCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming that this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, this Agreement constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

6.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will:
(a) conflict with or result in any breach of any provision of the certificate of formation or articles of incorporation, as applicable, or operating agreement or bylaws, as applicable, of Parent or Merger Sub or of any of Parent’s Subsidiaries, including Merger Sub;
(b) require any Permit from any Governmental Entity, except (i) the filings and consents listed in Section 6.3(b) of the Parent Disclosure Schedule; (ii) pursuant to the applicable requirements of the Securities Act and the Exchange Act; (iii) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL; (iv) as may be required by any applicable state securities or “blue sky” Laws or state takeover Laws; (v) the filing of an informational notice by Merger Sub with the Pennsylvania Securities Commission in order to perfect an exemption from the registration requirements of the Pennsylvania Takeover Disclosure Law, 70 P.S. §71., et seq., pursuant to 70 P.S. §78(a), or (vi) pursuant to the rules and regulations of NASDAQ;
(c) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or Lien) or require any consent or notice under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Liens) as to which requisite waivers or consents have been obtained and except where a failure to obtain such waivers or consents would not reasonably be expected to have a Parent Material Adverse Effect; or
(d) assuming that the Permits referred to in this Section 6.3 are duly and timely obtained or made, materially violate any Law, Order or Permit applicable to Parent or any of its Subsidiaries, or to any of their respective assets, except for those violations which would not reasonably be expected to have a Parent Material Adverse Effect.
6.4 Litigation.
(a) As of the date of this Agreement, there are no actions, claims, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent, any of its Subsidiaries or any of their respective properties, or any present or former officer, director, or employee of Parent or its Subsidiaries in their capacity as such, before (or, in the case of threatened, that would be before) or by any Governmental Entity or arbitrator that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

(b) As of the date of this Agreement, there are no Orders of any Governmental Entity or any arbitrator applicable to Parent or any of its Subsidiaries except for such that, individually or in the aggregate, have not resulted in or would not be reasonably expected to result in a Parent Material Adverse Effect.
6.5 Offer Documents; Proxy Statement. Neither the Offer Documents nor any information supplied by Parent or Merger Sub for inclusion in the Schedule 14D-9 will, at the time the Offer Documents, the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in any of the foregoing documents. The Offer Documents will comply in all material respects as to form with the requirements of the Exchange Act.
6.6 No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in Article V, none of the Company or its Subsidiaries nor any of their respective Representatives makes any representation or warranty (express or implied) as to the accuracy or completeness of any of the information made available to Parent or Merger Sub or any of their Representatives or any other matter whatsoever. Neither Parent nor Merger Sub is relying, and has not relied, on any representations, warranties or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article V of this Agreement and all other representations and warranties are specifically disclaimed. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information for the Company or its Subsidiaries.
6.7 Sufficient Funds; Financing. On or before the execution of this Agreement, Parent has caused Merger Sub to deposit the Escrow Amount in accordance with the Escrow Agreement. Parent or Merger Sub has as of the date of this Agreement, and shall have at the Offer Closing or, if the Offer Termination shall have occurred, at the Closing, available sufficient cash and cash equivalents, including the Escrow Amount, and a commitment from Wells Fargo Bank, N.A., dated September 1, 2011, as amended on September 30, 2011, or one or more comparable financial institutions (the “Wells Fargo Commitment”) to enable it to have sufficient funds (the “Financing”) to permit Merger Sub to perform all of its obligations under this Agreement and to consummate all the transactions contemplated hereby, including, without limitation, acquiring all the outstanding shares of Company Common Stock in the Offer and the Merger. A true, correct and complete copy of the Wells Fargo Commitment has been provided to the Company. The Wells Fargo Commitment is in full force and effect and constitutes a legal, valid and binding obligation of Parent, Merger Sub and the other parties thereto, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity. As of the date of this Agreement, the Wells Fargo Commitment has not been amended or modified in any material respect, and as of the Offer Closing or the Closing, as applicable, the Wells Fargo Commitment will not have been amended or modified in any material respect. The commitments contained in the Wells Fargo Commitment have not been withdrawn or rescinded in any respect. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of Parent or Merger Sub under the Wells Fargo Commitment. As of the date of the Agreement, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Wells Fargo Commitment. Parent or Merger Sub has paid any and all fees which are due and payable under the Wells Fargo Commitment.
6.8 Brokers and Finders. Except for the fees and expenses which are the sole responsibility of Parent, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.
6.9 Share Ownership; Interested Stockholder. As of the date hereof, none of Parent, Merger Sub or any of their Affiliates (a) beneficially owns (within the meaning of Section 13 of the Exchange Act or the rules or regulations thereunder), directly or indirectly, any shares of Company Capital Stock, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Capital Stock. Prior to the Company Board approving this Agreement, the Merger and the other transactions contemplated hereby for purposes of the applicable provisions of the PBCL, neither Parent nor Merger Sub, alone or together with any other Person, was at any time, or became, an “interested stockholder” thereunder, or has taken any action that would cause any anti-takeover statute under the PBCL to be applicable to this Agreement, the Merger, or any transactions contemplated hereby.
6.10 Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to all of the transactions contemplated hereby, including any arrangement by Parent of any financing to be consummated prior to or contemporaneously with the Closing in respect of the transactions contemplated by this Agreement, any alternative financing and the payment of the aggregate Offer Price and the aggregate Merger Consideration, the Surviving Corporation will be Solvent.
6.11 Certain Arrangements. There are no Contracts between Parent or Merger Sub, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the transactions contemplated hereby.

6.12 Escrow. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Escrow Agreement duly executed by parties thereto with respect to certain matters on the terms specified in the Escrow Agreement. The Escrow Agreement is in full force and effect and constitutes a valid, binding and enforceable obligation of the Parent and Merger Sub, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Parent or Merger Sub under such Escrow Agreement.
6.13 Guaranty. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Guaranty duly executed by Guarantor, with respect to certain matters on the terms specified in the Guaranty. The Guaranty is in full force and effect and constitutes a valid, binding and enforceable obligation of the Guarantor, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guaranty.
6.14 No Other Representations or Warranties. Except for the representations and warranties made by the Parent and Merger Sub in this Article VI, neither Parent, Merger Sub nor any other Person acting on behalf of Parent or Merger Sub makes any representation or warranty, express or implied, with respect to Parent, Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure the Company of any documentation, forecasts or other information with respect to any one or more of the foregoing.
ARTICLE VII
COVENANTS AND AGREEMENTS
7.1 Conduct of Business. The Company agrees that during the period from the date of this Agreement until the earlier of (i) the Effective Time and (ii) such time as designees of Parent first constitute at least a majority of the Company Board pursuant to Section 7.5 (the ”Control Time”), that except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as required by applicable Law, as otherwise expressly contemplated or permitted by this Agreement or as set forth on Section 7.1 of the Company Disclosure Schedule, the Company will, and will cause each of its Subsidiaries to, conduct its operations in all material respects according to its ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as required by applicable Laws, as otherwise contemplated or permitted by this Agreement or as set forth on Section 7.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Control Time, the Company will not, and will cause its Subsidiaries not to:
(a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of, (i) any additional shares of Company Capital Stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, other than the issuance of any shares of Company Capital Stock upon the exercise of the Company Options, the settlement of Company SARs or the lapsing of forfeiture restrictions on Company Restricted Stock outstanding on the date of this Agreement in accordance with the terms of such options, SARs or restricted stock award or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of Company Capital Stock outstanding on the date hereof;

(b) redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any outstanding shares of Company Capital Stock, provided, however, that the Company may (i) withhold shares of Company Capital Stock to satisfy Tax obligations with respect to Company Options, Company SARs or Company Restricted Stock granted prior to the date hereof pursuant to the Company’s option and equity incentive plans and (ii) to the extent authorized by the Company’s option and equity incentive plans and consistent with past practice, acquire shares of Company Capital Stock in connection with the surrender of shares of Company Capital Stock by holders of Company Options in order to pay the exercise price of such Company Options;
(c) split, combine, subdivide or reclassify any shares of Company Capital Stock or declare, set aside for payment or pay any dividend in respect of any shares of Company Capital Stock or otherwise make any payments to stockholders in their capacity as such, other than cash dividends paid by a Subsidiary of the Company to another Subsidiary or the Company;
(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of the Company or any of its Subsidiaries (other than the Merger);
(e) (i) amend the Company Articles or the Company Bylaws or (ii) amend the articles of incorporation or bylaws or similar organizational documents of any Subsidiary of the Company, except as required by Law;
(f) except as required by Law, enter into, adopt, amend, renew or extend any Employee Benefit Plan or any other compensatory program, policy or arrangement with respect to any current or former employee, officer, director or other consultant of the Company or any of its Subsidiaries (including without limitation any employment, severance or change of control agreement), or, except as in accordance with past practice, increase the salaries or wages of employees;
(g) make any material change in financial accounting methods, principles or practices, except as required by applicable Law, GAAP or the rules or policies of the Public Accounting Oversight Board;
(h) directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any Person or division thereof for a purchase price in excess of $500,000, or enter into any agreement, arrangement or understanding with respect to any such acquisition, including any confidentiality, exclusivity, standstill or similar agreements;

(i) (i) other than sales of inventory in the ordinary course of business consistent with past practice, sell, lease (as lessor), license, or otherwise dispose of any tangible properties or assets in excess of $250,000 or (ii) sell, lease, mortgage, sell and leaseback or otherwise dispose of any real properties or any interests therein;
(j) encumber or subject to any Lien any properties or assets or any interests therein other than Company Permitted Liens, except in connection with permitted Indebtedness under Section 7.1(l);
(k) except as required by Law, (i) make or change any material Tax election or settle or compromise any material Tax liability, claim or assessment or agree to an extension or waiver of the limitation period to any material Tax claim or assessment or enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund, (ii) change its fiscal year, (iii) change any method of accounting for Tax purposes, (iv) file any material amended U.S. federal, state or foreign income Tax Return or any other material amended Tax Return and (v) take any other action, or omit to take any other action, that would have the effect of materially increasing the Tax liability or accrual of Tax liability under FASB Interpretation No. 48 or materially reducing any Tax asset or accrual of Tax under FASB Interpretation No. 48 of the Company or any of its Subsidiaries;
(l) incur any (i) obligations for borrowed money, (ii) capitalized lease obligations, (iii) guarantees and other arrangements having the economic effect of a guarantee of any Indebtedness of any other Person or (iv) obligations or undertakings to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations of others (the items referenced in the foregoing clauses (i) through (iv) being collectively hereinafter referred to as “Indebtedness”), except for (A) Indebtedness incurred in the ordinary course of business under the Company Credit Facility provided that in no event shall the aggregate principal amount of Indebtedness (net of repayments) outstanding under the Company Credit Facility on the Closing Date exceed $28,500,000, provided, however, in addition that the Company or a Subsidiary of the Company may incur letters of credit in the ordinary course of business in an amount not to exceed $5,000,000 in the aggregate, (B) guarantees by the Company or a Subsidiary of the Company of Indebtedness of the Company or any Subsidiary of the Company, other than guarantees of customer Contracts, (C) Indebtedness of the Company or a Subsidiary of the Company to the Company or any Subsidiary of the Company or (D) Indebtedness incurred to suppliers in the ordinary course of business;
(m) make any capital expenditures, except (i) capital expenditures made in accordance with the Company’s annual budget and capital expenditure plan, as furnished to Parent, (ii) other capital expenditures in an aggregate amount not to exceed $250,000 or (iii) purchases of supplies in the ordinary course of business, consistent with past practice;
(n) settle, compromise, discharge or agree to settle any litigation, investigation, arbitration or proceeding other than those that do not involve the payment by the Company or any of its Subsidiaries of monetary damages in excess of $100,000 in any individual instance, or $250,000 in the aggregate, after taking into account any applicable reserves and any applicable insurance coverage, and do not involve any material injunctive or other non- monetary relief or impose material restrictions on the business or operations of the Company or its Subsidiaries;

(o) (i) modify, extend, amend, terminate, cancel, renew or supplement any Company Contract; (ii) waive, release or assign any rights or claims under any such Company Contracts; or (iii) enter into any Company Contract; or
(p) commit or agree to take any of the foregoing actions.
7.2 No Solicitation of Transactions.
(a) Except as permitted by this Section 7.2, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article IX, the Company shall not, nor shall it knowingly permit any of its Subsidiaries to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, “Representatives”) of the Company or any of its Subsidiaries to, (i) solicit or initiate, or knowingly encourage or facilitate, directly or indirectly, the submission of any Acquisition Proposal by any Person other than Parent, Merger Sub or any Affiliates thereof (a “Third Party”), (ii) directly or indirectly participate in discussions or negotiations regarding, or furnish to any Third Party information with respect to, or knowingly facilitate the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal with any Third Party; provided that, it is understood and agreed that any determination or action by the Company Board permitted under Section 7.2(b), Section 7.2(d), Section 7.2(e), Section 7.2(f) or Section 9.4(c), shall not, in and of itself, be deemed to be a breach or violation of this Section 7.2(a) or, in the case of Section 7.2(b), give Parent a right to terminate this Agreement pursuant to Section 9.3(b).
(b) Notwithstanding anything to the contrary in Section 7.2(a), if at any time on or after the date of this Agreement and prior to the earlier to occur of the Offer Closing and obtaining the Company Stockholder Approval, the Company or its Representatives receives an Acquisition Proposal from a Third Party which did not result from a breach of Section 7.2(a), and the Company Board, or any Committee, determines in good faith, after consulting with outside legal and financial advisors, that any such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and the Company Board, or any Committee, determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the best interests of the Company’s stockholders, then the Company and its Representatives may (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) and/or access with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall provide or make available, to the extent not previously provided or made available to Parent or its Representatives, to Parent any material non-public information with respect to the Company or any of its Subsidiaries that is provided to the Third Party making such Acquisition Proposal prior to or substantially concurrently with the time it is provided or made available to such Third Party; and (B) engage in or otherwise participate in discussions and/or negotiations directly or through its Representatives with the

Person or group of Persons making such Acquisition Proposal. Notwithstanding anything to the contrary contained in Section 7.2(a), the Company shall be permitted to grant a waiver or release to any Person or group of Persons subject to an Acceptable Confidentiality Agreement for the sole purpose of allowing such Person or group of Persons to submit an Acquisition Proposal that the Company Board, or any Committee, determines in good faith is reasonably likely to lead to a Superior Proposal if the Company Board determines that the failure to take such action would be inconsistent with the best interests of the Company’s stockholders. For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means (i) any pre-existing confidentiality agreement between the Company and any such Person and (ii) any confidentiality agreement entered into after the date of this Agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, provided that any such agreement under (i) or (ii) shall permit the Company to comply with the terms of this Section.
(c) The Company shall advise Parent orally and in writing, promptly (but in no event later than forty-eight (48) hours) after receipt thereof, of (i) any Acquisition Proposal received by any officer or director of the Company or, to the Knowledge of the Company, any other Representative of the Company and (ii) the material terms of such Acquisition Proposal (including the identity of the entity proposing the Acquisition Proposal), and provide a copy of such Acquisition Proposal to Parent if such proposal is in writing. The Company shall keep Parent reasonably informed on a reasonably current basis of the status of, and any material changes to, the terms of any such Acquisition Proposal and the status of discussions and negotiations with respect thereto.
(d) Notwithstanding any other provision of this Agreement to the contrary, but subject to compliance with the provisions of Section 7.2(e), at any time prior to the earlier to occur of the Offer Closing and obtaining the Company Stockholder Approval, the Company Board or any Committee may (i) authorize the Company to terminate this Agreement in accordance with Article IX and enter into an agreement, arrangement or understanding with respect to an Acquisition Proposal and/or make a Board Recommendation Change following receipt of an Acquisition Proposal made after the date hereof that the Company Board or such Committee determines in good faith, after consultation with its outside financial and legal advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal, provided, that such Acquisition Proposal did not result, directly or indirectly, from a material breach of this Section 7.2, and that the Company Board or a Committee has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the best interests of the Company’s stockholders, or (ii) make a Board Recommendation Change if the Company Board or a Committee determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the best interests of the Company’s stockholders.

(e) Neither the Company Board nor any Committee shall terminate this Agreement and enter into an agreement, arrangement or understanding with respect to an Acquisition Proposal or make a Board Recommendation Change as permitted by Section 7.2(d)(i), unless the Company promptly notifies Parent, in writing at least three (3) Business Days before taking such action, of its intention to do so, including the material terms and conditions of such Acquisition Proposal and the identity of the Third Party making the Acquisition Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Acquisition Proposal shall require a new written notification from the Company and a new three (3) Business Day period). Neither the Company Board nor a Committee shall authorize the termination of this Agreement and make a Board Recommendation Change as permitted by Section 7.2(d)(ii), unless the Company has provided Parent at least three (3) Business Days’ prior written notice advising Parent of its intention to make a Board Recommendation Change. Notwithstanding the foregoing, if fewer than three (3) Business Days remain before the then scheduled Expiration Date, the notice period with respect to an Acquisition Proposal or a Board Recommendation Change pursuant to this Section 7.2(e) shall be no less than twenty-four (24) hours.
(f) Nothing contained in this Agreement shall prevent the Company, the Company Board or a Committee from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other applicable Law, if such Board determines, after consultation with outside legal counsel, that failure to so disclose such position could be inconsistent with applicable Law, (ii) making any disclosure to its stockholders required by applicable Law or by the rules and regulations of NASDAQ, or (iii) otherwise making such disclosure to the Company’s stockholders or otherwise that the Company Board or a Committee (after consultation with counsel) concludes in good faith that the failure to make such disclosure would be inconsistent with applicable Law. In addition, it is understood and agreed that, for purposes of this Agreement (including Article IX), a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company, shall not constitute a Board Recommendation Change or a withdrawal or modification, or proposal by the Company Board to withdraw or modify, such Company Board’s recommendation of this Agreement or the transactions contemplated hereby, or an approval or recommendation with respect to any Acquisition Proposal.
(g) For purposes of this Agreement:
(i) “Acquisition Proposal” means any proposal or offer, whether in writing or otherwise, from any Third Party to acquire beneficial ownership (as determined under Rule 13d-3 of the Exchange Act) of all or more than twenty percent (20%) of the assets of the Company and its Subsidiaries, taken as a whole, or twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than twenty percent (20%) of the assets of the Company and its Subsidiaries, taken as a whole, or twenty percent (20%) or more of any class of equity securities of the Company.

(ii) “Superior Proposal” means any bona fide written proposal not solicited or initiated in material violation of paragraph (a) of this Section 7.2 that (x) relates to an acquisition by a Person or group acting in concert of either (A) more than fifty percent (50%) of the Company Capital Stock pursuant to a tender offer, merger or otherwise or (B) more than fifty percent (50%) of the assets used in the conduct of the business of the Company and the Subsidiaries, taken as a whole, (y) the Company Board determines in its good faith judgment (after consultation with outside legal counsel and financial advisors) would, if consummated, result in a transaction that is (A) more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (including the Offer and the Merger), taking into account all relevant factors (including all the terms and conditions of such proposal and the Offer and this Agreement) (including any changes to the terms of the Offer and this Agreement proposed by Parent in writing in response to such proposal or otherwise)) and (B) reasonably capable of being consummated on the terms proposed, taking into account all legal, financial, regulatory, and other aspects of the proposal.
7.3 Stockholders Meeting.
(a) Subject to the other provisions of this Agreement, if required by applicable Law in order to consummate the Merger, then the Company shall have the right, at any time after the latest of (i) the Expiration Date, (ii) three (3) Business Days after the Proxy Statement Clearance Date and (iii) November 22, 2011, to (and Parent and Merger Sub shall have the right, at any time beginning three (3) Business Days after the Proxy Statement Clearance Date, to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within ten (10) Business Days), (x) establish a record date (which record date shall be as soon as legally permissible) for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Stockholders Meeting”), and (y) mail to the holders of Company Common Stock as of the record date established for the Stockholders Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”). The Company, acting through the Board, shall, in accordance with applicable Law and the Company Articles, the Company Bylaws and NASDAQ rules, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as reasonably practicable after the Proxy Statement Clearance Date for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby, (ii) subject to Section 7.2, include the Company Board Recommendation in the Proxy Statement and (iii) use its commercially reasonable efforts to obtain the Company Stockholder Approval; provided, however, that in no event shall such meeting be held later than thirty-five (35) calendar days following the date the Proxy Statement is mailed to the Company’s stockholders and any adjournments of such meetings shall require the prior written consent of the Parent other than in the case it is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting. At the Stockholders Meeting, Parent and Merger Sub shall cause all shares of Company Common Stock then owned by them and their Subsidiaries to be voted in favor of the adoption of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated. Notwithstanding the foregoing, and if the Stockholders’ Meeting is scheduled to be held more than seven (7) Business Days prior to the Termination Date, Parent may require the Company to adjourn or postpone the Stockholders’ Meeting one (1) time (for a period of not more than thirty (30) calendar days but not past seven (7) Business Days prior to the Termination Date), unless prior to such adjournment the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement and the transactions contemplated hereby (including the Merger), which have not been withdrawn, such that the condition in Section 8.1(a) will be satisfied at such meeting. Once the Company has established a record date for the Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company Bylaws. Unless the Company Board shall have withdrawn, modified or qualified the Company Board Recommendation or otherwise effected a Board Recommendation Change, the Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Laws and all rules of NASDAQ. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Stockholders Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than (i) procedure matters and (ii) an advisory vote with respect to golden parachute compensation arrangements in accordance with applicable federal securities Laws) which the Company shall propose to be acted on by the stockholders of the Company at the Stockholders Meeting.
(b) If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries or their respective officers or directors should be discovered by the Company or Parent, respectively, which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such Party shall promptly inform the other Party. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such Party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c) Notwithstanding the foregoing, in the event that Merger Sub shall acquire at least eighty percent (80%) of the then outstanding shares of Company Common Stock on a Fully-Diluted Basis pursuant to the Offer or the exercise, if any, of the Top-Up Option or otherwise, the parties agree, subject to Article VIII, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 1924(b)(1)(ii) of the PBCL, as promptly as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

7.4 Proxy Statement.
(a) As soon as practicable after the date hereof (and in any event, but subject to Parent’s timely performance of its obligations under this Section 7.4(a), within fifteen (15) Business Days hereof), the Company shall (i) prepare and file the Proxy Statement with the SEC under the Exchange Act, (ii) use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as soon as practicable; (iii) use its commercially reasonable efforts to mail to the holders of shares of Company Common Stock a Proxy Statement as promptly as practicable after clearing comments received from the SEC or after being notified by the SEC that the Proxy Statement will not be subject to review by the SEC, and (iv) otherwise comply in all material respects with all legal requirements applicable to the Stockholders Meeting. Subject to applicable Laws, the Company and Parent (with respect to itself and Merger Sub) shall each (i) upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement; and (ii) otherwise cooperate with the other in the preparation of the Proxy Statement. The Company shall notify Parent promptly of the receipt of any comments of the SEC or the SEC Staff with respect to the Proxy Statement and of any request by the SEC or the SEC Staff for any amendment or supplement thereto or for additional information and shall provide as soon as reasonably practicable to Parent copies of all correspondence between the Company or any Representative of the Company and the SEC or the SEC Staff with respect thereto. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement prior to such documents being filed with the SEC or disseminated to holders of shares of Company Common Stock and shall give Parent and its counsel a reasonable opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC or the SEC Staff and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Company Common Stock entitled to vote at the Stockholders Meeting at the earliest practicable time.
(b) The Company shall use its commercially reasonable efforts to ensure that the Proxy Statement (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act and NASDAQ. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information expressly supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. Parent shall use its commercially reasonable efforts to ensure that the information expressly supplied by Parent in writing for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

7.5 Company Board Representation; Section 14(f).
(a) Subject to compliance with applicable Law, promptly upon the deposit with the Paying Agent by Merger Sub in accordance with Section 2.1(c) of cash in U.S. dollars sufficient to pay the aggregate Offer Price for all shares of Company Common Stock validly tendered and not properly withdrawn pursuant to the Offer which represent at least a majority of the total outstanding shares of Company Common Stock, and from time to time thereafter, and subject to Section 7.5(c), Parent shall be entitled to designate up to such number of directors, rounded up to the nearest whole number, constituting at least a majority of the directors on the Company Board as will give Parent representation on the Company Board equal to the product of (i) the total number of directors on the Company Board (giving effect to the number of directors designated by Parent and elected or appointed to the Company Board pursuant to this sentence) multiplied by (ii) the percentage that such number of shares of Company Common Stock beneficially owned by Parent, Merger Sub or any of their Affiliates (including, for purposes of such percentage, the shares of Company Common Stock that are accepted for payment pursuant to the Offer and that the aggregate Offer Price has been deposited for) bears to the total number of shares of Company Common Stock then outstanding, and the Company shall use commercially reasonable efforts to, upon Parent’s request and subject to the terms of the Company Articles and the Company Bylaws, promptly, at Parent’s election, either increase the size of the Company Board or seek and accept the resignation of such number of directors as is necessary to enable Parent’s designees to be elected to the Company Board and to cause Parent’s designees to be so elected. At such times, subject to Section 7.5(c), the Company will cause individuals designated by Parent to constitute the number of members of each Committee of the Company Board, rounded up to the next whole number, that represents the same percentage as such individuals represent on the Company Board, other than any Committee established to take action under this Agreement which Committee shall be composed only of directors who qualify as independent for purposes of the continued listing requirements of NASDAQ.
(b) The Company’s obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all action required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder in order to fulfill its obligations under this Section 7.5, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder in order to fulfill its obligations under this Section 7.5 and the federal securities Laws. Parent shall provide to the Company, and shall be solely responsible for, the information and consents with respect to Parent and its designees, officers, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder.
(c) In the event that Parent’s designees are elected or designated to the Company Board, then, until the Effective Time, the Company shall use its commercially reasonable efforts to cause the Company Board to have at least three (3) directors who each are directors of the Company on the date hereof or their successors (such directors, the “Continuing Directors”); provided, however, that, if any Continuing Director is unable to serve due to resignation, death or disability or any other reason, the remaining Continuing Directors shall be entitled to elect or designate another individual (or individuals) (provided, that no such individual is an employee of the Company or any of its Subsidiaries) to fill the vacancy, and such director (or directors) shall be deemed to be a Continuing Director for purposes of this Agreement. If no Continuing Director remains prior to the Effective Time, a majority of the members of the Company Board at the time of the execution of this Agreement shall be entitled to designate three persons to fill such vacancies; provided, that such individuals shall not be employees or officers of the Company, Parent or Merger Sub and shall be reasonably satisfactory to Parent, and such persons shall be deemed independent directors for purposes of this Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, following the Control Time and prior to the Effective Time, the affirmative vote of a majority of the Continuing Directors (in addition to the approval rights of the Company Board or the stockholders of the Company as may be required by the Company Articles, the Company Bylaws or applicable Law) shall be required to (i) authorize any contract between the Company and any of its Subsidiaries, on the one hand, and Parent, Merger Sub and any of their affiliates (other than the Company and any of its Subsidiaries), on the other hand, (ii) amend or terminate this Agreement on behalf of the Company, (iii) use or waive any of the Company’s rights or remedies hereunder, (iv) extend the time for performance of Parent’s or Merger Sub’s obligations hereunder, (v) amend the Company Articles or Company Bylaws if such action would adversely affect the Company’s stockholders (other than Parent or Merger Sub) or the rights of the Indemnified Parties pursuant to Section 7.9 or (vi) take any other action by the Company in connection with this Agreement or the transactions contemplated hereby required to be taken by the Company Board, or (vii) take any other action adversely affecting the rights of the stockholders of the Company (other than Parent or Merger Sub). The Continuing Directors shall have the authority to retain such counsel (which may include current counsel to the Company) and other advisors at the expense of the Company as determined appropriate by the Continuing Directors and shall have the authority to institute any action on behalf of the Company to enforce the performance of this Agreement.
7.6 Efforts to Complete Transactions.
(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement, including the Offer and the Merger, including, without limitation, using its commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to Company Contracts as are necessary for the consummation of the transactions contemplated by this Agreement, including the Offer and the Merger; provided, however, that all obligations of Parent or Merger Sub relating to the Financing shall be governed exclusively by Section 7.18 and not this Section 7.6. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such action.
(b) To the extent not prohibited by applicable Law, each party shall use its commercially reasonable efforts to furnish to the other parties all information required for any application or other filing to be made pursuant to any applicable Laws in connection with this Agreement and the transactions contemplated by this Agreement, including the Offer and the Merger. Parent and the Company shall give each other reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity regarding any such filings or any such transaction. The parties hereto agree that both Parent and the Company shall be represented at all in-person meetings and in all substantive conversations with any Governmental Entity regarding the matters set forth in this Section 7.6, except if, and to the extent that, any Governmental Entity objects to any party’s being represented at any such meeting or in any such conversation and such objection has not been withdrawn after the parties have used their commercially reasonable efforts to contest such objection.
(c) Each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to vigorously contest and resist any action or proceeding, including administrative or judicial action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including the Offer and the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal, unless Parent determines, in its reasonable discretion after consulting with the Company, that litigation is not in its best interests or unless the Company determines, in its reasonable discretion after consulting with Parent, that litigation is not in its best interests.
(d) In furtherance of the foregoing, each of Parent and Company shall use its commercially reasonable efforts to resolve objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under any Competition Law with respect to the transactions contemplated hereby as promptly as reasonably practicable. Notwithstanding any of the provisions of this Section 7.6, no party hereto nor any of its affiliates shall be required to divest or hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of its businesses or assets.
(e) Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and to terminate registration under the Exchange Act; provided, that such delisting and termination shall not be effective until after the Effective Time of the Merger.
7.7 Access to Information; Confidentiality.
(a) Subject to the Confidentiality Agreement and applicable Law, upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent (collectively “Parent Representatives”) reasonable access, during normal business hours and upon reasonable advance notice throughout the period prior to the Effective Time, to its officers, employees, accountants, consultants, Representatives, plants, properties, contracts, commitments, books and records and, during such period, shall (and shall cause each of its Subsidiaries to) furnish or make available reasonably promptly to such Parent Representatives all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that any such access shall be conducted in a manner that does not materially interfere with the normal operations of the Company.

(b) Notwithstanding anything to the contrary set forth herein, nothing in this Section 7.7 shall require the Company to disclose any information that, in its sole and reasonable judgment, (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or Order, (ii) the disclosure of which would jeopardize any attorney-client or other legal privilege, (iii) the disclosure of which would conflict with, violate or cause a default under any existing contract or agreement to which it is a party or (iv) constitutes any competitively sensitive information or trade secrets of third parties; provided, however, that to the extent that the Company or any of its Subsidiaries is restricted in or prohibited from providing any such access to any documents or data pursuant to any such contract or agreement for the benefit of any third party under the preceding clause (iii), each of the Company and any such Subsidiary shall use its commercially reasonable efforts (without being required to make any payments) to obtain any approval, consent or waiver with respect to such contract or agreement that is necessary to provide such access to such documents or data. Notwithstanding clause (ii) of the immediately preceding sentence, if any of the information or material furnished pursuant to this Section 7.7 includes materials or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, each party understands and agrees that the parties have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the parties that the sharing of such material or information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under such privileges, this Agreement, and under the joint defense doctrine.
(c) In the event of the termination of this Agreement in accordance with Article IX, Parent and Merger Sub shall, and shall use commercially reasonable efforts to cause their respective Representatives to, return promptly every document furnished to them by the Company or any Representative of the Company in connection with the transactions contemplated hereby and all copies thereof in their possession, and cause any other parties to whom such documents may have been furnished promptly to return such documents and all copies thereof.
(d) The letter agreement concerning confidentiality, dated as of April 4, 2011 (the “Confidentiality Agreement”), by and between the Company and Parent shall continue to apply with respect to information furnished by the Company, its Subsidiaries and the Company’s Representatives hereunder.
7.8 Publicity. The parties shall consult with each other and shall mutually agree upon any press releases or public announcements pertaining to this Agreement, the Offer and the Merger and shall not issue any such press releases or make any such public announcements prior to such consultation and mutual agreement, except (i) as may be required by applicable Law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult with the other party before issuing any such press releases or making any such public announcements, it being understood that the final form and content of any such release or announcement, to the extent so required, will be at the final discretion of the disclosing party; provided, that each of Parent and the Company may include disclosures relating to this Agreement, and the transactions contemplated by this Agreement, including the Offer and the Merger, in its periodic filings with the SEC without seeking approval from, or consulting with, the other party so long as such disclosures are substantially similar to the information contained in previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the other party) and (ii) each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as such statements are substantially similar to the information contained in previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the other party). The parties have agreed upon the form of a joint press release announcing the Offer and the execution of this Agreement. Notwithstanding the foregoing, this Section 7.8 shall not apply with respect to any press releases or public announcements regarding (A) disputes among the parties regarding this Agreement, or (B) any Acquisition Proposal or any Board Recommendation Change.
7.9 Indemnification of Directors and Officers.
(a) All obligations (the “Obligations”) of the Company or any Subsidiary of the Company to any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company (collectively, the “Indemnified Parties”) in respect of advancement, indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in applicable Law or the Company Articles, the Company Bylaws or other organizational documents of the Company or any Subsidiary of the Company as currently in effect shall survive the transactions contemplated hereby and continue in full force and effect in accordance with their respective terms, in each case, whether or not the Company’s insurance covers all such costs. From and after the Effective Time, the Surviving Corporation shall be liable to pay and perform in a timely manner such indemnification, advancement and exculpation obligations. Without limiting the foregoing, from and after the Control Time until six years from the Effective Time, the Surviving Corporation shall cause its articles of incorporation and by-laws to contain provisions no less favorable to the Indemnified Parties with respect to limitation of liabilities of directors and officers and advancement and indemnification than are set forth as of the date of this Agreement in the Company Articles and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties. In addition, from and after the Effective Time, the Company and the Surviving Corporation shall pay any reasonable expenses (including, but not limited to, fees and expenses of legal counsel, experts and litigation consultants, as well as any appeal bonds) of any Indemnified Party under this Section 7.9 (including in connection with enforcing the advancement, indemnity and other obligations referred to in this Section 7.9) as incurred to the fullest extent permitted under applicable Law; provided, that the person to whom or for whose benefit expenses are advanced provides an undertaking to repay such advances to the extent, and only to the extent, required by applicable Law.

(b) From and after the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall, to the extent to which such Persons are indemnified, or entitled to be indemnified pursuant to the Obligations, as of the date of this Agreement, indemnify, defend and hold harmless each Indemnified Party against all costs and expenses (including, but not limited to, fees and expenses of attorneys, experts and litigation consultants as well as any appeal bonds), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnified Party was, or was or is deemed to have status as, a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnified Party in the Indemnified Party’s capacity as a director, officer, employee, fiduciary or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the transactions contemplated hereby). In the event the Surviving Corporation is obligated to provide indemnification pursuant to this Section 7.9 related to any such claim, action, suit, proceeding or investigation, (i) the Surviving Corporation shall pay, in advance of the final disposition of any such claim, action, suit, proceeding or investigation, the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received; and (ii) each of the Surviving Corporation and Parent shall cooperate in the defense of any such matter and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. An Indemnified Party shall have the right, but not the obligation, to assume and control the defense of any litigation, claim or proceeding relating to any acts or omissions covered under this Section 7.9 with counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent; provided, however, that Parent (i) shall be permitted to participate in the defense of such claim at its own expense and (ii) shall not be liable for any settlement effected without Parent’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed if such settlement includes an unconditional release of Parent and the Surviving Corporation. In the event that any claim for advancement or indemnification is asserted or made, all rights to advancement or indemnification as provided herein in respect of such claim shall continue until the disposition of such claim. The Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by the Indemnified Parties in successfully enforcing the indemnity and other obligations provided for in this Section 7.9.

(c) The Surviving Corporation shall bear the full cost of and maintain in effect, applicable on and after the Effective Time, for a period equal to six (6) years immediately following the Effective Time (the “D&O Tail Period”), the current directors’ and officers’ liability insurance policies (including, but not limited to, both primary and any and all excess policies) maintained by the Company on the date hereof (the “D&O Policies”) covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional persons who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policy on terms and scope with respect to such coverage, and in amount, not less favorable to such individuals than those of such policy in effect on the date hereof (provided, that the Company may, at its election, substitute therefor one or more prepaid, fully-earned and non-cancellable tail policies with respect to such directors’ and officers’ liability insurance with policy limits, terms and conditions at least as favorable to the individuals and/or the Company covered under such insurance policy as the limits, terms and conditions in the existing policies of the Company); provided, however, that (i) in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.9(c) more than an amount per year of coverage equal to three hundred percent (300%) of current annual premiums paid by the Company for such insurance and (ii) in the event of an expiration, termination or cancellation of such current policies, Parent or the Surviving Corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums. Neither Parent nor the Surviving Corporation shall take, or allow to be taken, any action to terminate, or which could reasonably be expected to result in the termination of, the D&O Policies or the tail policies, during the D&O Tail Period.
(d) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation, shall assume the obligations thereof set forth in this Section 7.9.
(e) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company as provided in the Company Articles or Company Bylaws shall survive the Merger and shall continue in full force and effect. The provisions of this Section 7.9 are intended to be in addition to, and not in substitution for, any other rights available by law, charter, statute, by-law, agreement or otherwise, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The obligations set forth in this Section 7.9 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Party and their heirs and representatives, without the affected Indemnified Party or, if the Indemnified Party is deceased or unable to conduct his own affairs, other Person consenting in writing to such termination, amendment or modification (it being expressly agreed that the Indemnified Parties to whom this Section 7.9 applies shall be third party beneficiaries of this Section 7.9).

(f) Parent and Merger Sub hereby acknowledge that an Indemnified Party has or may, in the future, have certain rights to indemnification, advancement of expenses and/or insurance provided by other entities and/or organizations not associated with Parent, Company and their insurers (collectively, the “Other Indemnitors” and, individually, an “Other Indemnitor”). Parent, Merger Sub and the Company hereby agree that, with respect to any advancement or indemnification obligation owed to an Indemnified Party by Parent, Merger Sub, the Company, the Surviving Corporation or any Other Indemnitor, whether pursuant to any articles of incorporation, by-laws, partnership agreement, operating agreement, indemnification agreement or other document or agreement and/or pursuant to Section 7.9 of this Agreement (any of the foregoing is herein an “Indemnification Agreement”) (i) the Surviving Corporation shall, at all times, be the indemnitor of first resort (i.e., its obligations to Indemnified Party shall be primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same reasonable expenses or liabilities incurred by an Indemnified Party shall be secondary), (ii) it shall, at all times, be required to advance the full amount of expenses incurred by an Indemnified Party and shall be liable for the full amount of all reasonable expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of any Indemnification Agreement), without regard to any rights an Indemnified Party may have against the Other Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation, indemnification or any other recovery of any kind in respect thereof. Parent, Merger Sub and the Company hereby further agree that no advancement, indemnification or other payment by the Other Indemnitors on behalf of an Indemnified Party with respect to any claim for which an Indemnified Party has sought indemnification from the Company or the Surviving Corporation shall affect the foregoing, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement, indemnification or other payment to all of the rights of recovery of an Indemnified Party against the Company or the Surviving Corporation, and the Company and/or the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless against such amounts actually paid by the Other Indemnitors to or on behalf of an Indemnified Party.
(g) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 7.9 is not prior to or in substitution for any such claims under such policies.
7.10 Employee Matters.
(a) Parent shall, as of the Effective Time and for a period equal to the lesser of one year following the Effective Time or the date on which the insurance or other contract or agreement providing benefits under the applicable plan expires (or such shorter period of time that any such Continuing Employee remains an employee of the Surviving Corporation following the Effective Time), provide or cause to be provided to employees of the Company or any of its Subsidiaries as of the Closing who are employed with the Company or any of its Subsidiaries immediately prior to the Effective Time (“Continuing Employees”) benefits at the same levels in effect on the date of this Agreement under the currently existing Employee Benefit Plans of the Company. For purposes of this Section 7.10(a), the “same level” of benefits, including, but not limited to, cost-sharing, co-insurance, deductibles and schedule of benefits, shall be determined by reference to the Employee Benefit Plans in place as of the Effective Time.

(b) Without limiting the generality of Section 7.10(a), with respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, in which any Continuing Employee becomes a participant, Parent shall use its commercially reasonable efforts to provide or cause to provide that such Continuing Employee shall receive full credit for service with the Company or any of its Subsidiaries for all purposes, including, but not limited to, eligibility to participate and vesting, to the same extent that such service was recognized as of the Closing Date under a comparable plan of the Company and its Subsidiaries in which the Continuing Employee participated; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.
(c) Parent shall (and shall use its commercially reasonable efforts to cause its third party insurers to) (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any health or welfare benefit plan maintained by Parent or any of its Subsidiaries in which the Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Closing Date, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods were not satisfied or waived under the comparable plan of the Company and its Subsidiaries in which the Continuing Employee participated and (ii) if a Continuing Employee commences participation in any health benefit plan of Parent or its Subsidiaries after the commencement of a plan year, to the extent practicable, cause any health benefit plan of Parent or its Subsidiaries in which the Continuing Employee participates after the Closing Date to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by such Continuing Employee (and his or her eligible dependents) under any Company Employee Benefit Plan during such plan year for purposes of satisfying such plan year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) commences participation.
(d) To the extent necessary to discharge the obligation of the Company under Section 5(c)(v) (Section 5(c)(iv) in the case of Joseph A. Jeffries) of Appendix I of each of the Employment Agreements (as defined in this Subsection (d)), the Parent shall cause the Surviving Corporation from and after the Effective Time to assume expressly and agree to perform the obligations of the Company under the employment agreements with Joseph A. Jeffries, David Abelman, David Stern and Amy Rhoades, each originally dated, respectively, August 19, 2010, May 7, 2009, May 13, 2009 and July 24, 2006, including all appendices and subsequent amendments thereto (collectively, the “Employment Agreements”).
(e) Except as provided in Section 7.10(d), nothing in this Section 7.10 shall (i) be treated as an amendment of, or undertaking to amend, any employee benefit plan, or (ii) confer any rights or benefits on any person other than the parties to this Agreement.

7.11 Certain Notifications. Between the date of this Agreement and the earlier of the Effective Time or the date of termination of this Agreement pursuant to Article IX, each of the Company and Parent shall promptly, upon Knowledge thereof, notify the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, including the Merger, (ii) any notice or communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, including the Merger and (iii) any action or proceeding commenced or, to the Knowledge of the Company or Parent, threatened against the Company or Parent or any of their respective Subsidiaries which relates to the consummation of the transactions contemplated by this Agreement, including the Merger. Between the date of this Agreement and the earlier of the Effective Time or the date of termination of this Agreement pursuant to Article IX, each party shall promptly, upon Knowledge thereof, notify the other in writing of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause (i) any representation or warranty contained in this Agreement made by such party (A) in the case of any representation or warranty made by Parent or Merger Sub, to be untrue or inaccurate in any material respect and (B) in the case of any representation or warranty made by Company, to be untrue or inaccurate such that the condition set forth in clause (c)(iii)(B) of Annex A would not be satisfied or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect and (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.11 shall not limit or affect the remedies available hereunder to the party receiving such notice.
7.12 Further Assurances. Following the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Offer and the Merger.
7.13 Takeover Laws. The parties shall (a) use commercially reasonable efforts to ensure that no state takeover Law or similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, including the Offer and the Merger, and (b) if any state takeover Law or similar Law becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, including the Offer and the Merger, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated by this Agreement, including the Merger.
7.14 Section 16 Matters. Prior to the Effective Time, each of the Company and Parent shall take all such reasonable steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) resulting from the transactions contemplated by Article IV by each individual who is a director or officer of the Company, or who will upon the Effective Time become an officer or director of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
7.15 Voting Shares. Parent shall vote (or cause to be voted) all shares of Company Common Stock beneficially owned by it or any of its Subsidiaries, including Merger Sub, in favor of adoption of this Agreement and the transactions contemplated hereby, including the Merger, at the Stockholder Meeting if the Stockholder Meeting is held.

7.16 Company Compensation Arrangements. Prior to the Expiration Date, the Company (acting through the compensation committee of the Company Board) will take all such reasonable steps as may be required to cause to be exempt under Rule 14d-10(d) promulgated under the Exchange Act any employment compensation, severance or employee benefit arrangements that have been or, subject to Section 7.1(f), will be entered into after the date of this Agreement by the Company or its Subsidiaries with current or future directors, officers or employees of the Company or its Subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule. Promptly upon Parent or any of its Affiliates entering into any such arrangement with any current or future director, officer or employee of Company or its Subsidiaries, Parent will provide to the Company any and all information concerning such arrangements as may be needed by the Company to comply with this Section 7.16.
7.17 No Control of the Company’s Business. Nothing contained in this Agreement will give Parent, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Control Time. Prior to the Control Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
7.18 Financing.
(a) Each of Parent and Merger Sub shall use, and cause its Affiliates to use, its commercially reasonable efforts to obtain the Financing on the terms and conditions described in the Wells Fargo Commitment (or on terms no less favorable to Parent and Merger Sub with respect to the conditionality and amount (including the amount of fees to be paid) thereof and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under the Wells Fargo Commitment (other than to increase the amount of the Financing), if such amendment, modification or waiver reduces the aggregate amount of the Financing (including by changing the amount of fees to be paid), amends the conditions precedent to the Financing in a manner that would reasonably be expected to delay or prevent the Offer Closing or, if the Offer Termination has occurred, the Closing or make the funding of the Financing less likely to occur; provided, however, that Parent and Merger Sub may amend or restate the Wells Fargo Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Wells Fargo Commitment as of the date hereof. Parent shall promptly deliver to the Company copies of any such amendment, modification or waiver. Each of Parent and Merger Sub shall use its commercially reasonable efforts (i) to maintain in effect the Wells Fargo Commitment and to negotiate and enter into definitive agreements with respect to the Wells Fargo Commitment on the terms and conditions contained in the Wells Fargo Commitment (or on terms no less favorable to Parent and Merger Sub), (ii) to satisfy on a timely basis all conditions applicable to it in such definitive agreements that are within its control, (iii) upon satisfaction of such conditions, to consummate the Financing at or prior to the Offer Closing (with respect to amounts required to consummate the Offer, if the Offer Termination has not occurred) and the Closing (with respect to amounts required to consummate the Merger and make other payments due at such time in accordance with the terms hereof) and (iv) to comply with its obligations under the Wells Fargo Commitment.

(b) If any portion of the Financing becomes unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, (i) Parent and Merger Sub shall promptly notify the Company and (ii) Parent and Merger Sub shall use their commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated hereby and on terms and conditions that are not materially less favorable from the standpoint of Parent, Merger Sub and the Company than the terms and conditions set forth in the Wells Fargo Commitment as promptly as practicable following the occurrence of such event (“Alternative Financing”). Parent shall promptly provide a true, correct and complete copy of each commitment related to the Alternative Financing (together with a redacted copy of any related fee letter) to the Company. For purposes of this Section 7.18, references to “Financing” shall include the financing contemplated by the Wells Fargo Commitment as permitted to be amended, modified or replaced by this Section 7.18 and references to “Wells Fargo Commitment” shall include such documents as permitted to be amended, modified or replaced by this Section 7.18.
(c) Parent shall keep the Company reasonably informed of the status of its efforts to arrange the Financing and provide to the Company copies of the material definitive documents for the Financing and shall give the Company prompt notice: (i) of any breach of any material provisions of any of the Wells Fargo Commitment by any party to the Wells Fargo Commitment of which it has actual knowledge; (ii) of the receipt of any written notice or other written communication from a financing source for the Financing with respect to any actual or potential breach, default, termination or repudiation by any party to the Wells Fargo Commitment of any material provisions of the Wells Fargo Commitment; and (iii) of the occurrence of an event or development that Parent or Merger Sub expects to have a material and adverse impact on the ability of Parent or Merger Sub to obtain all or any portion of the Financing contemplated by the Wells Fargo Commitment on the terms, in the manner or from the sources contemplated by the Wells Fargo Commitment or the definitive documents related to the Financing.
7.19 Financing Cooperation.
(a) Prior to the Effective Time, the Company shall provide to Parent and Merger Sub all cooperation that is reasonably requested by Parent and that is customary in connection with the arrangement of debt financing in acquisition transactions, provided, however, that no such requested cooperation may unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. Such cooperation shall include, without limitation, (i) furnishing Parent, Merger Sub and their Financing sources as promptly as practicable with financial and other pertinent information regarding the Company, as may be reasonably requested by Parent, and identifying any portion of such information that constitutes material non-public information, (ii) in each case, upon reasonable notice and in reasonably convenient locations, making senior management of the Company available to participate in a reasonable number of meetings, presentations, due diligence sessions, and sessions with prospective lenders in connection with the Financing, (iii) taking all corporate actions, subject to and only effective upon the occurrence of the Effective Time, required to permit the consummation of the Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time; and (iv) otherwise taking actions within its control to cooperate in satisfying the conditions precedent set forth in the Wells Fargo Commitment or the definitive documents related to the Financing, provided, however, that no obligation of the Company or any of its Subsidiaries under any certificate, document or instrument shall be effective until the Effective Time, and none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee, pay any expense (other than as provided in this Agreement) or incur any other obligation or liability in connection with the Financing prior to the Effective Time.

(b) Nothing in this Section 7.19 shall require such cooperation to the extent it would (i) cause any condition set forth in Article VIII to fail to be satisfied or otherwise cause any breach of this Agreement (unless waived by Parent), (ii) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company’s organizational documents or any Laws or result in the material contravention of, or that would reasonably be expected to result in a material violation or breach of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party (in each case prior to the Effective Time) or (iii) result in any officer or director of the Company or any of its Subsidiaries incurring any personal liability with respect to any matters relating to the Financing.
(c) Parent and Merger Sub shall indemnify, defend and hold harmless the Company, its Affiliates and their respective Representatives for and against any and all liabilities, losses, damages, claims, reasonable costs and expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any certifications provided by them and required to arrange the Financing (other than arising from (x) fraud, gross negligence, willful misconduct or intentional misrepresentation or (y) misstatements or omissions in written historical information of the type prepared by the Company or any of its Subsidiaries in the ordinary course of business that is provided by the Company or any Subsidiary specifically for use in connection with the Financing) to the fullest extent permitted by applicable Law and with appropriate contribution to the extent such indemnification is not available.
(d) Company shall keep Parent reasonably informed of the status of its Company Credit Facility and shall give Parent prompt notice: (i) of any breach of any material provisions of the Company Credit Facility by any party to the Company Credit Facility of which it has actual knowledge; (ii) of the receipt of any written notice or other written communication with respect to any actual or potential breach, default, termination or repudiation by any party to the Company Credit Facility of any material provisions of the Company Credit Facility; and (iii) of the occurrence of an event or development that the Company expects to have a material and adverse impact on the ability of the Company to obtain all or any portion of the financing contemplated by the Company Credit Facility on the terms, in the manner or from the sources contemplated by the Company Credit Facility.

ARTICLE VIII
CONDITIONS TO CONSUMMATION OF THE MERGER
8.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction (or, to the extent permissible under applicable Law, waiver by the party entitled to the benefit thereof), at or prior to the Effective Time, of each of the following conditions:
(a) Stockholder Approval. If and to the extent required by the PBCL and the Company Articles and Company Bylaws, this Agreement shall have been duly adopted by the affirmative vote of the stockholders of the Company in accordance with applicable Law; provided that Parent and Merger Sub shall, and shall cause any of their Affiliates to, vote all shares of Company Common Stock held by them in favor of this Agreement.
(b) No Injunctions or Restraints. There shall not be in effect any Law, restraining order (preliminary, temporary or permanent), executive order, decree, ruling, judgment or injunction or other Order of a court or Governmental Entity of competent jurisdiction (each a “Restraint”) prohibiting the consummation of the Merger or making the consummation of the Merger illegal; provided, however, that prior to invoking this Section 8.1(b), each party shall have used its commercially reasonable efforts to have such Restraint lifted.
(c) Offer. Unless an Offer Termination has occurred, Merger Sub shall have accepted for purchase all shares of Company Common Stock validly tendered and not properly withdrawn pursuant to the Offer; provided, however, that neither Parent nor Merger Sub shall be entitled to assert the failure of this condition, if, in breach of this Agreement or the terms of the Offer, Merger Sub fails to purchase any shares of Company Common Stock validly tendered and not properly withdrawn pursuant to the Offer.
8.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. Solely if the Offer Termination has occurred or the Offer Closing shall not have occurred, the obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (other than the representations and warranties in the first sentence of each of Sections 5.2(a), 5.2(b)(i), and 5.2(b)(ii), and Sections 5.3 and 5.23) shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date, except (x) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (y) where any such failure of the representations and warranties in the aggregate to be true and correct would not have a Company Material Adverse Effect (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifications contained therein); and (2) the representations and warranties of the Company set forth in the first sentence of each of Sections 5.2(a), 5.2(b)(i) and 5.2(b)(ii), and Sections 5.3 and 5.23 shall be true and correct in all material respects as of the Closing Date

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company the chief executive officer or chief financial officer thereof to such effect.
(d) Pre-Closing Solvency. As of immediately prior to the Closing Date (and, for the avoidance of doubt, before giving effect to the incurrence of the Financing and the consummation of the transactions contemplated by this Agreement and such Financing), the Company is Solvent.
(e) Financing. Parent or Merger Sub shall have received the proceeds of the Financing or the Alternative Financing and/or the lenders party to the Wells Fargo Commitment or any other commitment letters for the Alternative Financing shall have definitely and irrevocably confirmed to Parent or Merger Sub that all of the Financing or any Alternative Financing, which shall be at least in an amount sufficient to consummate the Offer and the Merger, will be available at the Closing on the terms and conditions set forth in the Wells Fargo Commitment or any other commitment letters for the Alternative Financing.
8.3 Conditions to Obligation of the Company to Effect the Merger. Solely if the Offer Termination has occurred or the Offer Closing shall not have occurred, then the obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:
(a) Representation and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

8.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Sections 8.1 or 8.2 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Sections 8.1 or 8.3 to be satisfied if such failure was caused by its failure to perform any of its obligations under this Agreement.
ARTICLE IX
TERMINATION; WAIVER
9.1 Termination by Mutual Consent. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time (whether before or after this Agreement has been duly adopted by the affirmative vote of the stockholders of the Company), by the mutual written consent of the Company (subject to Section 7.5(d)) and Parent duly authorized by each of their board of directors or board of managers, as applicable.
9.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Offer and Merger may be abandoned by Parent or the Company:
(a) if the Merger shall not have occurred on or before December 30, 2011 (the “Termination Date”), provided, however, that the right to terminate this Agreement under this Section 9.2(a) shall not be available to any Party if (x) the Offer Closing shall have occurred or (y) the failure of such Party to perform any of its obligations under this Agreement has been a principal cause of the failure of the Merger to be consummated on or before such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);
(b) if any Restraint enjoining, restraining, preventing or prohibiting the consummation of the Offer or the Merger shall be in effect and shall have become final and non-appealable and has the effect of making consummation of the Offer or the Merger illegal or otherwise restraining, preventing or prohibiting consummation of the Offer or the Merger; or
9.3 Termination by Parent. This Agreement may be terminated and the Offer and Merger may be abandoned by Parent if:
(a) there has occurred a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (y) if the Offer Termination shall not have occurred, would cause any of the conditions set forth in Annex A to not be satisfied, or, if the Offer Termination shall have occurred, would cause any of the conditions set forth in Section 8.2 to not be satisfied, and (z) if such breach or failure to perform cannot be cured by the Company, at least twenty (20) Business Days shall have elapsed since the date of delivery of a written notice of such breach or failure to perform to the Company from Parent and such breach or failure to perform shall not have been cured in a manner such that such breach or failure to perform no longer results in the applicable condition set forth in Annex A or Section 8.2 not being satisfied or if such breach or failure to perform is capable of being cured by the Company, the Company does not cure such breach or failure to perform within ten (10) Business Days after the date of delivery of a written notice of such breach or failure to perform to the Company, provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.3(a) if the Company’s breach or failure to perform any of its representations, warranties, covenants or other agreements contained in this Agreement was primarily due to the failure of Parent or Merger Sub to perform any of their obligations under this Agreement;
(b) the Company Board makes a Board Recommendation Change (whether or not in compliance with the terms of this Agreement);
(c) the Company shall have breached any of its obligations under Section 7.2 which resulted in an Acquisition Proposal being announced, submitted or made;
(d) after a tender offer or exchange offer is commenced that, if successful, would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act) becoming a beneficial owner of 20% or more of the outstanding shares of Common Stock (other than by Parent or Merger Sub), the Company Board shall have failed to recommend that the Company’s stockholders not tender their Shares in such tender or exchange offer within ten (10) Business Days after commencement of such tender offer or exchange offer; or
(e) the Company Board shall have failed to reconfirm the Company Board Recommendation promptly, and in any event within five (5) Business Days, following Parent’s reasonable request to do so.
9.4 Termination by the Company. This Agreement may be terminated by the Company:
(a) if (i) Parent or Merger Sub shall have (A) in violation of Section 2.1 failed to commence the Offer within ten (10) Business Days following the date of this Agreement, (B) in violation of the terms of this Agreement, terminated the Offer without having accepted all of the shares of Common Stock tendered for payment thereunder, (C) in violation of the terms of this Agreement, failed to timely accept for payment and purchase all shares of Common Stock that have been validly tendered and not withdrawn pursuant to the Offer in accordance with Section 2.1 if all Tender Offer Conditions shall have been satisfied or waived as of the expiration of the Offer (including any extensions thereof), or (D) taken any of the actions set forth in clauses (i) through (viii) of the last sentence of Section 2.1(a) without the prior written consent or waiver of the Company; and (ii) the Company shall not have breached any of its obligations under this Agreement in any manner that shall have proximately caused or resulted in the failure of the Offer to be commenced or consummated;
(b) if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (x) if the Offer Termination shall not have occurred, would cause any of the conditions set forth in Annex A to not be satisfied, or, if the Offer Termination shall have occurred, would cause any of the conditions set forth in Section 8.3 to not be satisfied, (y) shall have been notified by the Company in a written notice delivered to Parent or Merger Sub and (z) cannot be cured by the Termination Date or at least thirty (30) days shall have elapsed since the date of delivery of a written notice of such breach from the Company to Parent or Merger Sub and such breach shall not have been cured in a manner such that such breach no longer results in the applicable condition set forth in Annex A or Section 8.3 not being satisfied; provided, however, that the right to terminate this Agreement under this Section 9.4(b) shall not be available to the Company if (i) Parent’s or Merger Sub’s breach or failure to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement was primarily due to the failure of the Company to perform any of its obligations under this Agreement or (ii) Parent waives the applicable condition set forth in Annex A (provided such condition is not the Minimum Condition); or
(c) prior to the Acceptance Date if the Offer Termination shall not have occurred and prior to obtaining the Company Stockholder Approval if the Offer Termination shall have occurred, in order to enter into a transaction that is a Superior Proposal; provided, that such Acquisition Proposal did not result, directly or indirectly, from a breach of Section 7.2 and the Company makes payment to Parent of the Termination Fee concurrently with such termination in accordance with Section 9.5.
9.5 Effect of Termination.
(a) Any termination of this Agreement by Parent pursuant to this Article IX shall also constitute an effective termination by Merger Sub.
(b) In the event of the termination of this Agreement pursuant to this Article IX, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, this Agreement shall forthwith become null and void (other than the provisions of Section 7.7(d), Section 9.1, Section 9.2, Section 9.3, Section 9.4, this Section 9.5, Article X, and the Confidentiality Agreement in accordance with its terms, all of which shall survive termination of this Agreement), and there shall be no liability on the part of any party hereto (or any directors, officers, employees, agents, legal and financial advisors or other representatives and Affiliates of such party) except to the extent that the Company is required to pay the Termination Fee pursuant to the provisions of paragraph (c) of this Section 9.5; provided, however, that, subject to the provisions of paragraph (d) of this Section 9.5, nothing contained in this Section 9.5 shall relieve any party from liability or damages incurred or suffered by a party for any fraud or any knowing or intentional breach prior to such termination of its representations, warranties, covenants and agreements contained in this Agreement.
(c) In the event that:
(i) this Agreement is terminated by Parent pursuant to Section 9.3(b) (Board Recommendation Change) under clause (ii) of Section 7.2(d);
(ii) this Agreement is terminated by the Company pursuant to Section 9.4(c) (Acceptance of Superior Proposal); or

(iii) (A) a bona fide Acquisition Proposal shall have been publicly disclosed after the date hereof and not withdrawn prior to the termination of this Agreement, and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 9.2(a) or by Parent pursuant to Section 9.3(b), and (C) within twelve (12) months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to, or recommends to its stockholders, an Alternative Transaction with a Third Party or an Alternative Transaction is consummated with a Third Party;
then, in any such event under clauses (i) and (ii) above, concurrently with such termination, and, in the case of clause (iii) above, within one (1) Business Day of the earlier of the execution of such definitive agreement, recommendation or the consummation of such Alternative Transaction, the Company shall make payment to Parent by wire transfer of same day funds to an account designated by Parent a fee in an amount equal to $2,000,000 (the “Termination Fee”); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. For the purposes of the foregoing Section 9.5(c) above, the term “Alternative Transaction” shall mean a transaction of a type described in the definition of “Acquisition Proposal” in Section 7.2 except that the references to “20%” in the definition of “Acquisition Proposal” in Section 7.2 shall be deemed to be references to “50%.”
(d) Each of the parties hereto acknowledges that the agreements contained in this Section 9.5 are an integral part of the transactions contemplated by this Agreement; accordingly, if the Company fails to pay timely any amount due to Parent pursuant to this Section 9.5, it shall also pay any documented costs and expenses reasonably incurred by Parent or Merger Sub (including reasonable fees and expenses of counsel) in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. or any successor thereto in New York City from the date such fee, cost or expense was required to be paid to (but excluding) the payment date. Notwithstanding anything in this Agreement to the contrary (including paragraph (b) of this Section 9.5), in the event that the Termination Fee is paid in accordance with paragraph (c) of this Section 9.5, the payment of such Termination Fee shall be the sole and exclusive remedy of Parent, Merger Sub, and their respective subsidiaries, shareholders, Affiliates, officers, directors, employees and Representatives against the Company or any of its directors, officers, employees, Representatives or Affiliates with respect to (i) any loss or damage (including consequential, special, indirect or punitive damages) suffered, directly or indirectly, as a result of the failure of any transactions contemplated hereby, including the purchase of the shares of Common Stock pursuant to the Offer and the Merger, to be consummated, (ii) the termination of this Agreement, (iii) any liabilities or obligations arising under this Agreement, or (iv) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement; provided, however, that such limitation will not apply in the event of fraud, intentional misrepresentation or willful breach of this Agreement.
(e) If this Agreement is terminated and the transactions contemplated hereby are abandoned as provided herein, then: (i) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) all confidential information received by Parent, Merger Sub or any of their Affiliates or respective Representatives shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall survive the termination of this Agreement; and (iii) all filings, applications and other submission made to any Person in connection with the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from such Person.

9.6 Extension; Waiver. At any time prior to the Effective Time, each of Parent, Merger Sub and the Company (subject to Section 7.5) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement by the Company’s stockholders, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s stockholders hereunder without the approval of such stockholders. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or demand such compliance.
ARTICLE X
MISCELLANEOUS
10.1 Payment of Expenses. Whether or not the Offer, the Merger or any other transactions contemplated by this Agreement shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.
10.2 Non-Survival of Representations, Warranties, Covenants and Agreements; Survival of Confidentiality. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive beyond the earlier of (i) termination of this Agreement, or (ii) the Effective Time, except as provided in Section 9.5 and except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time (including without limitation Section 7.9) and/or the provisions of this Article X. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and materials delivered by any party hereunder.
10.3 Modification or Amendment. Subject to Section 7.5 and to the applicable provisions of the PBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that (i) after Merger Sub purchases any Shares pursuant to the Offer, no amendment will be made that decreases the Merger Consideration, and (ii) after receipt of the Company Stockholder Approval, no amendment shall be made which by applicable Law or any applicable rule or regulation of any stock exchange requires further approval by the Company’s stockholders, without the approval of such stockholders.

10.4 Waiver. Subject to Section 7.5, at any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (1) extend the time for the performance of any of the obligations or other acts of the other, (2) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (3) subject to the requirements of applicable Law, waive compliance by the other parties with any of the agreements or conditions contained herein, except that the Minimum Condition may only be waived by Merger Sub with the prior written consent of the Company. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
10.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto.
10.7 Jurisdiction; Enforcement; Waiver of Jury Trial.
(a) Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement, including, without limitation, its negotiation, terms, performance, or the transactions contemplated hereby (except for enforcement of any judgment against said parties), shall be brought and determined exclusively in the state or federal courts located within the Commonwealth of Pennsylvania. The parties hereby irrevocably consent to personal jurisdiction in said courts and agree that, in the event of the filing of a legal action or proceeding, they shall not raise as defense that any such court (a) lacks personal jurisdiction; or (b) is an inconvenient forum. The parties further agree, to the extent permitted by Law, that service of process or other legal papers commencing any such action may be effected in the manner provided in Section 10.8, and the parties hereby irrevocably agree that if service is so made, the parties shall not assert as a defense that service was ineffective.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
(c) The parties agree that, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and the parties would not have any adequate remedy at law. The parties further hereby waive any defense, in the event that any action for injunction, specific performance or other equitable relief, that a remedy at law would be adequate. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. To the extent permitted by Law, any requirements for the securing or posting of any bond with such remedy are waived.
10.8 Notices. Unless otherwise set forth herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier) and (iii) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:
If to the Company:
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
Attention: Amy Rhoades
Facsimile: (856) 753-7057

With a copy to (which shall not constitute notice):
Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, PA 19103-6998
Attn: Alan H. Lieblich
Facsimile: (215) 569-5555
If to Parent or Merger Sub:
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
Attention: Adolph Piperno
Facsimile: (856) 234-9159
With a copy to (which shall not constitute notice):
Bryan Cave LLP
1201 W. Peachtree Street, N.W.
One Atlantic Center, Fourteenth Floor
Atlanta, GA 30309-3488
Attn: Todd Wade
Facsimile: (404) 420-0694
or to such other Persons or addresses as may be designated in writing by the party to receive such notice.
10.9 Entire Agreement; Assignment. This Agreement (including the Annexes, Exhibits, Company Disclosure Schedule, Parent Disclosure Schedule, and the Confidentiality Agreement, and the other documents delivered pursuant hereto and the Confidentiality Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. There are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. This Agreement and any rights, interests and obligations hereunder may not be assigned by any of the parties hereto by operation of law or otherwise without the prior written consent of each of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that Parent or Merger Sub may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent; provided, however, that no such assignment will relieve Parent or Merger Sub from any of its obligations hereunder.

10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the rights, benefits and remedies granted to Indemnified Parties pursuant to Section 7.9 shall inure to the benefit of and be enforceable by the Indemnified Parties. Notwithstanding the immediately preceding sentence, following the Effective Time, the provisions of Article IV relating to the payment of the Merger Consideration shall be enforceable by holders of certificates (or evidence of shares in book-entry form) representing shares of Company Common Stock.
10.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
10.12 Disclosure Schedules. The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that is contained in this Agreement (in either case (i) or (ii), regardless of the absence of an express reference or cross-reference in a particular Section of this Agreement or a particular Section of either the Company Disclosure Schedule or Parent Disclosure Schedule), but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent. The disclosure of any matter in any section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to constitute an admission or indication by the disclosing party, or to otherwise imply, that any such matter is material for the purposes of this Agreement. No party shall use, either individually or in the aggregate, the fact of the inclusion of any such item or information in any sections of the Company Disclosure Schedule or the Parent Disclosure Schedule in any disagreement, dispute or controversy between the parties as to whether any obligation, item, information or matter is or is not material, or may give rise to a change or effect that could have a Company Material Adverse Effect or a Parent Material Adverse Effect. Nor shall any disclosure on a section be deemed to constitute an acknowledgment that any such matter is required to be disclosed. No disclosure on any section relating to a possible breach or violation of any contract or applicable Law shall be construed as an admission or indication that any breach or violation exists or has actually occurred. The disclosure of any matter in any section of either the Company Disclosure Schedule or the Parent Disclosure Schedule is not to be treated as constituting or implying any representation, warranty, assurance or undertaking by the disclosing party not expressly set out in this Agreement, nor to be treated as adding to or extending the scope of any of the disclosing party’s representations or warranties in this Agreement.

10.13 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub and the Surviving Corporation, as applicable, to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by the Surviving Corporation and/or Merger Sub under this Agreement, the Offer, the Merger and the transactions contemplated hereby and thereby. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees the due, prompt and faithful performance and discharge by Merger Sub and the Surviving Corporation of each of the covenants, terms, obligations and undertakings that are required to be performed by Merger Sub and/or the Surviving Corporation under this Agreement, the Offer, the Merger and the transactions contemplated hereby and thereby, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Control Time and hereby represents, acknowledges and agrees that any breach of, or other failure to perform, any such representation, warranty, covenant, obligation, agreement or undertaking of Merger Sub or the Surviving Corporation shall also be deemed to be a breach or failure to perform by Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against any or all of Parent, Surviving Corporation and Merger Sub in the first instance This is a guarantee of payment and performance and not collectability. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 10.13.
10.14 Certain Interpretations. For purposes of this Agreement:
(a) Unless otherwise specified, all references in this Agreement to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections, Schedules and Exhibits to this Agreement.
(b) The table of contents and the Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(c) The words “include,” includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(d) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein.
(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(f) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
(g) The words “made available” shall mean, with respect to any documents or other materials relating to the Company or its Subsidiaries, that such documents or other materials were either (i) actually delivered by the Company to Parent or its counsel, or were uploaded in the electronic data room organized by the Company in connection with the diligence investigation conducted by Parent at least two (2) Business Days prior to the date of this Agreement or (ii) filed by the Company with the SEC and available on EDGAR, except to the extent available in full without redaction on the SEC’s web site through EDGAR two (2) days prior to the date of this Agreement.
(h) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(i) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

A.C. MOORE ARTS & CRAFTS, INC.

By:	/s/ Michael J. Joyce

Name: Michael J. Joyce
Title: Chairman of the Board of Directors

NICOLE CRAFTS LLC

By:	/s/ Adolph Piperno

Name: Adolph Piperno
Title: President

SBAR’S ACQUISITION CORPORATION

By:	/s/ Adolph Piperno

Name: Adolph Piperno
Title: President
[Signature Page to Agreement and Plan of Merger]

ANNEX A
Conditions to the Offer
Capitalized terms used in this Annex A and not otherwise defined herein shall have the meanings assigned to them in the Agreement and Plan of Merger to which it is attached (the “Agreement”).
Notwithstanding any other provision of the Offer, Merger Sub shall not be required to accept for payment any shares of Company Common Stock tendered pursuant to the Offer, and, to the extent permitted by this Agreement, may amend or terminate the Offer if:
(a) there shall not have been validly tendered and not properly withdrawn immediately prior to the expiration of the Offer that number of shares of Company Common Stock which represents at least 70.7% of the total outstanding shares of Company Common Stock on a Fully-Diluted Basis (“Minimum Condition”);
(b) Parent or Merger Sub shall not have received the proceeds of the Financing or the Alternative Financing and/or the lenders party to the Wells Fargo Commitment or any other commitment letters for the Alternative Financing shall not have definitely and irrevocably confirmed to Parent or Merger Sub that all of the Financing or any Alternative Financing, which shall be at least in an amount sufficient to consummate the Offer and the Merger, will be available at the Closing on the terms and conditions set forth in the Wells Fargo Commitment or any other commitment letters for the Alternative Financing;
(c) at any time after the date of this Agreement and prior to the Expiration Date, any of the following events shall occur and be continuing as of the Expiration Date:
(i) There shall be pending any action, suit or proceeding brought by any Governmental Entity that is seeking to (A) impose material limitations on the ability of Parent or Merger Sub to exercise effectively full rights of ownership of any shares of Company Common Stock, including the right to vote any shares of Company Common Stock acquired by Merger Sub pursuant to the Offer or otherwise, on all matters properly presented to the Company’s stockholders, including, without limitation, the adoption of the Agreement and the approval of the transactions contemplated by the Agreement; (B) impose material limitations on Parent’s ability to exercise effectively full rights of ownership over the operation of all or a material portion of Parent’s or the Company’s businesses or assets (whether held directly or through Subsidiaries), or to compel Parent or the Company to dispose or hold separate any material portion of the business or assets of Parent or the Company (whether held directly or through Subsidiaries), in either instance measured against the Company and its operations, taken as a whole, or (C) restrain, enjoin or otherwise prohibit the making or consummation of the Offer or the Merger or any of the other transactions contemplated by the Agreement;
(ii) There shall have been (A) any judgment, Order or injunction entered or issued by any Governmental Entity of competent jurisdiction or (B) any applicable Law promulgated, enacted, entered, enforced, issued or amended by any Governmental Entity that would, or is reasonably likely, directly or indirectly, to result in any of the consequences referred to in clauses (A), (B) or (C) of clause (i) above;

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(iii) (A) the Company shall not have performed and complied in all material respects with its obligations under this Agreement required to be performed or complied with at or prior to the Expiration Date and such failure to so perform and comply has not been cured prior to the scheduled expiration of the Offer (including any extensions thereof), and (B)(1) the representations and warranties of the Company contained in the Agreement (other than the representations and warranties in the first sentence of each of Sections 5.2(a), 5.2(b)(i), and 5.2(b)(ii), and Sections 5.3 and 5.23) shall not be true and correct as of the Expiration Date with the same effect as though made as of the Expiration Date, except (x) that the accuracy of representations and warranties that by their terms speak as of the date of the Agreement or some other date will be determined as of such date and (y) where any such failure of the representations and warranties in the aggregate to be true and correct would not have a Company Material Adverse Effect (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifications contained therein); and (2) the representations and warranties of the Company set forth in the first sentence of each of Sections 5.2(a), 5.2(b)(i) and 5.2(b)(ii), and Sections 5.3 and 5.23 shall not be true and correct in all material respects as of the Expiration Date;
(iv) a Company Material Adverse Effect shall have occurred since the date of the Agreement;
(v) the Agreement shall have been terminated in accordance with its terms;
(vi) the Company shall not have furnished Parent with a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer (solely in each of his capacity as an officer of the Company without personal liability), attesting as of the Expiration Date, to the absence of the conditions set forth in items (iii) and (iv) of this Annex A;
(vii) a Triggering Event shall have occurred; or
(viii) if the exercise of the Top-Up Option is necessary to ensure that Parent or Merger Sub owns at least 80% of the outstanding shares of Company Common Stock on a Fully-Diluted Basis, there shall exist under applicable Law or other Restraint any restriction or legal impediment on Merger Sub’s ability and right to exercise the Top-Up Option, or the shares of Company Common Stock issuable upon exercise of the Top-Up Option together with the shares of Company Common Stock validly tendered in the Offer and not properly withdrawn are insufficient for Merger Sub to own at least 80% of the outstanding shares of Company Common Stock on a Fully-Diluted Basis.
For purposes of determining whether the Minimum Condition has been satisfied, Parent and Merger Sub shall include for purposes of its determination thereof shares tendered in the Offer pursuant to guaranteed delivery procedures if and only if shares have been delivered pursuant to such procedures.

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Subject to the terms and conditions of the Agreement and applicable Law, the foregoing conditions are for the sole benefit of Parent and Merger Sub (except for the Minimum Condition, which is also for the benefit of the Company) and may, solely to the extent permitted by Section 2.1 of this Agreement, be waived by Parent or Merger Sub, in whole or in part, at any time and from time to time prior to the Expiration Date, at the sole discretion of Parent or Merger Sub. The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Merger Sub to extend, terminate and/or modify the Offer pursuant to the terms and conditions of this Agreement. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

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Exhibit A
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
A.C. MOORE ARTS & CRAFTS, INC.
1. The name of the Corporation is A.C. Moore Arts & Crafts, Inc.
2. The name of the Commercial Registered Office Provider is Capitol Corporate Services, Inc., Dauphin County, 600 N. 2nd St., Harrisburg, Pennsylvania 17108.
3. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended.
4. The Corporation’s board of directors shall have such number of members as determined from time to time by the Corporation’s board of directors.
5. The aggregate number of shares which the Corporation shall have authority to issue is 100 shares of common stock, $.01 par value per share.
6. The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.
7. Personal Liability of Directors.
A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless
(a) the director has breached or failed to perform the duties of his office under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended; and
(b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
This Article 7 shall not apply to a director’s liability for monetary damages to the extent prohibited by Section 1713(b) of the Pennsylvania Business Corporation Law of 1988, as amended.
8. Power of Board to Oppose Certain Transactions
(a) The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the Corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:
(i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation.
(ii) Whether a more favorable price could be obtained for the Corporation’s securities in the future.

(iii) The impact which an acquisition of the Corporation would have on the employees and customers of the Corporation and any Subsidiary (as defined in Article 13) and the community which they serve.
(iv) The reputation and business practices’ of the offeror and its management and affiliates as they would affect the employees and customers of the Corporation and its Subsidiaries and the future value of the Corporation’s stock.
(v) The value of the securities, if any, which the offeror is offering in exchange for the Corporation’s securities, based on an analysis of the worth of the Corporation as compared to the Corporation or other entity whose securities are being offered.
(vi) Any antitrust or other legal and regulatory issues that are raised by the offer.
If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation’s securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.
(b) If the Board of Directors determines to sell the Corporation or any Subsidiary to a third party, or to merge or consolidate the Corporation or any Subsidiary with a third party, the Board of Directors shall not be legally obligated to create an auction and may negotiate with only one acquirer.
9. Nonapplicability of Certain Provisions of the Pennsylvania Business Corporation Law of 1988, as Amended.
Subchapters E, G, H, I and J of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to this Corporation.
10. Partial Written Consent of Shareholders
The provisions of Section 1766(b) of the Pennsylvania Business Corporation Law of 1988, as amended, shall be applicable to any action by the shareholders which has been previously approved by the Board of Directors, but shall not otherwise be applicable to the Corporation.
11. Amendment to By-Laws
Any amendment to the Bylaws of the Corporation which is proposed by shareholders, and which has not previously received the approval of the Board of Directors, shall require for adoption the affirmative vote of the holders of at least eighty percent (80%) of the votes which all shareholders are entitled to cast thereon, in addition to any other approval which is required by law, these Articles of Incorporation, the Bylaws of the Corporation or otherwise.

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12. Severability
In the event that all, some or any part of any provision contained in these Articles of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of these Articles of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of these Articles of Incorporation. If and to the extent that any provision contained in these Articles of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.
13. Definitions
As used herein, the term “Subsidiary” shall mean any corporation of which the Corporation owns fifty percent (50%) or more of any class of securities entitled to vote in the election of directors, either directly or indirectly, through one or more other corporations.
The use of the masculine gender shall include the feminine and neuter genders, as the case may be.
14. Headings
Article headings and the ordering of paragraphs are for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of these Articles of Incorporation.
15. Amendments
The Corporation reserves the right, from time to time, to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter provided by statute for amendment of articles of incorporation.
[Remainder of page intentionally left blank]

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IN TESTIMONY WHEREOF, these Amended and Restated Articles of Incorporation have been duly executed by the undersigned this  _____  day of  _____, 2011.

A.C. MOORE ARTS & CRAFTS, INC.

By:

Name:
Title:

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Exhibit B
SECOND AMENDED AND RESTATED
BYLAWS
OF
A.C. MOORE ARTS & CRAFTS, INC.
ARTICLE I — OFFICES
Section 1-1. Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the “Board of Directors” or the “Board”) shall determine from time to time.
Section 1-2. Other Offices. The Corporation shall have such other offices at such places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may determine from time to time.
ARTICLE II — MEETINGS OF SHAREHOLDERS; ANNUAL FINANCIAL STATEMENTS
Section 2-1. Place of Meetings of Shareholders. Meetings of shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors or, in the case of a special meeting, the Secretary. If no such geographic location is so fixed and the Board of Directors or the Secretary, as applicable, does not determine to hold a meeting by means of electronic technology as provided in the next sentence rather than at a geographic location, meetings of the shareholders shall be held at the executive office of the Corporation, wherever situated. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the Directors, the meeting need not be held at a particular geographic location.
Section 2-2. Annual Meeting of Shareholders.
(a) Time. A meeting of the shareholders of the Corporation shall be held in each calendar year, commencing with the year 2012, at such time as the Board of Directors may determine, or if the Board of Directors fails to set a time, at 9 a.m. (local time at the place of the meeting), on the 1st day of May, if not a Saturday, Sunday or holiday on which national banks are or may elect to be closed (“Holiday”), and if such day is a Saturday, Sunday or Holiday, then such meeting shall be held on the next day which is not a Saturday, Sunday or Holiday. If the annual meeting is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.
(b) Election of Directors. At such annual meeting, there shall be held an election of Directors.
Section 2-3. Special Meetings of Shareholders. Except as expressly required by law, special meetings of the shareholders may be called at any time only by:
(a) the Board of Directors; or

(b) shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular special meeting.
Upon the written request of any person who has called a special meeting under these Bylaws or applicable law, which request shall specify the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and, unless fixed by the Board of Directors, the place of such meeting, which shall be held not more than 60 days after the receipt of such call, and to give due notice thereof as required by Section 2-4 hereof; provided, however, that if the meeting is called by the Board of Directors and the Board of Directors fixes the time and place of the meeting, the Secretary shall give notice of the time and place of the meeting as fixed by the Board of Directors. If the Secretary neglects or refuses to fix the time of such meeting within three days of being requested to do so by the person or persons calling the meeting, the person or persons calling the meeting may do so.
Section 2-4. Notices of Meetings of Shareholders. Written notice of any meeting of such shareholders complying with Article VI of these Bylaws shall be given to each shareholder of record entitled to vote at the meeting, except as provided in Section 1707 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PaBCL”), at least five days prior to the day named for the meeting, provided that notice shall be given at least ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the PaBCL. Such notices may be given by, or at the direction of, the Secretary or other authorized person. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.
Section 2-5. Conduct of Meetings of Shareholders.
(a) Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. The presiding officer shall be appointed by, or in the manner authorized by, the Board of Directors; provided that if a presiding officer is not designated by, or in the manner authorized by, the Board of Directors, the Chairman of the Board, if any, or, in the absence of such officer, the President shall be the presiding officer.
(b) Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.
(c) Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders. The conduct of the meeting need not follow Robert’s Rules of Order or any other published rules for the conduct of a meeting.
(d) Closing of the Polls. The presiding officer shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.
Section 2-6. Quorum of and Action by Shareholders.
(a) General Rule. Except as provided in Sections 2-6(c), (d) and (e) hereof, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Unless the PaBCL permits otherwise, the preceding sentence may be modified only by a Bylaw amendment adopted by the shareholders. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

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(b) Action by Shareholders. Except as otherwise specifically provided by law, whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. Unless the PaBCL permits otherwise, this Section 2-6(b) may be modified only by a Bylaw amendment adopted by the shareholders.
(c) Withdrawal. The shareholders present at a duly organized meeting can continue to do business until adjournment on matters for which a quorum was present, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Unless the PaBCL permits otherwise, this Section 2-6(c) may be modified only by a Bylaw amendment adopted by the shareholders.
(d) Election of Directors at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders at which Directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in Section 2-6(a) hereof, shall nevertheless constitute a quorum for the purpose of electing Directors. Unless the PaBCL permits otherwise, this Section 2-6(d) may be modified only by a Bylaw amendment adopted by the shareholders.
(e) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in Section 2-6(a) hereof, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. Unless the PaBCL permits otherwise, this Section 2-6(e) may be modified only by a Bylaw amendment adopted by the shareholders.
Section 2-7. Adjournments.
(a) General Rule. Adjournments of any regular or special meeting may be taken, but any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each as the shareholders present and entitled to vote shall direct, until the Directors have been elected.
(b) Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in the PaBCL, adjourn the meeting to such time and place as they may determine. Unless the PaBCL permits otherwise, this Section 2-6(b) may be modified only by a Bylaw amendment adopted by the shareholders.
(c) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the PaBCL requires notice of the business to be transacted and such notice has not previously been given.

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Section 2-8. Voting List, Voting and Proxies.
(a) Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.
(b) Voting. Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Votes shall be taken by ballot if so directed by the presiding officer or, in the case of election of Directors, if required by vote of the shareholders before the vote begins. Otherwise, votes shall be taken by voice vote, show of hands or other means as directed by the presiding officer.
(c) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest (as defined in Section 1759(d) of the PaBCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation or its designated agent.
(d) Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the PaBCL, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election. Unless the PaBCL permits otherwise, this Section 2-8(d) may be modified only by a Bylaw amendment adopted by the shareholders.
Section 2-9. Participation in Meetings by Electronic Means. Subject to the policy, if any, established from time to time by the Board on the subject, the presiding officer may permit, with respect to a particular meeting of shareholders, one or more persons to participate in such meeting of the shareholders, to be counted for the purposes of determining a quorum and to exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or other electronic means, including, without limitation, the Internet. Unless the Board so provides or the presiding officer so permits, no person may participate in a meeting of the shareholders by means of conference telephone or other electronic means. If requested prior to or during a meeting, the presiding officer will advise any shareholder promptly whether such permission will be granted for a particular meeting, and if granted by the presiding officer such permission will be irrevocable for that meeting. If the request is made prior to the meeting, the presiding officer for purposes of the preceding sentence shall be deemed to be a person designated by these Bylaws to preside at a meeting of shareholders.

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Section 2-10. Action by Unanimous Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing (executed personally or by proxy) shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.
Section 2-11. Action by Less than Unanimous Consent of Shareholders. Subject to Article 10 of the Corporation’s Articles of Incorporation (the “Articles”), any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents (executed personally or by proxy) shall be filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. The action shall not become effective until after at least ten days’ notice of such action shall have been given to each shareholder entitled to vote thereon who has not consented thereto. The Secretary shall give notice of such action to each shareholder entitled to vote thereon, including those shareholders who consented thereto, within five days following the Secretary’s receipt of such written consent. If the Secretary fails to give such notice, any consenting shareholder may give such notice on behalf of the Secretary.
Section 2-12. Annual Financial Statements. Pursuant to Section 1554 of the PaBCL, the Corporation and the sole shareholder agree that, unless requested in writing by such shareholder, the financial statements contemplated by such section of the PaBCL need not be provided by the Corporation.
ARTICLE III — BOARD OF DIRECTORS
Section 3-1. Board of Directors.
(a) General Powers. Except as otherwise provided by law and these Bylaws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Unless the PaBCL permits otherwise, this Section 3-1(a) may be modified only by a Bylaw amendment adopted by the shareholders.
(b) Number. The Corporation’s Board of Directors shall have such number of members as determined from time to time by the Corporation’s Board of Directors.
(c) Term and Vacancies. Each Director shall hold office until the expiration of the term for which such Director was elected and until such Director’s successor has been elected and qualified or until such Director’s earlier death, resignation or removal. Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board (though less than a quorum) or by a sole remaining Director or by the shareholders who would be entitled to vote for the Director whose position is vacant. Each person so elected shall be a Director to serve for the balance of the unexpired term. Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by the Board of Directors at any time. Directors may be elected by shareholders to fill any vacancy, regardless of how such vacancy has been created, only if and when authorized by a resolution of the Board of Directors.

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(d) Removal. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by vote of the shareholders.
(e) Qualification. A Director must be a natural person at least 18 years of age.
Section 3-2. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of Directors in office may designate from time to time or as may be designated in the notice of the meeting.
Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other time and place as the Board of Directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the time and place of other regular meetings of the Board.
Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, if any, by the President, by a majority of the executive committee, if any, or by a majority of the Directors in office.
Section 3-5. Participation in Meetings by Electronic Means. Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were such Director personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.
Section 3-6. Notices of Meetings of Board of Directors.
(a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is rescheduled to be held at other than the time and place for holding such meeting as fixed in accordance with Section 3-3 hereof, in which event two days’ notice complying with Article VI of these Bylaws shall be given of the time and place of such meeting.
(b) Special Meetings. Notice complying with Article VI of these Bylaws shall be sufficient if given at least one day in advance of the time fixed for any special meeting of the Board of Directors.
Section 3-7. Quorum; Action by the Board of Directors. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

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Section 3-8. Informal Action by the Board of Directors. Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation. For purposes of this Section 3-8, a consent may be given by means of a physical written copy or may be transmitted by facsimile transmission, e-mail or similar electronic communications technology; provided that the means of giving consent shall enable the Corporation to keep a record of the consents in a manner satisfying the requirements of Section 107 of the Pennsylvania Associations Code. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Consents by all of the Directors or committee members, as the case may be, given pursuant to this Section 3-8 may be given in any number of counterparts and shall be deemed effective as of the date set forth therein or, if no date is set forth therein, as of the date consents of all the Directors are received by or on behalf of the Corporation.
Section 3-9. Committees.
(a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the applicable resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:
(i) The submission to shareholders of any action requiring approval of shareholders pursuant to the PaBCL.
(ii) The creation or filling of vacancies in the Board of Directors.
(iii) The adoption, amendment or repeal of these Bylaws.
(iv) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.
(v) Action on matters committed by these Bylaws or resolution of the Board of Directors exclusively to another committee of the Board of Directors.
If the Board of Directors has an executive committee, the executive committee may take action upon a subject matter committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors unless these Bylaws or a resolution adopted by the Board of Directors expressly provides that another committee shall have the exclusive authority among the committees of the Board of Directors with respect to such subject matter.
(b) Alternate Members. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.
(c) Term. Each committee of the Board of Directors and the members thereof shall serve at the pleasure of the Board of Directors.

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(d) Status of Committee Action. The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section 3-9.
ARTICLE IV — OFFICERS
Section 4-1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person. The President and the Secretary shall be natural persons of the age of 18 years or older. The Treasurer may be a corporation, but if a natural person shall be of the age of 18 years or older.
Section 4-2. Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors subsequent to the next annual meeting of shareholders at which the Directors elect a slate of officers, or until such officer’s earlier death, resignation or removal. Officers may, but need not, be Directors.
Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation unless the Chairman of the Board is serving as chief executive officer, in which event the President shall be chief operating officer of the Corporation. In the exercise of these duties and subject to the actions of the Board of Directors, the President may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which the President shall be present and (unless there is a Chairman of the Board or the President is not a Director) shall preside at all meetings of the Board of Directors at which the President shall be present. The President shall also do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.
Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.
Section 4-4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

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Section 4-5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into such officer’s hands. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise determine. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.
Section 4-6. Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.
Section 4-7. Powers and Duties of Certain Other Officers. Unless otherwise determined by the Board of Directors, each Vice Chairman, Senior Vice President, Vice President and each assistant officer shall have the powers and perform the duties of such officer’s respective superior officer, except to the extent such powers and duties are limited by the President, such superior officer or the Board of Directors. Senior Vice Presidents, Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors, with Senior Vice Presidents serving as superior officers to Vice Presidents. One or more Senior Vice Presidents and Vice Presidents may be designated as having responsibility for a specific area of the Corporation’s affairs, in which event such Senior Vice President or Vice President shall be superior to the other Senior Vice Presidents or Vice Presidents, respectively, in relation to matters within such officer’s area. The President shall be the superior officer of the Senior Vice Presidents and Vice Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.
Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.
Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.
ARTICLE V — CAPITAL STOCK
Section 5-1. Share Certificates.
(a) Execution. Except as otherwise provided in Section 5-5, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 5-1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

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(b) Designations, etc. To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.
(c) Fractional Shares. Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation’s Board of Directors, but not by any other person.
Section 5-2. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer.
Section 5-3. Determination of Shareholders of Record.
(a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.
(b) Determination when No Record Date Fixed. If a record date is not fixed:
(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.
(ii) The record date for determining shareholders entitled to:
(A) express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary;
(B) call a meeting of the shareholders; or

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(C) propose an amendment of the Articles;
shall be, respectively, the close of business on the day on which the first written consent or dissent, request for a meeting or petition proposing an amendment of the Articles is filed with the Secretary of the Corporation.
(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth:
(i) the classification of shareholder who may certify;
(ii) the purpose or purposes for which the certification may be made;
(iii) the form of certification and information to be contained therein;
(iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and
(v) such other provisions with respect to the procedure as are deemed necessary or desirable.
Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.
Section 5-4. Lost, Stolen or Destroyed Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation such person’s bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or such person’s assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.
Section 5-5. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5-2 hereof shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

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ARTICLE VI — NOTICES; COMPUTING TIME PERIODS
Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws, the Articles or otherwise, the notice shall specify the day, time and geographic location, if any, of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or these Bylaws (including Section 8-1 hereof), the general nature of the business to be transacted at such meeting; and any other information required by law.
Section 6-2. Method of Notice. Any notice required to be given to any person under the provisions of the Articles or these Bylaws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person’s postal address appearing on the books of the Corporation or, in the case of a Director, supplied by such Director to the Corporation for the purpose of notice, or (ii) by facsimile transmission, e-mail or other electronic communication to such person’s facsimile number or address for e-mail or other electronic communications supplied by such person to the Corporation for the purpose of notice. Notice pursuant to clause (i) in the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.
Section 6-3. Computing Time Periods.
(a) Days to Be Counted. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.
(b) One Day’s Notice. In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance of the time specified for the meeting in question.
Section 6-4. Waiver of Notice. Whenever any notice is required to be given by law or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
Section 6-5. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the PaBCL or the Articles or these Bylaws, the meeting considering the resolution may, without further notice, adopt it with such clarifying or other amendments as do not enlarge its original purpose. Where no notice of the purpose of a meeting is required to be given under the provisions of the PaBCL or the Articles or these Bylaws, a resolution that enlarges the original purpose of a previously-transmitted draft is permissible and the foregoing provision of this Section 6-5 shall not be applicable.

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ARTICLE VII — FISCAL YEAR
Section 7-1. Determination of Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.
ARTICLE VIII — AMENDMENTS
Section 8-1. Amendment by Shareholders. The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these Bylaws, by the vote of a majority of the votes cast at a duly convened regular or special meeting of shareholders. In the case of a meeting of shareholders to amend or repeal these Bylaws, notice (which shall be written if required by the PaBCL) shall be given to each shareholder entitled to vote thereon that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these Bylaws.
Section 8-2. Amendment by Board of Directors. The Board of Directors (but not a committee thereof), shall have the power to alter, amend, and repeal these Bylaws, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the PaBCL or otherwise.
ARTICLE IX — INTERPRETATION OF BYLAWS; SEPARABILITY
Section 9-1. Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the PaBCL. If any provision of these Bylaws shall be inconsistent with any provision of the Articles, the provision of the Articles shall prevail. Where any provision of these Bylaws refers to a rule or a process as set forth in these Bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Articles.
Section 9-2. Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
ARTICLE X — DETERMINATIONS BY THE BOARD
Section 10-1. Effect of Board Determinations. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.
ARTICLE XI — PERSONAL LIABILITY AND INDEMNIFICATION
Section 11-1. Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, reasonable attorneys’ and investigation fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 11-03 hereof. Persons who were directors or officers of the Corporation prior to the date this Section is approved by members of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 11-01. A director or officer of the Corporation entitled to indemnification under this Section 11-01 is hereafter called a “person covered by Section 11-01 hereof.”

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Section 11-2. Expenses. Expenses incurred by a person covered by Section 11-01 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 11-03.
Section 11-3. Exceptions. No indemnification under Section 11-01 or advancement or reimbursement of expenses under Section 11-02 shall be provided to a person covered by Section 11-01 hereof: (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (b) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the director or officer derived an improper personal benefit; and (c) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 11-01 or advancement or reimbursement of expenses under Section 11-02, but any such additional exception shall not apply with respect to any event, act or omission which occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.
Section 11-4. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article XI shall continue as to a person who has ceased to be a member, director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 11-5. General Provisions.
(a) The term “to the fullest extent permitted by applicable law”, as used in this Article XI shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 11-01 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person’s option; (i) on the basis of the applicable law on the date this Section was approved by the shareholders; or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event, act or omission giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.
(b) The right of a person covered by Section 11-01 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 11-02 (i) may be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person; (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events, acts or omissions occurring prior to the adoption hereof; and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of any provision of this Article XI with respect to events, acts and omissions occurring before such rescission or restrictive modification is adopted.

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(c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation’s primary lending bank) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys’ and investigation fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.
(d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.
(e) Nothing contained in this Article XI shall be construed to limit the rights and powers the Corporation possesses under Chapter 17, Subchapter D of the Business Corporation Law, or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.
(f) The provisions of this Article XI may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 11-01 hereof by a written agreement signed by the Corporation and such person.
(g) The Corporation shall have the right to appoint the attorney for a person covered by Section 11-01 hereof, provided such appointment is not unreasonable under the circumstances.
Section 11-6. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by Section 11-01.
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These Bylaws have been amended and restated by the Board of Directors, effective as of [_____], 2011.

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Exhibit C
DEPOSIT ESCROW AGREEMENT
THIS DEPOSIT ESCROW AGREEMENT (“Deposit Escrow Agreement”) is made and entered into this 3rd day of October, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), and A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association (“Deposit Escrow Agent”).
BACKGROUND
On the date hereof, Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger (“Merger Agreement”). Capitalized terms not defined herein shall have the same definitions as set forth in the Merger Agreement. Parent desires to acquire the Company pursuant to the Merger Agreement through the Offer and/or the Merger whereby Merger Sub will merge with and into the Company. In order to secure Parent’s and Merger Sub’s obligations under the Merger Agreement, Merger Sub has deposited $20,000,000 into escrow with the Deposit Escrow Agent to be held, invested and distributed in accordance with the terms and provisions of this Deposit Escrow Agreement.
Parent, Merger Sub and Company hereto acknowledge that Deposit Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Deposit Escrow Agreement to the Merger Agreement are for convenience, and that Deposit Escrow Agent shall have no implied duties beyond the express duties set forth in this Deposit Escrow Agreement.
NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:
1.	Appointment of Deposit Escrow Agent; Delivery of Deposit; Acknowledgment of Receipt.
1.1 Deposit Escrow Agent is hereby appointed to act as escrow agent to hold the Deposit Escrow Amount as defined in paragraph 1.2 below and to make distributions, all in accordance with the terms hereof, and Deposit Escrow Agent hereby accepts such appointment and agrees to act in the capacity of escrow agent in accordance with the terms hereof.
1.2 Prior to or contemporaneously with the execution and delivery hereof, Merger Sub shall deposit with Deposit Escrow Agent funds in the amount of Twenty Million Dollars ($20,000,000) (the “Deposit”). The Deposit Escrow Agent shall acknowledge receipt of the Deposit upon actual receipt thereof. The Deposit and the proceeds of investment thereof and/or any interest thereon, as applicable, are hereinafter collectively referred to as the “Deposit Escrow Amount.” Deposit Escrow Agent shall hold and dispose of the Deposit Escrow Amount in accordance with the terms of this Deposit Escrow Agreement.

1.3 Deposit Escrow Agent is authorized and directed to deposit, transfer, and hold and invest any cash in the Deposit Escrow Amount and any investment income thereon only as set forth in Exhibit “A” hereto, or as set forth in any subsequent written instruction signed by all the parties. Parent, Merger Sub and Company acknowledge that they have read and understand Exhibit “A” hereto. The dividends, distributions, interest, gains and other earnings of or from the Deposit Escrow Amount (“Net Income”), less any fees, costs and expenses charged against and paid from such Net Income, shall be held by Deposit Escrow Agent and shall become part of the Deposit Escrow Amount, and shall be disbursed in accordance with paragraph 2 and paragraph 3 of this Deposit Escrow Agreement.
1.4 Deposit Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Deposit Escrow Agreement. Deposit Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Deposit Escrow Agreement. Deposit Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Deposit Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of Deposit Escrow Agent or for any third person or dealing as principal for its own account. Parent, Merger Sub and Company acknowledge that Deposit Escrow Agent is not providing investment supervision, recommendations, or advice.
2.	Distribution of Deposit Escrow Amount upon Acceptance Date or Effective Time.
On the Acceptance Date, the Deposit Escrow Agent shall pay the Deposit Escrow Amount to the Paying Agent in partial payment of the aggregate Offer Price in accordance with written instructions from Parent and Company in the form attached hereto as Exhibit “2”, which written instructions shall be provided to Deposit Escrow Agent immediately on the Acceptance Date. Except as otherwise provided in paragraph 3, if the Offer Closing does not occur, Deposit Escrow Agent shall pay prior to the Effective Time the Deposit Escrow Amount to the Paying Agent in partial payment of the aggregate Merger Consideration, in accordance with written instructions from Parent and Company in the form attached hereto as Exhibit “2”, which written instructions shall be provided to Deposit Escrow Agent prior to the Effective Time
3.	Distribution of Deposit Escrow Amount in All Other Circumstances.
If the Merger Agreement is not signed by all parties thereto by 11:59 p.m. on October 4, 2011, the Deposit Escrow Agent shall return the Deposit Escrow Amount to Merger Sub, at the written direction of Merger Sub.

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If the Closing shall not occur on or before December 30, 2011, upon the Final Determination (as defined below), the Deposit Escrow Amount shall be paid to the Company if (a) all conditions under Sections 8.1 and 8.2 of the Merger Agreement have been satisfied or waived by Parent on behalf of itself and Merger Sub (it being understood and agreed that if a condition under Sections 8.1 and 8.2 is not satisfied primarily as a result of Parent’s or Merger Sub’s breach of a representation, warranty or covenant contained in the Merger Agreement, such condition shall be deemed to have been satisfied) or (b) the conditions under Section 8.3 of the Merger Agreement have not been satisfied, or waived by Company (it being understood and agreed that if a condition under Section 8.3 is not satisfied primarily as a result of Company’s breach of a representation, warranty or covenant contained in the Merger Agreement, such condition shall be deemed to have been satisfied). If the Closing shall not occur on or before December 30, 2011, upon the Final Determination, the Deposit Escrow Amount shall be paid to Merger Sub if (x) the conditions to be satisfied under Section 8.1 and 8.2 of the Merger Agreement have not been satisfied, deemed satisfied or waived by Parent on behalf of itself and Merger Sub and (y) the conditions under Section 8.3 under the Merger Agreement have been satisfied, deemed satisfied or waived by Company. In all circumstances, the Deposit Escrow Amount shall be retained by the Deposit Escrow Agent pending a Final Determination, and the Final Determination shall control the manner, amount and recipients in which the Deposit Escrow Amount is to be paid. The procedure for determining the party entitled to receive payment of the Deposit Escrow Amount is set forth below.
3.1 Parent (on behalf of Merger Sub) and/or Company, as applicable, shall give written notice to the Deposit Escrow Agent of its entitlement to the Deposit Escrow Amount. The written notice shall be in the form of Exhibit “3.1” (each, a “Claim Notice”).
3.2 Upon receipt of a Claim Notice from either party (the “Claimant”), the Deposit Escrow Agent shall forward a copy thereof to the other party (the “Respondent”). If the Deposit Escrow Agent does not receive a written objection to the Claim Notice from the Respondent in the form of Exhibit “3.2” (“Objection Notice”) within ten (10) Business Days after the date such notice was deemed delivered to the Respondent, the Deposit Escrow Agent shall deliver the Deposit Escrow Amount to the Claimant or its designee in the manner set forth in the Claim Notice. If the Deposit Escrow Agent receives the Objection Notice within ten (10) Business Days after the date the Claim Notice was deemed delivered to the Respondent, Deposit Escrow Agent shall hold the Deposit Escrow Amount and take no action with respect to it until a Final Determination.
3.3 A “Final Determination” shall mean (i) a written notice from Parent and Company to the Deposit Escrow Agent in the form of Exhibit “3.3” setting forth the manner in which the Deposit Escrow Amount is to be paid, or (ii) a copy of a final order or judgment of a court of competent jurisdiction or decision of an arbitration panel determining the rights of Parent, Merger Sub and Company with respect to the Deposit Escrow Amount or resolution of a claim with respect thereto, accompanied by a letter of counsel of Parent (on behalf of Merger Sub) or Company, as the case may be, addressed to the Deposit Escrow Agent stating that such order or judgment has been finally affirmed on appeal by the highest court before which such appeal may be sought, or has become final by lapse of time or is otherwise not subject to appeal or such decision of the arbitration panel is binding and is not subject to appeal.

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A “Business Day” shall mean a day other than a Saturday, Sunday or day on which the Deposit Escrow Agent is authorized or permitted to close in the jurisdiction in which it is located.
3.4 The Deposit Escrow Agent shall release the Deposit Escrow Amount promptly following the receipt of written evidence of a Final Determination in respect of a pending claim, as contemplated by paragraph 3.3 above.
4.	Duties and Liabilities of the Deposit Escrow Agent.
Parent, Merger Sub and Company hereby recognize and acknowledge that the Deposit Escrow Agent is serving hereunder at their request. Accordingly, it is understood and agreed as follows:
4.1 The Deposit Escrow Agent shall hold the Deposit Escrow Amount during the period or periods specified in this Deposit Escrow Agreement and shall dispose of the Deposit Escrow Amount in accordance with the terms hereof and not as the property of the Deposit Escrow Agent. The duties and responsibilities of the Deposit Escrow Agent shall be entirely administrative and not discretionary, and shall arise solely under and in accordance with this Deposit Escrow Agreement. Under no circumstance will Deposit Escrow Agent be deemed to be a fiduciary to any party or any other person under this Deposit Escrow Agreement.
4.2 Parent, Merger Sub and Company agree that the Deposit Escrow Agent shall not be liable for any claim arising hereunder or in connection herewith (whether or not asserted by Parent, Merger Sub, Company or any third party) unless such claim is based upon the willful misconduct or gross negligence of the Deposit Escrow Agent in performing its duties pursuant to this Deposit Escrow Agreement. Parent (on behalf of itself and Merger Sub) and Company hereby jointly and severally agree to indemnify the Deposit Escrow Agent and hold it harmless from and against all claims, demands, costs, liabilities and expenses, including, without limitation, attorneys’ fees and costs which may be asserted against the Deposit Escrow Agent or to which it may be exposed or which it may incur or suffer, directly or indirectly, by reason of the execution or performance of this Deposit Escrow Agreement, unless such claims, demands, costs, liabilities or expenses are based upon the willful misconduct or gross negligence of the Deposit Escrow Agent in performing its duties pursuant to this Deposit Escrow Agreement. This paragraph 4.2 shall survive notwithstanding any termination of this Deposit Escrow Agreement or the resignation or removal of the Deposit Escrow Agent. The indemnification provided in this paragraph 4.2 is only for the benefit of the Deposit Escrow Agent and shall not affect the rights of the parties under the Merger Agreement.
4.3 DEPOSIT ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM DEPOSIT ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF DEPOSIT ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

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4.4 Deposit Escrow Agent may fully rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or printed by the proper party or parties. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit “4.4-A” and Exhibit “4.4-B” to this Escrow Agreement.
4.5 Deposit Escrow Agent shall not be liable for any reasonable action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Deposit Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith or in accordance with or in reliance upon the opinion of such counsel. In addition, the Deposit Escrow Agent shall have no liability if it distributes the Deposit Escrow Amount in accordance with a Final Determination or an order of a court of competent jurisdiction or if it delivers such Deposit Escrow Amount to such a court for disposition by such court.
4.6 The fees of Deposit Escrow Agent, as set forth on Exhibit “4.6” hereof, and all of its out-of-pocket expenses, shall be charged against and paid from the Net Income in accordance with paragraph 1.3 of this Deposit Escrow Agreement. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Deposit Escrow Agent’s services as contemplated by this Deposit Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of the Deposit Escrow Amount under this Deposit Escrow Agreement are not fulfilled, or the Deposit Escrow Agent renders any service related to this Deposit Escrow Agreement, but not contemplated in this Deposit Escrow Agreement, or there is any assignment of interest in the subject matter of this Deposit Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Deposit Escrow Agent is made a party to any litigation pertaining to this Deposit Escrow Agreement or the subject matter hereof, then the Deposit Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Deposit Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Deposit Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Deposit Escrow Agent shall have, and is hereby granted, a prior lien upon the Deposit Escrow Amount with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Deposit Escrow Amount.

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4.7 Income with respect to the Deposit Escrow Amount shall be deemed to have been earned by the party who receives the Deposit Escrow Amount and shall be subject to withholding regulations then in force with respect to United States taxes. Each party shall, at the request of Deposit Escrow Agent, provide the Deposit Escrow Agent with appropriate W-9 forms or tax identification number certifications, or resident alien certifications. This paragraph shall survive notwithstanding any termination of this Deposit Escrow Agreement or the resignation of the Deposit Escrow Agent.
4.8 This Deposit Escrow Agreement expressly sets forth all the duties of the Deposit Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Deposit Escrow Agreement against the Deposit Escrow Agent. Deposit Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except the Deposit Escrow Agreement.
4.9 Deposit Escrow Agent may resign and be discharged from its duties or obligations under this Deposit Escrow Agreement by giving not less than thirty (30) days’ prior written notice to Parent and Company of such resignation, provided that no such resignation shall be effective until a successor Deposit Escrow Agent, designated jointly by Parent and Company, has agreed to serve as Deposit Escrow Agent in accordance with the terms of this Deposit Escrow Agreement. From the date of said letter of resignation until the delivery of the Deposit Escrow Amount to the successor Deposit Escrow Agent, the Deposit Escrow Agent’s sole duty hereunder shall be to retain the Deposit Escrow Amount and invest and reinvest said Deposit Escrow Amount pursuant to paragraph 1.3. Notwithstanding the foregoing, if no successor is appointed within thirty (30) days after such resignation notice is deemed given hereunder, the Deposit Escrow Agent may deliver the Deposit Escrow Amount into a court of competent jurisdiction and, thereupon, shall be released from any and all obligations and liabilities arising under or in connection with this Deposit Escrow Agreement or its duties as an escrow agent hereunder.
4.10 If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Deposit Escrow Agreement, or the Deposit Escrow Agent is in doubt as to the action to be taken hereunder, the Deposit Escrow Agent may, at its option, retain the Deposit Escrow Amount until the Deposit Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Deposit Escrow Amount, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Deposit Escrow Amount, in which event the Deposit Escrow Agent shall be authorized to disburse the Deposit Escrow Amount in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Deposit Escrow Agent shall be relieved of all liability as to the Deposit Escrow Amount and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Deposit Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

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5.	Termination.
The duties of the Deposit Escrow Agent shall be terminated (a) upon disbursement or release of the entire Deposit Escrow Amount by the Deposit Escrow Agent in accordance with the terms hereof; (b) by written mutual consent signed by Company and Parent (on behalf of itself and Merger Sub), or (c) by delivery or payment of the Deposit Escrow Amount into a court of competent jurisdiction pursuant to a resignation in accordance with paragraph 4.9 or as otherwise contemplated by paragraph 4.10.
6.	Escheat.
Parent, Merger Sub and Company are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Deposit Escrow Agent shall have no liability to the parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Deposit Escrow Amount escheat by operation of law.
7.	Notice.
All notices, consents, approvals, directions, and instructions required or permitted under this Deposit Escrow Agreement shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service guaranteeing delivery within twenty-four (24) hours (charges prepaid), and addressed as follows:
(i)	If to Parent or Merger Sub:
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
Attention: Adolph Piperno
Facsimile: (856) 234-9159
with a copy to:
Bryan Cave LLP
1201 W. Peachtree Street, N.W.
One Atlantic Center, Fourteenth Floor
Atlanta, GA 303309-3488
Attention: Todd Wade, Esquire
Facsimile: (404) 420-0694

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(ii)	If to Company:
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
Attention: Amy Rhoades
Facsimile: (856) 753-7057

with a copy to:

Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
Attention: Alan H. Lieblich, Esquire
Facsimile: (215) 569-5555
(iii)	If to Deposit Escrow Agent:
Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention: Lisa D’Angelo; Corporate, Municipal and Escrow Solutions
Telephone: (212) 515-5261
Facsimile: (212) 509-1716
or to such other address or to the attention of such other person as any party shall have requested by a written notice given pursuant to this paragraph 7. Notices will be deemed to have been given hereunder when delivered personally, one day after deposit with a nationally recognized overnight courier service or three (3) days after deposit in the U.S. Mail, as may be applicable, whether or not delivery is accepted by the addressee. Notices also may be given by facsimile with written confirmation of receipt, to the fax numbers, as applicable, set forth above, and shall be effective on the date transmitted if confirmed within forty-eight (48) hours thereafter by a signed original sent in one of the manners provided above. Copies of all communications hereunder shall be sent to Deposit Escrow Agent.
8.	Assignment.
Subject to the Deposit Escrow Agent’s right to withdraw pursuant to Paragraph 4.9 hereof, this Agreement may not be assigned by Parent, Merger Sub, Company or the Deposit Escrow Agent without the prior written consent of the other parties (with written consent by Parent applicable to both Parent and Merger Sub) hereto.
9.	Entire Agreement; Waiver.
This Deposit Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Deposit Escrow Agreement may not be amended, supplemented or discharged, no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties (with instrument in writing signed by Parent applicable to both Parent and Merger Sub) hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

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10.	Force Majeure.
The Deposit Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Deposit Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
11.	Governing Law.
This Deposit Escrow Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Delaware applicable to agreements made to be performed entirely in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Philadelphia, in the Commonwealth of Pennsylvania, in connection with any claims or disputes that may arise out of or relate to the subject matter set forth herein.
12.	Counterparts.
This Deposit Escrow Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.	Construction.
The captions in this Deposit Escrow Agreement are inserted for convenience of reference only and shall not limit or affect the interpretation of any provision in this Deposit Escrow Agreement. The singular shall include the plural, and the plural shall include the singular; any gender shall include all other genders as the meaning and context of this Deposit Escrow Agreement shall require. This Deposit Escrow Agreement is the product of arm’s length negotiations between sophisticated, well-represented parties and no provision herein shall be construed against the drafter thereof.
**********************

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IN WITNESS WHEREOF, the parties hereto have executed this Deposit Escrow Agreement on the date and year first written above.

PARENT: NICOLE CRAFTS LLC

By:

Name:
Title:

MERGER SUB: SBAR’S ACQUISITION CORPORATION

By:

Name:
Title:

COMPANY: A.C. MOORE ARTS & CRAFTS, INC.

By:

Name:
Title:

Wells Fargo Bank, National Association acting solely as DEPOSIT ESCROW AGENT:

By:

Name:
Title:

Exhibit A
Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts
Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.
You are hereby directed to deposit, as indicated below, or as we shall jointly direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:
Fed Effective Deposit Account (FFDA)
We understand that amounts on deposit in the FFDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.
We acknowledge that we have full power to direct investments of the Account.
We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by written notice to you.

PARENT:	COMPANY:

Authorized Representative	Authorized Representative

Date	Date

MERGER SUB:

Authorized Representative

Date

Exhibit 2

Form of Payment Notice — Closing
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 2 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, Parent, on behalf of itself and Merger Sub, and Company hereby authorize and direct you to pay the entire Deposit Escrow Amount being maintained by you under and pursuant to the Deposit Escrow Agreement to Paying Agent as follows:
[insert agreed upon instructions for payment]

Sincerely,

By:

Name:
Title:

By:

Name:
Title:

By:

Name:
Title:

Exhibit 3.1
Form of Claim Notice
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.1 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, [Insert Name of Claimant] hereby notifies you that it is making a claim against [Insert Name of Respondent] for [$_____] [the full amount] of the Deposit Escrow Amount. The factual basis for this claim is as follows:
[insert facts]
Payment of the Deposit Escrow Amount pursuant to this claim shall be delivered as follows:
[insert instructions for payment]

Sincerely, [INSERT NAME OF CLAIMANT]

By:

Name:
Title:

Exhibit 3.2
Form of Objection Notice
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.2 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, the undersigned hereby notifies you that it objects to [Insert Name of Claimant] Claim Notice dated  _____  , 2011, and requests that you hold the entire Deposit Escrow Amount until a Final Determination. The factual basis for this objection is as follows:
[insert facts]

Sincerely, [INSERT NAME OF RESPONDENT]

By:

Name:
Title:

Exhibit 3.3
Form of Payment Notice — No Closing
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.3 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, Parent, on behalf of itself and Merger Sub, and Company hereby authorize and direct you to pay the entire Deposit Escrow Amount as follows:
[insert agreed upon instructions for payment]

Sincerely,

By:

Name:
Title:

By:

Name:
Title:

By:

Name:
Title:

Exhibit 4.4-A
Certificate as to Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Nicole Crafts LLC, a Delaware limited liability company, and Sbar’s Acquisition Corporation, a Pennsylvania corporation, and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit 4.4-A is attached, on behalf of Nicole Crafts LLC, a Delaware limited liability company, and Sbar’s Acquisition Corporation, a Pennsylvania corporation.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit 4.4-B
Certificate as to Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation, and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit 4.4-B is attached, on behalf of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit 4.6
Fees of Deposit Escrow Agent

Exhibit D
LIMITED GUARANTY
This Limited Guaranty, dated as of October 3, 2011 (the “Guaranty”), is hereby made and delivered by SBAR’S, Inc., a New Jersey corporation (the “Guarantor”), to A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), in favor of, and for the benefit of, the Guaranteed Parties (as defined below).
WHEREAS, Nicole Crafts, LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corp., a Pennsylvania corporation (“Merger Sub”), and the Company are parties to an Agreement and Plan of Merger, dated as of October 3, 2011 (as it may be amended or modified from time to time, the “Merger Agreement”); and
WHEREAS, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement; and
WHEREAS, pursuant to Section 7.9 of the Merger Agreement, the Surviving Corporation has agreed to indemnify, defend and hold harmless the Guaranteed Parties to the extent set forth therein; and
WHEREAS, the undersigned desires to irrevocably and unconditionally guarantee to the Indemnified Parties (the “Guaranteed Parties”) the performance and discharge of any and all liabilities and obligations of the Surviving Corporation under such Section 7.9 of the Merger Agreement, subject to the limitations set forth herein.
NOW, THEREFORE, to induce the Company to enter into the Merger Agreement and in consideration of the consummation of the transactions contemplated by the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, intending to be legally bound as primary obligor and not merely as surety, hereby agrees as follows:
1. Limited Guaranty. Subject to the limitations set forth herein, the Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Parties the due and punctual payment, performance and discharge of any and all liabilities and obligations of the Surviving Corporation under and pursuant to Section 7.9 of the Merger Agreement, subject to the limitations described in such Section 7.9 (all of the foregoing, including all collection costs incurred hereunder being hereinafter called, collectively, the “Guaranteed Obligations”), if, and only to the extent, any portion of the Guaranteed Obligations remains unpaid thirty (30) days following written demand for payment made to the Surviving Corporation. Notwithstanding any other terms of this Guaranty, it is expressly agreed that the Guarantor shall only be liable, and the Company or the Guaranteed Parties shall only be entitled to make any claim, under this Guaranty at any time that (i) the real property (the “Property”) of A.C. Moore Urban Renewal, LLC (“Urban Renewal”) located in Berlin, New Jersey is not free and clear of any Lien or Liens, other than Liens up to a maximum aggregate amount of $500,000; or (ii) there has been consummated any direct or indirect transfer of the Property to a Person, other than to a wholly-owned Subsidiary of the Surviving Corporation, including, but not limited to, the sale of the Property subject to an understanding or agreement (contingent or otherwise) to repurchase such Property. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

2. Terms of Guaranty.
(a) This Guaranty is one of payment and performance, not of collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, regardless of whether an action is brought against Parent, Merger Sub or the Surviving Corporation.
(b) Except as otherwise provided herein and without amending or limiting the other provisions of this Guaranty, the liability of the Guarantor under this Guaranty shall, to the fullest extent permitted under applicable Law, be absolute, irrevocable and unconditional irrespective of:
(i) any change in the corporate existence, structure or ownership of Parent, Merger Sub, the Surviving Corporation or the Guarantor, or any insolvency, bankruptcy, reorganization, moratorium or other similar proceeding affecting Parent, Merger Sub, the Surviving Corporation or the Guarantor or any of their respective assets;
(ii) the existence of any claim, set-off or other right that (x) the Guarantor may have at any time against Parent, Merger Sub, the Surviving Corporation, the Guaranteed Parties or the Company or (y) Parent or Merger Sub may have at any time against the Company or the Guaranteed Parties, in each case, whether in connection with any Guaranteed Obligations or otherwise; or
(iii) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement.
(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company or the Guaranteed Parties upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Company, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
(d) The Guaranteed Parties shall not be obligated to file any claim relating to any Guaranteed Obligations in the event that the Surviving Corporation becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Parties to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Parties in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made.

(e) The Guarantor will not exercise any rights of subrogation or contribution against the Surviving Corporation, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any payment by it pursuant to the provisions of this Guaranty unless and until the Guaranteed Obligations have been indefeasibly paid in full.
(f) Subject to the terms of Section 1 herein above, if the Surviving Corporation fails to discharge its Guaranteed Obligations when due in accordance with the applicable terms of the Merger Agreement, then the Guaranteed Parties may at any time and from time to time, in their sole discretion, and so long as the Surviving Corporation has failed to discharge the Guaranteed Obligations, take any and all actions available hereunder or under applicable Law to collect any of the Guarantor’s liabilities hereunder in respect of the Guaranteed Obligations. The Guarantor shall pay, or cause to be paid, to the Guaranteed Parties not later than the third (3rd) day following receipt of a written notice by the Guaranteed Parties of the failure of the Surviving Corporation to pay any or all of the Guaranteed Obligations in accordance with the Merger Agreement, the full amount then due and payable by the Surviving Corporation under the Merger Agreement in cash by wire transfer to the account set forth in such notice.
(g) No delay or failure on the part of the Guaranteed Parties in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guaranteed Parties of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
(h) The Guarantor agrees, in the event that this Guaranty is enforced or collected by law or through an attorney at law, to pay all costs of collection incurred by the Guaranteed Parties, including, without limitation, reasonable attorneys’ fees.
3. Waiver of Acceptance, Presentment; Etc. The Guarantor expressly and irrevocably waives defenses on the basis of promptness, diligence, notice of acceptance hereof, presentment, demand for payment, notice of non-performance, default, dishonor, protest and any notice of any kind (other than notices to be provided in accordance with the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Surviving Corporation, or any other Person liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits and after the advice of counsel.
4. Continuing Guaranty; Certain Waivers.
(a) This Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and permitted assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Parties and their respective heirs, executors, administrators, successors and permitted transferees and assigns. All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

(b) The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure of the Guaranteed Parties to assert any claim or demand or to enforce any right or remedy against the Surviving Corporation; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations (provided that any such change, rescission, waiver, compromise, consolidation or other amendment or modification shall be subject to the prior written consent of the Surviving Corporation to the extent expressly required by the Merger Agreement); (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement (provided, that any such addition, substitution or release shall be subject to the prior written consent of the Surviving Corporation to the extent expressly required under the Merger Agreement); (d) any change in the corporate existence, structure or ownership of the Surviving Corporation or any other Person liable with respect to any of the Guaranteed Obligations; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Surviving Corporation or any other Person liable with respect to any of the Guaranteed Obligations; (f) any lack of validity or enforceability of the Guaranteed Obligations, the Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Surviving Corporation (other than defenses under the Merger Agreement), whether in connection with the Guaranteed Obligations or otherwise; or (h) the adequacy of any other means the Company or the Guaranteed Parties may have of obtaining repayment of any of the Guaranteed Obligations.
5. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Parties with respect to itself that: (a) it is duly organized and validly existing under the Laws of its jurisdiction of organization; (b) it has all corporate power and authority to execute, deliver and perform this Guaranty; (c) the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized and approved by all necessary corporate action, and no other proceedings or actions on the part of the Guarantor are necessary therefor; (d) this Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms; (e) the execution, delivery and performance by the undersigned of this Guaranty do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable Law or judgment, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any contract to which the Guarantor is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by the Guarantor of the transactions contemplated by this Guaranty on a timely basis; and (f) the Guarantor has the financial capacity to pay and perform all of its obligations under this Guaranty, and all funds necessary to fulfill the Guaranteed Obligations under this Guaranty shall be available to the Guarantor for as long as this Guaranty shall remain in effect. The Guarantor acknowledges that the Company and the Guaranteed Parties have specifically relied on the accuracy of the representations and warranties contained in this Section 5 and in the event of any breach hereof, the Guaranteed Parties (or, prior to the earlier of the closing of the Offer or the Merger, the Company) shall have a right to seek appropriate damages and any such damages shall be a “Guaranteed Obligation” for purposes of this Guaranty.

6. Entire Agreement. This Guaranty, together with the Merger Agreement and the Confidentiality Agreement, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior agreements and understandings with respect to the subject matter hereof, whether written or oral, among Parent, Merger Sub and the Guarantor, on the one hand, and the Company and the Guaranteed Parties, on the other hand. Furthermore, no course of dealing between the parties, no usage of trade, and no parol or extrinsic evidence shall be used to supplement or modify any terms of this Guaranty; nor are there any conditions to the complete effectiveness of this Guaranty.
7. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and (i) the Company, prior to the earlier to occur of the closing of the Offer or the Merger, or (ii) the Guaranteed Parties Representative, following the earlier to occur of the closing of the Offer or the Merger, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof.
8. Third Party Beneficiaries. The Guarantor hereby agrees that its representations, warranties and covenants set forth herein are specifically intended for the benefit of the Company, prior to the earlier to occur of the closing of the Offer or the Merger, and the Guaranteed Parties, in accordance with and subject to the terms of this Guaranty. Other than the Guaranteed Parties, the Company and their respective heirs, legal representatives, successors and permitted assigns hereunder, this Guaranty is not intended to, and does not, confer upon any person any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
9. Counterparts; Facsimile and Electronic Signatures. This Guaranty may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Guaranty or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

10. Notices. Unless otherwise set forth herein, any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier) and (iii) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:
If to the Company:
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
Attention: Amy Rhoades
Facsimile: (856) 753-7057
If to the Guaranteed Parties:
c/o Guaranteed Parties Representative
Michael J. Joyce
XXXXX
XXXXX
Facsimile: XXXXX
With a copy to (which shall not constitute notice):
Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, PA 19103-6998
Attn: Alan H. Lieblich
Facsimile: (215) 569-5555
If to the Guarantor:
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
Attention: Adolph Piperno
Facsimile: (856) 234-9159
With a copy to (which shall not constitute notice):
Bryan Cave LLP
1201 W. Peachtree Street, N.W.
One Atlantic Center, Fourteenth Floor
Atlanta, GA 30309-3488
Attn: Todd Wade
Facsimile: (404) 420-0694
or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

11. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws and decisions of the State of Delaware applicable to guaranties or other agreements made to be performed entirely in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto.
12. Jurisdiction; Venue; Service of Process.
(a) Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Guaranty, including, without limitation, its negotiation, terms, performance, or the transactions contemplated hereby (except for enforcement of any judgment against said parties), shall be brought and determined exclusively in the state or federal courts located within the Commonwealth of Pennsylvania. The parties hereby irrevocably consent to personal jurisdiction in said courts and agree that, in the event of the filing of a legal action or proceeding, they shall not raise as defense that any such court (a) lacks personal jurisdiction; or (b) is an inconvenient forum. The parties further agree, to the extent permitted by Law, that service of process or other legal papers commencing any such action may be effected in the manner provided in Section 10, and the parties hereby irrevocably agree that if service is so made, the parties shall not assert as a defense that service was ineffective.
(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(c) The Guarantor acknowledges that, in the event that any of the provisions of this Guaranty were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur and the Guaranteed Parties would not have any adequate remedy at law. The Guarantor further hereby waives any defense, in the event that any action for injunction, specific performance or other equitable relief, that a remedy at law would be adequate. It is accordingly agreed that the Guaranteed Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Guaranty and to enforce specifically the terms and provisions of this Guaranty in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. To the extent permitted by Law, any requirements for the securing or posting of any bond with such remedy are waived.

13. No Assignment. Neither this Guaranty nor any rights, interests or obligations hereunder may be assigned by any party to any other person (except by operation of law) (i) in the case of a purported assignment by the Guarantor, without the written consent of the Guaranteed Parties, and (ii) in the case of a purported assignment by a Guaranteed Party, without the written consent of the Guarantor. The Guarantor shall require and cause any successor entity by operation of law to all or substantially all of the business and/or assets of the Guarantor, by written agreement in form and substance satisfactory to the Guaranteed Parties, to expressly assume and agree to perform this Guaranty in the same manner and to the same extent that the Guarantor would be required to perform this Guaranty as if no succession had taken place.
14. Severability. If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
15. Headings. The headings contained in this Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.
16. Appointment of Guaranteed Parties Representative. The Company, by its acknowledgement of this Guaranty, hereby irrevocably appoints Michael J. Joyce as the agent and attorney-in-fact to represent the interests of the Guaranteed Parties for all purposes under this Guaranty from and after the earlier to occur of the closing of the Offer or the Merger (the “Guaranteed Parties Representative”), and consents to the taking by the Guaranteed Parties Representative of any and all actions and the making of any decisions required or permitted to be taken by the Guaranteed Parties hereunder. By his execution below, Michael J. Joyce hereby accepts his appointment as Guaranteed Parties Representative hereunder. From and after the earlier to occur of the closing of the Offer or the Merger, the Guarantor shall be entitled to deal exclusively with the Guaranteed Parties Representative on all matters relating to this Guaranty and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of an Indemnified Party by the Guaranteed Parties Representative, and on any other action taken or purported to be taken on behalf of a Guaranteed Party by the Guaranteed Parties Representative, as fully binding upon such Guaranteed Party.
[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first written above.

GUARANTOR: SBAR’S, Inc.

By:

Name:
Title:

ACKNOWLEDGED BY:
THE COMPANY
A.C. Moore Arts & Crafts, Inc.

By:

Name:

Title:

GUARANTEED PARTIES REPRESENTATIVE

By:

Name:

Annex B
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
This AMENDMENT NO. 1 (this “Amendment”) to the Agreement and Plan of Merger, dated as of October 3, 2011 (the “Merger Agreement”), by and among A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), Nicole Crafts LLC, a Delaware limited liability company (“Parent”), and Sbar’s Acquisition Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), is being entered into as of October 17, 2011.
WHEREAS, pursuant to Section 10.3 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as specified herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree that, effective as of date of this Amendment, the Merger Agreement is hereby amended as follows:
1. Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Merger Agreement. Each reference to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall from and after the date hereof refer to the Merger Agreement as amended by this Amendment.
2. Conduct of Business. The first sentence of Section 7.1 of the Merger Agreement is amended in its entirety to read as follows:
The Company agrees that during the period from the date of this Agreement until the earlier of (i) the Effective Time and (ii) three business days after the Offer Closing (the “Control Time”), except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as required by applicable Law, as otherwise expressly contemplated or permitted by this Agreement or as set forth on Section 7.1 of the Company Disclosure Schedule, the Company will, and will cause each of its Subsidiaries to, conduct its operations in all material respects according to its ordinary course of business consistent with past practice.
3. Company Board Representation. Section 7.5 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
7.5 Company Board Representation
(a) Notwithstanding anything contained herein to the contrary, nothing herein shall entitle Parent or Merger Sub to designate any directors to the Company Board, and the Company shall have no obligation to take any action whatsoever to enable Parent’s designees to be elected and/or designated to the Company Board.

(b) Following the Offer Closing and until the Effective Time, Parent shall use its commercially reasonable efforts to cause the Company Board to have at least three (3) directors who each are directors of the Company on the date hereof or their successors (such directors, the “Continuing Directors”); provided, however, that, if any Continuing Director is unable to serve due to resignation, death or disability or any other reason, the remaining Continuing Directors shall be entitled to elect or designate another individual (or individuals) (provided, that no such individual is an employee of the Company or any of its Subsidiaries) to fill the vacancy, and such director (or directors) shall be deemed to be a Continuing Director for purposes of this Agreement. If no Continuing Director remains prior to the Effective Time, a majority of the members of the Company Board at the time of the execution of this Agreement shall be entitled to designate three persons to fill such vacancies; provided, that such individuals shall not be employees or officers of the Company, Parent or Merger Sub, or affiliates of Parent or Merger Sub, and shall be reasonably satisfactory to Parent, and such persons shall be deemed independent directors for purposes of this Agreement.
(c) Notwithstanding anything in this Agreement to the contrary, following the Offer Closing and prior to the Effective Time, the affirmative vote of a majority of the Continuing Directors (in addition to the approval rights of the Company Board or the stockholders of the Company as may be required by the Company Articles, the Company Bylaws or applicable Law) shall be required to (i) authorize any contract between the Company and any of its Subsidiaries, on the one hand, and Parent, Merger Sub and any of their affiliates (other than the Company and any of its Subsidiaries), on the other hand, (ii) amend or terminate this Agreement on behalf of the Company, (iii) use or waive any of the Company’s rights or remedies hereunder, (iv) extend the time for performance of Parent’s or Merger Sub’s obligations hereunder, (v) amend the Company Articles or Company Bylaws if such action would adversely affect the Company’s stockholders (other than Parent or Merger Sub) or the rights of the Indemnified Parties pursuant to Section 7.9 or (vi) take any other action by the Company in connection with this Agreement or the transactions contemplated hereby required to be taken by the Company Board, or (vii) take any other action adversely affecting the rights of the stockholders of the Company (other than Parent or Merger Sub). The Continuing Directors shall have the authority to retain such counsel (which may include current counsel to the Company) and other advisors at the expense of the Company as determined appropriate by the Continuing Directors and shall have the authority to institute any action on behalf of the Company to enforce the performance of this Agreement.
4. Termination by Mutual Consent. Reference to Section 7.5(d) in Section 9.1 of the Merger Agreement is hereby amended and replaced by reference to Section 7.5.
5. No Further Amendment. Except as otherwise provided herein, the Merger Agreement shall remain unchanged and in full force and effect.

6. Effect of Amendment. From and after the execution of this Amendment by the parties hereto, any references to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.
7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto.
8. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party so executing (or on whose behalf such signature is executed), with the same force and effect as if such facsimile or ”.pdf” signature page were an original thereof.
9. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Amendment or the Merger Agreement nor in any way affect this Amendment or the Merger Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

A.C. Moore Arts & Crafts, Inc.
By:	/s/ Joseph A. Jeffries
	Name:	Joseph A. Jeffries
	Title:	Chief Executive Officer

Nicole Crafts LLC
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President

Sbar’s Acquisition Corporation
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President

[SIGNATURE PAGE TO AMENDMENT TO
MERGER AGREEMENT]

Annex C
[EXECUTION COPY]
DEPOSIT ESCROW AGREEMENT
THIS DEPOSIT ESCROW AGREEMENT (“Deposit Escrow Agreement”) is made and entered into this 3rd day of October, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), and A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association (“Deposit Escrow Agent”).
BACKGROUND
On the date hereof, Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger (“Merger Agreement”). Capitalized terms not defined herein shall have the same definitions as set forth in the Merger Agreement. Parent desires to acquire the Company pursuant to the Merger Agreement through the Offer and/or the Merger whereby Merger Sub will merge with and into the Company. In order to secure Parent’s and Merger Sub’s obligations under the Merger Agreement, Merger Sub has deposited $20,000,000 into escrow with the Deposit Escrow Agent to be held, invested and distributed in accordance with the terms and provisions of this Deposit Escrow Agreement.
Parent, Merger Sub and Company hereto acknowledge that Deposit Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Deposit Escrow Agreement to the Merger Agreement are for convenience, and that Deposit Escrow Agent shall have no implied duties beyond the express duties set forth in this Deposit Escrow Agreement.
NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:
1.	Appointment of Deposit Escrow Agent; Delivery of Deposit; Acknowledgment of Receipt.
1.1 Deposit Escrow Agent is hereby appointed to act as escrow agent to hold the Deposit Escrow Amount as defined in paragraph 1.2 below and to make distributions, all in accordance with the terms hereof, and Deposit Escrow Agent hereby accepts such appointment and agrees to act in the capacity of escrow agent in accordance with the terms hereof.
1.2 Prior to or contemporaneously with the execution and delivery hereof, Merger Sub shall deposit with Deposit Escrow Agent funds in the amount of Twenty Million Dollars ($20,000,000) (the “Deposit”). The Deposit Escrow Agent shall acknowledge receipt of the Deposit upon actual receipt thereof. The Deposit and the proceeds of investment thereof and/or any interest thereon, as applicable, are hereinafter collectively referred to as the “Deposit Escrow Amount.” Deposit Escrow Agent shall hold and dispose of the Deposit Escrow Amount in accordance with the terms of this Deposit Escrow Agreement.

1.3 Deposit Escrow Agent is authorized and directed to deposit, transfer, and hold and invest any cash in the Deposit Escrow Amount and any investment income thereon only as set forth in Exhibit “A” hereto, or as set forth in any subsequent written instruction signed by all the parties. Parent, Merger Sub and Company acknowledge that they have read and understand Exhibit “A” hereto. The dividends, distributions, interest, gains and other earnings of or from the Deposit Escrow Amount (“Net Income”), less any fees, costs and expenses charged against and paid from such Net Income, shall be held by Deposit Escrow Agent and shall become part of the Deposit Escrow Amount, and shall be disbursed in accordance with paragraph 2 and paragraph 3 of this Deposit Escrow Agreement.
1.4 Deposit Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Deposit Escrow Agreement. Deposit Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Deposit Escrow Agreement. Deposit Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Deposit Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of Deposit Escrow Agent or for any third person or dealing as principal for its own account. Parent, Merger Sub and Company acknowledge that Deposit Escrow Agent is not providing investment supervision, recommendations, or advice.
2.	Distribution of Deposit Escrow Amount upon Acceptance Date or Effective Time.
On the Acceptance Date, the Deposit Escrow Agent shall pay the Deposit Escrow Amount to the Paying Agent in partial payment of the aggregate Offer Price in accordance with written instructions from Parent and Company in the form attached hereto as Exhibit “2”, which written instructions shall be provided to Deposit Escrow Agent immediately on the Acceptance Date. Except as otherwise provided in paragraph 3, if the Offer Closing does not occur, Deposit Escrow Agent shall pay prior to the Effective Time the Deposit Escrow Amount to the Paying Agent in partial payment of the aggregate Merger Consideration, in accordance with written instructions from Parent and Company in the form attached hereto as Exhibit “2”, which written instructions shall be provided to Deposit Escrow Agent prior to the Effective Time.
3.	Distribution of Deposit Escrow Amount in All Other Circumstances.
If the Merger Agreement is not signed by all parties thereto by 11:59 p.m. on October 4, 2011, the Deposit Escrow Agent shall return the Deposit Escrow Amount to Merger Sub, at the written direction of Merger Sub.

If the Closing shall not occur on or before December 30, 2011, upon the Final Determination (as defined below), the Deposit Escrow Amount shall be paid to the Company if (a) all conditions under Sections 8.1 and 8.2 of the Merger Agreement have been satisfied or waived by Parent on behalf of itself and Merger Sub (it being understood and agreed that if a condition under Sections 8.1 and 8.2 is not satisfied primarily as a result of Parent’s or Merger Sub’s breach of a representation, warranty or covenant contained in the Merger Agreement, such condition shall be deemed to have been satisfied) or (b) the conditions under Section 8.3 of the Merger Agreement have not been satisfied, or waived by Company (it being understood and agreed that if a condition under Section 8.3 is not satisfied primarily as a result of Company’s breach of a representation, warranty or covenant contained in the Merger Agreement, such condition shall be deemed to have been satisfied). If the Closing shall not occur on or before December 30, 2011, upon the Final Determination, the Deposit Escrow Amount shall be paid to Merger Sub if (x) the conditions to be satisfied under Section 8.1 and 8.2 of the Merger Agreement have not been satisfied, deemed satisfied or waived by Parent on behalf of itself and Merger Sub and (y) the conditions under Section 8.3 under the Merger Agreement have been satisfied, deemed satisfied or waived by Company. In all circumstances, the Deposit Escrow Amount shall be retained by the Deposit Escrow Agent pending a Final Determination, and the Final Determination shall control the manner, amount and recipients in which the Deposit Escrow Amount is to be paid. The procedure for determining the party entitled to receive payment of the Deposit Escrow Amount is set forth below.
3.1 Parent (on behalf of Merger Sub) and/or Company, as applicable, shall give written notice to the Deposit Escrow Agent of its entitlement to the Deposit Escrow Amount. The written notice shall be in the form of Exhibit “3.1” (each, a “Claim Notice”).
3.2 Upon receipt of a Claim Notice from either party (the “Claimant”), the Deposit Escrow Agent shall forward a copy thereof to the other party (the “Respondent”). If the Deposit Escrow Agent does not receive a written objection to the Claim Notice from the Respondent in the form of Exhibit “3.2” (“Objection Notice”) within ten (10) Business Days after the date such notice was deemed delivered to the Respondent, the Deposit Escrow Agent shall deliver the Deposit Escrow Amount to the Claimant or its designee in the manner set forth in the Claim Notice. If the Deposit Escrow Agent receives the Objection Notice within ten (10) Business Days after the date the Claim Notice was deemed delivered to the Respondent, Deposit Escrow Agent shall hold the Deposit Escrow Amount and take no action with respect to it until a Final Determination.
3.3 A “Final Determination” shall mean (i) a written notice from Parent and Company to the Deposit Escrow Agent in the form of Exhibit “3.3” setting forth the manner in which the Deposit Escrow Amount is to be paid, or (ii) a copy of a final order or judgment of a court of competent jurisdiction or decision of an arbitration panel determining the rights of Parent, Merger Sub and Company with respect to the Deposit Escrow Amount or resolution of a claim with respect thereto, accompanied by a letter of counsel of Parent (on behalf of Merger Sub) or Company, as the case may be, addressed to the Deposit Escrow Agent stating that such order or judgment has been finally affirmed on appeal by the highest court before which such appeal may be sought, or has become final by lapse of time or is otherwise not subject to appeal or such decision of the arbitration panel is binding and is not subject to appeal.

A “Business Day” shall mean a day other than a Saturday, Sunday or day on which the Deposit Escrow Agent is authorized or permitted to close in the jurisdiction in which it is located.
3.4 The Deposit Escrow Agent shall release the Deposit Escrow Amount promptly following the receipt of written evidence of a Final Determination in respect of a pending claim, as contemplated by paragraph 3.3 above.
4.	Duties and Liabilities of the Deposit Escrow Agent.
Parent, Merger Sub and Company hereby recognize and acknowledge that the Deposit Escrow Agent is serving hereunder at their request. Accordingly, it is understood and agreed as follows:
4.1 The Deposit Escrow Agent shall hold the Deposit Escrow Amount during the period or periods specified in this Deposit Escrow Agreement and shall dispose of the Deposit Escrow Amount in accordance with the terms hereof and not as the property of the Deposit Escrow Agent. The duties and responsibilities of the Deposit Escrow Agent shall be entirely administrative and not discretionary, and shall arise solely under and in accordance with this Deposit Escrow Agreement. Under no circumstance will Deposit Escrow Agent be deemed to be a fiduciary to any party or any other person under this Deposit Escrow Agreement.
4.2 Parent, Merger Sub and Company agree that the Deposit Escrow Agent shall not be liable for any claim arising hereunder or in connection herewith (whether or not asserted by Parent, Merger Sub, Company or any third party) unless such claim is based upon the willful misconduct or gross negligence of the Deposit Escrow Agent in performing its duties pursuant to this Deposit Escrow Agreement. Parent (on behalf of itself and Merger Sub) and Company hereby jointly and severally agree to indemnify the Deposit Escrow Agent and hold it harmless from and against all claims, demands, costs, liabilities and expenses, including, without limitation, attorneys’ fees and costs which may be asserted against the Deposit Escrow Agent or to which it may be exposed or which it may incur or suffer, directly or indirectly, by reason of the execution or performance of this Deposit Escrow Agreement, unless such claims, demands, costs, liabilities or expenses are based upon the willful misconduct or gross negligence of the Deposit Escrow Agent in performing its duties pursuant to this Deposit Escrow Agreement. This paragraph 4.2 shall survive notwithstanding any termination of this Deposit Escrow Agreement or the resignation or removal of the Deposit Escrow Agent. The indemnification provided in this paragraph 4.2 is only for the benefit of the Deposit Escrow Agent and shall not affect the rights of the parties under the Merger Agreement.

4.3 DEPOSIT ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM DEPOSIT ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF DEPOSIT ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
4.4 Deposit Escrow Agent may fully rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or printed by the proper party or parties. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit “4.4-A” and Exhibit “4.4-B” to this Escrow Agreement.
4.5 Deposit Escrow Agent shall not be liable for any reasonable action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Deposit Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith or in accordance with or in reliance upon the opinion of such counsel. In addition, the Deposit Escrow Agent shall have no liability if it distributes the Deposit Escrow Amount in accordance with a Final Determination or an order of a court of competent jurisdiction or if it delivers such Deposit Escrow Amount to such a court for disposition by such court.
4.6 The fees of Deposit Escrow Agent, as set forth on Exhibit “4.6” hereof, and all of its out-of-pocket expenses, shall be charged against and paid from the Net Income in accordance with paragraph 1.3 of this Deposit Escrow Agreement. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Deposit Escrow Agent’s services as contemplated by this Deposit Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of the Deposit Escrow Amount under this Deposit Escrow Agreement are not fulfilled, or the Deposit Escrow Agent renders any service related to this Deposit Escrow Agreement, but not contemplated in this Deposit Escrow Agreement, or there is any assignment of interest in the subject matter of this Deposit Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Deposit Escrow Agent is made a party to any litigation pertaining to this Deposit Escrow Agreement or the subject matter hereof, then the Deposit Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Deposit Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Deposit Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Deposit Escrow Agent shall have, and is hereby granted, a prior lien upon the Deposit Escrow Amount with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Deposit Escrow Amount.

4.7 Income with respect to the Deposit Escrow Amount shall be deemed to have been earned by the party who receives the Deposit Escrow Amount and shall be subject to withholding regulations then in force with respect to United States taxes. Each party shall, at the request of Deposit Escrow Agent, provide the Deposit Escrow Agent with appropriate W-9 forms or tax identification number certifications, or resident alien certifications. This paragraph shall survive notwithstanding any termination of this Deposit Escrow Agreement or the resignation of the Deposit Escrow Agent.
4.8 This Deposit Escrow Agreement expressly sets forth all the duties of the Deposit Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Deposit Escrow Agreement against the Deposit Escrow Agent. Deposit Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except the Deposit Escrow Agreement.
4.9 Deposit Escrow Agent may resign and be discharged from its duties or obligations under this Deposit Escrow Agreement by giving not less than thirty (30) days’ prior written notice to Parent and Company of such resignation, provided that no such resignation shall be effective until a successor Deposit Escrow Agent, designated jointly by Parent and Company, has agreed to serve as Deposit Escrow Agent in accordance with the terms of this Deposit Escrow Agreement. From the date of said letter of resignation until the delivery of the Deposit Escrow Amount to the successor Deposit Escrow Agent, the Deposit Escrow Agent’s sole duty hereunder shall be to retain the Deposit Escrow Amount and invest and reinvest said Deposit Escrow Amount pursuant to paragraph 1.3. Notwithstanding the foregoing, if no successor is appointed within thirty (30) days after such resignation notice is deemed given hereunder, the Deposit Escrow Agent may deliver the Deposit Escrow Amount into a court of competent jurisdiction and, thereupon, shall be released from any and all obligations and liabilities arising under or in connection with this Deposit Escrow Agreement or its duties as an escrow agent hereunder.
4.10 If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Deposit Escrow Agreement, or the Deposit Escrow Agent is in doubt as to the action to be taken hereunder, the Deposit Escrow Agent may, at its option, retain the Deposit Escrow Amount until the Deposit Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Deposit Escrow Amount, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Deposit Escrow Amount, in which event the Deposit Escrow Agent shall be authorized to disburse the Deposit Escrow Amount in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Deposit Escrow Agent shall be relieved of all liability as to the Deposit Escrow Amount and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Deposit Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

5.	Termination.
The duties of the Deposit Escrow Agent shall be terminated (a) upon disbursement or release of the entire Deposit Escrow Amount by the Deposit Escrow Agent in accordance with the terms hereof; (b) by written mutual consent signed by Company and Parent (on behalf of itself and Merger Sub), or (c) by delivery or payment of the Deposit Escrow Amount into a court of competent jurisdiction pursuant to a resignation in accordance with paragraph 4.9 or as otherwise contemplated by paragraph 4.10.
6.	Escheat.
Parent, Merger Sub and Company are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Deposit Escrow Agent shall have no liability to the parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Deposit Escrow Amount escheat by operation of law.
7.	Notice.
All notices, consents, approvals, directions, and instructions required or permitted under this Deposit Escrow Agreement shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service guaranteeing delivery within twenty-four (24) hours (charges prepaid), and addressed as follows:
(i)	If to Parent or Merger Sub:
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
Attention: Adolph Piperno
Facsimile: (856) 234-9159
with a copy to:
Bryan Cave LLP
1201 W. Peachtree Street, N.W.
One Atlantic Center, Fourteenth Floor
Atlanta, GA 303309-3488
Attention: Todd Wade, Esquire
Facsimile: (404) 420-0694

(ii)	If to Company:
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
Attention: Amy Rhoades
Facsimile: (856) 753-7057

with a copy to:

Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
Attention: Alan H. Lieblich, Esquire
Facsimile: (215) 569-5555
(iii)	If to Deposit Escrow Agent:
Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention: Lisa D’Angelo; Corporate, Municipal and Escrow Solutions
Telephone: (212) 515-5261
Facsimile: (212) 509-1716
or to such other address or to the attention of such other person as any party shall have requested by a written notice given pursuant to this paragraph 7. Notices will be deemed to have been given hereunder when delivered personally, one day after deposit with a nationally recognized overnight courier service or three (3) days after deposit in the U.S. Mail, as may be applicable, whether or not delivery is accepted by the addressee. Notices also may be given by facsimile with written confirmation of receipt, to the fax numbers, as applicable, set forth above, and shall be effective on the date transmitted if confirmed within forty-eight (48) hours thereafter by a signed original sent in one of the manners provided above. Copies of all communications hereunder shall be sent to Deposit Escrow Agent.
8.	Assignment.
Subject to the Deposit Escrow Agent’s right to withdraw pursuant to Paragraph 4.9 hereof, this Agreement may not be assigned by Parent, Merger Sub, Company or the Deposit Escrow Agent without the prior written consent of the other parties (with written consent by Parent applicable to both Parent and Merger Sub) hereto.
9.	Entire Agreement; Waiver.
This Deposit Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Deposit Escrow Agreement may not be amended, supplemented or discharged, no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties (with instrument in writing signed by Parent applicable to both Parent and Merger Sub) hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

10.	Force Majeure.
The Deposit Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Deposit Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
11.	Governing Law.
This Deposit Escrow Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Delaware applicable to agreements made to be performed entirely in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Philadelphia, in the Commonwealth of Pennsylvania, in connection with any claims or disputes that may arise out of or relate to the subject matter set forth herein.
12.	Counterparts.
This Deposit Escrow Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.	Construction.
The captions in this Deposit Escrow Agreement are inserted for convenience of reference only and shall not limit or affect the interpretation of any provision in this Deposit Escrow Agreement. The singular shall include the plural, and the plural shall include the singular; any gender shall include all other genders as the meaning and context of this Deposit Escrow Agreement shall require. This Deposit Escrow Agreement is the product of arm’s length negotiations between sophisticated, well-represented parties and no provision herein shall be construed against the drafter thereof.
**********************

IN WITNESS WHEREOF, the parties hereto have executed this Deposit Escrow Agreement on the date and year first written above.

PARENT: NICOLE CRAFTS LLC
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President

MERGER SUB: SBAR’S ACQUISITION CORPORATION
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President

COMPANY: A.C. MOORE ARTS & CRAFTS, INC.
By:	/s/ Joseph A. Jeffries
	Name:	Joseph A. Jeffries
	Title:	Chief Executive Officer

Wells Fargo Bank, National Association acting solely as DEPOSIT ESCROW AGENT:
By:	/s/ Lisa D’Angelo
	Name:	Lisa D’Angelo
	Title:	Vice President

Exhibit A
Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts
Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.
You are hereby directed to deposit, as indicated below, or as we shall jointly direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:
Fed Effective Deposit Account (FFDA)
We understand that amounts on deposit in the FFDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.
We acknowledge that we have full power to direct investments of the Account.
We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by written notice to you.

PARENT:	COMPANY:

/s/ Adolph Piperno Authorized Representative	/s/ Joseph A. Jeffries Authorized Representative

October 3, 2011 Date	October 3, 2011 Date

MERGER SUB:

/s/ Adolph Piperno Authorized Representative

October 3, 2011 Date

Exhibit 2

Form of Payment Notice — Closing
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 2 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, Parent, on behalf of itself and Merger Sub, and Company hereby authorize and direct you to pay the entire Deposit Escrow Amount being maintained by you under and pursuant to the Deposit Escrow Agreement to Paying Agent as follows:
[insert agreed upon instructions for payment]

Sincerely,

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Exhibit 3.1

Form of Claim Notice
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.1 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, [Insert Name of Claimant] hereby notifies you that it is making a claim against [Insert Name of Respondent] for [$                    ] [the full amount] of the Deposit Escrow Amount. The factual basis for this claim is as follows:
[insert facts]
Payment of the Deposit Escrow Amount pursuant to this claim shall be delivered as follows:
[insert instructions for payment]

Sincerely, [INSERT NAME OF CLAIMANT]
By:
Name:
Title:

Exhibit 3.2

Form of Objection Notice
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.2 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, the undersigned hereby notifies you that it objects to [Insert Name of Claimant] Claim Notice dated                     , 2011, and requests that you hold the entire Deposit Escrow Amount until a Final Determination. The factual basis for this objection is as follows:
[insert facts]

Sincerely, [INSERT NAME OF RESPONDENT]
By:
Name:
Title:

Exhibit 3.3
Form of Payment Notice — No Closing
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.3 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, Parent, on behalf of itself and Merger Sub, and Company hereby authorize and direct you to pay the entire Deposit Escrow Amount as follows:
[insert agreed upon instructions for payment]

Sincerely,

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Exhibit 4.4-A
Certificate as to Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Nicole Crafts LLC, a Delaware limited liability company, and Sbar’s Acquisition Corporation, a Pennsylvania corporation, and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit 4.4-A is attached, on behalf of Nicole Crafts LLC, a Delaware limited liability company, and Sbar’s Acquisition Corporation, a Pennsylvania corporation.

Name / Title	Specimen Signature

Adolph Piperno Name	/s/ Adolph Piperno Signature

President, Nicole Crafts LLC and Sbar’s Acquisition Corporation Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit 4.4-B
Certificate as to Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation, and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit 4.4-B is attached, on behalf of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation.

Name / Title	Specimen Signature

Joseph A. Jeffries Name	/s/ Joseph A. Jeffries Signature

Chief Executive Officer Title

David Stern Name	/s/ David Stern Signature

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer Title

Rodney Schriver Name	/s/ Rodney Schriver Signature

Vice President, Chief Accounting Officer
and Controller Title

Amy Rhoades Name	/s/ Amy Rhoades Signature

Senior Vice President and General Counsel Title

Exhibit 4.6

Fees of Deposit Escrow Agent

Annex D
EXECUTION COPY
LIMITED GUARANTY
This Limited Guaranty, dated as of October 3, 2011 (the “Guaranty”), is hereby made and delivered by SBAR’S, Inc., a New Jersey corporation (the “Guarantor”), to A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), in favor of, and for the benefit of, the Guaranteed Parties (as defined below).
WHEREAS, Nicole Crafts, LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corp., a Pennsylvania corporation (“Merger Sub”), and the Company are parties to an Agreement and Plan of Merger, dated as of October 3, 2011 (as it may be amended or modified from time to time, the “Merger Agreement”); and
WHEREAS, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement; and
WHEREAS, pursuant to Section 7.9 of the Merger Agreement, the Surviving Corporation has agreed to indemnify, defend and hold harmless the Guaranteed Parties to the extent set forth therein; and
WHEREAS, the undersigned desires to irrevocably and unconditionally guarantee to the Indemnified Parties (the “Guaranteed Parties”) the performance and discharge of any and all liabilities and obligations of the Surviving Corporation under such Section 7.9 of the Merger Agreement, subject to the limitations set forth herein.
NOW, THEREFORE, to induce the Company to enter into the Merger Agreement and in consideration of the consummation of the transactions contemplated by the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, intending to be legally bound as primary obligor and not merely as surety, hereby agrees as follows:
1. Limited Guaranty. Subject to the limitations set forth herein, the Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Parties the due and punctual payment, performance and discharge of any and all liabilities and obligations of the Surviving Corporation under and pursuant to Section 7.9 of the Merger Agreement, subject to the limitations described in such Section 7.9 (all of the foregoing, including all collection costs incurred hereunder being hereinafter called, collectively, the “Guaranteed Obligations”), if, and only to the extent, any portion of the Guaranteed Obligations remains unpaid thirty (30) days following written demand for payment made to the Surviving Corporation. Notwithstanding any other terms of this Guaranty, it is expressly agreed that the Guarantor shall only be liable, and the Company or the Guaranteed Parties shall only be entitled to make any claim, under this Guaranty at any time that (i) the real property (the “Property”) of A.C. Moore Urban Renewal, LLC (“Urban Renewal”) located in Berlin, New Jersey is not free and clear of any Lien or Liens, other than Liens up to a maximum aggregate amount of $500,000; or (ii) there has been consummated any direct or indirect transfer of the Property to a Person, other than to a wholly-owned Subsidiary of the Surviving Corporation, including, but not limited to, the sale of the Property subject to an understanding or agreement (contingent or otherwise) to repurchase such Property. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

2. Terms of Guaranty.
(a) This Guaranty is one of payment and performance, not of collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, regardless of whether an action is brought against Parent, Merger Sub or the Surviving Corporation.
(b) Except as otherwise provided herein and without amending or limiting the other provisions of this Guaranty, the liability of the Guarantor under this Guaranty shall, to the fullest extent permitted under applicable Law, be absolute, irrevocable and unconditional irrespective of:
(i) any change in the corporate existence, structure or ownership of Parent, Merger Sub, the Surviving Corporation or the Guarantor, or any insolvency, bankruptcy, reorganization, moratorium or other similar proceeding affecting Parent, Merger Sub, the Surviving Corporation or the Guarantor or any of their respective assets;
(ii) the existence of any claim, set-off or other right that (x) the Guarantor may have at any time against Parent, Merger Sub, the Surviving Corporation, the Guaranteed Parties or the Company or (y) Parent or Merger Sub may have at any time against the Company or the Guaranteed Parties, in each case, whether in connection with any Guaranteed Obligations or otherwise; or
(iii) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement.
(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company or the Guaranteed Parties upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Company, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
(d) The Guaranteed Parties shall not be obligated to file any claim relating to any Guaranteed Obligations in the event that the Surviving Corporation becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Parties to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Parties in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made.

(e) The Guarantor will not exercise any rights of subrogation or contribution against the Surviving Corporation, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any payment by it pursuant to the provisions of this Guaranty unless and until the Guaranteed Obligations have been indefeasibly paid in full.
(f) Subject to the terms of Section 1 herein above, if the Surviving Corporation fails to discharge its Guaranteed Obligations when due in accordance with the applicable terms of the Merger Agreement, then the Guaranteed Parties may at any time and from time to time, in their sole discretion, and so long as the Surviving Corporation has failed to discharge the Guaranteed Obligations, take any and all actions available hereunder or under applicable Law to collect any of the Guarantor’s liabilities hereunder in respect of the Guaranteed Obligations. The Guarantor shall pay, or cause to be paid, to the Guaranteed Parties not later than the third (3rd) day following receipt of a written notice by the Guaranteed Parties of the failure of the Surviving Corporation to pay any or all of the Guaranteed Obligations in accordance with the Merger Agreement, the full amount then due and payable by the Surviving Corporation under the Merger Agreement in cash by wire transfer to the account set forth in such notice.
(g) No delay or failure on the part of the Guaranteed Parties in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guaranteed Parties of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
(h) The Guarantor agrees, in the event that this Guaranty is enforced or collected by law or through an attorney at law, to pay all costs of collection incurred by the Guaranteed Parties, including, without limitation, reasonable attorneys’ fees.
3. Waiver of Acceptance, Presentment; Etc. The Guarantor expressly and irrevocably waives defenses on the basis of promptness, diligence, notice of acceptance hereof, presentment, demand for payment, notice of non-performance, default, dishonor, protest and any notice of any kind (other than notices to be provided in accordance with the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Surviving Corporation, or any other Person liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits and after the advice of counsel.
4. Continuing Guaranty; Certain Waivers.
(a) This Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and permitted assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Parties and their respective heirs, executors, administrators, successors and permitted transferees and assigns. All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

(b) The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure of the Guaranteed Parties to assert any claim or demand or to enforce any right or remedy against the Surviving Corporation; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations (provided that any such change, rescission, waiver, compromise, consolidation or other amendment or modification shall be subject to the prior written consent of the Surviving Corporation to the extent expressly required by the Merger Agreement); (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement (provided, that any such addition, substitution or release shall be subject to the prior written consent of the Surviving Corporation to the extent expressly required under the Merger Agreement); (d) any change in the corporate existence, structure or ownership of the Surviving Corporation or any other Person liable with respect to any of the Guaranteed Obligations; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Surviving Corporation or any other Person liable with respect to any of the Guaranteed Obligations; (f) any lack of validity or enforceability of the Guaranteed Obligations, the Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Surviving Corporation (other than defenses under the Merger Agreement), whether in connection with the Guaranteed Obligations or otherwise; or (h) the adequacy of any other means the Company or the Guaranteed Parties may have of obtaining repayment of any of the Guaranteed Obligations.
5. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Parties with respect to itself that: (a) it is duly organized and validly existing under the Laws of its jurisdiction of organization; (b) it has all corporate power and authority to execute, deliver and perform this Guaranty; (c) the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized and approved by all necessary corporate action, and no other proceedings or actions on the part of the Guarantor are necessary therefor; (d) this Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms; (e) the execution, delivery and performance by the undersigned of this Guaranty do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable Law or judgment, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any contract to which the Guarantor is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by the Guarantor of the transactions contemplated by this Guaranty on a timely basis; and (f) the Guarantor has the financial capacity to pay and perform all of its obligations under this Guaranty, and all funds necessary to fulfill the Guaranteed Obligations under this Guaranty shall be available to the Guarantor for as long as this Guaranty shall remain in effect. The Guarantor acknowledges that the Company and the Guaranteed Parties have specifically relied on the accuracy of the representations and warranties contained in this Section 5 and in the event of any breach hereof, the Guaranteed Parties (or, prior to the earlier of the closing of the Offer or the Merger, the Company) shall have a right to seek appropriate damages and any such damages shall be a “Guaranteed Obligation” for purposes of this Guaranty.

6. Entire Agreement. This Guaranty, together with the Merger Agreement and the Confidentiality Agreement, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior agreements and understandings with respect to the subject matter hereof, whether written or oral, among Parent, Merger Sub and the Guarantor, on the one hand, and the Company and the Guaranteed Parties, on the other hand. Furthermore, no course of dealing between the parties, no usage of trade, and no parol or extrinsic evidence shall be used to supplement or modify any terms of this Guaranty; nor are there any conditions to the complete effectiveness of this Guaranty.
7. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and (i) the Company, prior to the earlier to occur of the closing of the Offer or the Merger, or (ii) the Guaranteed Parties Representative, following the earlier to occur of the closing of the Offer or the Merger, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof.
8. Third Party Beneficiaries. The Guarantor hereby agrees that its representations, warranties and covenants set forth herein are specifically intended for the benefit of the Company, prior to the earlier to occur of the closing of the Offer or the Merger, and the Guaranteed Parties, in accordance with and subject to the terms of this Guaranty. Other than the Guaranteed Parties, the Company and their respective heirs, legal representatives, successors and permitted assigns hereunder, this Guaranty is not intended to, and does not, confer upon any person any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
9. Counterparts; Facsimile and Electronic Signatures. This Guaranty may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Guaranty or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

10. Notices. Unless otherwise set forth herein, any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier) and (iii) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:
If to the Company:
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
Attention: Amy Rhoades
Facsimile: (856) 753-7057
If to the Guaranteed Parties:
c/o Guaranteed Parties Representative
Michael J. Joyce
XXXXX
XXXXX
Facsimile: XXXXX
With a copy to (which shall not constitute notice):
Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, PA 19103-6998
Attn: Alan H. Lieblich
Facsimile: (215) 569-5555
If to the Guarantor:
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
Attention: Adolph Piperno
Facsimile: (856) 234-9159
With a copy to (which shall not constitute notice):
Bryan Cave LLP
1201 W. Peachtree Street, N.W.
One Atlantic Center, Fourteenth Floor
Atlanta, GA 30309-3488
Attn: Todd Wade
Facsimile: (404) 420-0694
or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

11. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws and decisions of the State of Delaware applicable to guaranties or other agreements made to be performed entirely in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto.
12. Jurisdiction; Venue; Service of Process.
(a) Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Guaranty, including, without limitation, its negotiation, terms, performance, or the transactions contemplated hereby (except for enforcement of any judgment against said parties), shall be brought and determined exclusively in the state or federal courts located within the Commonwealth of Pennsylvania. The parties hereby irrevocably consent to personal jurisdiction in said courts and agree that, in the event of the filing of a legal action or proceeding, they shall not raise as defense that any such court (a) lacks personal jurisdiction; or (b) is an inconvenient forum. The parties further agree, to the extent permitted by Law, that service of process or other legal papers commencing any such action may be effected in the manner provided in Section 10, and the parties hereby irrevocably agree that if service is so made, the parties shall not assert as a defense that service was ineffective.
(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(c) The Guarantor acknowledges that, in the event that any of the provisions of this Guaranty were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur and the Guaranteed Parties would not have any adequate remedy at law. The Guarantor further hereby waives any defense, in the event that any action for injunction, specific performance or other equitable relief, that a remedy at law would be adequate. It is accordingly agreed that the Guaranteed Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Guaranty and to enforce specifically the terms and provisions of this Guaranty in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. To the extent permitted by Law, any requirements for the securing or posting of any bond with such remedy are waived.

13. No Assignment. Neither this Guaranty nor any rights, interests or obligations hereunder may be assigned by any party to any other person (except by operation of law) (i) in the case of a purported assignment by the Guarantor, without the written consent of the Guaranteed Parties, and (ii) in the case of a purported assignment by a Guaranteed Party, without the written consent of the Guarantor. The Guarantor shall require and cause any successor entity by operation of law to all or substantially all of the business and/or assets of the Guarantor, by written agreement in form and substance satisfactory to the Guaranteed Parties, to expressly assume and agree to perform this Guaranty in the same manner and to the same extent that the Guarantor would be required to perform this Guaranty as if no succession had taken place.
14. Severability. If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
15. Headings. The headings contained in this Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.
16. Appointment of Guaranteed Parties Representative. The Company, by its acknowledgement of this Guaranty, hereby irrevocably appoints Michael J. Joyce as the agent and attorney-in-fact to represent the interests of the Guaranteed Parties for all purposes under this Guaranty from and after the earlier to occur of the closing of the Offer or the Merger (the “Guaranteed Parties Representative”), and consents to the taking by the Guaranteed Parties Representative of any and all actions and the making of any decisions required or permitted to be taken by the Guaranteed Parties hereunder. By his execution below, Michael J. Joyce hereby accepts his appointment as Guaranteed Parties Representative hereunder. From and after the earlier to occur of the closing of the Offer or the Merger, the Guarantor shall be entitled to deal exclusively with the Guaranteed Parties Representative on all matters relating to this Guaranty and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of an Indemnified Party by the Guaranteed Parties Representative, and on any other action taken or purported to be taken on behalf of a Guaranteed Party by the Guaranteed Parties Representative, as fully binding upon such Guaranteed Party.
[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first written above.

GUARANTOR: SBAR’S, Inc.
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President
ACKNOWLEDGED BY:
THE COMPANY
A.C. Moore Arts & Crafts, Inc.

By:	/s/ Michael J. Joyce Name: Michael J. Joyce
Title: Chairman of the Board of Directors

GUARANTEED PARTIES REPRESENTATIVE

By:	/s/ Michael J. Joyce Name: Michael J. Joyce

Annex E
INVESTMENT BANKING
Established 1832
October 3, 2011
The Special Committee of the Board of Directors
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, New Jersey 08009
Members of the Special Committee of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value per share (the “Company Common Stock”), of A.C. Moore Arts & Crafts, Inc. (the “Company”) of the Consideration (as defined below) to be paid to such holders pursuant to an Agreement and Plan of Merger (the “Agreement”), by and among the Company, Nicole Crafts LLC (the “Acquiror”) and a wholly-owned subsidiary of the Acquiror (“Merger Sub”)
The Agreement provides for a tender offer for all of the issued and outstanding shares of Company Common Stock (the “Tender Offer”), pursuant to which Merger Sub will pay $1.60 per share of Company Common Stock in cash (the “Consideration”) for each share accepted in the Tender Offer. The Agreement further provides that, following completion of the Tender Offer or, if the Tender Offer does not close, under circumstances specified in the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of the Acquiror (the “Merger” and, together with the Tender Offer and any other transactions contemplated by the Agreement, the “Transaction”), and each outstanding share of Company Common Stock (other than shares of Company Common Stock directly owned by the Company as treasury stock or by the Acquiror, Merger Sub or any affiliates thereof, or any Dissenting Shares (as defined in the Agreement)), will be converted into the right to receive the Consideration.
In connection with preparing our opinion, we have, among other things (i) reviewed a draft of the Agreement dated October 3, 2011; (ii) reviewed the historical financial performance, current financial position and general prospects of the Company; (iii) considered the proposed financial terms of the Transaction; (iv) considered the results of efforts to solicit indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company; (v) reviewed the historical market price ranges and trading activity performance of the Company Common Stock; (vi) reviewed publicly-available information such as annual reports, quarterly reports and other filings made by the Company with the Securities and Exchange Commission; (vii) to the extent deemed relevant, analyzed information of certain other selected publicly traded companies and compared the Company from a financial point of view to these other companies; (viii) to the extent deemed relevant, analyzed information of certain other selected precedent merger and acquisition transactions and compared the Transaction from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available; (ix) discussed with certain members of senior management of the Company the strategic aspects of the Transaction and the Company’s past and current business operations, financial condition and prospects; and (x) reviewed such materials and performed such other analyses and examinations as we deemed necessary.

The Special Committee of the Board of Directors
A.C. Moore Arts & Crafts, Inc.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of specific assets, collateral securing assets, or liabilities (contingent or otherwise) of the Company or any of its affiliates or subsidiaries.
With respect to the Company’s financial forecasts, Janney was advised by the management of A.C. Moore that the operations and prospects of A.C. Moore had declined since the preparation by management of its five-year financial forecast for the fiscal years 2011 to 2015 (the “Long-Term Forecast”) and, accordingly, that the Long-Term Forecast was no longer reflective of management’s best currently available estimates and judgments as to the future financial results and condition of A.C. Moore and should not be relied upon for purposes of Janney’s analyses and opinion. In addition, Janney was advised by the management of A.C. Moore that it had not prepared updated financial forecasts beyond fiscal year 2011. Given the absence of a long-term forecast that the management of A.C. Moore believes was reliable for purposes of Janney’s analyses and opinion, Janney did not perform an analysis of the estimated present value of the future cash flows of A.C. Moore.
With respect to the Company’s financial forecast for the fiscal year ending December 31, 2011, the Company’s management has confirmed that it reflects the best currently-available estimate and judgment of such management as to the financial performance of the Company for fiscal year 2011, and we have assumed that such performance will be achieved. We express no opinion as to such financial forecast or the assumptions on which it is based. We have assumed, other than where indicated otherwise by the Company’s management, that there has been no change in the Company’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us that would be material to our analyses or this opinion. We have assumed in all respects material to our analysis that the Company and Acquiror will remain as going concerns for all periods relevant to our analysis, and that all of the representations and warranties contained in the Agreement and all related agreements are true and correct.
Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction. In rendering this opinion, we have assumed that (i) the final executed form of the Agreement will not differ in any material respect from the draft dated October 3, 2011 that we have reviewed, (ii) all parties to the Agreement and all related agreements will comply with all material terms of the agreements to which they are a party, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents, including Company internal consents and approvals necessary for the consummation of the Transaction, will be obtained without any material adverse effect on the Company, Acquirer or Merger Sub or the Transaction.
Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company, as they exist and are known to us on the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. The issuance of this opinion has been approved by a fairness opinion committee of Janney Montgomery Scott LLC.

The Special Committee of the Board of Directors
A.C. Moore Arts & Crafts, Inc.

Our opinion is directed to, and is for the use and benefit of, the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction. This opinion should not be construed as creating any fiduciary duty on the part of Janney Montgomery Scott LLC to any party. Our opinion does not constitute a recommendation to any shareholder of the Company as to (i) whether such shareholder should tender such shareholder’s Company Common Stock in the Transaction or (ii) how such shareholder should vote on the Transaction or any other matter. Our opinion is directed only to the fairness, from a financial point of view, as of the date hereof, of the Consideration to be paid to the holders of Company Common Stock and does not address the fairness of the Consideration to any other constituencies of the Company other than the holders of Company Common Stock. In addition, our opinion does not address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, whether relative to the Consideration or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company, or of any of the other parties to the Agreement, or as to their ability to pay their debts when they become due.
Janney Montgomery Scott LLC, as part of its investment banking business, is engaged in the valuation of companies and their securities in connection with mergers and acquisitions. We have acted as exclusive financial advisor to the Company in connection with the Transaction and have, to date, been compensated on a monthly retainer basis for our services. We will also receive a fee for rendering this opinion, which is not contingent upon the successful completion of the Transaction or the conclusion contained in this opinion. In addition, a substantial portion of our fees are contingent upon the completion of the Transaction. We will not receive any other significant payment or compensation with regard to the Transaction. The Company has agreed to reimburse our reasonable expenses and to indemnify us and certain related parties for certain liabilities arising out of our services to the Company. Prior to our engagement in connection with the Transaction, in 2009 we provided limited financial advisory services to the Company. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of the Company for our own account or for the accounts of our customers.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any Proxy Statement (as defined in the Agreement) mailed to shareholders of the Company as well as in any Schedule 14D-9 (as defined in the Agreement) filed with the Securities and Exchange Commission but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
JANNEY MONTGOMERY SCOTT LLC

PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION
SPECIAL MEETING OF SHAREHOLDERS OF
A.C. MOORE ARTS & CRAFTS, INC.
[•], 2011
Please mark, sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
☐ Please detach along perforated line and mail in the envelope provided. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.	☐	☐	☐
1. To adopt the Agreement and Plan of Merger, dated as of October 3, 2011, as amended as of October 17, 2011 and as it may be further amended from time to time, by and among Nicole Crafts LLC, Sbar’s Acquisition Corporation and A.C. Moore Arts & Crafts, Inc.
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.
2. To adjourn the special meeting, if necessary or appropriate to, among other reasons, solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 3.
3. To approve, on an advisory (non-binding) basis, the “golden parachute” compensation.	☐	☐	☐

4. To transact such other business as may properly come before the special meeting, or any adjournments or postponements thereof.

Please indicate if you plan to attend the special meeting: ☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:
Please sign exactly as your name or names appear on this proxy. When Shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A.C. MOORE ARTS & CRAFTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder hereby acknowledges receipt of notice of, revokes all prior proxies delivered in connection with, and appoints [•] and [•], or any one of them, as proxies for the undersigned with full power of substitution, to act and vote, with all the powers the undersigned would possess if personally present at, the special meeting of shareholders of A.C. Moore Arts & Crafts, Inc., to be held [•] on [•], 2011, at [•] a.m., Eastern Time, at [•] and at any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before the special meeting, as more fully described in the proxy statement received by the undersigned shareholder. This proxy is revocable. The proxies present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all the powers conferred by this proxy. If no direction is made, this proxy, when properly executed, will be voted “FOR” Item 1, “FOR” Item 2 and “FOR” Item 3; and, in the discretion of the proxies, “FOR” or “AGAINST” all other matters that may properly come before the special meeting.
(Continued and to be signed on the reverse side.)